As filed with the Securities and Exchange Commission May 17, 1996. Securities Act Registration No. 33-_____
Securities Exchange Act Registration No. 0-21864


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                           SOLAR ENERGY RESEARCH CORP.
               (Exact name of registrant as specified in charter)


    Colorado                       6749                     84-0672714
 (State or other         (Primary Standard I.R.S.        (I.R.S. Employer
 jurisdiction of        Classification Code Number)      Identification
 incorporation)                                              Number)


                            10075 E. County Line Road
                            Longmont, Colorado 80501
                                 (303) 772-3316
          (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)


                                                    With copies to:
       Roger V. Davidson, Esq.                  Thomas C. DeFilipps, Esq.
       Cohen Brame & Smith P.C.          Wilson, Sonsini, Goodrich & Rosati P.C.
    1700 Lincoln Street, Suite 1800                 650 Page Mill Road
          Denver, CO  80203                     Palo Alto, CA  94304-1050
            (303) 837-8800                             (415)493-9300
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and all other conditions to the consummation of the Acquisition pursuant to the Agreement and Plan of Reorganization, as amended, described in the enclosed Prospectus and Information Statement have been satisfied or waived.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|


                         CALCULATION OF REGISTRATION FEE


    Title of Each
       Class of               Amount            Proposed Maximum                 Proposed Maximum                    Amount of
    Security to be             to be             Offering Price                 Aggregate Offering                 Registration
      Registered            Registered             Per Share                         Price(1)                         Fee(2)

    Common Stock,            5,580,782               N/A                            $13,859,605                     $4,779.17
    no par value,
    issuable upon
    acquisition

    Series A Preferred         112,750               N/A                            $922,526                          $318.11
    Stock, no par value,                                                                                            _________
    issuable upon
    acquisition                                                                                                     $5,097.28


(1)  Estimated  solely for purposes of  calculating  the Amount of  Registration
     Fee.

     (2) The registration fee for the securities registered hereby has been calculated pursuant to Rule 457(f) under the Securities Act of 1933, as amended, by multiplying (i) $13,859,605, the estimated book value of the Telegen Corporation common stock, assuming the exercise of all of the issued and outstanding options to acquire 672,730 shares of Telegen common stock and all of the issued and outstanding warrants to acquire 50,500 shares of Telegen common stock, and (ii) $922,526, the estimated book value of Telegen Corporation preferred stock by 1/29 of one percent.

                       ___________________________________

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                              Cross-Reference Sheet
            Pursuant to Rule 404(a) of the Securities Act of 1933 and
                          Item 501(4) of Regulation S-B
                     Showing the Location in Prospectus and
                      Information Statement of Information
                         Required by Part I of Form S-4


Note:Both the Registrant and the Company to be Acquired are "small business issuers." Therefore, pursuant to General Instruction D.3. to Form S-4, the requirements of Regulation S-B instead of Regulation S-K have been followed in preparing this Form S-4.

                                                 Caption in Prospectus
Form S-4 Item Number and Caption                 and Information Statement

A. Information about the Transaction

1    Forepart of Registration Statement
     and Outside Front Cover Page of
     Prospectus                              Facing  Page  of  Registration
                                             Statement; Cross-Reference Sheet;
                                             Outside Front Cover Page of
                                             Prospectus and Information
                                             Statement

2    Inside Front and Outside Back
     Cover Pages of Prospectus               Inside  Front  and  Outside  Back
                                             Cover  Pages of  Prospectus  and
                                             Information Statement

3    Risk Factors, Ratio of Earnings
     to Fixed Charges and Other
     Information                             Introduction; Summary; Risk Factors

4    Terms of the Transaction                Summary; The Acquisition

5    Pro Forma Financial Information         Financial Statements; Pro Forma
                                             Financial Information
6    Material Contacts with the
     Company Being Acquired                  The Acquisition

7    Additional Information Required for
     Reoffering by Persons and Parties
     Deemed to be Underwriters               Not Applicable

8    Interests of Named Experts and
     Counsel                                 The Acquisition; Experts; Legal
                                             Matter

9    Disclosure of Commission Position
     on Indemnification for Securities
     Act Liabilities                         Indemnification of Directors and
                                             Officers

B. Information About the Registrant

10   Information with Respect to S-3
     Registrants                             Not Applicable


11   Incorporation of Certain
     Information By Reference                Not Applicable

12   Information with Respect to S-2
     or S-3 Registrants                      Not Applicable

13   Incorporation of Certain
     Information by Reference                Not Applicable

14   Information with Respect to
     Registrants Other than S-3 or
     S-2 Registrants                         Summary; Risk Factors;
                                             Introduction; The Acquisition;
                                             Information  Concerning the SERC
                                             Special Meeting; Business of SERC
                                             SERC Plan of Operation; SERC
                                             Changes in and Disagreements with
                                             Accountants on Accounting and
                                             Financial Disclosure; Security
                                             Ownership of Certain Beneficial
                                             Owners and Management; Market for
                                             SERC Common Stock and Related
                                             Stockholder Matters; Legal
                                             Proceedings; Legal Matters;
                                             Experts; Financial Information

C. Information About the Company Being Acquired

15  Information with Respect to S-3
     Companies                                 Not Applicable

16  Information with Respect to S-2
     or S-3 Companies                          Not Applicable


17  Information with Respect to
      Companies Other than S-3 or
      S-2 Companies                            Summary; Risk Factors;
                                               Introduction;  The Acquisition;
                                               Business of Telegen; Telegen
                                               Management's Discussion and
                                               Analysis of Financial Condition
                                               and Results of Operations;
                                               Security Ownership of Certain
                                               Beneficial Owners and Management
                                               Management of Telegen; Certain
                                               Transactions with Management and
                                               Others; Telegen Changes in and
                                               Disagreements with Accountants on
                                               Accounting and Financial
                                               Disclosure; Market for Telegen
                                               Securities and Related
                                               Stockholder Matters; Telegen
                                               Certain Relationships and Related
                                               Transactions; Legal Proceedings;
                                               Legal Matters; Experts; Financial
                                               Statements

D. Voting and Management Information

18   Information if Proxies, Consents
     or Authorizations are to be
     Solicited                                  Not Applicable

19   Information if Proxies, Consents
     or Authorizations are not to be
     Solicited in an Exchange Offer             Outside  and  Inside  Cover
                                                Pages;  Summary;   Introduction;
                                                The Acquisition; Information
                                                Concerning the SERC Special
                                                Meeting


      As filed with the Securities and Exchange Commission on May 17, 1996

                   [LETTERHEAD OF SOLAR ENERGY RESEARCH CORP.]

                                                                   June __, 1996

To Our Shareholders:

     On behalf of the Board of Directors of Solar Energy Research Corp., a Colorado corporation ("SERC"), you are cordially invited to attend the Special Meeting of Shareholders of SERC to be held on July __, 1996. At the SERC Special Meeting, you will be asked to consider and vote upon the following matters: (i) approval of an Agreement and Plan of Reorganization, as amended (the "Agreement"), by and among SERC, Telegen Corporation, a California corporation ("Telegen"), Solar Energy Research Corp. of California, a California corporation and wholly owned subsidiary of SERC ("SERC California"), and Telegen Acquisition Corporation, a California corporation and wholly owned subsidiary of SERC ("TAC"), pursuant to which SERC California, after giving effect to the proposed redomiciliation of SERC as a California corporation through a merger of SERC with and into SERC California, will acquire all of Telegen's outstanding capital stock through a merger of TAC with and into Telegen with Telegen thereby becoming a wholly owned subsidiary of SERC California (the "Acquisition"); (ii) approval of the redomiciliation of SERC as a California corporation through the merger of SERC with and into SERC California; (iii) ratification of the one share-for-seven and one-fourth shares (1 for 7.25) reverse split of the currently issued and outstanding shares of SERC common stock approved by the Board of Directors; (iv) election to the SERC California (after giving effect to the proposed redomiciliation of SERC as a California corporation) board of directors of the six current Telegen directors to fill the vacancies resulting from the resignations of the current SERC directors pursuant to the terms of the Agreement; and (v) approval of an amendment to change the name of SERC California (after giving effect to the proposed redomiciliation of SERC as a California corporation) to Telegen Corporation.

     The Agreement provides that the Acquisition, which will become effective upon the closing, which currently is expected to occur on or before July __, 1996, will be consummated by SERC's issuance of one share of its common stock (after giving effect to the redomiciliation of SERC as a California corporation and the one share-for-seven and one-fourth shares (1 for 7.25) reverse split of the currently issued and outstanding SERC common stock as outlined in the above proposals for the SERC Special Meeting of Shareholders) for each share of Telegen common stock issued and outstanding at the closing. In addition, SERC will issue one share of its Series A preferred stock (after giving effect to the redomiciliation of SERC as a California corporation and the one share-for-seven and one-fourth shares (1 for 7.25) reverse split of the currently issued and outstanding SERC common stock) for each share of Telegen preferred stock issued and outstanding at the closing. Further, SERC will issue one option to acquire a share of SERC's common stock (after giving effect to the redomiciliation of SERC as a California corporation) in exchange for each outstanding option to acquire a share of Telegen common stock. The exercise price of such options to acquire SERC's common stock will be the current exercise price of the outstanding options to acquire Telegen common stock.

     As of April 30, 1996, there were 4,357,552 shares of Telegen common stock and 112,750 shares of Telegen Series A preferred stock issued and outstanding, as well as options to purchase 672,730 shares of Telegen common stock at a weighted average exercise price of $4.99 per share. In addition, Telegen is in discussion with private parties, including domestic and foreign corporations, for the sale of up to 500,000 additional common shares, which have been reserved.

     When the Acquisition becomes effective, the principal shareholders of Telegen will become the principal shareholders of SERC. Therefore, a change in control of SERC will occur if the Acquisition is completed.

     Approval of the Agreement, redomiciliation of SERC as a California corporation and the amendment to change the name of SERC California (after giving effect to the proposed redomiciliation of SERC as a California corporation) to Telegen Corporation will require the favorable vote of the majority of outstanding shares of SERC common stock. The ratification of the one share-for-seven and one-fourth shares (1 for 7.25) reverse split of the currently issued and outstanding shares of SERC common stock and the election of the six current Telegen directors to the SERC California (after giving effect to the proposed redomiciliation of SERC as a California corporation) Board of Directors will require the affirmative vote of the majority of a quorum of SERC common stock represented at the meeting. The undersigned, who beneficially owns ______% of the outstanding SERC common stock, will vote in favor of each of the proposals listed above. Accordingly, each of the above proposals will be approved by the required affirmative vote and, in the absence of the failure of regulatory approval or an agreement to terminate the Agreement by the Board of Directors of both SERC and Telegen, the Agreement will be consummated.

     After careful consideration, the SERC Board of Directors has concluded that the Acquisition is fair to, and in the best interests of, SERC and the shareholders of SERC and accordingly has approved the Agreement and each of the other proposals related to the Acquisition listed above. There will be no solicitation of proxies by the Board of Directors.

                                        Sincerely,


                                        JAMES B. WIEGAND
                                        President

                           SOLAR ENERGY RESEARCH CORP.
                            10075 E. COUNTY LINE ROAD
                            LONGMONT, COLORADO 80501

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JULY __, 1996


TO THE SHAREHOLDERS OF SOLAR ENERGY RESEARCH CORP.:

     Notice is hereby given that a Special Meeting of Shareholders of Solar Energy Research Corp., a Colorado corporation ("SERC"), will be held at 201 Steele Street, Suite 300, Denver, Colorado 80206, on July __, 1996, at 2:00 p.m. local time to consider and vote upon the following matters:

1. Approval of the Agreement and Plan of Reorganization, as amended (the "Agreement"), by and among SERC, Telegen Corporation, a California corporation ("Telegen"), Solar Energy Research Corp. of California, a California corporation and wholly owned subsidiary of SERC ("SERC California"), and Telegen Acquisition Corporation, a California corporation and wholly owned subsidiary of SERC ("TAC"), pursuant to which SERC California, after giving effect to the proposed redomiciliation of SERC as a California corporation through a merger of SERC with and into SERC California, will acquire all of Telegen's outstanding capital stock through a merger of TAC with and into Telegen with Telegen thereby becoming a wholly owned subsidiary of SERC California (the "Acquisition"). In the Acquisition, shares of Telegen common stock and preferred stock would be converted into the right to receive shares of common stock and Series A preferred stock, respectively, of SERC California (after giving effect to the redomiciliation of SERC as a California corporation and the one share-for-seven and one-fourth shares (1 for 7.25) reverse split of the currently issued and outstanding shares of SERC common stock), all on the terms and conditions set forth in the Agreement which appears as Exhibit A to the accompanying Information Statement-Prospectus.

2. Approval of the redomiciliation of SERC as a California corporation through the merger of SERC with and into SERC California.

3. Ratification of the one share-for-seven and one-fourth shares (1 for 7.25) reverse split of the currently issued and outstanding shares of SERC common stock approved by the Board of Directors.

4. Election to the SERC California (after giving effect to the proposed redomiciliation of SERC as a California corporation) board of directors of the six current Telegen directors to fill the vacancies resulting from the resignations of the current SERC directors pursuant to the terms of the Agreement.

5. Approval of an amendment to change the name of SERC California (after giving effect to the proposed redomiciliation of SERC as a California corporation) to Telegen Corporation.

6. To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

The Board of Directors has fixed May ___, 1996, at the close of business, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting or any adjournment thereof.

     THERE WILL BE NO SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS.

     Please carefully read the following Information Statement-Prospectus which describes the terms of the Acquisition to be voted upon at the Special Meeting.

     SERC has filed a Registration Statement with the Securities and Exchange Commission covering the shares of its common and Series A preferred stock to be issued in the Acquisition. The accompanying Information Statement also constitutes the Prospectus of SERC filed as part of such Registration Statement.
                         ______________________________

       NEITHER THIS TRANSACTION NOR THESE SECURITIES HAVE BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION. THE COMMISSION HAS
    NOT PASSED UPON THE FAIRNESS OR MERITS OF THIS TRANSACTION NOR UPON THE
       ACCURACY OR ADEQUACY OF THIS INFORMATION STATEMENT-PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                           BY ORDER OF THE BOARD OF DIRECTORS



                                           JANET S. COLLINS
May  __, 1996                              Secretary

                        INFORMATION STATEMENT-PROSPECTUS

                           SOLAR ENERGY RESEARCH CORP.
                            10075 E. County Line Road
                            Longmont, Colorado 80501
                  --------------------------------------------

     This Information Statement-Prospectus is being furnished to the shareholders of Solar Energy Research Corp. ("SERC") in connection with a Special Meeting of Shareholders to be held on July __, 1996, and at any adjournments thereof, to consider and vote upon the following matters: (i)
approval of an Agreement and Plan of Reorganization, as amended (the "Agreement"), by and between SERC, Telegen Corporation, a California corporation ("Telegen"), Solar Energy Research Corp. of California, a California corporation and wholly owned subsidiary of SERC ("SERC California"), and Telegen Acquisition Corporation, a California corporation and wholly owned subsidiary of SERC ("TAC"), pursuant to which SERC California, after giving effect to the proposed redomiciliation of SERC as a California corporation through a merger of SERC with and into SERC California, will acquire all of Telegen's outstanding capital stock through a merger of TAC with and into Telegen with Telegen thereby becoming a wholly owned subsidiary of SERC California (the "Acquisition"); (ii) approval of the redomiciliation of SERC as a California corporation through the merger of SERC with and into SERC California; (iii) ratification of the one share-for-seven and one-fourth shares (1 for 7.25) reverse split of the currently issued and outstanding shares of SERC common stock approved by the Board of Directors; (iv) election to the SERC California (after giving effect to the proposed redomiciliation of SERC as a California corporation) board of directors of the six current Telegen directors to fill the vacancies resulting from the resignations of the current SERC directors pursuant to the terms of the Agreement; and (v) approval of an amendment to the SERC Articles of Incorporation to change the name of SERC California (after giving effect to the proposed redomiciliation of SERC as a California corporation) to Telegen Corporation. Upon consummation of the Acquisition, each share of outstanding Telegen common stock and preferred stock will be converted into the right to receive one share of SERC California common stock and Series A preferred stock, respectively (after giving effect to the redomiciliation of SERC as a California corporation and the one share-for-seven and one-fourth shares (1 for 7.25) reverse split of the currently issued and outstanding shares of SERC common stock). Further, SERC California will issue options to acquire shares of SERC California common stock in exchange for the options to acquire Telegen common stock outstanding immediately preceding the Acquisition. When the Acquisition becomes effective, the principal shareholders of Telegen will become the principal shareholders of SERC. Therefore, a change in control of SERC will occur if the Acquisition is completed.

     All information herein with respect to SERC and Telegen has been furnished by SERC and Telegen, respectively.

                  --------------------------------------------
     THIS INFORMATION STATEMENT-PROSPECTUS, WHICH IS BEING FURNISHED TO SERC SHAREHOLDERS FOR PURPOSES OF VOTING UPON THE ACQUISITION AND THE OTHER
    PROPOSALS LISTED ABOVE, ALSO CONSTITUTES THE PROSPECTUS OF SERC FOR THE
          ISSUANCE OF SERC COMMON STOCK AND SERIES A PREFERRED STOCK.
                  --------------------------------------------

     No person has been authorized to give any information or to make any representation not contained in this Information Statement-Prospectus in connection with the offering made hereby and, if given or made, such information or representation must not be relied upon as having been authorized by SERC or Telegen. This Information Statement-Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates or an offer to sell or a solicitation of an offer to buy to any person in any jurisdiction where it is unlawful to make such offer or solicitation. Neither the delivery of this Information Statement-Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the information contained herein since the date hereof.

                  --------------------------------------------
       NEITHER THIS TRANSACTION NOR THESE SECURITIES HAVE BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION. THE COMMISSION HAS NOT
  PASSED UPON THE FAIRNESS OR MERITS OF THIS TRANSACTION NOR UPON THE ACCURACY
    OR ADEQUACY OF THIS INFORMATION STATEMENT-PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.
                  --------------------------------------------

The date of this Information Statement-Prospectus is May 17, 1996.

                              AVAILABLE INFORMATION

     SERC is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such material can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549-1004. Copies of such material can also be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates.

     SERC has filed a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended, with the Commission with respect to the shares of SERC common stock and Series A preferred stock to be issued in the Acquisition. As permitted by the rules and regulations of the Commission, this Information Statement-Prospectus omits certain information contained in the Registration Statement. For further information, reference is made to the Registration Statement. Such additional information can be inspected at the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549-1004, and copies of such material can be obtained as described above. Statements contained herein concerning any document filed as an exhibit to the Registration Statement are not necessarily complete, and in each instance reference is made to the copy of such documents filed as an exhibit to the Registration Statement.

                           SOLAR ENERGY RESEARCH CORP.

                        INFORMATION STATEMENT-PROSPECTUS

                                TABLE OF CONTENTS

                                                                            Page
SUMMARY                                                                        6
         The Special Meeting of SERC Shareholders                              6
         The Acquisition                                                       7

RISK FACTORS                                                                  13
     SERC                                                                     13
     Telegen                                                                  14

INTRODUCTION                                                                  19

THE ACQUISITION                                                               20
     The Parties                                                              21
     Background of the Acquisition                                            21
     Summary of the Agreement                                                 25
     Vote Required                                                            29
     Availability of Appraisal Rights for Dissenting Shareholders             30
     The SERC Board of Directors and Management Following the Acquisition     30
     Resale of SERC Common and Series A Preferred Stock                       30
     Federal Income Tax Consequences of the Acquisition                       30
     Expenses of the Acquisition                                              31
     Comparison of Rights of Holders of SERC Stock Under
     Colorado and California Law                                              31

INFORMATION CONCERNING THE SERC SPECIAL MEETING                               32
     Matters to be Considered at Special Meeting                              32
     Meeting Procedures                                                       45
     Voting Rights and Votes Required                                         45
     Stock Ownership of Directors, Executive Officers and their Affiliates    45
     Executive Compensation                                                   46

SERC                                                                          47
     Business of SERC                                                         47
     SERC Plan of Operation                                                   50
     SERC Changes in and Disagreements with Accountants on Accounting
       and Financial Disclosure                                               52
     Security Ownership of Certain Beneficial Owners and Management           52
     Market for SERC Securities and Related Stockholder Matters               53
     Description of SERC Securities                                           54
     Legal Proceedings                                                        55

TELEGEN                                                                       56
     Business of Telegen                                                      56
     Telegen Management's Discussion and Analysis of Financial Condition
       and Results of Operations                                              71
     Telegen Changes in and Disagreements with Accountants on Accounting
       and Financial Disclosure                                               75
     Security Ownership of Certain Beneficial Owners and Management           75
     Management of Telegen                                                    76
     Certain Transactions with Management and Others                          78
     Market for Telegen Securities and Related Stockholder Matters            79
     Legal Proceedings                                                        79

LEGAL MATTERS                                                                 80

EXPERTS                                                                       80

FINANCIAL INFORMATION                                                         F1

                                     SUMMARY

     The following brief summary is intended to provide certain facts and highlights from the information contained elsewhere in this Information
Statement-Prospectus. This summary is not intended to be complete, and is qualified in its entirety by the more detailed information set forth elsewhere in this Information Statement-Prospectus in its Exhibits. SERC shareholders and Telegen shareholders are urged to read the entire Information Statement-Prospectus carefully. This summary contains references to certain sections of this Information Statement-Prospectus where more complete information may be found. Unless otherwise defined herein, capitalized terms used in this summary have the respective meanings assigned to them elsewhere in this Information Statement-Prospectus.

The Special Meeting of SERC Shareholders

     A Special Meeting of SERC shareholders will be held on July __, 1996 at 2:00 p.m., local time, at 201 Steele Street, Suite 300, Denver, Colorado 80206.

     At the special meeting of the shareholders of SERC, the shareholders will be asked to consider and vote upon the following matters:

1. Approval of an Agreement and Plan of Reorganization, as amended (the "Agreement"), by and among SERC, Telegen Corporation, a California corporation ("Telegen"), Solar Energy Research Corp. of California, a California corporation and wholly owned subsidiary of SERC ("SERC California"), and Telegen Acquisition Corporation, a California corporation and wholly owned subsidiary of SERC ("TAC"), pursuant to which SERC California, after giving effect to the proposed redomiciliation of SERC as a California corporation through a merger of SERC with and into SERC California, will acquire all of Telegen's outstanding capital stock through a merger of TAC with and into Telegen with Telegen thereby becoming a wholly owned subsidiary of SERC California (the "Acquisition").

2. Approval of the redomiciliation of SERC as a California corporation through a merger of SERC with and into SERC California.

3. Ratification of the one share-for-seven and one-fourth shares (1 for 7.25) reverse split of the currently issued and outstanding shares of SERC common stock approved by the Board of Directors.

4. Election to the SERC California (after giving effect to the proposed redomiciliation of SERC as a California corporation) board of directors of the six current Telegen directors to fill the vacancies resulting from the resignations of the current SERC directors pursuant to the terms of the Agreement.

5. Approval of an amendment to change the name of SERC California (after giving effect to the proposed redomiciliation of SERC as a California corporation) to Telegen Corporation.


     Approval of the Agreement, redomiciliation of SERC as a California corporation and the amendment to change the name of SERC to Telegen Corporation will require the favorable vote of the majority of outstanding shares of SERC common stock. The ratification of the one share-for-seven and one-fourth shares (1 for 7.25) reverse split of SERC common stock and the election of the six current Telegen directors to the SERC California Board of Directors will require the affirmative vote of the majority of a quorum of SERC common stock represented at the meeting. SERC's principal shareholder, who beneficially owns _____% of outstanding SERC common stock, will vote in favor of each of the proposals listed above. Accordingly, each of the above proposals will be approved by the required affirmative vote and, in the absence of the failure of regulatory approval or an agreement to terminate the Agreement by the Board of Directors of both SERC and Telegen, the Agreement will be consummated.

     The record date for the stockholders meeting of SERC to determine the shareholders entitled to vote at the meetings is May ____, 1996. On May ____, 1996, there were __________ shares of SERC common stock outstanding and approximately 2,240 shareholders of record. SERC has no other class of shares outstanding.

The Acquisition

The Parties

     SERC. SERC, which was incorporated in Colorado on December 21, 1973, was formerly engaged in the business of designing, marketing and servicing solar heating systems. In December 1981, SERC reduced its solar business. SERC discontinued its solar business in 1983 due to continued losses. The solar industry segment serviced by SERC generally closed in 1985 with the termination of Federal Solar Tax Credits. SERC has not provided service to any solar customers since 1983 and is presently a shell corporation. SERC's primary activity during the period from 1985 through the end of 1992 was the settling of various judgments relating to the discontinued solar business. Since that time, SERC, which is a development stage corporation subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), has been actively searching for an operating business or businesses to acquire. SERC's corporate offices are located at 10075 East County Line Road, Longmont, Colorado 80501; (303) 772-3316. SERC owns all of the capital stock of SERC California and TAC. SERC California and TAC were organized by SERC for the purpose of effecting the acquisition by SERC of all of the outstanding capital stock of Telegen through a merger of TAC with and into Telegen with Telegen thereby becoming a wholly owned subsidiary of SERC California (the "Acquisition").

     Telegen. Telegen, which was incorporated in California on May 3, 1990, is a privately owned, multi-faceted, high technology company with unique and proprietary products, both developed and in development, in the Telecommunications, Flat Panel Display and Internet Hardware markets. At present, Telegen is organized into four divisions. The Telecom Products Division ("TPD") develops, manufactures and markets a line of intelligent telecommunications products, providing advanced features to existing telephone equipment and unique services for consumers and small businesses. Telegen Display Laboratories, Inc. ("TDL"), a subsidiary of Telegen, has developed a unique, low-cost flat panel display technology to compete with other types of flat panel displays. The Internet Products Division ("IPD"), Telegen's newest division, is developing low-cost, easy-to-use hardware platforms which will allow consumers and small businesses to utilize specialized capabilities of the Internet without the need for a computer. Finally, Telegen Laboratories is an advanced R&D think tank, developing new products and technologies, which are then manufactured and marketed through one of the operating divisions. Telegen's corporate offices are located at 353 Vintage Park Drive, Foster City, California 94404; (415) 349-3220.

     SERC California. SERC California, a wholly owned subsidiary of SERC, was formed for the purpose of effecting the Acquisition as described above and has engaged in no activities other than activities incidental to the Acquisition.

     Telegen Acquisition Corporation. TAC, a wholly owned subsidiary of SERC, was formed for the purpose of effecting the Acquisition as described above and has engaged in no activities other than activities incidental to the Acquisition.

The Terms

     Pursuant to the Agreement, SERC California (after giving effect to the proposed redomiciliation of SERC as a California corporation through a merger of SERC with and into SERC California) will acquire all of Telegen's outstanding capital stock through a merger of TAC with and into Telegen with Telegen thereby becoming a wholly owned subsidiary of SERC California. The separate corporate existence of TAC will cease and Telegen shall continue as the surviving corporation. In connection with the Acquisition which will become effective upon the closing (currently expected to occur on or before July __, 1996), all of the shares of Telegen common stock and Telegen preferred stock will be canceled, and all holders thereof will automatically be entitled to receive for each of their shares of Telegen common stock a share of SERC California common stock (after giving effect to the proposed redomiciliation of SERC as a California corporation and to the one share-for-seven and one-fourth shares (1 for 7.25) reverse split of the issued and outstanding shares of SERC common stock as outlined in the proposals for the Special Meeting of SERC shareholders), and for each of their shares of Telegen preferred stock a share of SERC California Series A preferred stock. Further, each option to acquire Telegen common stock outstanding immediately prior to the Acquisition will be converted into options to acquire the number of shares of SERC California common stock equal to the number of shares of Telegen common stock for which the option was exercisable immediately prior to the Acquisition. The exercise price for any shares of SERC California common stock covered by each such option will be equal to the exercise price for any shares of Telegen common stock covered by the option exercisable immediately prior to the Acquisition.

     As of April 30, 1996, there were 4,357,552 shares of Telegen common stock and 112,750 shares of Telegen preferred stock issued and outstanding, as well as options to purchase 672,730 shares of Telegen common stock at a weighted average exercise price of $4.99 per share and warrants to purchase 50,500 shares of Telegen common stock for $.01 per share. In addition, Telegen is in discussion with private parties, including domestic and foreign corporations, for the sale of up to 500,000 additional common shares, which have been reserved, for purchase prices exceeding $5 per share.

     When the Acquisition becomes effective, the principal shareholders of Telegen will become the principal shareholders of SERC. Therefore, a change in control of SERC will occur if the Acquisition is completed. SERC's Board of Directors has approved the Amended Agreement.

     In addition to the acquisition of Telegen's operating business by SERC, the Agreement provides for the following items:

a) A $14.50 per share price protection provision for the benefit of current shareholders of SERC;

b) Certain key employees of Telegen will enter into employment contracts, effective upon the consummation of the Acquisition.

c) Resignations of all of the current officers and directors of SERC, with the resulting vacancies to be filled by the appointment of the six current directors of Telegen.

(See "The Acquisition - Additional Terms.")

Vote Required

     To conserve resources, the Agreement was structured such that approval of the Agreement by the shareholders of SERC and the shareholders of Telegen is not required by law. However, the SERC Board of Directors has directed that the Agreement be submitted to the shareholders of SERC for their approval as outlined in the proposals for the Special Meeting of SERC shareholders. Since SERC's principal shareholder, who beneficially owns ______% of the outstanding SERC common stock entitled to vote on the Agreement, will vote in favor of the Agreement, approval of the Agreement by a majority of SERC shares is assured. Therefore, the shareholders of Telegen will become shareholders of SERC (after giving effect to the redomiciliation of SERC as a California corporation through a merger of SERC with and into SERC California) at the exchange rate of one share of SERC California common stock and one share of SERC California Series A preferred stock for each issued and outstanding share of Telegen common stock and preferred stock, respectively. (See "The Agreement" and Availability of Approval Rights for Dissenting Shareholders).

     This Information Statement-Prospectus covers the registration of 5,530,282 shares of SERC common stock and 112,750 shares of SERC Series A preferred stock. These amounts represent an adequate number of shares to exchange for all Telegen shares outstanding, shares underlying options outstanding and shares which have been reserved for issuance for the contemplated private placement by Telegen of 500,000 common shares.

     As a result of the Acquisition, the shareholders of Telegen will own approximately _____% of the total issued and outstanding shares of SERC, assuming completion of the contemplated private placement of 500,000 common shares by Telegen.

     The Acquisition is subject to certain conditions. In addition, either SERC or Telegen may withdraw from the Acquisition if the Acquisition is not consummated before August 31, 1996.

SERC Board of Directors' Resolutions

     The Board of Directors of SERC believes the Acquisition is in the best interests of the shareholders of SERC due to a number of factors, including (i) the enhanced business opportunities resulting from the acquisition of Telegen's business; (ii) the assets, operations and prospects of Telegen; (iii) the relative values of SERC capital stock and Telegen capital stock; and (iv) the belief that the consideration proposed to be paid by SERC in the issuance of its shares to acquire Telegen is fair to the shareholders of SERC from a financial point of view. It has therefore approved resolutions in favor of the Acquisition and each of the other proposals, which are related to the Acquisition, to be considered and voted upon at the Special Meeting of SERC shareholders.

Description of SERC Securities

     SERC's authorized capital currently consists of 100,000,000 shares of $.50 par value common stock and 25,000,000 shares of no par value preferred stock. After giving effect to the redomiciliation of SERC as a California corporation, the SERC common stock will have no par value. All shares of SERC's common and preferred stock have equal voting rights, one vote per share, and are not assessable. Voting rights are not cumulative; therefore, the holders of more than 50% of the common and preferred stock of SERC could, if they chose to do so, elect all the Directors.

     Upon liquidation, dissolution or winding up of SERC, the assets of SERC, after satisfaction of all liabilities and distributions to preferred shareholders, if any, would be distributed pro rata to the holders of the common stock. The holders of the common stock do not have preemptive rights to subscribe for any securities of SERC and have no right to require SERC to redeem or purchase their shares.

     Holders of common stock are entitled to dividends, when and if declared by the Board of Directors of SERC, out of funds legally available therefor. SERC has not paid any cash dividends on its common stock, and it is unlikely that any such dividends will be declared in the foreseeable future.

     The Series A Convertible Noncumulative Preferred Stock ("Series A Preferred Stock") designated by the SERC Board of Directors for exchange with Telegen preferred shareholders in the Acquisition is entitled to one vote per share of common stock into which the Series A Preferred Stock is convertible. The Series A Preferred Stock is convertible into common stock (a) at the holder's discretion, and (b) automatically in the event of (i) a public offering of SERC's common stock at a price not less than $15 per share, or (ii) the affirmative vote of 67% of the shares of the Series A Preferred Stock. In all cases, the conversion rate will initially be one to one (1:1), subject, in certain circumstances, to anti-dilutive adjustments. The holders of Series A Preferred Stock have a noncumulative right to receive dividends at a rate of $.80 per annum on each outstanding share of Series A Preferred Stock if declared by the Board of Directors of SERC and in preference to the common stock. In the event of liquidation, each share of Series A Preferred Stock is entitled to receive, in preference to the common shareholders, an amount equal to $10, depending on certain circumstances, may be paid in cash or securities of any entity surviving the liquidation.

Availability of Appraisal Rights for Dissenting Shareholders

     Pursuant to the general corporation laws of the states of Colorado and California, the holders of SERC capital stock will have no dissenter or appraisal rights as a result of SERC being the surviving corporation in a share exchange.

     Pursuant to the general corporation laws of the State of California, the holders of Telegen capital stock will have no dissenter or appraisal rights since Telegen, a California corporation, is being acquired by a California corporation and Telegen shareholders are receiving in exchange for their shares of Telegen shares in a California corporation. (See "The Acquisition - Availability of Appraisal Rights for Dissenting Shareholders".)

Federal Income Tax Consequences of the Acquisition

     The Agreement is structured in such a fashion that: (i) the Acquisition should, among other things, constitute a "tax-free" reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and (ii) no gain or loss should be recognized by the Telegen shareholders with respect to the shares of SERC common and Series A preferred stock received as a result of the Acquisition. However, because of the complexities of the federal income tax laws, it is recommended that each exchanging stockholder consult with his or her tax advisor regarding the applicable federal, state and local income tax consequences of the transactions contemplated by the Agreement. See "The Acquisition - Federal Income Tax Consequences."

Certain Per Share Comparative Data

     The following table sets forth certain per share information for the year ended December 31, 1995 and for the three-month period ended March 31, 1996. For each period presented, the following table sets forth (1) the historical net loss per common share of SERC; (2) the historical net loss per common share of Telegen; and (3) the unaudited pro forma combined net loss per common share after giving effect to the proposed Acquisition. The information presented in the table should be read in conjunction with the unaudited combined pro forma financial statements and the separate historical consolidated financial statements of SERC and Telegen and the notes thereto appearing elsewhere herein.



                                                            HISTORICAL                  PROFORMA              PROFORMA
                                                       SERC            TELEGEN        ADJUSTMENTS             COMBINED
                                                                                      (unaudited)            (unaudited)

Year Ended December 31, 1995:
  Loss per common and common
    equivalent share:                                $(0.08)           $(0.95)            $0.13                 $(0.90)
  Weighted average shares outstanding             1,070,725         2,652,718          (923,039)             2,800,404
Three Months Ended March 31, 1996
  (unaudited):
  Loss per common and common
    equivalent share                                 $(0.03)           $(0.13)            $0.04                 $(0.12)
  Weighted average shares outstanding             1,292,183         3,687,436        (1,113,950)             3,865,669



                                  RISK FACTORS

     An investment in the securities of SERC will be speculative and involve a high degree of risk. Accordingly, the following factors, in addition to those discussed elsewhere in this Information Statement-Prospectus, should be considered carefully in evaluating the Acquisition and the business of SERC following the Acquisition. No investor should participate in the Acquisition or otherwise acquire the securities of SERC unless such investor can afford a complete loss of an investment in the securities of SERC.

SERC

History  of  Operating  Losses;   Accumulated   Deficit;  No  Assurance  of
Continuance as Going Concern

     SERC is a development stage corporation. As of March 31, 1996, SERC had only $4,476 in working capital. Further, SERC has had operating losses since its inception. As noted in the independent auditors' report for the year ended December 31, 1995, SERC's limited working capital and operating losses since inception raise substantial doubt about SERC's ability to continue as a going concern. Accordingly, there is no assurance that SERC can continue as a going concern on a separate entity basis.

Absence of Public Market for SERC's Securities

     There is presently no market for SERC's common stock and there can be no assurance that any market will develop. The investment community could show little or no interest in SERC in the future. As a result, persons receiving SERC's securities may have difficulty in reselling such securities should they desire to do so.

Material Adverse Effect on SERC's Securities of Securities and Exchange Commission Penny Stock Regulations

     Even if a market for SERC's common stock develops, certain Securities and Exchange Commission regulations pertaining to penny stocks will have a material adverse effect on the liquidity of SERC's common stock and Series A preferred stock. The regulations define a penny stock to be any equity security that has a market price (as defined) less than $5.00 per share subject to certain exceptions. Such material adverse effects could include, among other things, impaired liquidity with respect to SERC's securities and burdensome transactional requirements associated with transactions in the securities, including, but not limited to, waiting periods, account and activity reviews, disclosure of additional personal financial information and substantial written documentation. Although there are exceptions for an equity security that is authorized or approved for authorization upon notice of issuance for quotation on an automated quotation system sponsored by a registered securities association, it is unlikely that SERC will independently qualify for this exception prior to the acquisition of a company with sufficient assets to qualify for quotation on the NASDAQ system.

Dividends

     No dividends have been paid on SERC's common stock since inception, and none are contemplated at any time in the foreseeable future.

Telegen

History of Operating Losses; Accumulated Deficit and Minimum Revenues

     Telegen was incorporated in 1990 and first shipped products in 1991. Telegen has been engaged in lengthy development of its products and has incurred significant operating losses in every fiscal year since its inception. The cumulative net loss for the period from inception through March 31, 1996 is $5,774,785. Telegen may continue to incur operating losses through the remainder of 1996. In order to become profitable, Telegen must increase sales of its existing products, sustain volume manufacturing of its products at increased levels, develop new products for new and existing markets, and manage its operating expenses and expand its distribution capability. There can be no assurance that Telegen will meet and realize these objectives or ever achieve profitability.

Future Capital Needs

     Telegen's future capital requirements will depend upon many factors, including the extent and timing of acceptance of Telegen's products in the market, the progress of Telegen's research and development, Telegen's operating results and the status of competitive products. Although Telegen believes that it currently has adequate capital to meet its forecasts for the following twelve months, Telegen's actual working capital needs will depend upon numerous factors, including the progress of Telegen's research and development activities, the cost of increasing Telegen's sales, marketing and manufacturing activities and the amount of revenues generated from operations. There can therefore be no assurance that Telegen will not require additional funding, or that any additional financing will be available to Telegen on acceptable terms, if at all. If adequate funds are not available as required, Telegen's results of operations will be materially adversely affected. See "Telegen - Telegen
Management's Discussion and Analysis of Financial Condition and Results of Operations".

Exposure to Technological Change

     The market for Telegen's products is characterized by rapid technological change and evolving industry standards and is highly competitive with respect to timely product innovation. The introduction of products embodying new technology and the emergence of new industry standards can render existing products obsolete and unmarketable. Telegen's success will be dependent in part upon its ability to anticipate changes in technology and industry standards and to successfully develop and introduce new and enhanced products on a timely basis. If Telegen is unable to do so, Telegen's results of operations will be materially adversely affected. For example, Telegen took a longer period time than expected to develop its ACS product line. Although Telegen believes such delay has not materially affected its ability to market and sell the ACS products, there can be no assurance that Telegen will not encounter other technical or similar difficulties that could in the future delay the introduction of new products or product enhancements. See "Telegen - Business of Telegen". With regard to its flat panel display technology, there are other more developed and accepted flat panel display technologies already in commercial production which will compete with Telegens technology. There can be no assurance that Telegen will be successful in the development of its flat panel technology or that Telegen will not encounter technical or other serious difficulties in its development or commercialization which would materially adversely affect Telegen's results of operations.

Dependence Upon Key Personnel

     Telegen's future success will depend in significant part upon the continued service of certain key technical and senior management personnel, and Telegen's ability to attract, assimilate and retain highly qualified technical, managerial and sales and marketing personnel. Competition for such personnel is intense, and there can be no assurance that Telegen can retain its existing key managerial, technical or sales and marketing personnel or that it can attract, assimilate and retain such employees in the future. The loss of key personnel or the inability to hire, assimilate or retain qualified personnel in the future could have a material adverse effect upon Telegen's results of operations. See "Telegen - Business of Telegen".

Telecommunications Competition

     The market for telephone peripheral equipment is highly competitive, is dominated by successful niche marketers and Telegen expects this competition to continually increase. There are a number of companies which develop, manufacture and sell telecommunications devices which perform some of the same functions as those of Telegens products. There can be no assurance that Telegen will be able to compete effectively against its competitors, many of whom may have substantially greater financial resources than Telegen. See "Business-Competition". Further, some of the telephone call routing functions of Telegen's products can be provided through reprogramming by Bell Operating Companies of their Central Office equipment to allow "equal access" by customers to the long distance carrier of their choice without "dialing around" by inserting an access code. Since this "dial around" process is the principal function of Telegen's ACS 2000 and MLD 1000 products, if such an "equal access" feature were introduced, demand for Telegens present products would be seriously impaired.

Dependence on Major Customers

     Telegen expects that a large proportion of its revenues from its telecommunications products will be realized from sales to a small number of companies, primarily the major long distance carriers AT&T, MCI, Sprint and LDDS as well as the Regional Bell Operating Companies such as Bell Atlantic and SBC. MCI presently represents a majority of Telegen's sales. The loss of one or more of these relationships could have a material negative effect on Telegen's results of operations.

Flat Panel Competition; Flat Panel Patent(s)

     The market for flat panel displays is dominated by major Japanese companies such as Sharp Electronics, Toshiba and Sony. Telegen expects this competition to continually increase. There can be no assurance that Telegen will be able to compete effectively against its competitors, many of whom may have substantially greater financial resources than Telegen. Flat panel displays manufactured utilizing AMLCD technology have been in production for almost 10 years and have proven market acceptance. New technologies, such as FED and Color Plasma, are in development by a number of potential competitors, some of whom have greater financial resources than Telegen. There can be no assurance that Telegens HGED technology can compete successfully on a cost or display quality basis with these other technologies. Further, there can be no assurance that Telegens efforts to obtain patent protection for its HGED technology will be successful or, if patent protection is obtained, that Telegens patent(s) will provide adequate protection.

Future Capital for Flat Panel Development and Production

     While Telegen believes it has the capital needed to complete development of a finished prototype of the HGED technology, additional capital will be needed to establish a high volume production capability. There can be no assurance that any additional financing will be available to Telegen on acceptable terms, if at all. If adequate funds are not available as required, Telegen's results of operations from the flat panel technology will be materially adversely affected.

Dependence Upon Limited Number of Manufacturing Sources and Component Suppliers

     Telegen currently relies upon a limited number of manufacturing sources for its telecom production capability. Although Telegen is currently seeking to qualify alternative sources of supply, Telegen has not yet contracted for alternative suppliers to perform such manufacturing activities. In the event of an interruption of production or delivery of supplies, Telegen's ability to deliver its products in a timely fashion would be compromised, which would materially adversely affect Telegen's results of operations. Certain components used in Telegen's telecommunications products, such as microprocessors, are available from only a limited number of sources. Although to date Telegen has generally been able to obtain adequate supplies of these components, Telegen obtains these components on a purchase order basis and does not have long-term contracts with any of these suppliers. In addition, some suppliers require that Telegen either pre-pay the price of components being purchased or establish an irrevocable letter of credit for the amount of the purchase. Telegen anticipates that, as it begins manufacture of other products, it will encounter similar limitations regarding the components for those products. Telegen's inability in the future to obtain sufficient limited-source components for its telecommunications and other products, or to develop alternative sources, could result in delays in product introductions or shipments, which could have a material adverse effect on Telegen's results of operations. See "Telegen - Business of Telegen".

Need to Develop Marketing Experience

     Telegen has limited marketing experience, and expanding Telegen's markets will require significant expenses, including additions to personnel. There can be no assurance that Telegen will have all the capital resources necessary to expand its sales and marketing operations, or that Telegen's attempts to expand its sales and marketing efforts will be successful. See "Telegen - Business of Telegen".

Intellectual Property

     Telegen  relies  on a  combination  of  patents,  trade  secret  and  other intellectual property law, nondisclosure agreements and other protective measures to preserve its rights pertaining to its products. Such protection, however, may not preclude competitors from developing products similar to those of Telegen. In addition, the laws of certain foreign countries do not protect Telegen's intellectual property rights to the same extent as do the laws of the United States. There can also be no assurance that third parties will not assert intellectual property infringement claims against Telegen. Litigation related to such matters is currently pending against Telegen and there is no assurance that more will not be initiated from litigants with more resources than Telegen. There is no assurance that Telegen will prevail in such litigation seeking damages or an injunction against the sale of Telegen's products or that Telegen will be able to obtain any necessary licenses on reasonable terms or at all. See "Telegen - Business of Telegen".

Dispute Over Canceled Shares

     Telegen has canceled 208,592 shares of common stock issued in August 1991 for failure of consideration. Telegen has filed an action for declaratory relief in the United States District Court for the Northern District of California in order to obtain court approval for such cancellation. There can be no assurance that the cancellation effected by Telegen will be upheld by the court or that the defendants in the proposed action will not cross-complain against Telegen in order to rescind such cancellation and for monetary damages. See "Telegen - Legal Matters".

No Public Market

     No public market exists for the securities of Telegen, and there can be no assurance that a public market will develop for such shares. A registration under the Securities Act of 1933, as amended (the "1933 Act"), under state securities laws, or under the securities laws of any other jurisdiction of the offer and sale of the Telegen common shares in connection with the contemplated private placement of up to 500,000 common shares is not currently intended, apart from the registration pursuant to the terms of the Agreement. Accordingly, the certificates representing such shares would bear a legend stating that they are restricted securities under the 1933 Act and thus, if the Acquisition is not consummated, the shares could not be resold or otherwise transferred unless they are subsequently registered or an exemption from applicable registration requirements is available.

Effect of SERC Merger

     Pursuant to the terms of the Agreement, the holders of Telegen's outstanding common stock will receive upon consummation of the Acquisition one share of SERC common stock for each share of Telegen common stock held by them immediately prior to the Acquisition. Correspondingly, the holders of Telegen's outstanding Series A preferred stock will receive one share of SERC's Series A preferred stock for each share of Telegen Series A preferred stock held by them immediately prior to the Acquisition.

     Although SERC is currently subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), if the Acquisition is not consummated or the SEC does not approve the related Registration Statement on Form S-4 of which this Prospectus is a part, the Telegen shareholders will be able to transfer their interests in Telegen only in accordance with the requirements of the 1933 Act and applicable state securities laws.

No Requirement to File Exchange Act Reports

     Until the completion of the planned Acquisition of Telegen by SERC, Telegen will not be subject to the informational reporting requirements of the Exchange Act. Accordingly, in the absence of such Acquisition, Telegen is not required to file quarterly and annual reports on Forms 10-Q and 10-K in accordance with the provisions of the Exchange Act, nor will it be subject to the regulations promulgated by the Securities and Exchange Commission pursuant to the Exchange Act. There can be no assurance that at any time in the future Telegen will become subject to the reporting requirements of the Exchange Act, and as a result investors may have less access to financial and other information concerning Telegen than they would if Telegen were subject to the reporting requirements of the Exchange Act.

                                  INTRODUCTION

     This Information Statement-Prospectus is being furnished in connection with a Special Meeting of the Shareholders of SERC to be held on July __, 1996, and at any adjournments thereof, to consider and vote upon the following matters:

     1. Approval of the Agreement and Plan of Reorganization, as amended (the "Agreement"), by and among SERC, Telegen Corporation, a California corporation ("Telegen"), Solar Energy Research Corp. of California, a California corporation and wholly owned subsidiary of SERC ("SERC California"), and Telegen Acquisition Corporation, a California corporation and wholly owned subsidiary of SERC ("TAC"), pursuant to which SERC California, after giving effect to the proposed redomiciliation of SERC as a California corporation through a merger of SERC with and into SERC California, will acquire all of Telegen's outstanding capital stock through a merger of TAC with and into Telegen with Telegen thereby becoming a wholly owned subsidiary of SERC California (the "Acquisition"). In the Acquisition, all of the shares of common stock and preferred stock of Telegen would be converted into the right to receive shares of common stock and Series A preferred stock of SERC California (after giving effect to the redomiciliation of SERC as a California corporation and the one share-for-seven and one-fourth shares (1 for 7.25) reverse split of the currently issued and outstanding SERC common stock as outlined in the proposals below), all on the terms and conditions set forth in the Agreement which appears as Exhibit A to the accompanying Information Statement-Prospectus.

     2. Approval of the merger of SERC with and into SERC California to effect a redomiciliation of SERC as a California corporation.

     3. Ratification of the one share-for-seven and one-fourth shares (1 for 7.25) reverse split of the currently issued and outstanding shares of SERC's common stock approved by the Board of Directors.

     4. Election to the SERC California Board of Directors of the six current Telegen directors to fill the vacancies resulting from the resignations of the current SERC directors pursuant to the terms of the Agreement.

     5. Approval of an amendment to the Articles of Incorporation to change the name of SERC California to Telegen Corporation.

     6. To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

     This Information Statement-Prospectus is first being mailed to shareholders of SERC on or about June __, 1996.

     A principal shareholder of SERC and a member of SERC management, who beneficially owns ______% of outstanding SERC common stock, will vote in favor of each of the proposals listed above. Accordingly, each of the above proposals will be approved by the required affirmative vote.

     THE MANAGEMENT OF SERC IS NOT SOLICITING PROXIES FROM SERC SHAREHOLDERS AND THE SHAREHOLDERS ARE REQUESTED NOT TO SEND A PROXY.

                                 THE ACQUISITION

     The description of the terms and conditions of the Acquisition and any related document in this Information Statement-Prospectus is qualified in its entirety by reference to the copy of the Agreement and Plan of Reorganization, as amended (the "Agreement"), which appears as Exhibit A to the Information Statement-Prospectus.

     The Agreement provides for the acquisition by SERC California, after giving effect to the proposed redomiciliation of SERC as a California corporation through a merger of SERC with and into SERC California, of all of Telegen's outstanding capital stock through a merger of TAC with and into Telegen with Telegen thereby becoming a wholly owned subsidiary of SERC California, by way of an exchange of Telegen common stock and preferred stock for SERC California common stock and Series A preferred stock, respectively (after giving effect to the proposed redomiciliation of SERC as a California corporation and the proposed one share-for-seven and one-fourth shares (1 for 7.25) reverse split of the currently issued and outstanding SERC common stock). The Agreement provides that the Acquisition, which will become effective upon the closing, which currently is expected to occur on or before July __, 1996, will be consummated by SERC California's issuance of one (1) share of its common stock (after giving effect to the one share-for-seven and one-fourth shares (1 for 7.25) reverse split of the issued and outstanding SERC common stock as outlined in the proposals for the Special Meeting of Shareholders) for each share of Telegen common stock issued and outstanding at the closing. In addition, SERC will issue one (1) share of its Series A preferred stock for each share of Telegen preferred stock issued and outstanding at the closing. Further, SERC will issue one option to acquire a share of SERC's common stock in exchange for each outstanding option to acquire a share of Telegen common stock. The exercise price of such options to acquire SERC's common stock will be the current exercise price of the outstanding options to acquire Telegen common stock. As of April 30, 1996, there were 4,357,552 shares of Telegen common stock and 112,750 shares of Telegen Series A preferred stock issued and outstanding, as well as options to purchase 672,730 shares of Telegen common stock at a weighted average exercise price of $4.99 per share. In addition, Telegen is in discussion with private parties, including domestic and foreign corporations, for the sale of up to 500,000 additional shares, which have been reserved, for purchase prices exceeding $5 per share. The Telegen Board of Directors has approved the Agreement.

The Parties

     SERC. SERC, which was incorporated in Colorado on December 21, 1973, was formerly engaged in the business of designing, marketing and servicing solar heating systems. In December 1981, SERC reduced its solar business. SERC discontinued its solar business in 1983 due to continued losses. The solar industry segment serviced by SERC generally closed in 1985 with the termination of Federal Solar Tax Credits. SERC has not provided service to any solar customers since 1983 and is presently a development stage corporation. SERC's primary activity during the period from 1985 through the end of 1992 was the settling of various judgments relating to the discontinued solar business. Since that time, SERC, which is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), has been actively searching for an operating business or businesses to acquire. SERC's corporate offices are located at 10075 East County Line Road, Longmont, Colorado 80501; (303) 772-3316. SERC owns all of the capital stock of SERC California. SERC California was organized by SERC for the purpose of effecting the acquisition by SERC of all of the outstanding capital stock of Telegen with Telegen thereby becoming a wholly owned subsidiary of SERC (the "Acquisition").

     Telegen. Telegen, which was incorporated in California on May 3, 1990, is a privately owned, multi-faceted, high technology company with unique and proprietary products, both developed and in development, in the Telecommunications, Flat Panel Display and Internet Hardware markets. At present, Telegen is organized into four divisions. The Telecom Products Division ("TPD") develops, manufactures and markets a line of intelligent telecommunications products, providing advanced features to existing telephone equipment and unique services for consumers and small businesses. Telegen Display Laboratories, Inc. ("TDL"), a subsidiary of Telegen, has developed a unique, low-cost flat panel display technology to compete with other types of flat panel displays. The Internet Products Division ("IPD"), Telegen's newest division, is developing low-cost, easy-to-use hardware platforms which will allow consumers and small businesses to utilize specialized capabilities of the Internet without the need for a computer. Finally, Telegen Laboratories is an advanced R&D think tank, developing new products and technologies, which are then manufactured and marketed through one of the operating divisions. Telegen's corporate offices are located at 353 Vintage Park Drive, Foster City, California 94404; (415) 349-3220.

     SERC California. SERC California, a wholly owned subsidiary of SERC, was formed for the purpose of effecting a redomiciliation of SERC as a California corporation to facilitate the Acquisition as described above and has engaged in no activities other than activities incidental to the Acquisition.

     Telegen Acquisition Corporation. TAC, a wholly owned subsidiary of SERC, was formed to facilitate the Acquisition as described above and has engaged in no activities other than activities incidental to the Acquisition.

Background of the Acquisition

     Since approximately 1992, SERC has engaged solely in the business of searching for acquisitions and/or mergers in an effort to recommence operations. Management has focused on locating a company with operations or products which SERC could acquire to form the basis of an operating entity. In furtherance of this goal, management determined to file a registration statement on Form 10 during July 1992 based on its belief that it would be more attractive to a potential merger candidate if it was a reporting company at the time of the completed transaction. The basis of this belief was comments received from several potential merger candidates. As part of management's search, they placed advertisements in the Wall Street Journal and generally discussed the structure of their public development stage corporation with persons they believed would possibly come in contact with people or organizations who were searching for a reporting dormant corporation. Since 1992, management has negotiated proposals with several companies. However, the previous proposals either did not show the adequate promise sought by management, failed to stand up to scrutiny during due diligence efforts, failed to establish the validity of the business concept, or failed to demonstrate the ability of the acquisition candidate's management to carry out the concept under the circumstances.

     In June 1995, SERC placed one of its ads in the "business opportunity" section of the Wall Street Journal. Mr. Warren Dillard, Chief Operating Officer of Telegen, spotted this ad and on June 22 responded by way of letters to SERC. Thereafter, James Wiegand, president of SERC, communicated on a few occasions with Mr. Dillard obtaining copies of financial statements and a private placement memorandum which had been utilized for a private placement. After review of all the documentation requested by Mr. Wiegand, SERC determined to visit the Telegen plant. In an effort to conserve capital, a close friend of Mr. Wiegand who lived near the Telegen plant site made the initial visit on behalf of SERC in mid-July. Mr. Wiegand's friend responded very favorably to the visit and Telegen and SERC commenced negotiations for a letter of intent. None of the directors or affiliates of SERC or Telegen had any prior dealings or contact with any affiliates of the other company prior to Telegen's introduction to SERC on June 22, 1995 and all negotiations were carried on at arm's length without the assistance of any third parties.

     After several drafts of the letter of intent were discussed, Mr. Wiegand on behalf of SERC flew to the Telegen corporate headquarters on or about August 9, 1995 with the execution draft. Upon being satisfied that the technology and prospects of Telegen were in line with his expectations, the parties signed a letter of intent on August 9, 1995. Subsequent to entering into the letter of intent, the parties contacted their attorneys and auditors in an effort to conceptualize the efforts necessary to complete the transaction in accordance with the desires of the parties and the fees and costs which would be entailed to accomplish same. Based on these discussions, on September 27, 1995 the parties entered into Amendment No. 1 to the Letter of Intent which added provisions for the raising of approximately $100,000 by SERC to be utilized by both parties to cover the expenses of the transaction, including the expenses for filing the Form S-4 registration statement of which this Information Statement-Prospectus is a part. The amendment also included the original agreement of the parties related to the cancellation of the transaction by Telegen, whereby Telegen was required to repay to SERC at the time of the cancellation any funds which had been advanced by SERC for the payment of Telegen's or its expenses to the date of that cancellation in order to make SERC whole. This cancellation provision does not apply, however, to a cancellation by Telegen for "cause."

     Almost immediately after the amendment to the letter of intent was entered into in September 1995, the parties' counsel commenced drafting and negotiating the final terms of a proposed agreement and plan of reorganization which was formerly approved by the Boards of Directors of both Telegen and SERC and executed on November 16, 1995. A prerequisite to the Board of Directors' approval by Telegen was that the agreement provided that the securities issued to the Telegen shareholders would be issued without restrictive legend. The parties originally decided to accomplish this by relying on the exemption from registration contained in Section 3(a)(10) of the Securities Act of 1933, as amended (the "Securities Act").

     On January 25, 1996, SERC filed an application with the Department of Corporations for the State of California under the Corporate Securities Law of 1968 seeking a permit qualifying the issuance of the SERC shares following a public hearing to be conducted by the California Commissioner of Corporations. Subsequently, however, this application was withdrawn and the parties determined to file a registration statement on Form S-4 of which this Information Statement-Prospectus is part.

     In preparation for the filing of the Form S-4, the parties decided that it was in their best interests to amend the agreement to update the parties' understanding relative to the issues included in the S-4 registration statement. Additionally, from August 9 through mid-January, various items had changed slightly so that when the amendment was accomplished, incorporated in that amendment were updates to describe the current status of the parties. These amendments, which are included in the First Amendment dated as of January 18, 1996 to the Agreement and Plan of Reorganization included reference to the completion of negotiations for the Telegen bridge and private placement financing, the slight increase of the amount of private placement financing to be accomplished by SERC in order to fully fund the acquisition process and the addition of indemnification provisions relative to Mr. Wiegand intended to give comfort to the Telegen Board of Directors that there were no undisclosed liabilities of SERC. These amendments included the provision of the pre-closing approval by the shareholders of SERC of all of the propositions required in the agreement, including the approval of the acquisition of Telegen and appointment of the Telegen board as the board of SERC, the name change from SERC to Telegen, the approval of the reverse split of one share for each 7.25 shares outstanding and the redomiciliation of SERC into the State of California. In addition, a Second Amendment dated as of April 9, 1996 to the Agreement and Plan of
Reorganization provides for (i) the additions of the conditions that a registration statement on Form S-4 must be filed by SERC, be declared effective by the SEC and shareholder approval of SERC shall be obtained prior to closing as conditions precedent to the obligation of Telegen to effect the closing; (ii) the reincorporation of SERC as a California corporation at or prior to the Effective Time of the Acquisition and substituting the newly formed California corporation as the corporation subject to the informational reporting requirements of the 1934 Act; and (iii) the increase from $130,000 to $200,000 in the amount Telegen shall reimburse SERC should Telegen cancel the Agreement for any reason other than the failure of SERC to cure any breach of its representations and warranties or to promptly close and permitting additional fund raising activity on behalf of both SERC and Telegen; (iv) the extension of the date beyond which either Telegen or SERC may terminate the Agreement from April 30, 1996 to August 31, 1996; and (v) the requirement for audited Telegen financial statements for the year ended December 31, 1995.

     SERC believes that Telegen will realize various benefits from the reorganization by eliminating certain cost uncertainties which are associated with conducting a public offering pursuant to the Securities Act through an underwriter. SERC and Telegen have actively pursued and have established broker/dealer interest in making a market for SERC's securities once the Acquisition is consummated and believe that a market will develop, given that the private placement of Telegen shares raised sufficient proceeds such that post-Acquisition SERC should have adequate assets to allow it to qualify for the NASDAQ Small Cap Market. Further, Telegen has developed and has in place prospective traders and market makers for the post-Acquisition securities of SERC.

     Based on Management's expectations of the total shares to be outstanding subsequent to the acquisition on a fully diluted basis, the current shareholders of SERC will retain approximately ____% of the total issued and outstanding shares while providing what is estimated to be a total of ______% of the total assets of the combined companies on a proforma basis. During the negotiations, Telegen represented to the management of SERC what it estimates its revenues and pre-tax earnings to be for certain periods. From those estimates, SERC determined that the estimated market value of the combined companies should be approximately $14.50 per share on or before December 31, 1997. Based on these estimates which the management of Telegen agreed to, the parties adopted a price protection provision whereby additional shares will be issued to the shareholders of record of SERC on the date of closing if the closing bid price of the combined companies as adjusted for stock splits and similar events as reported either in the pink sheets, the Bulletin Board maintained by NASDAQ, on NASDAQ or any national stock exchange does not equal or exceed $14.50 per share on any ninety trading days for the period commencing on the closing date and ending December 31, 1997 (the "Price Protection Period"). Should the pricing fail to satisfy this provision, additional shares will be issued to each of the current SERC shareholders based on a formula hereinafter more fully described.

     The reorganization has been structured such that Telegen shareholders will receive registered securities. If a trading market again develops for SERC's common stock Telegen shareholders will own "publicly traded" as opposed to "privately-held" securities. SERC believes that shares in a publicly traded company could have an increased value as they are more liquid and in some instances may be used by Telegen as payment for additional assets or businesses that it may wish to acquire in the future.

     The officers and directors of SERC have not conducted market research and are not aware of statistical data which would support the perceived benefits of a merger or acquisition transaction to Telegen shareholders. Additionally, neither of the parties to the transaction had the benefit of an independent evaluation of the fairness and reasonableness of the terms and conditions of the transaction, but are relying solely on their arm's-length negotiations.

     Current management of SERC has agreed to resign upon closing of the reorganization and will not participate in future management unless invited to do so.

     The parties have retained the services of counsel and accountants in order to properly effect the Acquisition. The parties expect to incur significant legal and accounting fees as part of the process of the reorganization. Management of SERC believes that the cash presently available to it is adequate to cover all anticipated expenses.

Summary of the Agreement

     Introduction. The terms of the Acquisition are contained in the Agreement, a copy of which is attached to this Information Statement-Prospectus as an Appendix. The statements in this Information Statement-Prospectus with respect to the terms of the Acquisition are qualified in their entirety by reference to the Agreement.

     Under the Agreement, SERC California will acquire the capital stock of Telegen with Telegen thereby becoming a wholly owned subsidiary of SERC California.

     Effective Time of the Acquisition. The Agreement provides that the Acquisition shall be consummated as soon as practicable on or after the closing, which is currently expected to occur on or before July 12, 1996. As soon as practicable on or after such closing, the parties are to cause the Acquisition to be consummated by filing with the Secretary of State of the State of California any documents required by law to effectuate the Acquisition. The Acquisition shall be effective at the time such documents are duly filed and accepted for record by the California Secretary of State (the "Effective Time").

     Exchange Ratio of Telegen Common and Preferred Stock. At the Effective Time, (i) each share of Telegen common stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Acquisition and without any action on the part of any holder, automatically be converted into, and constitute a right to receive, one (1) share of SERC California common stock, and (ii) each share of Telegen preferred stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Acquisition and without any action on the part of any holder, automatically be converted into, and constitute a right to receive, one (1) share of SERC California Series A preferred stock.

     Exchange of Certificates. As soon as practicable after the Effective Time, United Stock Transfer, Inc. (the "Exchange Agent") shall mail to each holder of record of Telegen common or preferred stock instructions for surrendering their Telegen stock certificates (the "Old Telegen Certificates") in exchange for a certificate or certificates representing the common or Series A preferred stock of SERC California, which by then is expected to have changed its name to Telegen (the "New Telegen Certificates"). Such instructions, which will include a form letter of transmittal, shall specify that delivery of the New Telegen Certificates shall be effected, and the risk of loss and title to the New Telegen Certificates shall pass, only upon the Exchange Agent's receipt of the Old Telegen Certificate from a holder of Telegen shares. Upon surrender of the Old Telegen Certificate for exchange to the Exchange Agent, together with such letter of transmittal and an Assignment Separate from Certificate duly executed by the holder, the holder of such Old Telegen Certificate shall receive as soon as possible in exchange therefor a New Telegen Certificate representing the SERC California common or Series A preferred stock issuable pursuant to the Acquisition.

     From and after the Effective Time, the holders of Old Telegen Certificates shall cease to have any rights as shareholders of Telegen, except the right to enforce the obligation of SERC to issue the applicable number of shares of SERC California common or Series A preferred stock as provided in the immediately preceding paragraph.

     Treatment of Telegen Stock Options. Outstanding options to purchase shares of Telegen common stock issued and not previously exercised will be converted into options to receive that number of shares of SERC California common stock as equals the number of shares of Telegen common stock or Telegen preferred stock for which such options were exercisable. All other terms of such options and warrants shall remain in effect.

     Conditions to the Acquisition. The obligations of SERC and Telegen to consummate the Acquisition are subject to the satisfaction or waiver, at or before the Effective Time, of certain conditions, including, but not limited to, the following: (i) the registration statement on Form S-4 under the Securities Act filed by SERC (the "Registration Statement") having become effective and no stop order with respect to the Registration Statement being in effect or threatened; (ii) neither SERC nor Telegen shall be subject to any order, decree or injunction which enjoins or prohibits the consummation of the Acquisition; and (iii) receipt by SERC of the requisite approval from the SERC stockholders to consummate the Acquisition.

     In addition to the conditions set forth in the first paragraph of this subsection, the obligations of SERC to consummate the Acquisition are subject to the fulfillment or waiver in writing by SERC of the following conditions: (i) the representations and warranties made by Telegen being true in all material respects; (ii) Telegen having performed all material agreements, obligations and conditions contained in the Agreement required to be performed by it at or prior to the Effective Time in all material respects; (iii) no material adverse changes in the business, affairs, prospects, operations, properties, assets or condition of Telegen and its subsidiaries, taken as a whole, having occurred;
(iv) all proceedings and documents in connection with the transactions contemplated at the closing of the Acquisition being reasonably satisfactory to SERC; and (v) all consents and approvals that in the reasonable opinion of counsel for SERC are necessary to permit the Acquisition having been granted or issued and having become effective.

     In addition to the conditions set forth above, the obligations of Telegen to consummate the Acquisition are subject to the fulfillment or waiver in writing by Telegen of the following conditions: (i) the representations and warranties made by SERC being true in all material respects; (ii) SERC having performed all material agreements, obligations and conditions contained in the Agreement required to be performed by it at or prior to the Effective Time in all material respects; (iii) no material adverse changes in the business, affairs, prospects, operations, properties, assets or condition of SERC, taken as a whole, having occurred; (iv) all proceedings and documents in connection with the transactions contemplated at the closing of the Acquisition being reasonably satisfactory to Telegen; (v) all consents and approvals that in the reasonable opinion of counsel for Telegen are necessary to permit the Acquisition having been granted or issued and having become effective; (vi) the SERC Board having amended the Articles of Incorporation of SERC pursuant to the Agreement to effect a one share-for-seven and one-fourth shares (1 for 7.25) reverse split of the common stock of SERC, and obtained the resignations of all current SERC officers and directors, and shall have approved all necessary resolutions such that immediately after the Effective Time, the current Telegen directors will become members of the SERC California Board of Directors; and
(vii) the redomiciliation of SERC as a California corporation. See "SERC - Matters to be Considered at the Special Meeting - Election of Directors" and " - Description of the Agreement - Directors and Management of SERC Following the Acquisition."

     Certain Covenants. Pursuant to the Agreement, SERC has agreed that, during the period between the execution of the Agreement and the Effective Time, it will not engage in any practice, take any action, embark on any course of inaction or enter into any transaction outside the ordinary course of business without the consent of Telegen. In particular, SERC will not (i) declare, set aside or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase or otherwise acquire any of its capital stock or (ii) otherwise engage in any practice, take any action, embark on any course of inaction or enter into any transaction which would result in a material adverse change in the assets, liabilities, business, financial condition, operations, results of operations or future prospects of SERC. In addition, SERC has agreed that it shall not, without the prior written consent of Telegen, issue any additional shares of any of its equity securities or any other securities convertible into its equity securities. Further, SERC has terminated its negotiations with alternative target companies.

     Pursuant to the Agreement, Telegen has agreed that during the period between the execution of the Agreement and the Effective Time, Telegen will not
(i) declare, set aside or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase or otherwise acquire any of its capital stock, (ii) otherwise engage in any practice, take any action, embark on any course of inaction or enter into any transaction which would result in a material adverse change in the assets, liabilities, business, financial condition, operations, results of operations or future prospects of Telegen. In addition, Telegen has agreed not to issue any equity securities without the prior consent of SERC other than in connection with the bridge financing and the private placement.

     Nonsolicitation. The Agreement provides that neither party will, directly or indirectly, or through representatives retained by such party, entertain or enter into any agreement or understanding, or engage in any discussions with, or furnish any information to, any person or entity, other than SERC or Telegen with respect to any acquisition or merger transaction involving SERC or Telegen or any of their subsidiaries. If Telegen receives any bona fide offer relating to such a transaction, Telegen will provide SERC with immediate notice thereof and shall not enter into any transaction or letter of intent with a third party until SERC has the opportunity to discuss the opportunity and match or improve upon the terms of such offer.

     Representations and Warranties. The Agreement contains various representations and warranties relating to, among other things: (i) each of SERC's and Telegen's and certain of their respective subsidiaries' organizations and similar corporate matters; (ii) each of SERC's and Telegen's and certain of their respective subsidiaries; capital structures; (iii) the authorization by SERC of the issuance of the SERC California common stock to the Telegen shareholders; (iv) the corporate actions necessary for the execution of the Agreement; (v) the accuracy of each of SERC's and Telegen's recent financial statements and certain accounting matters; (vi) the absence of certain liabilities; (vii) the absence of certain changes or events; (viii) legal proceedings; (ix) the absence of certain labor controversies; (x) taxes; (xi) retirement and other employee plans and matters relating to the Employee Retirement Income Security Act of 1974, as amended; (xii) violations of law;
(xiii) title to property and sufficiency of assets; (xiv) ownership of patents, trademarks, copyrights and other proprietary rights; (xv) compliance with applicable U.S., federal, state and local laws and regulations; (xvi) accurate disclosure of information, specifically the documents and reports filed by SERC with the SEC and the accuracy of the information contained therein, and (xvii) material agreements of SERC and Telegen.

     Price Protection Provisions. Pursuant to the terms of the Agreement, additional SERC California common shares are to be issued to those persons who are shareholders of SERC immediately prior to the Effective Time (the "Protected Shareholders") if the closing bid price of SERC California post-Acquisition (as adjusted for stock splits and similar events), as reported in the Pink Sheets, the Bulletin Board maintained by NASDAQ, or on the NASDAQ Stock Market or on a national stock exchange, does not exceed or equal $14.50 per share on any ninety trading days over the period occurring between the closing of the Acquisition and December 31, 1997 (the "Price Protection Period"). If the closing bid price does not exceed $14.50 for any ninety trading days over the Price Protection Period, then additional SERC California shares will be issued under the Agreement based on the average closing bid price for those ninety trading days during the Price Protection Period with the highest average closing bid price (the "Bid Price Factor"). Any SERC California common shares issued thereby are to be distributed to the Protected Shareholders on a pro rata basis based on the number of shares owned by each Protected Shareholder immediately prior to the Effective Time. The number of additional shares to be distributed to the Protected Shareholders, if any, is to be based on a formula whereby:

      N = the number of shares to be issued

      and N =   x $14.50 - ______   (where ________  equals the number of
             Bid Price              SERC common shares outstanding
              Factor                immediately prior to the Effective Time
                                    of the Acquisition, as adjusted to reflect the proposed one share-for-seven and one-fourth (1 for 7.25) reverse split of the currently issued and outstanding shares of SERC common stock)

     The above formula has been adjusted to reflect the outstanding shares of SERC common stock assuming shareholder approval of the one share-for-seven and one-fourth shares (1 for 7.25) reverse split of the currently issued and outstanding shares of SERC common stock approved by the Board of Directors. The price protection formula is subject to adjustments for future changes in the capitalization of SERC such as stock dividends and stock splits.

     Indemnity and Share Escrow.  Pursuant to the terms of the Agreement,  James
B. Wiegand, who currently is the principal shareholder of SERC, is to execute an Indemnification Agreement with respect to any breaches of representations and warranties or covenants under the Agreement by SERC. Telegen's sole and exclusive recourse under such Indemnification Agreement will be to an escrow established for such purpose into which Mr. Wiegand is to contribute 70,000 shares of SERC common stock, which number of shares is subject to adjustment from stock splits or other adjustments.

     Termination.  The Agreement may be terminated  prior to the Effective Time:
(i) by the mutual consent of SERC and Telegen; (ii) by either SERC or Telegen if there has been a material breach of any representation, warranty, covenant or agreement contained in the Agreement on the part of the other party set forth in the Agreement and such breach of a covenant or agreement has not been promptly cured; (iii) by either SERC or Telegen if the Acquisition shall not have been consummated on or before August 31, 1996; (iv) by either SERC or Telegen if (a) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Acquisition or (b) there shall be any action or deemed applicable to the Acquisition by any governmental entity which would or deemed applicable to the Acquisition by any governmental entity which would make a consummation of the Acquisition illegal; (v) by either SERC or Telegen if there shall be any action taken, or any statute, rule, regulation or order there shall be any action taken, or any statute, rule, regulation or order render SERC or Telegen unable to consummate the Acquisition, except for any waiting period provisions.

     Liability for Expenses Upon Termination. If the Agreement is terminated by Telegen for any reason other than the failure of SERC to cure a breach of SERC's representations and warranties or a failure to close the Acquisition on a timely basis, Telegen must reimburse the actual legal fees and expenses incurred by SERC and advanced to Telegen by SERC to assist Telegen in completion of the Agreement through the date of termination, in an amount not to exceed $200,000.

     Waiver and Amendment. The Agreement may, to the maximum extent permitted by law, be amended by the written agreement of SERC and Telegen, by action taken by their respective Boards of Directors. In addition, any term, provision or condition of the Agreement may be waived in writing by the party which is entitled to the benefits thereof.

Vote Required

     To conserve resources, the Agreement was structured such that approval of the Agreement by the shareholders of SERC and the shareholders of Telegen is not required by law. However, the SERC Board of Directors has directed that the Agreement be submitted to the shareholders of SERC for their approval as outlined in the proposals for the Special Meeting of SERC shareholders. Since SERC's principal shareholder, who beneficially owns ______% of the outstanding SERC common stock entitled to vote on the Agreement, will vote in favor of the Agreement, approval of the Agreement by a majority of SERC shares is assured. Therefore, assuming that neither SERC nor Telegen terminates the Agreement, the shareholders of Telegen will become shareholders of SERC California (after giving effect to the proposed redomiciliation of SERC as a California corporation) at the exchange rate of one share of SERC California common stock (after giving effect to the proposed one share-for-seven and one-fourth (1 for 7.25) reverse split of the currently issued and outstanding shares of SERC common stock) and one share of SERC Series A preferred stock for each issued and outstanding share of Telegen common stock and preferred stock, respectively. (See "The Agreement" and Availability of Appraisal Rights for Dissenting Shareholders).

Availability of Appraisal Rights for Dissenting Shareholders

     Under  Colorado  and  California  law,   appraisal  rights  for  dissenting
shareholders will not be available to the shareholders of SERC with respect to the Acquisition since SERC is the acquiring entity in the Acquisition.

     Under California law, appraisal rights for dissenting shareholders will not be available to the shareholders of Telegen with respect to the Acquisition since Telegen is being acquired by a California corporation and the Telegen shareholders are receiving in exchange for their shares of Telegen shares of a California corporation.

The SERC Board of Directors and Management Following the Acquisition

     Pursuant to the terms of the Agreement, the SERC California Board of Directors following the Acquisition is to be made up of the six current directors of Telegen. Three of the current Telegen directors are independent directors, as defined in the Rules of the National Associated of Securities Dealers, Inc., and such independent directors are to be appointed to the Audit and Compensation Committees of the SERC California Board of Directors.

Resale of SERC Common and Series A Preferred Stock

     The shares of SERC California common and Series A preferred stock to be issued to the shareholders of Telegen in connection with the Acquisition are being registered under the Securities Act by the Registration Statement within which this Information Statement-Prospectus is being included. No lockup agreements were required as a result of agreement to the Price Protection Provisions contained in the Agreement.

Federal Income Tax Consequences of the Acquisition

     A ruling from the Internal Revenue Service concerning the tax consequences of the Acquisition has not been requested. However, the Agreement is structured in such a fashion that: (i) the Acquisition should, among other things, constitute a "tax-free" reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and (ii) no gain or loss should be recognized by the Telegen shareholders with respect to the SERC California common and Series A preferred stock received as a result of the Acquisition. The discussion below assumes such treatment for federal income tax purposes.

     A Telegen shareholder who, pursuant to the acquisition, exchanges his Telegen stock, actually owned by him or her solely for SERC California common or Series A preferred stock will not recognize any gain or loss upon such exchange. The aggregate tax basis of the SERC California common stock received in exchange for the Telegen common or preferred stock will be equal to the aggregate tax basis of the respective Telegen common or preferred stock surrendered. For the purposes of determining long term or short term capital gain, the holding period of the Telegen stock will be added to the holding period of the newly exchanged SERC stock in making the determination.

     THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION PURPOSES ONLY. BECAUSE OF THE COMPLEXITIES OF FEDERAL INCOME TAX LAWS, EACH TELEGEN SHAREHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE ACQUISITION TO HIM OR HER, INCLUDING INCOME TAX RETURN REPORTING REQUIREMENTS AND THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND OTHER TAX LAWS.

Expenses of the Acquisition

     SERC has advanced to Telegen and has incurred certain costs and expenses on Telegen's behalf, including its legal and accounting fees, to assist Telegen in the completion of the Acquisition. Should Telegen cancel the Agreement for any reason other than a failure of SERC to cure a breach of SERC's representations and warranties under the Agreement, Telegen is obligated under the Agreement to reimburse SERC for such costs and expenses, and other expenses incurred by SERC related to the Agreement, up to $200,000.

Comparison of Rights of Holders of SERC Stock Under Colorado and California Law

     SERC and Telegen are incorporated under the laws of the States of Colorado and California, respectively. As part of the Acquisition, it is intended that SERC redomicile as a California corporation. As a result, the rights of SERC shareholders which are currently governed by the laws of the State of Colorado will be governed by the State of California. The corporation laws of Colorado and California differ in many respects. In particular, the rights of shareholders are materially different with respect to the removal of directors, the classification of the board of directors, indemnification and limitation of liability, inspection of shareholder lists, dividends and repurchase of shares, shareholder voting, interested director transactions, shareholder derivative suits, appraisal rights and dissolution. See "INFORMATION CONCERNING THE SERC SPECIAL MEETING - Matters to be Considered at Special Meeting."

                 INFORMATION CONCERNING THE SERC SPECIAL MEETING

Matters to be Considered at Special Meeting

     At the SERC Special Meeting of Shareholders, the SERC shareholders will consider and vote upon the following matters:

1. Approval of an Agreement and Plan of Reorganization, as amended (the "Agreement"), by and among SERC, Telegen Corporation, a California corporation ("Telegen"), Solar Energy Research Corp. of California, a California corporation and wholly owned subsidiary of SERC ("SERC California"), and Telegen Acquisition Corporation, a California corporation and wholly owned subsidiary of SERC ("TAC"), pursuant to which SERC California will acquire all of Telegen's outstanding capital stock through a merger of TAC with and into Telegen with Telegen thereby becoming a wholly owned subsidiary of SERC California (the "Acquisition").

2.   Approval of the redomiciliation of SERC as a California corporation.

3. Ratification of the one share-for-seven and one-fourth shares (1 for 7.25) reverse split of the currently issued and outstanding shares of SERC common stock approved by the Board of Directors.

4. Election to the SERC board of directors of the six current Telegen directors to fill the vacancies resulting from the resignations of the current SERC directors pursuant to the terms of the Agreement.

5. Approval of an amendment to the Articles of Incorporation to change the name of SERC California to Telegen Corporation.

HOLDERS OF SERC STOCK ARE NOT BEING ASKED FOR A PROXY AND ARE REQUESTED NOT TO SEND A PROXY.

     Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of this Information-Prospectus to the beneficial owners of stock held of record by such persons, and SERC will reimburse such custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith. SERC is being assisted by ADP in this regard.

     A majority in interest of the common shareholders on the record date must be present, in person or by proxy, at the Meeting to constitute a quorum. Each share of common stock will carry one vote on each of both proposals described below, as well as on any other matters which may properly come before the Meeting.

     So far as SERC is aware, no matters other than the ones outlined in this Information Statement will be presented at the Meeting for action on the part of the shareholders. If any other matters are properly brought before the Meeting, the persons present will vote as they feel appropriate in accordance with their best judgment.

     The shares beneficially owned by James B. Wiegand, Chairman of the Board of Directors and President of SERC, which total approximately ______% of the outstanding shares, will be voted in favor of each of both proposals described below. Therefore, all of the proposals will be approved by the required affirmative vote.

     1. Approval of the Acquisition. The Board of Directors of SERC have approved and directed for submission to the SERC shareholders for approval the Agreement and Plan of Reorganization, as amended (the "Agreement"), by and among SERC, Telegen Corporation, a California corporation ("Telegen"), Solar Energy Research Corp. of California, a California corporation and wholly owned subsidiary of SERC ("SERC California"), and Telegen Acquisition Corporation, a California corporation and wholly owned subsidiary of SERC ("TAC"), pursuant to which: (i) SERC California (after giving effect to the proposed redomiciliation of SERC as a California corporation) will acquire all of Telegen's outstanding capital stock through a merger of TAC with and into Telegen with Telegen thereby becoming a wholly owned subsidiary of SERC California (the "Acquisition"); (ii) SERC California will issue one (1) share of its common stock (after giving effect to the one share-for-seven and one-fourth shares (1 for 7.25) reverse split of the issued and outstanding SERC common stock as outlined below) for each share of Telegen common stock issued and outstanding at the closing; (iii) SERC California will issue one (1) share of its Series A preferred stock for each share of Telegen preferred stock issued and outstanding at the closing; and
(iv) SERC California will issue one option to acquire a share of SERC California's common stock in exchange for each outstanding option to acquire a share of Telegen common stock.

     The SERC Board of Directors believes the Acquisition is in the best interests of SERC and its shareholders due to a number of factors, including (i) the enhanced business opportunities resulting from the acquisition of Telegen's business; (ii) the assets, operations and prospects of Telegen; (iii) the relative values of SERC capital stock and Telegen capital stock; and (iv) the belief that the consideration proposed to be paid by SERC in the issuance of its shares to acquire Telegen is fair to the shareholders of SERC from a financial point of view. See "THE ACQUISITION - Background of the Acquisition" and "Summary of Agreement."

     2. Redomiciliation of SERC in California. The SERC Board of Directors has determined that, for the purpose of corporate governance, it is in the best interest of SERC to reincorporate SERC pursuant to the laws of the State of California. California is the corporate domicile of Telegen. The intention of the Board once shareholder approval is received, is to merge SERC with and into SERC California. Shareholders will have the option of returning their stock certificates for reissuance of the same number of shares, with the same par value and rights as they currently have, or in the alternative, will be able to keep their share certificates knowing that upon transfer, new certificates will be issued listing California as the state of incorporation. The number of shares that will be authorized for issuance, issued and outstanding will be identical before and after the completion of the redomiciliation of SERC.

Introduction

     The Board of Directors believes that the best interests of SERC and its shareholders will be served by changing the state of incorporation of SERC from Colorado to California (the "Reincorporation Proposal" or the "Proposed Reincorporation").

     Under the circumstances of the Agreement, SERC may exchange its shares for all of the issued and outstanding shares of Telegen without a shareholder vote and without dissenter's rights or rights of appraisal if it is being acquired by a California corporation. In preparation for the completion of the Agreement with Telegen, SERC agreed to reincorporate into the State of California in an effort to eliminate the requirement and therefore reduce the costs and expenses of completing the Agreement. Management had previously agreed to reincorporate into California subsequent to the merger and since SERC determined to deliver an Information Statement-Prospectus, it elected to include the Reincorporation Proposal with this document.

     The proposed California certificate of incorporation and bylaws are substantially similar to those currently in effect in Colorado, with the exception that cumulative voting (permitted but never to date exercised by SERC's shareholders) and par value will be eliminated. The Reincorporation Proposal is not being proposed in order to prevent an unsolicited takeover attempt, nor is it in response to any present attempt known to the Board of Directors to acquire control of the Company, obtain representation on the Board of Directors or take significant action that affects the Company. Throughout the Information Statement, the term "SERC Colorado" refers to the existing Colorado corporation and the term "SERC California" refers to the new proposed California corporation, a wholly-owned subsidiary of SERC Colorado, which is the proposed successor to SERC Colorado.

     The Reincorporation Proposal will be effected by merging SERC Colorado into SERC California (the "Reincorporation Merger"). Upon completion of the Merger, SERC Colorado will cease to exist and SERC California will continue to operate the business of the Company under the name SERC, Inc. Pursuant to the Agreement and Plan of Merger between SERC California and SERC Colorado each outstanding share of SERC Colorado Common Stock, $.50 par value, will automatically be converted into one share of SERC California Common Stock, no par value. IT IS NOT NECESSARY FOR SHAREHOLDERS TO EXCHANGE THEIR EXISTING STOCK CERTIFICATES FOR STOCK CERTIFICATES OF SERC CALIFORNIA.

     Upon the date on which the Reincorporation Merger is effective, SERC California will also assume and continue the outstanding stock options and all other employee benefit plans of SERC Colorado. Each outstanding and unexercised option or other right to purchase shares of SERC Colorado Common Stock will become an option or right to purchase the same number of shares of SERC
California Common Stock on the same terms and conditions and at the same exercise price applicable to any such SERC Colorado option or stock purchase right at the Effective Date.

     The Proposed Reincorporation has been unanimously approved by SERC Colorado's Board of Directors. It is anticipated that the effective date of the Reincorporation Merger will be as soon as reasonably practicable following the Special Meeting of Shareholders where formal shareholder approval is assured. However, pursuant to the reincorporation merger agreement, the Reincorporation Merger may be abandoned or the merger agreement may be amended by the Board of Directors (except that certain principal terms may not be amended without shareholder approval) either before or after shareholder approval has been obtained and prior to the Effective Date of the Proposed Reincorporation if, in the opinion of the Board of Directors of either company, circumstances arise that make it inadvisable to proceed. Such would be the case if the Agreement to acquire Telegen is terminated or abandoned by any party thereto.

     Shareholders of SERC Colorado will have no dissenter's rights of appraisal with respect to the Reincorporation Proposal. The discussion set forth below is qualified in its entirety by reference to the Reincorporation Merger Agreement, the Certificate of Incorporation and the Bylaws of SERC California, copies of which may be obtained from SERC free of charge upon request.

Vote Required for the Reincorporation Proposal

     Approval of the Reincorporation Proposal, which will also constitute approval of the (i) Merger Agreement, the Certificate of Incorporation and the Bylaws of SERC California, and (ii) the assumption of SERC Colorado's outstanding stock options by SERC California, will require the affirmative vote of the holders of a majority of the outstanding shares of SERC Colorado Common Stock. Since Management has agreed to vote in favor of the Reincorporation Proposal passage is assured.

Principal Reasons for the Proposed Reincorporation

     Based on the above, management of SERC and Telegen determined that an effort to cut back on the substantial costs of a shareholder meeting and the additional potential expense relating to dissenter's and appraisal rights, it was in the best interest of the parties to the agreement to accomplish the reincorporation of SERC prior to the closing of the Telegen Acquisition.

     This reincorporation is a condition precedent to the completion of the agreement as amended. All agreements that are in effect by and between SERC and Telegen at or prior to the effective date of the reincorporation will become the obligations of SERC California. The Proposed Reincorporation will not result in any change in the name, business, management, fiscal year, assets or liabilities (except to the extent of legal and other costs of affecting the Reincorporation) or location of the principal facilities of SERC. The officers and directors of SERC Colorado prior to the Reincorporation will become the officers and directors of SERC California. All employee agreements and compensation agreements of SERC Colorado will be assumed and continued by SERC California. All stock options, warrants or other rights to acquire common stock of SERC Colorado will automatically be converted into an option or right to purchase the same number of shares of SERC California common stock at the same price per share on the same terms and subject to the same conditions.

The Charters and Bylaws of SERC Colorado and SERC California

     The provisions of the SERC Colorado Articles of Incorporation and Bylaws are substantially similar to those of the SERC California Articles of Incorporation and Bylaws in all respects except that the SERC California Articles, as a requirement of California law, require that shareholders be permitted to vote their shares cumulatively under certain circumstances relating to the election of the Board of Directors. (For a detailed discussion of cumulative voting rights in California, see "Significant Differences Between the Corporation Laws of Colorado and California".)

     The Articles of Incorporation of SERC Colorado currently authorize the company to issue up to 100,000,000 shares of common stock, $.50 par value, and 25,000,000 shares of no par value Series A preferred stock. The Certificate of Incorporation of SERC California provides for the same capital structure except there is no par value for the Common Shares. The Board of Directors has the authority under both Colorado and California law to determine the powers, preferences and rights and the qualifications, limitations or restrictions of the authorized and unissued Series A preferred stock. Thus effectively the Board of Directors without shareholder approval could authorize the issuance of a class of preferred stock under either the laws of Colorado or California which could have the effect of delaying or preventing a change in control of the company or of modifying the rights of holders of the company's issued and outstanding common stock. The Board of Directors could also utilize such shares for further financings, possible acquisitions or other uses.

Compliance with Colorado and California Law

     Following the Special Meeting of Shareholders, SERC will submit the Merger Agreement to the offices of the Colorado Secretary of State and to the office of the California Secretary of State for filing. The redomiciliation will be effective upon the filings being accepted by the Secretaries of State.

Significant Differences Between the Corporation Laws of Colorado and California

     The corporation laws of Colorado and California differ in many respects. Although all the differences are not set forth in this Information
Statement-Prospectus, certain provisions which could materially affect the rights of shareholders, are discussed below.

Removal of Directors

     The corporation may remove directors, with or without cause, with the approval of a majority of the outstanding shares entitled to vote. However, no director may be removed if the number of votes cast against such removal would be sufficient to elect the director. Under Colorado law, a director of a corporation that does not have a staggered board of directors or cumulative voting may be removed with or without cause with the approval of a majority of the outstanding shares entitled to vote at an election of directors. In the case of a Colorado corporation having cumulative voting, if less than the entire board is to be removed, a director may not be removed without cause if the number of shares voted against such removal would be sufficient to elect the director under cumulative voting. Under California law, any director or the entire board of directors may be removed, with or without cause, with the approval of a majority of the outstanding shares entitled to vote; however, no individual director may be removed (unless the entire board is removed) if the number of votes cast against such removal would be sufficient to elect the director under cumulative voting.

Classified Board of Directors

     A classified or staggered (term in Colorado) board is one on which a certain number, but not all, of the directors are elected on a rotating basis each year. This method of electing directors makes changes in the composition of the board of directors more difficult, and thus a potential change in control of a corporation a lengthier and more difficult process. The SERC Colorado Certificate of Incorporation and Bylaws do not provide for a staggered board and SERC Colorado presently does not intend to establish a staggered board. The establishment of a classified board following the Proposed Reincorporation would require the approval of the stockholders of SERC Colorado. Pursuant to legislation which became effective on January 1, 1990, California law now permits certain qualifying corporations to provide for a classified board of directors by adopting amendments to their articles of incorporation or bylaws, which amendments must be approved by the shareholders. Although SERC California qualifies to adopt a classified board of directors, its Board of Directors has no present intention of doing so. Colorado law permits, but does not require, a staggered board of directors, pursuant to which the directors can be divided into as many as three classes with staggered terms of office, with only one class of directors standing for election each year.

Indemnification and Limitation of Liability

     California and Colorado have similar laws respecting indemnification by a corporation of its officers, directors, employees and other agents. The laws of both states also permit, with certain exceptions, a corporation to adopt a provision in its articles of incorporation or certificate of incorporation, as the case may be, eliminating the liability of a director to the corporation or its shareholders for monetary damages for breach of the director's fiduciary duty. There are nonetheless certain differences between the laws of the two states respecting indemnification and limitation of liability.

     The Articles of Incorporation of SERC California eliminate the liability of directors to the corporation to the fullest extent permissible under California law. California law does not permit the elimination of monetary liability where such liability is based on: (a) intentional misconduct or knowing and culpable violation of law; (b) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders, or that involve the absence of good faith on the part of the director; (c) receipt of an improper personal benefit; (d) acts or omissions that show reckless disregard for the director's duty to the corporation or its shareholders, where the director in the ordinary course of performing a director's duties should be aware of a risk of serious injury to the corporation or its shareholders; (e) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation and its shareholders; (f) interested transactions between the corporation and a director in which a director has a material financial interest; and (g) liability for improper distributions, loans or guarantees.

     While Colorado law provides for the elimination of director liability, the Certificate of Incorporation of SERC Colorado does not eliminate the liability of directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

     Colorado law generally permits indemnification of director expenses, including attorney's fees, actually and reasonably incurred in the defense or settlement of a derivative or third-party action, provided there is a determination by a majority vote of a disinterested quorum of the directors, by independent legal counsel or by a majority vote of a quorum of the stockholders that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in the best interests of the corporation. Without court approval, however, no indemnification may be made in respect of any derivative action in which such person is adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation. Colorado law requires indemnification of director expenses when the individual being indemnified has successfully defended any action, claim, issue, or matter therein, on the merits or otherwise.

     California law permits indemnification of expenses incurred in derivative or third-party actions, except that with respect to derivative actions (a) no indemnification may be made when a person is adjudged liable to the corporation in the performance of that person's duty to the corporation and its shareholders unless a court determines such person is entitled to indemnify for expenses, and then such indemnification may be made only to the extent that such court shall determine, and (b) no indemnification may be made without court approval in respect of amounts paid or expenses incurred in settling or otherwise disposing of a threatened or pending action or amounts incurred in defending a pending action that is settled or otherwise disposed of without court approval.

     California law requires indemnification when the individual has defended successfully the action on the merits (as opposed to Colorado law, which requires indemnification relating to a successful defense on the merits or otherwise).

     Expenses incurred by an officer or director in defending an action may be paid in advance, under Colorado law and California law, if such director or officer undertakes to repay such amounts if it is ultimately determined that he or she is not entitled to indemnification. In addition, the laws of both states authorize a corporation's purchase of indemnity insurance for the benefit of its officers, directors, employees and agents whether or not the corporation would have the power to indemnify against the liability covered by the policy.

     California law permits a California corporation to provide rights to indemnification beyond those provided therein to the extent such additional indemnification is authorized in the corporation's articles of incorporation. Thus, if so authorized, rights to indemnification may be provided pursuant to agreements or bylaw provisions which make mandatory the permissive indemnification provided by California law. Under California law, there are two limitations on such additional rights to indemnification; (i) such indemnification is not permitted for acts, omissions or transactions from which a director of a California corporation may not be relieved of personal liability as described above; and (ii) such indemnification is not permitted in circumstances where California law expressly prohibits indemnification, as described above. SERC California's Articles of Incorporation permit indemnification beyond that expressly mandated by the California Corporations Code and limits director monetary liability to the extent permitted by California law. SERC California plans to adopt the indemnification agreements that are in force with the Telegen officers and directors.

     A provision of Colorado law states that, except with regard to directors, the indemnifications provided by statute shall not be deemed exclusive of any other rights under any bylaw, agreement, vote of stockholders or directors or otherwise. SERC Colorado has no additional rights of indemnification in place except as provided by Colorado law.

Inspection of Shareholder List

     Both California and Colorado law allow any shareholder to inspect the shareholder list for a purpose reasonably related to such person's interests as a shareholder. California law provides, in addition, for an absolute right to inspect and copy the corporation's shareholder list by persons holding an aggregate of five percent (5%) or more of a corporation's voting shares, or shareholders holding an aggregate of one percent (1%) or more of such shares who have filed a Schedule 14B under the revised proxy rules. Under California law, such absolute inspection rights also apply to a corporation formed under the laws of any other state if its principal executive offices are in California or if it customarily holds meetings of its board in California. Colorado law contains no provisions comparable to the absolute right of inspection provided by California law to certain shareholders and limits the inspection rights to periods after notice of a meeting through and including during the meeting.

Dividends and Repurchases of Shares

     Both Colorado and California law dispense with the concepts of par value of shares as well as statutory definitions of capital, surplus and the like.

     Colorado law permits a corporation to declare and pay dividends unless, after giving it effect: (a) the corporation would not be able to pay its debts as they become due in the usual course of business; or (b) the corporation's total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

     Under California law, a corporation may not make any distribution (including dividends, whether in cash or other property, and repurchase of its shares, other than repurchase of its shares issued under employee stock plans contemplated by Section 408 of the California Corporations Code) unless either
(i) the corporation's retained earnings immediately prior to the proposed distribution equal or exceed the amount of the proposed distribution, or (ii) immediately after giving effect to such distribution, the corporation's assets (exclusive of goodwill, capitalized research and development expenses and deferred charges) would be at least equal to 1 1/4 times its liabilities (not including deferred taxes, deferred income and other deferred credits), and the corporation's current assets would be at least equal to its current liabilities (or 1 1/4 times its current liabilities if the average pre-tax and pre-interest expense earnings for the preceding two fiscal years were less than the average interest expenses for such years). Such tests are applied to California corporations on a consolidated basis.

     To date, the Company has not paid any cash dividends.

Shareholder Voting

     Both California and Colorado law generally require that a majority of the shareholders of both acquiring and target corporations approve statutory mergers. Colorado law does not require a stockholder vote of the surviving corporation in a merger (unless the corporation provides otherwise in its certificate of incorporation) if (a) the merger agreement does not amend the existing certificate of incorporation, (b) each share of the stock of the surviving corporations outstanding immediately before the effective date of the merger is an identical outstanding of treasury share after the merger, and (c) either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or the treasury shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed twenty percent (20%) of the shares of common stock of such constituent corporation outstanding immediately prior to the effective date of the merger. California law contains a similar exception to its voting requirements for reorganizations where shareholders of the corporation itself, or both, immediately prior to the reorganization will own immediately after the reorganization equity securities constituting more than five sixths of the voting power of the surviving or acquiring corporation or its parent entity.

     Both California law and Colorado law also require that a sale of all or substantially all of the assets of a corporation be approved by a majority of the outstanding voting shares of the corporation transferring such assets.

     With certain exceptions, California law also requires that mergers, reorganizations, certain sales of assets, and similar transactions be approved by a majority vote of each class of shares outstanding. In contrast, Colorado law generally does not require class voting, except in certain transactions involving an amendment to the certificate of incorporation that adversely affects a specific class of shares or where the class of securities designates such a right. As a result, shareholder approval of such transactions may be easier to obtain under Colorado law for companies which have more than one class of shares outstanding.

     California law also requires that holders of nonredeemable common stock receive nonredeemable common stock in a merger of the corporation with the holder of more than fifty percent (50%) but less than ninety percent (90%) of such common stock or its affiliate unless all of the holders of such common stock consent to the transaction. This provision of California law may have the affect of making a "cash-out" merger by a majority shareholder more difficult to accomplish. Colorado law does not parallel California law in this respect.

     California law provides that, except in certain circumstances, when a tender offer or a proposal for a reorganization or for a sale of assets is made by an interested party (generally a controlling or managing person of the target corporation), an affirmative opinion in writing as to the fairness of the consideration to be paid to the shareholders must be delivered to shareholders. This fairness opinion requirement does not apply to a corporation that does not have shares held of record by at least 100 persons, or to a transaction that has been qualified under California state securities laws. Furthermore, if a tender of shares or vote is sought pursuant to an interested party's proposal and a later proposal is made by another party at least ten days prior to the date of the acceptance of the interested party proposal, the shareholders must be informed of the later offer and be afforded a reasonable opportunity to withdraw any vote, consent or proxy, or to withdraw any tendered shares. Colorado law has no comparable provision.

Interested Director Transactions

     Under both California and Colorado law, certain contracts or transactions in which one or more of a corporation's directors has an interest are not void or voidable because of such interest provided that certain conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure, are met. With certain exceptions, the conditions are similar under California and Colorado law. Under California and Colorado law,
(a) either the shareholders or the board of directors must approve any such contract or transaction after full disclosure of the material facts, and, in the case of board approval, the contract or transaction must also be "just and reasonable" (in California) or "fair" (in Colorado) to the corporation, or (b) the contract or transaction must have been just and reasonable or fair as to the corporation at the time it was approved. In the latter case, California law explicitly places the burden of proof on the interested director. Under California law, if shareholder approval is sought, the interested director is not entitled to vote his shares at a shareholder meeting with respect to any action regarding such contract or transaction. If board approval is sought, the contract or transaction must be approved by a majority vote of a quorum of the directors, without counting the vote of any interested directors (except that interested directors may be counted for purposes of establishing a quorum). Therefore, certain transactions that the Board of Directors of SERC California might not be able to approve because of the number of interested directors, could be approved by a majority of the disinterested directors of Colorado, although less than a majority of a quorum. The Company is not aware of any plans to propose any transaction involving directors of the Company that could not be so approved under California law but could be so approved under Colorado law.

Shareholder Derivative Suits

     California law provides that a shareholder bringing a derivative action on behalf of a corporation need not have been a shareholder at the time of the transaction in question, provided that certain tests are met. Under Colorado law, a stockholder may bring a derivative action on behalf of the corporation only if the stockholder was a stockholder of the corporation at the time of the transaction in question or if his or her stock thereafter devolved upon him or her by operation of law. Both Colorado and California law also provide that the corporation or the defendant in a derivative suit may make a motion to the court for an order requiring the plaintiff shareholder to furnish a security bond.

Appraisal Rights

     Under both California and Colorado law, a shareholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal/dissenters' rights pursuant to which such shareholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction. Under Colorado law, such fair market value is determined exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation and such appraisal rights are not available to stockholders of a corporation surviving a merger if no vote of the stockholders of the surviving corporation is required to approve the merger or share exchange under certain provisions of Colorado law. Appraisal or dissenters' rights are not available to shareholders of SERC Colorado with respect to the Reincorporation Proposal. California law generally affords appraisal rights in sale or asset reorganizations.

     The limitations on the availability of appraisal rights under California law are different from those under Colorado law. Shareholders of a California corporation whose shares are listed on a national securities exchange or on a list of over-the-counter margin stocks issued by the Board of Governors of the Federal Reserve System generally do not have such appraisal rights unless the holders of at least five percent (5%) of the class of outstanding shares claim the right of the corporation or any law restricts the transfer of such shares. Appraisal rights are also unavailable if the shareholders of a corporation or the corporation itself, or both, immediately prior to the reorganization will own immediately after the reorganization equity securities constituting more than five-sixths of the voting power of the surviving or acquiring corporation or its parent entity.

Dissolution

     Under California law, shareholders holding fifty percent (50%) or more of the total voting power may authorize a corporation's dissolution, with or without the approval of the corporation's board of directors, and this right may not be modified by the articles of incorporation. Under Colorado law, if the dissolution is initially approved by the board of directors, it may be approved by a simple majority of the outstanding shares of the corporation's stock entitled to vote. In the event of such a board-initiated dissolution, Colorado law allows a Colorado corporation to include in its certificate of incorporation a supermajority (greater than a simple majority) voting requirement in connection with dissolutions. Under Colorado law, shareholders may only initiate dissolution by way of a judicial proceeding.

     An affirmative vote will give SERC management the authority to take all action deemed necessary to change the domicile of SERC.

     3. Ratification of 1 for 7.25 Reverse Split of Common Shares. Pursuant to the terms of the Agreement, the SERC Board of Directors adopted on January 5, 1996 a resolution, subject to completion of Acquisition described above, to reverse split the issued and outstanding shares of the SERC's $.50 par value common stock one share for seven and one-fourth shares (1 for 7.25). Proposed for approval by shareholder vote is such reverse split. There will be no adjustment to the par value.

     The SERC Board believes the reverse split is in the best interests of SERC and its shareholders in that it will adjust the number of shares of SERC's common stock outstanding in a manner conducive to effectuating the Acquisition described above.

     The reverse split will result in one share of common stock, par value $.50, being outstanding for each seven and one-fourth issued and outstanding shares of common stock, par value $.50. In lieu of the issuance of any resulting fractional shares, the number of shares owned by a shareholder will be rounded up to the next whole number. SERC is presently authorized to issue 100,000,000 shares of common stock, of which __________ shares were issued and outstanding at the close of business on May ___, 1996.

     Each existing certificate representing shares of SERC's $.50 par value common stock will, until surrendered or exchanged as described below, be deemed, for all corporate purposes, to evidence ownership of the whole number of shares of SERC's common stock as appropriately adjusted for the reverse split and if transferred or sold, will automatically be reissued in the transferee's name in the new post-split number of shares.

     Once the Acquisition discussed above is completed, the conversion of shares of SERC's common stock will occur immediately and without any action on the part of shareholders of the Company and without regard to the date or dates certificates representing shares of SERC's $.50 par value common stock are, at the option of shareholders, physically surrendered for transfer or exchange. Shareholders need not contact SERC or its transfer agent as a result of the reverse split. If requested by a shareholder to issue a new certificate, SERC's transfer agent, United Stock Transfer Inc. (the "Transfer Agent"), will effect the exchange of certificates. The cost of the exchange will be borne by the shareholder seeking the reissued certificate. The address of United Stock Transfer Inc. is 13275 East Fremont Place, Suite 302, Englewood, Colorado 80112-3910.

     4. Election of Directors. Pursuant to the terms of the Agreement and in connection with the consummation of the Acquisition of Telegen, the six current Telegen directors are to be elected to fill the vacancies resulting from the resignations of the current SERC directors.

     The SERC Board of Directors believes that election of the six current Telegen directors to the SERC Board of Directors to fill the vacancies resulting from the current SERC directors, subject to the consummation of the Acquisition, is in the best interests of SERC and its shareholders in that it will continue the management associated with the business to be acquired pursuant to the Acquisition and carried on subsequent to closing. See "TELEGEN - Management of Telegen."

     5. Approval of Name Change. The full text of Articles of Amendment to the Articles of Incorporation described in proposals 2 and 5 is set forth in the Appendix hereto and the description of such is qualified in its entirety by reference to the Appendix.

     The Board of Directors of SERC, on January 5, 1996, adopted, subject to shareholder approval, a resolution to amend Article FIRST of the Articles of Incorporation to change the name of SERC, subject to completion of the Acquisition, to Telegen Corporation. The Board of Directors believes that the amendment is in the best interests of SERC and its shareholders in that it will continue the identity associated with the business to be acquired pursuant to the Acquisition and carried on subsequent to closing. The amendment will in actuality affect only SERC California.

     Article FIRST is presently set forth in the Articles of Incorporation. The resolution amending Article FIRST is contained in Exhibit __ of this Information Statement-Prospectus.

     Accordingly, the following resolution will be offered at the meeting:

     RESOLVED, that Article FIRST of the Articles of Incorporation of SERC, Inc. be amended with respect to the name of the Company and restated to read substantially as shown in the Articles of Amendment set forth as Exhibit __ attached to this Information Statement accompanying the Notice of the June __, 1996 Special Meeting of the Shareholders of Solar Energy Research Corp. and that the Board of Directors be authorized to provide for the filing of such Articles of Amendment with the California Secretary of State to give effect to the amendments authorized at the Special Meeting.

     Other Business. As of the date of this Information Statement-Prospectus, the SERC Board of Directors does not know of any matters other than the matters described above that are expected to be presented for consideration at the SERC Special Meeting of Shareholders. Proposals of security holders need to have been received by SERC within a reasonable time prior to the date of this Information Statement-Prospectus to have been considered for inclusion herein and presentation at the Special Meeting of SERC shareholders.

Meeting Procedures

     The minute book, Bylaws and Articles of Incorporation will be open to inspection before, during, and after the meeting. SERC's auditor and transfer agent will not send representatives to the meeting. The meeting will be conducted by SERC's management with assistance and participation of shareholders in attendance, if any. Tally of voting on proposals will be done by management and witnessed by an inspector selected at random from those in attendance and duly sworn to oath by a notary public in attendance.

     The meeting shall be called to order by the Chairman and the Secretary shall read the Notice. The Secretary will present the certified shareholder list as of the record date. The affidavit of mailing of Notice shall be displayed. The shares present will be polled by management and witnessed by the inspector to determine a quorum. If a quorum is present, the meeting will be declared lawfully and properly convened.

     The Chairman will present the proposals and after discussion or questions, if any, a resolution will be entertained, seconded and a vote taken on each. The inspector will tally votes for and against each proposal and the Chairman will announce the results. SERC will retain the inspector's worksheets for each vote and file any approved Articles of Amendment to the Articles of Incorporation and the Agreement and Plan of Merger between SERC Colorado and SERC California with the California Secretary of State and with the Colorado Secretary of State.

Voting Rights and Votes Required

     Approval of the Agreement, the Reincorporation Proposal and the Amendment to the Articles of Incorporation to change the name of SERC California to Telegen Corporation will require the affirmative vote of the majority of shares of SERC common stock outstanding as of the record date, or at a minimum ________ shares. The election of the six current Telegen directors to the SERC Board of Directors and approval of the one-for-seven and one-fourth reverse split of the shares of SERC California common stock issued and outstanding will require the affirmative vote of the majority of a quorum of SERC common stock represented at the meeting.

     Only holders of record of SERC common stock on the close of business on May __, 1996 are entitled to receive notice and to vote at the SERC Special Meeting. As of May __, 1996, there were __________ shares of SERC common stock outstanding and entitled to vote with each such share entitled to one (1) vote. James B. Wiegand, a principal shareholder of SERC and a member of SERC management owns ______% of the outstanding shares of SERC common stock and will vote such shares in favor of each of the above proposals. Therefore, as of the date of this Information Statement-Prospectus, approval of each of the proposals by the required affirmative vote is assured.

Stock Ownership of Directors, Executive Officers and their Affiliates

     As of May __, 1996, the directors and executives officers of SERC and their respective affiliates owned 771,772 shares of SERC common stock, representing approximately ______% of the outstanding shares of SERC common stock. See "SERC
- - Security Ownership of Certain Beneficial Owners and Management."

Executive Compensation

     SERC's directors receive no compensation for their services. SERC has no retirement, pension, profit sharing, insurance or medical reimbursements plans covering its officers or directors. Further, no compensatory plan or arrangement exists between SERC and any executive officer, except as discussed herein.

     During 1995, the SERC Board of Directors awarded the President of SERC 52,500 shares of SERC common stock valued at $26,250, as compensation. With the exception of $8,750 accrued to SERC's President during 1995, no cash compensation has been paid or accrued with respect to any SERC officer or director since 1983. All SERC officers and directors are reimbursed by SERC for actual out-of-pocket expenses incurred on behalf of SERC.



     Summary Compensation Table
                                                                      Long Term Compensation
                              Annual Compensation                    Awards            Payouts
(a)             (b)       (c)         (d)         (e)            (f)        (g)          (h)
                                                 Other
Name                                             Annual       Restricted                             All Other
and                                              Compen-        Stock                    LTIP         Compen-
Principal                                        sation        Award(s)   Options/      Payouts       sation
Position        Year    Salary($)   Bonus($)       ($)           ($)      SAR's(#)        ($)          ($)


James B.
Wiegand,
President       1995    $8,750      $  -         $  -         $26,500     $  -          $  -         $  -
                1994    $  -        $  -         $  -         $35,000     $  -          $  -         $  -
                1993    $  -        $  -         $  -         $41,500     $50,000       $  -         $  -

     All compensation is reported in the table above as valued by SERC's Board of Directors and was paid in restricted stock at the rate of one share for each $0.50 of compensation. Options were issued in the form of warrants to acquire common stock at $0.50 per share. Warrants issued by SERC are valued by SERC's Board of Directors at zero at time of issue.

     For executive compensation information with respect to the current directors and executive officers of Telegen who, pursuant to the terms of the Agreement, will serve as directors and executive officers of SERC California, the acquiring corporation, upon consummation of the Acquisition, see "TELEGEN - Management of Telegen."

                                      SERC

Business of SERC

Introduction

     SERC, which was incorporated in Colorado on December 21, 1973, was formerly engaged in the business of designing, marketing and servicing solar heating systems. In December 1981, SERC reduced its solar business. SERC discontinued its solar business in 1983 due to continued losses. The solar industry segment serviced by SERC generally closed in 1985 with the termination of Federal Solar Tax Credits. SERC has not provided service to any solar customers since 1983 and is presently a development stage corporation. SERC's primary activity from 1985 through 1992 was the settling of various judgments relating to the discontinued solar business. Since that time, SERC, which is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), has been actively searching for an operating business or businesses to acquire. SERC's corporate offices are located at 10075 East County Line Road, Longmont, Colorado 80501; (303) 772-3316. SERC owns all of the capital stock of SERC California and Telegen Acquisition Corporation ("TAC"). SERC California and TAC were organized by SERC for the purpose of effecting the Acquisition by a redomiciliation of SERC as a California corporation through a merger of SERC with and into SERC California and the acquisition by SERC California of all of the outstanding capital stock of Telegen through a merger of TAC with and into Telegen with Telegen thereby becoming a wholly owned subsidiary of SERC California (the "Acquisition").

     On January 7, 1994, the shareholders of SERC met and approved a one share-for-fifty shares reverse split of SERC's common stock, a simultaneous increase of the par value of the common stock from $.01 to $.50 per share and other related matters. This Information Statement-Prospectus and the accompanying financial statements are stated to give effect to this reverse split and the change in par value of the common stock. Accordingly, reference herein to SERC's common shares refers to the $.50 par value common stock of SERC in post-split amounts.

History of SERC

     SERC was originally organized to engage in the business of designing, marketing and servicing solar heating systems. From 1973 to 1983, SERC's operations consisted of assembling, manufacturing, marketing and installing solar heating systems including collectors, heat exchangers, controls and the packaging of these with purchased special components manufactured by others such as heat pumps, tanks, pipes, plumbing items and related hardware products. In November 1975, SERC sold 100,000 shares of its common stock in an initial public offering through an underwriter. At that time, SERC became subject to the informational reporting requirements of the Exchange Act. SERC ceased filing informational reports with the Securities and Exchange Commission ("SEC") in 1979 after a registered rights offering to shareholders failed to yield adequate funds to expand SERC's solar business or to continue incurring the expense of public reporting. In December 1981, SERC reduced its solar business. SERC discontinued its solar business in 1983 due to continued losses. The solar industry segment serviced by SERC generally closed in 1985 with termination of Federal Solar Tax Credits. SERC has not provided service to any solar customers since 1983 and is presently a development stage corporation. SERC's primary activity from 1985 through 1992 was the settling of various judgments relating to the discontinued solar business. SERC resumed filing informational reports with the SEC in 1992. SERC has never entered into bankruptcy, a receivership or any similar proceeding.

     In November 1992, SERC reorganized and recommenced operations in an effort to located and acquire a privately owned operating business desiring to obtain greater access to the capital markets by having securities registered under the Securities Act through a merger with an entity already subject to the informational reporting requirements of the Exchange Act.

     In July of 1993, SERC filed a Registration Statement on Form 10 with the SEC. Registration of SERC's securities under the Exchange Act became effective in September 1993. Thereafter pursuant to SEC rules, SERC became subject to reporting requirements under the Exchange Act. SERC's first report to the SEC under the Exchange Act was Form 10-QSB filed in September 1993. Since that time SERC has remained current in all reporting obligations to the SEC and the State of Colorado.

Present Activities of SERC

     SERC, now a development stage corporation subject to the informational reporting requirements of the Exchange Act, has recently been conducting a search for a merger/acquisition with a privately owned operating business that, when acquired, will continue operations as part of SERC. As a result of such search, SERC entered into the Agreement with respect to the Acquisition of Telegen to which this Information Statement-Prospectus relates. SERC, in light of its present Agreement with Telegen Corporation, believes it has completed its search to identify its most suitable candidate. In compliance with the terms of the Agreement, SERC has terminated its negotiations with alternative target companies. See "The Acquisition."

     SERC has retained the services of counsel and an accounting firm in order to properly effect the Acquisition. SERC has incurred significant legal fees and accounting costs to complete the Acquisition. Management has completed certain private placements of its common stock to accredited investors to provide a cash reserve to pay certain costs to complete the Telegen Acquisition. Management believes that cash presently available for certain merger costs will increase the likelihood of the consummation of a merger by SERC, however there is no assurance even given sufficient available cash, that the Acquisition under terms favorable to SERC will be consummated. The ongoing primary goals of management are to increase the value and liquidity of SERC's common stock.

     In 1995, SERC issued 190,000 common shares to accredited investors for $95,000 cash, and 75,000 common shares to related parties for compensation and other expenses. During the three months ended March 31, 1996, SERC issued 30,000 common shares to an accredited investor for $15,000. In April 1996, SERC issued 10,000 common shares in consideration of $5,000 in legal fees.

Competition

     SERC is an insignificant participant among the firms which engage in mergers with and acquisitions of privately financed entities. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than SERC. The combined financial resources and management availability of SERC and SERC's affiliate are limited and therefore SERC may experience certain competitive disadvantages compared to SERC's competitors. Under the terms of the Agreement, Telegen may unilaterally terminate the Agreement upon the failure of SERC to cure a breach of SERC's representations and warranties or a failure to close the Acquisition on a timely basis. If Telegen terminates the Agreement for any other reason, Telegen must provide for the reimbursement to SERC of all expenses incurred by SERC and advanced by SERC to Telegen to assist Telegen in the completion of this Agreement through the date of termination, in an amount not to exceed $200,000.

Regulation and Taxation

     SERC could be subject to regulation under the Investment Company Act of 1940 in the event SERC obtains and continues to hold a minority interest in a number of entities. However, management intends to seek at most one merger or acquisition and management's plan of operation is based upon SERC obtaining a controlling interest in any merger or acquisition target company and, accordingly, SERC may be required to discontinue any prospective merger or acquisition of any company in which a controlling interest will not be obtained.

     Any securities which SERC acquires in exchange for its common stock will be "restricted securities" within the meaning of the Securities Act. If SERC elected to resell such securities, such sale could not proceed unless a registration statement had been declared effective by the Securities and Exchange Commission or an exemption from registration was available. Section 4(2) of the Securities Act, which exempts sales of securities not involving any public offering, would in all likelihood be available since it is likely that any such sale would be a block sale to a private investor to raise additional capital. Although management's plan of operation does not contemplate resale of securities acquired, in the event such a sale were necessary, SERC would be required to comply with the provisions of the Securities Act.

     SERC has used its best efforts to structure the Acquisition in such a manner as to minimize federal and state tax consequences to SERC and Telegen. See "The Acquisition - Federal Income Tax Consequences of the Acquisition." In the course of any merger or acquisition SERC may undertake, a substantial amount of attention will be focused upon federal and state tax consequences to both SERC and Telegen. Presently, under the provisions of federal and various state tax laws, a qualified reorganization between business entities will generally result in tax-free treatment to the parties of the reorganization. In the case of the Acquisition, this generally requires SERC to acquire at least 80% of the combined voting power of shares of all classes of stock in exchange for voting stock.

Properties

     SERC's offices are located at 10075 East County Line Road, Longmont, Colorado 80501 at the residence of its President on a rent free basis. SERC utilizes at no cost computer, fax machine and other general office equipment owned by an affiliate company which occupies adjacent facilities. Following the completion of an acquisition these arrangements will be terminated. SERC owns no real estate.

SERC Plan of Operation

Liquidity and Capital Resources

     SERC's current liquidity is dependent on the proceeds from a private placement of its common stock. In addition, an affiliate has in the past infused capital into SERC on an as-needed basis in exchange for shares of common stock. Under this arrangement during 1995, SERC issued its affiliate 22,500 shares of SERC's common stock in exchange for expenses paid on behalf of SERC.

     SERC faces a lack of capital and management has limited experience; should SERC's affiliate or SERC's president be unable to assist SERC, SERC would have to locate capital and/or management assistance. In the past, SERC has experienced substantial costs to achieve and maintain current reporting with the SEC as well as significant additional costs to conduct a merger search and there is no assurance that SERC can locate financial and management resources sufficient to maintain timely SEC reporting or continue merger search activities should the proposed acquisition of Telegen Corporation discussed below not be completed. Should SERC fall behind or cease SEC reporting, the likelihood of completing a merger will be reduced. As of December 31, 1995 and 1994, SERC had five judgments outstanding totaling $17,997 plus accrued interest. There was no liquidation of judgments by SERC during the current year.

     In November 1995, SERC entered into an Agreement and Plan of Reorganization (the "Agreement") with Telegen Corporation pursuant to which SERC is to acquire all of the outstanding capital stock of Telegen in exchange for shares of SERC common stock and shares of SERC Series A preferred stock (the "Telegen Acquisition"). Telegen is engaged in the design, development, manufacture (through contract manufacturers) and sale (through manufacturers' representatives and private label resellers), in Telegen communications products which provide supplementary features to existing telephone equipment and services for customers and small businesses. As part of the Telegen Acquisition, SERC is to execute a one share-for-seven and one-fourth shares (1 for 7.25) reverse split of its shares of common stock outstanding immediately prior to consummation of the Telegen Acquisition.

     Under the terms of the Agreement, SERC is to advance to Telegen and otherwise incur certain costs and expenses on Telegen's behalf, including Telegen's legal and accounting fees, to assist Telegen in the completion of the Telegen Acquisition. Should Telegen cancel the Agreement for any reason other than a failure of SERC to cure a breach of SERC's representations and warranties under the Agreement, Telegen is obligated under the Agreement to reimburse SERC for such costs and expenses, and other expenses incurred by SERC related to the Telegen Acquisition, up to $200,000, which is the currently estimated total of the Telegen Acquisition costs and expenses. SERC has raised $110,000 for such costs and expenses and has firm commitments for $75,000 of the remaining $90,000. As of March 31, 1996, SERC had paid Telegen Acquisition costs of $114,298, which is comprised of $40,000 advanced to Telegen and $74,298 incurred directly by SERC.

     SERC is relying on its limited cash and the potential of additional private placements of its common stock for funding completion of the Telegen Acquisition. SERC is aware of the present operating cash flow deficit of Telegen. However, SERC believes Telegen has obtained sufficient cash through its financing activities to meet Telegen's foreseeable needs.

     During the three months ended March 31, 1996, SERC issued 30,000 shares of its common stock for $15,000 cash. Subsequent to March 31, 1996, SERC issued 10,000 shares of its common stock in payment for $5,000 of legal fees associated with the Telegen Acquisition.

Results of Operations

     SERC is a development stage corporation which had no operations for the years ended December 31, 1995 and 1994 apart from the search for a privately owned operating business to acquire. The majority of expenses in 1995 consisted of compensation, legal, travel and interest expense which were the primary items making up the $81,729 net loss. This compares with a $50,777 net loss for 1994. Substantially all of SERC's expenses were paid by an affiliate in exchange for common stock or were in the form of compensation contributed by an officer in exchange for common stock. SERC accrued interest expense on its five judgments related to the discontinuation of its solar energy business of $1,556 and $1,555 in 1995 and 1994, respectively.

     No operations were conducted by SERC during the three months ended March 31, 1996 apart from those related to the Telegen Acquisition. The increase in expenses during the three months ended March 31, 1996 as compared to the three months ended March 31, 1995 is primarily attributable to costs related to the Telegen Acquisition.

     SERC's management believes it can ultimately achieve successful operations through a merger or acquisition. However, SERC presently faces all the risks which are usually associated with any new business and management has only limited experience in operating a public company. Further, there can be no assurance that the Telegen Acquisition will be consummated under terms favorable to SERC. SERC is a minor participant in the business of seeking mergers with and acquisitions of small private businesses. A large number of established and well financed entities, including venture capital firms, have merger and acquisition activities and have greater financial resources and managerial capabilities than SERC. Because of limited funds, SERC is at a competitive disadvantage in identifying and concluding a transaction with a suitable domestic merger candidate.

SERC Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

     SERC has not experienced a change in its independent accountants during its three most recent fiscal years or subsequent interim period. Further, SERC has not had any disagreements with its independent accountants on any matter of accounting principles or practices or financial disclosure.

Security Ownership of Certain Beneficial Owners and Management

     The following tabulates holdings of SERC's $.50 par value common stock, as of the date of this Information Statement-Prospectus, held of record by all Directors and Officers of SERC individually and as a group, and other Principal shareholders:

                           Shares
Name and Address of                 Beneficially       % Beneficial Ownership of
Beneficial Owner                    Owned              Outstanding Common Shares

Mark E. A. Wiegand (1,2)               2,822                       _____%
615 N. Main St., Suite 678
Longmont, CO 80501

James B. Wiegand (1,2,3)             765,950                       _____%
10077 E. County Line Road
Longmont, CO 80501

Janet S. Collins (1,3)                 3,000                       _____%
10077 E. County Line Road
Longmont, CO 80501

All Officers and Directors            771,772                      _____%
as a group (3 individuals)

Norrlanska Kross, Inc. (3)            130,209                      _____%
615 N. Main St., Suite 678
Longmont, CO 80501

(1)  Officers and Directors

(2)  Related family members

(3) James B. Wiegand is a beneficial owner of shares owned by Norrlanska Kross, Inc. SERC is controlled by James B. Wiegand by virtue of beneficial ownership of the 130,209 shares held by Norrlanska Kross, Inc. and direct ownership of 635,741 shares. James B. Wiegand and Janet S. Collins are common law husband and wife. Janet S. Collins disclaims any beneficial ownership of shares owned by James B. Wiegand.

Market for SERC's Securities and Related Stockholder Matters

Market Information

     SERC conducted an Initial Public Offering in November 1975. A market for its securities existed from 1975 until shortly after SERC ceased its voluntary SEC reporting. No public market presently exists for SERC securities. There are no market makers and no trading activity has occurred since SERC closed its solar business and ceased voluntary reporting. SERC, by virtue of effectiveness of Form 10 filed with the SEC in 1993 to register its securities, is presently subject to the informational reporting requirements of the Exchange Act. SERC is presently current with SEC filings and has been current with SEC filings since registration under the Exchange Act.

     In the event of a private sale or other event requiring a transfer of SERC's shares, SERC's transfer agent effects the cancellation of the old certificate and the issuance of a new certificate.

     SERC plans to apply for a listing on the NASDAQ Small Cap Market and/or other markets upon completion of the Acquisition of Telegen. Although SERC believes that following the Acquisition it will qualify for public trading on the NASDAQ Small Cap Market, there is no assurance by SERC that (1) it will indeed qualify or (2) following the Acquisition a regular trading market will in fact develop for purchase or resale of SERC's securities.

     The following table shows the high and low bid of SERC's common stock during the last three years. SERC believes that there has been no public trading activity during the periods shown.

                                               SERC Common Stock
                                    Per Share                  Per Share
                                     High Bid                    Low Bid

    1993
    1st Quarter                        $0.00                      $0.00
    2nd Quarter                        $0.00                      $0.00
    3rd Quarter                        $0.00                      $0.00
    4th Quarter                        $0.00                      $0.00

    1994
    1st Quarter                        $0.00                      $0.00
    2nd Quarter                        $0.00                      $0.00
    3rd Quarter                        $0.00                      $0.00
    4th Quarter                        $0.00                      $0.00

                                                SERC Common Stock
                                     Per Share                  Per Share
                                     High Bid                    Low Bid

    1995
    1st Quarter                        $0.00                      $0.00
    2nd Quarter                        $0.00                      $0.00
    3rd Quarter                        $0.00                      $0.00
    4th Quarter                        $0.00                      $0.00

Holders

     As of May ___, 1996, there were approximately 2,240 shareholders of record of SERC's common stock. Based upon requests received by SERC for copies of its recent Information Statement issued in connection with the Special Meeting of Shareholders, SERC believes approximately 20 out of the total 2,240 shareholders of record are brokerage firms or other similar entities which hold SERC's shares in street name for their clients. SERC's transfer agent is United Stock Transfer Inc., 13275 East Fremont Place, Suite 302, Englewood, Colorado 80112-3910.

     SERC has never paid a cash dividend on its common stock and has no present intention to declare or pay cash dividends on the common stock in the foreseeable future. SERC intends to retain any earnings which it may realize in the foreseeable future to finance its operations. Future dividends, if any, will depend on earnings, financing requirements and other factors.

Description of SERC Securities

     SERC is authorized to issue 100,000,000 shares of $.50 par value common stock and 25,000,000 shares of no par value voting preferred stock. After giving effect to the redomiciliation of SERC as a California corporation, the SERC common stock will have no par value. All shares of SERC's common and preferred stock have equal voting rights, one vote per share, and are not assessable. Voting rights are not cumulative, and, therefore, the holders of more than 50% of the common and preferred stock of SERC could, if they chose to do so, elect all the Directors. SERC's Articles of Incorporation permit its Board of Directors to issue its preferred stock in series designated by the Board. Each series must designate the number of shares in the series and each share of a series must have identical rights of (1) dividend, (2) redemption, (3) preferences in liquidation, (4) sinking fund provisions for the redemption of shares, and (5) terms of conversion. No preferred stock is currently issued or outstanding.

     Upon liquidation, dissolution or winding up of SERC, the assets of SERC, after satisfaction of all liabilities and distribution to preferred shareholders, if any, would be distributed pro rata to the holders of the common stock. The holders of the common stock do not have preemptive rights to subscribe for any securities of SERC and have no right to require SERC to redeem or purchase their shares.

     Holders of common stock are entitled to dividends, when and if declared by the Board of Directors of SERC, out of funds legally available therefor. SERC has not paid any cash dividends on its common stock, and it is unlikely that any such dividends will be declared in the foreseeable future.

     The SERC Board of Directors has designated 150,000 of the authorized shares of SERC preferred stock as Series A Convertible Noncumulative Preferred Stock ("Series A Preferred Stock") of which 112,750 shares are to be exchanged with Telegen preferred shareholders in the Acquisition. The holder of each share of Series A Preferred Stock is entitled to one vote per share of common stock into which the Series A Preferred Stock is convertible. The Series A Preferred Stock is convertible into common stock (a) at the holder's discretion, and (b) automatically in the event of (i) a public offering of SERC's common stock at a price not less than $15 per share, or (ii) the affirmative vote of 67% of the shares of the Series A Preferred Stock. In all cases, the conversion rate will initially be one to one (1:1), subject, in certain circumstances, to anti-dilutive  adjustments.  The  holders  of Series A  Preferred  Stock  have a noncumulative right to receive dividends at a rate of $.80 per annum on each outstanding share of Series A Preferred Stock if declared by the SERC Board of Directors and in preference to the common stock. In the event of liquidation, each share of Series A Preferred Stock is entitled to receive, in preference to the common shareholders, an amount equal to $10, depending on certain circumstances, which may be paid in cash or securities of any entity surviving the liquidation.

Legal Proceedings

     There currently is no pending or threatened litigation against SERC, any officer, director, affiliate, or beneficial owner of 5% or more of the common stock of SERC.

     SERC's primary activity from 1985 through 1992 was the settling of various judgments relating to SERC's discontinued solar business. During 1992, SERC settled a judgment from 1981 for $6,600 to be paid when SERC has sufficient cash. SERC has continued to negotiate directly with four of the creditors holding judgments as of December 31, 1995. These negotiations were activated in 1992. SERC believes a settlement can be concluded to satisfy the four remaining judgments for an additional $11,397 plus accrued interest of on all matters totaling $4551.00. SERC believes that no further representation by counsel will be necessary to conclude these matters.

     SERC has been represented by legal counsel with respect to the old debts of its discontinued solar business. Counsel has agreed to accept up to 40% of fees for such representation in shares of SERC's common stock. As of December 31, 1995 counsel was issued 345 common shares and is owed $839 cash for such services. No services were required by counsel during 1994 and 1995 and there was no change in this arrangement for services or compensation.


                                     TELEGEN

Business of Telegen

     Telegen Corporation is engaged in the conception, development and marketing of proprietary products in the Telecommunications, Flat Panel Display and Internet Hardware markets. At present, Telegen is organized into three divisions, including one product-related division (Telecom Products Division), one developmental stage division (Internet Products Division) and Telegen Laboratories, an advanced R&D "think tank", plus a subsidiary, Telegen Display Laboratories, Inc.

Telecommunications Industry Background

     The consumer electronics market is one of the fastest growing segments of today's economy. Witness the proliferation of electronic products and services that are pervading every aspect of our lives. The consumer electronics industry swept into the decade of the 1980's on a substantial trend toward technology with a new generation of home and commercial products, all made possible by the microprocessor chip. This trend has continued into the 1990's as more products continue to be introduced that impact the lives and lifestyles of consumers.

     Within the Consumer Electronics industry, the information delivery market has enjoyed rapid growth fueled, to a large extent, by the substantial demand for easy, quick and low cost access to information. The home and small business information equipment market itself is estimated by industry sources to currently be a $25 billion annual market. This market includes telecommunications products such as telephone equipment, wireless communications and Internet access products. Telegen expects the telephone equipment portion of the consumer electronics market to grow at a faster rate than the overall economy throughout the balance of the 1990's.

     The telephone equipment market is a long-standing, well-established industry. The basis of the industry has historically been the telephone itself. In the late 1970's, however, a market for telephone peripheral equipment began to develop because of the invention of the microprocessor chip and deregulation of the industry. This new peripherals market expanded rapidly and today consists of designer and specialty telephones, including full-feature and cordless telephones, cellular telephones, telephone answering machines, FAX machines and computer modems.

     In addition to these peripherals products, the telephone companies themselves have adapted strategies to offer a wide range of new services to both business and residential consumers. By the early 1990's, the local telephone companies were offering a full complement of auxiliary features in addition to basic telephone service, features such as Speed Dial 8/30, Call Waiting, 3-Way Calling, Call Forwarding and Caller ID. The local telephone companies had discovered the substantial profit potential of these products, since the incremental cost for these new services are insignificant (they are just "programmable options" in the Central Office computer switches). Depending upon the local telephone company, consumers can pay up to $5.00 per month for each service as well as up to $20.00 to initially activate the service. The telephone companies, however, are careful about the types of services they offer their customers. All these services are designed to increase usage of telephone service, such as spend more time on the phone (Speed Dial 8/30), not to miss a call (Call Waiting, Call Forwarding), even to have two calls at the same time on one line (3-Way Calling). The telephone companies generally do not offer services to lower the cost of calls or to restrict outgoing calls.

     In the small business market, the local telephone companies have discovered a large market for a low-cost, easy-to-install telephone system for offices with less than 20 lines. This service, known as "Centrex" or "Comstar", provides the basic functions of Call Pickup, Call Transfer and Conference Calling to businesses with as few as 2 lines. With small PBX systems costing around $2,000, Centrex/Comstar, at installation costs of up to $100 per line (extension) and monthly charges of under $35 per extension, provides small business with a comparatively cost effective solution. This calculates to a total cost for a 4-line typical Centrex installation over a 5-year period of approximately $8,800. Since most small businesses cannot afford the up-front cost of installation of a traditional PBX, Centrex/Comstar has remained the only solution to their needs. In California alone, there are over 1.4 million Centrex lines in service today.

     Along with this period of rapid growth and expansion in the telecommunications industry, the breakup of AT&T in 1984 ushered in the advent of telephone deregulation. Initially, only long distance service was deregulated nationwide and, over a period of a few years, consumers were given the opportunity to select a carrier for long distance calls independent of their local telephone company. Today, Telegen believes that more than 700 suppliers compete for the $80 billion a year long distance market.

     In order to provide the Regional Bell Operating Companies (often called "RBOCs" or "LECs"), with a secure source of revenue, the FCC devised a two-tier system of long distance dialing. Calls between states (inter-state or "Inter-LATA" calls) were deregulated and could be carried by any long distance company (but not by the RBOC). Within each state, geographical areas were devised, based upon traffic patterns, called Local Access Transport Areas ("LATA"). Calls inside these LATAs ("Intra-LATA calls" or local toll calls) could only be carried by the RBOC. Without competition, rates for these IntraLATA calls remained high, sometimes many times higher than calling across country.

     Over the past few years, deregulation has finally come to the IntraLATA market, with states across the country opening up their monopoly local telephone markets to competition. Long distance and local toll call traffic is now deregulated. Telephone users now have the opportunity to select a long-distance carrier to carry their local toll calls at a substantial savings over the rates of the RBOCs. In order to preserve enough IntraLATA revenue for the RBOCs to maintain low cost basic service, callers must first dial the selected long-distance carrier's five-digit access code before each call that is to be re-routed to a long distance carrier. Calls dialed without this access code are carried by the RBOC, usually at higher cost.

     Further complicating this procedure is the fact that most consumers have a free calling area that is paid for in basic monthly service. For these calls, a consumer would probably prefer to use the RBOC as opposed to a long distance carrier. The effect is that the caller needs to know the exact geographical area in his LATA, the exact calls that fall into the local free area but exclude those already automatically routed to his long distance carrier, and then remember to first enter the access code before dialing the telephone number. Based on industry estimates, Telegen believes that this complexity results in only 5% of such calls being effectively routed, and most of those are done by sophisticated business telephone systems that are pre-programmed.

     This complexity in the market has created a business opportunity for the marketing of Telegen's ACS to automatically re-route the appropriate Intra-LATA calls to a long distance carrier without additional effort by the caller, saving the caller money and giving the long distance carriers new business. The major long-distance carriers have expressed significant interest in the ACS product and are presently in market trials to evaluate use of Telegen's products.
California, which deregulated in January 1995, represents about 30% of the nation's estimated annual $12 billion Intra-LATA toll call market

     The advent of Caller ID services offered by various phone companies across the U.S. and the hardware necessary to utilize such services, is further raising the consciousness of consumers and businesses to the expanding ways they can use the telephone as an information tool. Telegen has been advised that by legislation, Caller ID must be offered in all states as of 1996. The service is scheduled for introduction in California in June 1996.

     Caller ID allows the recipient of a call, with proper equipment, to know the caller's telephone number whether listed or unlisted (and with some equipment, the Caller's name) before accepting the call. This scenario brings up some serious privacy issues, especially in California, where according to industry information up to 62% of consumers (10.6 million people) have unlisted telephone numbers. Telegen's ID Blocker is a device designed to selectively block the transmission of a caller's identity to a telephone capable of identifying the telephone number of the calling party. ID Blocker does not interfere with 911 calling number delivery.

Telecom Products Division

     The Telecom Products Division ("Telecom") develops, manufactures and markets a line of intelligent telecommunications products, providing enhanced features to existing telephone equipment and services for consumers and small businesses. In 1991, Telegen introduced its initial telecommunications products, a series of four (4) outgoing telephone call restrictors known as "TeleBlocker". These accessories, priced from $49.99 to $149.99, provide consumers and small businesses with the ability to restrict outgoing telephone usage in order to control costs. The most advanced version, the TeleBlocker Plus, incorporates a proprietary technology known as "Parallel Technology", which allows one device, plugged anywhere on a telephone line, to control all instruments on the line regardless of location and with no requirement for re-wiring.

     All of Telegen's programmable products utilize a proprietary technology known as the Remote Programming System ("RPS"). RPS is a combination of communications hardware, protocols and automated computer systems which enable Telegen's Customer Service Representatives to directly service and program any Telegen product over the telephone line when a customer calls for assistance on the toll-free Customer Service line. This capability allows even the most complicated products to be set-up and installed, without the need of a user's manual by the average consumer. Telegen believes that this patent pending capability is not available in other comparably-priced programmable consumer products and allows the marketing of products previously considered too complicated for the mass market.

     In 1993, Telegen began development of a series of telecommunications products, based upon its proprietary Parallel and RPS Technologies, which are designed to give consumers and small businesses greater control of their local telephone service by replacing most of the functions previously provided by the local telephone company. The first products based upon this new technology are a series of call-routing devices called Automatic Carrier Selectors ("ACS"). The ACS 2000, announced in January 1995, is a single-line device which intercepts calls destined for the user's local toll call area (an Intra-LATA toll call) and re-routes that call onto the network of the user's long-distance carrier in order to take advantage of generally lower calling expense. The ACS 2000 also provides a number of custom calling features, such as Outgoing Call Restricting and Intelligent Redialing.

     In October 1995, an upgraded model, the ACS 2010, was introduced to support Centrex systems and the new "Fax and Forward" networks being installed by the long distance carriers. More advanced and feature rich models of the ACS series are expected to be introduced in 1996, including a complete home PBX product priced under $200 at retail.

     Telegen has also developed a four-line call-routing system called the Multi-Line Device ("MLD"), aimed at the small business market. The MLD 1000, first in the MLD series of products, provides enhanced routing capabilities and expandability up to 60 lines, as well as custom calling features such as Speed Dialing, Account Codes, Call Hold, Redial and Credit Card Dialing. The second model in the product line, the MLD 2000, is expected to be introduced in the third quarter of 1996, providing small businesses with full PBX features at a cost below that of competing systems.

     Telegen has also introduced a product called "ID Blocker", which allows consumers to maintain privacy by automatically blocking a caller's telephone number from appearing on the screen of receiving telephones equipped to identify the telephone numbers of incoming callers (a service known nationwide as Caller
ID). This device utilizes Telegen's Parallel Technology (one device for all telephones on a line) to provide a solution to the privacy concerns of consumers.

Current Telecom Products

     TeleBlocker. The TeleBlocker is a series of outgoing call restrictors, designed to enable consumers and business owners/managers to eliminate or reduce expensive 976, 900, long distance, 411, international and other toll calls. Several models can also restrict specific calls to specified times of the day and for specified periods of time. The TeleBlocker series of products provides to the consumer electronics marketplace certain advanced features previously available only on expensive PBX and business telephone systems. All products are designed to be easily programmable either by the user or by the Telegen Remote Programming System and meet the needs of the general consumer at an affordable price. The TeleBlocker series of products was originally introduced in 1991 and includes the TeleBlocker 100, 200, 300 and Plus, designed to retail from $50 to $150.

     This pricing structure has been achieved by designing each product for high-volume, low-cost manufacturing in relatively unsophisticated assembly plants. Additionally, each product has been designed for easy mechanical assembly into a low-cost molded plastic case which snaps together with just two screws. The assembled product in the plastic case is then fully tested in less than one minute on a fully-automated test system developed by and proprietary to Telegen. This automated testing capability, which is built into every Telegen product, allows for 100% testing of every product produced at the assembly facility as well as random lot testing and post-installation testing at any Telegen approved location or over the telephone by the Remote Programming System. Partially because of this automated testing capability, Telegen provides a one year warranty on all of its products for parts and labor.

     The TeleBlocker line includes products to control the usage of a single instrument, multiple instruments or entire telephone lines. These products are marketed under the trademark "TeleBlocker." One model of TeleBlocker has also been produced by Telegen for AT&T under private label, using their trade designation "Call Controller 9050."

     Remote Programming System ("RPS"). All programmable Telegen products are capable of being programmed and serviced over the telephone lines from the Telegen Customer Service Center using the RPS. The Telegen Customer Service Representative is able to diagnose the unit remotely over the telephone line while the customer is still on the line. The representative is then able to download any programming appropriate to the specific unit over the telephone line while the customer is still on the line. Telegen believes this feature is a unique technology for inexpensive programmable consumer products. The RPS also provides the ability to support other types of electronic products attached to the telephone lines and could be licensed to third party manufacturers for this purpose. See "Licensing".

     Automatic Carrier Selector ("ACS"). Using a long distance carrier for Intra-LATA calls is generally a lower-cost option for consumers than using the local telephone company. However, in order to take advantage of this cost-saving opportunity, the caller must first enter the long distance carrier's five-digit access code before each call. This requires that the caller know which calls are of that type, as opposed to local free calls or already automatically routed long distance calls, and then remember to first enter the long distance carrier's access code before dialing the number. These procedures are used by very few callers and the complexity results in only 5% of such calls being effectively re-routed, and most of those are routed by sophisticated business telephone systems that are programmed by automated computer systems.

     Telegen's ACS 2000 is a telephone accessory that enables consumers to realize significant savings in many areas. Because the ACS 2000 utilizes Telegen's Parallel Technology, only one unit is required to cover all telephones on a line. Installation is as easy as plugging in a telephone, and programming and set up are accomplished by dialing a phone number to receive automated programming over the telephone line. The ACS 2000 is the world's first Parallel routing device that is auto-programmed.

     Since the deregulated calling area for each subscriber is based on one's unique telephone number and is regulated by state agencies, each ACS must be individually programmed to recognize the types of calls to be routed. This type of programming would be extremely difficult for most consumers and could take literally hours to do. Commercial routing devices for business applications take approximately 45 minutes to program with a specialized computer. However, with the ACS 2000, programming is accomplished with minimal customer involvement by using Telegen's RPS. The customer plugs the unit into a standard telephone wall jack, lifts the handset and dials "111*" on the keypad of the telephone. The ACS automatically dials Telegen's toll-free Customer Service Center. The customer is asked a few questions and then the appropriate routing information is electronically transmitted to the ACS within a few minutes.

     After programming, the ACS will automatically insert the access code of the caller's desired long distance carrier in front of all calls appropriate to reroute onto the long distance network. For local free calls and Inter-LATA long distance calls, no rerouting will be required or inserted by the ACS. The user will automatically receive the benefits of the rerouting without having to change their normal dialing pattern and without the risk of re-routing an otherwise free call, as can happen with manual dialing. When changes occur in a customer's dialing area (new area codes or prefixes), the ACS automatically calls into the RPS to receive new programming instructions. Telegen knows of no other comparable device presently on the market which provides this re-routing capability to consumers.

     Besides its routing capabilities, the ACS also features Caller ID Blocking, Last Number Redial and Call Restricting functions. Caller ID Blocking produces a signal to the local telephone company's central office that will block the identification of the caller each time an outgoing number is dialed. Last Number Redial allows the caller to redial the last correct telephone number dialed with a brief code rather that dialing the entire number again. The Call Restricting feature enables the consumer to restrict certain types of outgoing calls such as pay-per-use (976/900) numbers (800) numbers, 411, international or unauthorized long distance calls.

     The long distance carriers have expressed interest in purchasing ACS products since it would allow them to capture a portion of the IntraLATA traffic that presently is carried by the RBOCs, as well as allowing them to retain their existing customers by providing features not available from the RBOCs or other carriers. The ACS 2000 was announced in the first half of 1995 and commercial shipments commenced in mid-1995.

     Telegen entered into a Nationwide Master Distribution and Service Agreement for the ACS series of products with MCI Telecommunications, Inc. in March 1996. Telegen's research and development plans for 1996 including adding a number of additional new features to the ACS, enabling it to become effectively a full service "PBX" type device for the home.

     Multi-Line Device ("MLD"). The Multi Line Device ("MLD") is a four-line routing system designed to accomplish the same function as the ACS 2000, except that it is designed for use by small businesses with up to 60 telephone lines and with no sophisticated central telephone system. The MLD 1000 enables small businesses to realize savings in areas where local toll calls have been deregulated, as well as providing additional custom features such as Speed Dialer, Account Codes, Hold, Intelligent Redial and Credit Card dialing. The installation, programming and use of MLD are similar to those of ACS 2000, as described above. MLD is presently being field tested. The MLD 1000 was announced in the first half of 1995 and commercial shipments are expected to commence in the first half of 1996.

     In addition, Telegen is now developing an advanced MLD model which is designed to provide sophisticated PBX-type features to small businesses at a cost significantly below comparable products currently known to be available in the market. This product, called MLD 2000, is aimed at the business market presently using Centrex or Comstar services from the local phone company. It provides advanced routing capabilities (up to 8 carriers) as well as full Centrex operation and key system PBX features, at a price comparable to just the installation cost of Centrex. MLD 2000 is scheduled to be introduced in the second half of 1996.

     ID Blocker. Caller ID service has become popular with consumers and is presently available or planned in 48 states. This service, available through the local telephone company, allows the user to read the telephone number, and sometimes even the name, of a person calling in, regardless of whether that number is listed or unlisted.

     This service has raised concerns regarding privacy and created interest in the ability of a caller to protect his or her identity when making calls. In fact, state regulators usually require telephone companies to provide their customers with a way to protect their identities when making a call as part of the regulatory permission they have received to offer Caller ID. The FCC has mandated this "Per Call" feature in its 1995 ruling allowing interstate Caller ID service. This feature is usually provided by dialing "*67" prior to each call in order to block Caller ID on that outgoing call. Any call not preceded by *67 will not have its Caller ID service blocked. Since most consumers do not like to dial extra digits when making a call, Telegen believes there is a large market for a simple telephone accessory to provide complete and seamless protection.

     Telegen's ID Blocker is a simple accessory that automatically dials "*67" before each and every call, eliminating the need for the caller to both remember and then dial the code. ID Blocker installs by simply plugging into any telephone wall jack. It requires no set up or programming. Commercial shipments are expected to commence in the first half of 1996.

     In addition to its value as a stand-alone product, the ID Blocker technology has been included as a programmable feature in the ACS and MLD products, enhancing their value to the consumer.

Telecom Strategy

     Telegen's Telecom Products Division's business strategy is to invent, design, and produce products with enhanced and proprietary technologies providing cost savings and competitive advantages. Telegen only pursues development of products that it believes will have a significant market and broad consumer appeal, and that it expects will provide substantial cost savings or functional advantages to the user. Telegen designs into its products what it believes are unique functions or services to distinguish it from its competitors. Telegen does not develop or market products where competition is intense and margins are thin. Telegen's distribution strategy is to sell through manufacturers' representatives or to nationally-recognized distributors under both its own label and private label. Telegen believes this approach to selling its products will give it the widest distribution possible, while minimizing investment in distribution. Telegen's manufacturing strategy is to outsource all production practicable to third-party contract manufacturers who specialize in the manufacture of similar products, thereby enhancing quality assurance while minimizing investment in plant and equipment.

Telecom Sales and Marketing

     In the summer of 1992, Telegen began discussions with AT&T regarding purchase and private label of the Telegen TeleBlocker 200. AT&T, after much study and consumer focus groups, determined that a telephone call restrictor for home and small business use was a desirable product with substantial market potential. Telegen was advised by AT&T that, because of its quality, features and ease of use, TeleBlocker was chosen as the initial product offering, marketed as the AT&T Call Controller 9050. The first Call Controller 9050s were delivered to AT&T on May 31, 1993, with the first market being the 400 AT&T Phone Center Stores nationwide. See "Licensing".

     Current distribution channels for Telegen's TeleBlocker products include the RBOCs, specialty catalogs and other distributors, such as retail phone stores. In addition, Telegen has access to several RBOCs to sell its products through retail catalog and telemarketing channels. Other distribution arrangements include agreements with specialty mail order catalogs such as Sharper Image.

     Telegen has entered into distribution agreements with several large national equipment distributors such as C & L Communications, Inc. and Advantage Telecom Supply, who are distributors to smaller long distance carriers and to "value-added resellers" of telecommunications equipment to the small business market. These distribution channels will be key in the marketing of the MLD 1000 and ACS 2000 into the traditional telecom industry.

     Telegen has developed distribution relationships directly with a number of the large long distance carriers. Currently, Telegen is distributing ACS units to Sprint for use in a consumer marketing trial in California. Telegen has also distributed ACS units to MCI for market field trials and has recently entered into a Nationwide Master Distribution and Service Agreement with MCI. Telegen is also in discussions with two other national distributors for OEM relationships for its full line of products.

     Telegen has initiated a marketing program to re-introduce certain of its products directly into the retail market in 1996. Telegen has begun efforts to re-establish a national sales representative network. Five regional representatives entered into agreements with Telegen in 1995. Significant new facets of Telegen's marketing capabilities, including new sales material, packaging and point of sale displays, may require substantial additional expenditures including additions to facilities and personnel.

Telecom Competition

     TeleBlocker. Telegen believes that, based upon its marketing research, although there are directly competing products or services available in this market, its TeleBlocker products offer significant feature advantages over the available competing products. Telegen also believes its products are superior in quality and have advantages over the competition such as cost controls, ease of use, performance and RPS capabilities.

     As a result of consumer activism, the local telephone companies have been forced to provide blocking for 900 and 976 numbers. The telephone companies provide this blocking as a one-time, complete restriction service free of charge in areas where the central office can accommodate such restriction. If the service is deactivated at the consumer's request and subsequently reinstated, many of the phone companies charge a one-time installation fee with a monthly fee thereafter. In addition, no local telephone company offers a service which restricts all outgoing calls, selected outgoing calls or long distance calls. Telegen believes that, because these services are the basis of the telephone companies' revenues, it is unlikely that such a service will be offered.

     ACS Devices. There are limited alternatives to ACS for single line telephones. For example, Hy-Tek Controls, Inc. sells one and two line dialers which route calls to long distance carriers. However, they differ substantially from Telegen's in that they are (1) only in-line series, (2) are not parallel (one device for all telephone instruments), (3) are programmed manually through the telephone keypad, a process that can take up to 1 hour (as opposed to Telegen's RPS in 5 minutes or less) and (4) retail at prices of 2-3 times the retail price of the ACS. Telegen believes that there are no other devices which operate in parallel or that are supported and programmed by a system comparable to RPS.

     Competition could arise in the future, however, through reprogramming of local telephone company's central office equipment to allow "equal access" by customers to the long distance carrier of their choice without "dialing around" by inserting the access code. Since this "dial around" process is the principle function of Telegen's ACS 2000 product, its useful life could effectively end if such "equal access" features were introduced. Availability of "equal access" would have to come about through regulatory proceedings at the various state Public Utilities Commissions. A number of states have already mandated the introduction of "equal access" and it is unknown if and when "equal access" will be mandated in all states. It is also unknown what effect, if any, proposed telecommunications legislation on the Federal level will affect local toll service. Telegen is developing upgraded versions of the ACS series which will include numerous Custom Calling features as well as routing capabilities, to enhance the market acceptance of the products after "equal access" is finally introduced.

     Multi-Line Device ("MLD"). The principal competition to Telegen's MLD is a four-line programmable dialer made by Mitel Corporation called the "Mitel Smart One." This is a unit that has been on the market in various versions for about ten years. Telegen believes that the "Mitel Smart One" is more difficult and costly to install and program than the MLD, as well as lacking expandability. Also, unlike the MLD, it is incompatible with calling patterns in certain areas of the country. Telegen believes this, along with its ease of programming via RPS, provides the MLD product with a significant competitive advantage in those areas. A four line dialer similar to that of Mitel is offered by IQtel, Inc. It has similar installation features and disadvantages as compared to Telegen's MLD as does the Mitel Smart One.

     ID Blocker. Telegen knows of only one automatic consumer device currently available which competes with its ID Blocker. That device is priced higher than the expected retail price of Telegen's ID Blocker. Telegen believes that most consumers concerned about privacy where Caller ID is available are currently limited to manually inserting the "*67" blocking code as called for by the Local Exchange Carrier. There are also a few states which permit the consumer to block all outgoing Caller ID information on a "per-line" basis. Most states with Caller ID service do not offer that capability to consumers and the FCC has not mandated it for inter-state Caller ID.

Telecom Licensing

     Telegen has established a corporate policy to actively explore licensing opportunities for both its products and technologies. Telegen has a number of proprietary technologies, for which it has secured either patent or trade secret protection, and which Telegen believes are licensable. Chief among these are the Parallel Technology (as used in ACS) and the RPS technology (used in all Telegen programmable products). These technologies can be used to enhance or develop a wide variety of products. Telegen has had discussions with a number of companies regarding licenses for these and other technologies, and believes that the issuance of the US Patent for the Parallel Technology and RPS Technology, expected in 1996, would greatly enhance licensing opportunities. Telegen has also been approached by a number of manufacturers to sell or license the ACS technology for incorporation into finished telephones. See "Intellectual Property".

     In conjunction with the sale of Call Controller 9050 to AT&T, Telegen entered into a license agreement with AT&T providing for the sale of two RPS computer systems and software for a one-time fixed charge with the limitation that such systems be used by AT&T only for the programming of Call Controllers sold by AT&T, and that all rights and title to the technology remain with Telegen. Telegen is also presently in discussions with MCI regarding the purchase of up to 8 RPS computer systems and the licensing of their use in supporting future ACS and MLD deliveries by MCI.

Telecom Manufacturing, Suppliers, Service and Warranty

     Telegen telecom products are currently being manufactured in Hong Kong and The People's Republic of China by Crystal Field Ltd., a local small manufacturer who meets Telegen's specifications for quality. Telegen has had a manufacturing relationship with Crystal Field since May 1991 and believes it has adequate capacity through Crystal Field to meet Telegen's requirements for the next year. Telegen contracts with Crystal Field on a purchase order basis without a long-term supply arrangement. Telegen does not currently have alternative capabilities to manufacture its products under contract, either internally or through third parties. In the event that there were an interruption of production or delivery, Telegen's ability to deliver products in a timely fashion would be compromised, which would materially adversely affect Telegen's results of operations. Telegen believes that having a second manufacturing source will limit the effects of any regional component shortages, potential transportation problems and manufacturing capacity limitations. Several qualified assembly facilities located in the United States and the Far East have been identified as alternative manufacturers. Those located abroad are cost-competitive with Crystal Field.

     Telegen also plans to consolidate many of the components in certain of its products into custom integrated circuits, which Telegen believes will materially simplify and reduce the cost of manufacturing, potentially making manufacture of Telegen's products in the United States economically feasible.

     Telegen has developed a custom integrated circuit known as an ASIC for its ACS products. This ASIC should contribute to further cost reductions for the products. These ASICs were phased into the production of the ACS product in early 1995. Other ASICs are being designed for use in MLD as well. Certain components used in Telegen's products, such as the microprocessors, are available from only a limited number of sources. Although to date Telegen has generally been able to obtain adequate supplies of these components, Telegen obtains these components on a purchase order basis and does not have long-term contracts with any of these suppliers. In addition, some suppliers require that Telegen either pre-pay the price of components being purchased or establish an irrevocable letter of credit for the amount of the purchase. See "Risk Factors-Dependence Upon Single Manufacturing Source; Limited Number of Component Suppliers".

     Telegen provides a one year warranty for parts and labor on all products. The customer must return the product to Telegen's facility, shipping pre-paid, for repair or replacement. Telegen charges cost of goods sold for the estimated expense associated with providing this warranty service. Management believes that it has adequately provided for the costs of warranty service.

Telegen Display Laboratories, Inc.

     Flat Panel Display Technology. Telegen has developed a proprietary flat panel technology which represents a major departure from the current product offerings on the market today. The visual characteristics, relative ease of manufacturing and low costs of this technology could enable Telegen to become a significant participant in the display business.

     Telegen expects its proprietary flat panel display technology to compete favorably with existing Active Matrix LCD technology in terms of resolution, brightness, color, viewing angle, durability and cost. Telegen also believes its technology can be manufactured in large scale at a significantly lower cost than Active Matrix LCD and other flat panel technologies. Primary differences between the Telegen flat panel display and a good quality CRT monitor include its reduced thickness and weight, lower manufacturing and operating cost, higher reliability and potentially brighter presentation. Telegen believes that these features make its display desirable for many products in an industry that is currently generating sales of approximately $12 billion per year, and is estimated by industry sources to reach $19 billion annually by the year 2000.

     Telegen's High Gain Emissive Display, or HGED is a full color, high resolution, high brightness, and high contrast flat panel display which can be produced in sizes ranging from 10 inch, notebook computer size to full, large screen television size of 30 inches or more. The relatively inexpensive HGED technology produces the same or better performance than the bulky, heavy and high voltage cathode ray tube (CRT) used in television sets, but in a flat, low-weight package.

     Telegen believes that HGEDs exceed the performance of active matrix liquid crystal displays, or AMLCDs, which are currently the premium laptop computer display and costs the consumer an average of $1,000 above the monochromatic displays and low performing, passive color displays. The HGED has been fabricated in 6" diagonal, full color, full gray scale prototypes which run a standard NTSC (television standard) signal from a computer. Additionally, high brightness test cells have been constructed in the next step of development for a more advanced and potentially lower cost display.

     Telegen believes that its HGED has substantial value, potentially exceeding that of all of its telecommunications products. Telegen is actively negotiating with several prospective strategic partners to obtain substantial new capital in the form of either equity investment in TDL or project financing to complete the application design of its HGED production processes, to develop plant and product specifications, and to build a prototype production facility. Topics currently being negotiated include the protection of all intellectual property rights and specifications for the initial plant and equipment. Telegen plans to retain at least a 50% ownership in any joint venture and has determined to keep all development, funding, and management of the flat panel display technology independent from its telecommunications activities. To facilitate this, Telegen has created Telegen Display Laboratories, Inc., a subsidiary of Telegen ("TDL"). TDL's initial production facilities will be located in Silicon Valley and it plans to license the manufacture of the display into a broad range of display markets in order to facilitate the quickest possible market acceptance.

     Telegen plans to establish a limited production line in its new facilities in 1996 which could produce up to 40,000 displays per year, and to build a full scale production plant (one million displays per year capacity) in 1997 with the proceeds from a future funding. Further, Telegen has entered into a letter of intent with a joint venture investment group based in Singapore for an investment in TDL. Along with the investment, the joint venture will have an option to acquire licenses to build four plants, each with the capacity to produce one million flat panel displays per year. The total license fees for these plants is $40 million, plus royalties.

     Display Patents. In December 1995, Telegen filed for its first U.S. patent (of an estimated total of seven) on the basic HGED technology with broad claims covering displays targeting the entertainment, computer, automotive and military markets. This basic patent allows the building of highly cost effective flat panel displays without the use of high-tech, semiconductor facilities. Although it is difficult to precisely project the capital costs for establishing a high volume manufacturing facility, Telegen's initial estimates indicate its technology could lower the display business entry cost from $1 billion to less than $50 million for a facility which can produce one million 10 inch diagonal flat panel displays per year.

     Flat Panel Market. The flat panel display market today generates approximately $12 billion in sales and is predicted by industry sources to grow to greater than $20 billion in under ten years. Since Telegen anticipates that an HGED display may cost less than 20% of an equivalent AMLCD display, Telegen expects to have a significant competitive advantage in a number of the flat panel display markets.

     TDL's initial plan is to produce a 20 inch diagonal, high resolution workstation flat panel display aimed at the growing computer aided design and computer aided manufacturing (CAD/CAM) markets led by systems houses such as Sun Microsystems and Silicon Graphics, which are potential customers. TDL picked this market to introduce the HGED because it knows of no competitors with a 20 inch flat panel product.

     Flat Panel Competition. Telegen believes there is currently no comparable flat panel display with the potential low cost, full color, gray scale and other attributes of HGED available commercially from any other source in volume. The standard flat panel displays currently available are Passive Matrix LCD and
Active Matrix LCD (AMLCD). Of the two LCD technologies, the AMLCD is far superior in terms of image quality. These displays are manufactured in high volume by a number of Japanese companies, including Toshiba and Sharp
Electronics. The largest commonly available AMLCD full color screens are 11" diagonal and cost from $15-$17 per square inch to manufacture.

     Sony has recently introduced a color plasma flat panel display of 17" diagonal size which will be available in Japan for $15,000 retail. Full-color plasma screens which are not in any volume production yet, lack gray scale and are estimated to cost upwards of $20-$30 per square inch to manufacture.

     Additionally, a number of companies, including SI Diamond Technologies, Inc., Micron Technologies, Inc. and Silicon Video, Inc., are developing a technology known as Field Emission Display (FED). Displays based upon the FED technology are not expected to be available in volume until the end of the decade and are expected to cost between $12-$15 per square inch.

     The HGED in volume production is expected to cost about $1.50 per square inch. Telegen believes that pricing at this level, if achieved, will give it a competitive advantage, assuming the cost of competing technologies cannot also be reduced to these levels. No assurances can be given that these manufacturing costs can ever be achieved.

Internet Products Division

     According to industry sources, less than 20 million people "surf" the Internet in the United States today. Telegen Laboratories is presently developing easy-to-use consumer products which are intended to allow non-computer literate consumers to access some of the capabilities of the Internet. These products, called "InterNet Appliances", require no computer or external software to operate and, if they do require any set-up, will be supported by Telegen's RPS system.

     At present, the IPD is developing InterNet Appliances for use by E-mail systems and to utilize the Internet for making world-wide telephone and data calls at lower cost compared to standard telephone rates.

     All IPD products are currently in a development stage and may never result in commercially feasible or marketable products.

     Internet Products Competition. Most Internet "products" are currently software. Telegen knows of no other telephone accessories similar to those planned by Telegen which are designed to operate with the Internet as conceived by Telegen. However, since much of the value of these planned products is in the software, it is possible that such software is currently under design or possibly even available to operate within large telephone PBX/Key Systems in larger business environments.

Telegen Research and Development

     Telegen's research and development expenses for the years ending December 31, 1995, 1994, 1993 and 1992 were approximately $826,984, $830,913,
$37,955, and $9,317, respectively. Telegen estimates that its total expenditures for research and development will aggregate at least $2,800,000, including the flat panel display (HGED), during the 12 months following completion of the Acquisition. Much of the Telegen Display Laboratories portion of R&D, which totals about $1.5 million, is equipment and related overhead costs. In 1993, Telegen's primary research and development activities included the AT&T Call Controller 9050. In 1994 and 1995, Telegen's research and development activities included work toward the development of ACS, MLD and other products not yet introduced. A number of these products became commercially available in 1995, and Telegen believes increasing sales of these products will be reflected in Telegen's 1996 revenues. Continued development of enhancements of the ACS and MLD products as well as the flat panel display technology will be significant relative to Telegen's near term sales. This will be a drain on Telegen's resources during 1996, but Telegen believes that its investment in research and development may generate positive cash flow in late 1996 and early 1997. There can be no assurances, however, that such investment in additional research and development will result in products that are commercially successful or profitable.

     The market for Telegen's products is characterized by rapid technological change and evolving industry standards and is highly competitive with respect to timely product innovation. The introduction of products embodying new technology and the emergence of new industry standards can render existing products obsolete and unmarketable. Telegen's success will be dependent in part upon its ability to anticipate changes in technology and industry standards and to successfully develop and introduce new and enhanced products on a timely basis. If Telegen is unable for technological or other reasons to develop products in a timely manner in response to changes in the industry or if products or product enhancements that Telegen develops do not achieve market acceptance, Telegen's results of operation will be materially adversely affected. Telegen has experienced delays in its development of the ACS product line.

Telegen Intellectual Property

     Telegen has acquired all rights to the underlying technologies embodied in its product lines from the founders of Telegen or has developed such intellectual property internally. Telegen routinely files for both United States and foreign patents on its technologies. Telegen believes, based upon the advice of patent counsel, that patent protection may be available to Telegen on substantial portions of its technologies. A broad patent related to ACS was filed in June 1994, and is expected to be issued in 1996.

     Telegen Display Laboratories filed its first very broad and basic US patent on the HGED in December 1995.

     Additionally, Telegen believes it retains copyright protection for the software used in its products as well as for its integrated circuit designs.

     It is the policy of Telegen to aggressively protect, through all appropriate means, all of its legal rights to its technologies. In January 1991, a claim against the TeleBlocker technology was made by the founder's former employer. Telegen vigorously defended the claim and the former employer relinquished all claims made against the technology.

     Telegen  relies  on a  combination  of  patents,  trade  secret  and  other intellectual property law, nondisclosure agreements and other protective measures to protect its rights pertaining to its products. Such protection, however, may not preclude competitors from developing products similar to Telegen's products. In addition, the laws of certain foreign countries do not protect Telegen's intellectual property rights to the same extent as do the laws of the United States. Although Telegen continues to implement protective measures and intends to defend its proprietary rights vigorously, there can be no assurance that these efforts will be successful. See "Risk Factors-Intellectual Property".

Regulatory Matters

     Federal law requires that all products which connect with the public telephone system must comply with Federal Communications Commission ("FCC") Rules Part 68, as amended. Before such products are sold, they must be tested for compliance by an accredited independent testing laboratory and the test results must be submitted to the FCC. The manufacturer then receives an FCC Registration number which must be displayed on each product. Additionally, all microprocessor-based products (including all of Telegen's product line), must conform to FCC Rules, Part 15, as applied to radiated interference.

     In order to fully comply with these regulations, Telegen retains the services of a communications consultant, who has advised and assisted Telegen throughout the design process regarding FCC compliance. In addition, Telegen's Executive Vice President, Bonnie Crystal, has extensive experience in communications engineering to meet the requirements of FCC regulations.

     Telegen has submitted the TeleBlocker and ACS series of products to an independent testing laboratory accredited by the FCC for compliance with applicable interconnect rules. Telegen received such approvals for the TeleBlocker product in January 1991. The ACS product received such approvals in May 1994. Telegen believes that all other contemplated products as designed will have to meet applicable FCC regulations, including MLD, which is currently under such review and expected to be approved shortly.

     At this time, of the Telegen products, only the A/C adapter which provides the power to Telegen's products described above requires UL approval. These adapters are purchased as an off-the-shelf component and already are UL approved. However, at the request of AT&T, the Call Controller 9050 was tested by and received UL listing. The TeleBlocker meets all UL standards but has not been submitted for such approval. At the request of MCI, in August of 1995, the ACS product was tested by and received UL listing. MLD will similarly require such approval, which Telegen does not expect to have difficulty obtaining.

Employees

     Telegen currently employs 24 persons on a full-time basis, including three executive officers, 8 software programmers and hardware engineers, one marketing and sales employee, and a general support staff. Telegen considers that its employee relations are good. Telegen's future success will depend in significant part upon the continued service of certain key technical and senior management personnel, and Telegen's continuing ability to attract, assimilate and retain highly qualified technical, managerial and sales and marketing personnel. Competition for such personnel is intense. See "Risk Factors-Dependence on Key Personnel".

Facilities

     Telegen's corporate offices as well as the offices of Telegen Laboratories are located in Foster City, California, where Telegen leases approximately 10,000 square feet of space at a cost of approximately $16,000 per month, including common area charges. This lease will expire in August 1996. Telegen plans to lease larger space to support its future requirements. Management believes there is adequate space available in its immediate area for expansion, but there can be no assurance that space can be located on favorable terms or that Telegen will not incur significant expenses if it has to relocate to new facilities.

Telegen Management's Discussion and Analysis of Financial Condition and Results of Operations

     Telegen was organized and commenced operations in May 1990. From inception until 1993, Telegen was principally engaged in the development and testing of its products. Telegen's first product sales and revenues were realized in 1991. Revenues in 1991, 1992, 1993, and 1994 were derived primarily from sales of Telegen's TeleBlocker products and in 1995 from its ACS products. Telegen has incurred significant operating losses in every fiscal year since its inception, and, as of December 31, 1995, Telegen had an accumulated deficit of $5,301,857 and working capital deficit of $1,762,182. Telegen expects to continue to incur substantial operating losses through 1996. In order to become profitable, Telegen must successfully increase sales of its existing products, develop new products for its existing markets and for new markets, increase gross margins through higher volumes and manufacturing efficiencies, manage its operating expenses and expand its distribution capability.

     Telegen has made significant expenditures for research and development of its products, and for the establishment of its sales and marketing operations. In order to remain competitive in a changing business environment, Telegen must continue to make significant expenditures in these areas. Therefore, Telegen's operating results will depend in large part on substantial expansion in Telegen's revenue base.

Results of Operations

     Revenues. Product revenues for 1994 were $432,972, compared to $498,358 for 1993, $162,447 for 1992 and $81,175 for 1991. These sales consisted primarily of TeleBlocker and, after 1992, AT&T Call Controllers. In 1994 Telegen experienced a significant delivery of Call Controllers to AT&T, representing a non-recurring revenue infusion of $254,297. Product revenues for the year ended December 31, 1995, were $145,795, compared to $432,972 for the comparable period in 1994. These revenues consisted primarily of sales of the ACS 2000 in 1995 and TeleBlocker in 1994. Product revenues for the first quarter of 1996 were $11,628 compared with $68,936 for the first quarter of 1995. Delays which resulted in the MCI contract not being finalized until March 1996 significantly impacted ACS revenues for the first quarter of 1996. In addition, the Company's TeleBlocker product which made up the bulk of revenues for the first quarter of 1995 was taken off the market for redesign.

     Delays in government deregulation of the Local Access Transport Area ("Intra-LATA") phone service in California, which represents 30% of all Intra-LATA toll call service nationwide, resulted in lower revenues in fiscal 1994 as compared to fiscal 1993 and significantly lower revenues in the first ten months of 1995. This delay in deregulation, which was originally scheduled for early 1994, significantly limited the market for Telegen's ACS line of products. Market and lab testing of the ACS 2000 by long distance carriers, previously expected in 1994, was delayed into 1995. With deregulation in California implemented in early 1995, one year behind schedule, Telegen's principle customers, the long distance carriers, commenced significant laboratory and beta testing of the ACS product line, resulting in approvals by AT&T Bell Laboratories, Sprint Labs and the MCI Developers and Network Labs. In the last quarter of 1995, Sprint began a consumer market trial of the ACS 2000 in California. That trial is on-going. In March 1996, MCI and Telegen entered into a Nationwide Master Distribution and Service Agreement for the ACS 2000 series of products. Telegen will begin shipping significant amounts of these products as early as the second half of 1996.

     Cost of Goods Sold. Cost of goods sold for the first quarter of 1996 was $10,013 and for the first quarter of 1995 was $49,656. These costs were consistent with revenues for the same periods. Cost of goods sold of $170,421 for the year ended December 31, 1995, and $314,239 for the comparable period in 1994, consisted of the direct manufacturing costs, transportation, duty and warranty costs of the units sold. In addition, cost of goods sold for 1995 included a one-time charge to write off obsolete inventory. Certain overhead costs associated with Telegen's operations are allocated to research and development expenses. Cost of goods sold for 1994 was $314,239, compared to $296,285 for 1993. Margins in 1993 and 1994 were affected by temporary shortages, and resulting higher costs then in 1992, of microprocessors used in Telegen's products, and of amortization of costs incurred in 1992, but expensed in 1993 and 1994 (which amortization is now completed).

     Research and Development. Research and development expenses were $80,466 for the first quarter of 1996 and $195,702 for the first quarter of 1995. Lower 1996 expenses were the result of cost cutting measures enacted in mid-1995 and completion of development of the ACS product. Research and development expenses of $826,984 for the year ended December 31, 1995, and $830,913 for the comparable period in 1994, were associated primarily with design and development of ACS and MLD. Research and development expenses for 1993 were $37,955, compared to $9,317 for 1992. The increase in years 1994 and 1995 was primarily due to creation of a full-scale research and development division, Telegen Laboratories.

     Sales and Marketing. Sales and marketing expenses for the first quarter of 1996 were $877 compared to $55,583 for the comparable period in 1995. The reduced expenses were the result of a reduction in marketing staff in 1995, the elimination of trade show activity for the first quarter of 1996 and concentration on contract negotiations with long distance carriers, which expenses have been classified as general and administrative expenses. Sales and marketing expenses for the year ended December 31, 1995, were $84,467, compared to $92,170 for the comparable period in 1994, the decrease attributable largely to a reduction in the marketing staff in mid-1995. Sales and marketing expenses were $92,170 in 1994, $29,980 in 1993, and $11,007 in 1992. The increase from
1993 to 1994 was primarily due to an increase in promotional expenses related to the introduction of Telegen's Call Controller products and initial marketing of ACS. In late 1993, Telegen hired a Director of Telecom Products (its first full-time sales staff position).

     General and Administrative. General and administrative expenses for the first quarter of 1996 were $360,534 compared with $206,133 for the same period in 1995. The increased costs were primarily associated with legal and consulting fees related to patent activity and costs associated with the amortization of bridge loan expenses. General and administrative expenses for the year ended December 31, 1995, were $1,501,469, compared to $1,118,312 for the comparable period in 1994. The primary components of general and administrative expenses were employee salaries and legal and accounting expenses for both periods. General and administrative expenses were $1,118,312 for the full year 1994, as compared with $294,526 for 1993, and $103,277 for 1992, due to expanded office quarters and significant staff increases. General and administrative expenses for 1992 were $103,277, compared to $402,506 in 1991, a decrease of $299,229

     Interest Income and Expense. Net interest expense for the first quarter of 1996 was $32,665 compared with $3,850 for the first quarter of 1995. The increased expense for 1996 was the direct result of bridge loan interest expense; the bridge loans were paid off in May 1996 from the proceeds of a private placement completed in April 1996. Net interest expense for the year ended December 31, 1995 was $80,380, compared to $21,050 for the comparable period in 1994. Interest income for the year ended December 31, 1994, was $9,608, compared to $3,154 in 1993. Interest expense for 1994 was $30,658, compared to $11,488 for 1993, and $13,433 in 1992. The increase was primarily due to the incurring of debt in late 1992 and 1993, which remained outstanding throughout 1994.

Liquidity and Capital Resources

     Telegen has funded its operations primarily through private placements of its equity securities with individual investors and, to a lesser extent, revenues from product sales. As of March 31, 1996, Telegen had raised $7,554,779 of net capital through the sale of common stock, $922,526 of net capital through the sale of Series A preferred stock and $558,373 through the placement of debt securities. Additionally, Telegen completed in April 1996 a private placement of its common stock which resulted in $5.6 million in net proceeds to Telegen.

     Telegen's future capital requirements will depend upon many factors, including the timing of acceptance of Telegen's products in the market, the progress of Telegen's research and development efforts, Telegen's operating results and the status of competitive products. Telegen anticipates that its existing capital resources and revenues from operations will be adequate to meet Telegen's forecasts through 1996. Thereafter, Telegen expects that further R&D of its Telecom and Internet products will be funded from operating income. However, Telegen's flat panel division will require significant additional capital to move into a manufacturing phase. Telegen has entered into a letter of intent with a joint venture investment group based in Singapore to sell 10% of Telegen Display Laboratories, Inc. for $5 million in cash plus an option in favor of the buyer to acquire licenses to build up to four flat panel display production plants in exchange for up to $40 million in license fees, plus royalties.

     Telegen's actual working capital needs will depend upon numerous factors including the progress of Telegen's research and development activities, the cost of increasing Telegen's sales, marketing and manufacturing activities and the amount of revenues generated from operations, none of which can be predicted with certainty. Therefore, there can be no assurance that Telegen will not require additional equity or debt financing within twelve months following completion of the Acquisition.

     Telegen anticipates incurring substantial costs for research and development, sales and marketing activities, and an increase in production capability in the next twelve months. Management believes that constant efforts to improve existing products and develop new products, an active marketing program and a significant field sales force are essential for Telegen's long-term success. Telegen estimates that its total expenditures for research and development and related equipment and overhead costs will aggregate over $3,000,000 during the 12 months following consummation of the Acquisition. Telegen estimates that its total expenditures for sales and marketing will aggregate over $1,000,000 during the 12 months following consummation of the Acquisition.

Telegen Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

     Telegen has not experienced a change in its independent accountants during its three most recent fiscal years or subsequent interim period. Further, Telegen has not had any disagreements with its independent accountants on any matter of accounting principles or practices or financial disclosure.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth certain information regarding beneficial ownership of Telegen's common stock as of April 30, 1996. The table sets forth
(i) each shareholder known by Telegen to be the beneficial owner of more than 5% of any class of Telegen's securities, (ii) each director of Telegen, (iii) each executive officer of Telegen and (iv) all directors and executive officers as a group.


                                                                                 Amount             Percentage
                                                                              Beneficially         Beneficially
               Name                         Position                           Owned(2)            Owned(1)(2)

       Jessica L. Stevens           President, Chief Executive               1,329,470                 29.6%
                                       Officer and Director
       Bonnie A. Crystal            Executive Vice President,                  360,400                  7.9%
                                       Secretary and Director
       Warren M. Dillard            Chief Operating Officer, Chief             191,756                  4.2%
                                       Financial Officer and Director
       Frederick T. Lezak, Jr.      Director                                    57,000                  1.3%
       James R. Iverson             Director                                     8,240                  0.2%
       Dennis A. Lempert            General Counsel                            197,798                  4.5%
       Larry J. Wells(3)            Director                                   204,333                  4.7%

       All directors and executive
         officers as a group
         (7 persons)                                                         2,348,997                 48.4%


(1) Beneficial ownership includes voting and investment power with respect to the shares. Shares of common stock subject to options currently exercisable or exercisable within 60 days of April 30, 1996 are deemed outstanding for computing the percentage of the person holding such options, but are not deemed outstanding for computing the percentage of any other person. Thus, the sum of individuals' and entities' ownership as a percent of common stock beneficially owned may exceed 100%.

(2) As of April 30, 1996, Telegen had 4,357,552 shares of common stock, and 112,750 shares of Series A preferred stock outstanding. The number of common shares outstanding excludes 208,592 shares of common stock cancelled for lack of consideration. See "Telegen - Legal Proceedings." As of April30, 1996, Ms. Stevens, Ms. Crystal and Messrs. Dillard, Lezak, Iverson, Lempert and Wells had the right to acquire within 60 days, from outstanding options, 86,674 shares, 175,900 shares, 169,059 shares, 5,000 shares, 5,000 shares, 0 shares, 4,333 shares of Telegen common stock, respectively.

(3) Mr. Wells is a founder and director of Sundance Venture Partners, L.P., which is a venture capital fund and the owner of 200,000 common shares of Telegen.



Management of Telegen

     The following information is presented with respect to the current directors and executive officers of Telegen who, pursuant to the terms of the Agreement, will serve as directors and executive officers of SERC, the acquiring corporation, upon consummation of the Acquisition.

Profiles of Directors and Executive Officers

     Jessica L. Stevens has been an inventor and an engineer since 1972. From 1982 to 1988, Ms. Stevens was Chief Executive Officer, President, Chief Technology Officer, and a Director of Woodside Design Associates, Inc., Redwood City, California, a high technology think tank. From 1988 to 1989, Ms. Stevens was Chairperson of the Board of Directors and Vice President of Engineering/Manufacturing at Absolute Entertainment, Inc. and Imagineering, Inc., both of New Jersey. Ms. Stevens has worked as a consultant to numerous high technology companies, including Apple Computer, Inc., Activision, Inc. Coleco Industries, McDonnell Douglas, Parker Brokers, and has developed software for the electronic game industry.

     Bonnie A. Crystal has been a telecommunications engineer, consultant and inventor since 1972. Before joining Telegen, she was Senior Staff Engineer for Research and Development for Toshiba America MRI, Inc. From 1984 to 1989, she was Senior Engineer at Astec, USA, Ltd. in Personal Communications Systems, Cellular and Satellite Earth Stations. She is the inventor of the Video Noise Reduction (VNR) standard for satellite receivers. She was a founder of International MedCom, Inc. and SE International, Inc.

     Warren M. Dillard has been a financial analyst and financial manager since 1967. He managed investment portfolios of securities and real estate for Capital Group and Shareholders Capital, respectively, both of Los Angeles, California, from 1967 until 1975. In 1975, he became Senior Vice President and CFO of Pepperdine University, continuing in that position until 1982. Since 1982, Mr. Dillard has been an independent investment banker, financing early stage business ventures. In October 1993, he became CFO of Telegen, adding the title of Chief Operating Officer in April 1994.

     Frederick T. Lezak, Jr. has been a financial executive since 1969, with senior positions at Time, Inc., McKesson Corp., The Headquarters Companies and Visucom Productions, Inc. From 1973 to 1981, he was a controller for several McKesson divisions, most recently Foremost Dairies in San Francisco. From 1981 to 1983, he was Treasurer and Chief Financial Officer of The Headquarters Companies in San Francisco. Since 1983, Mr. Lezak has been a principal and owner of Munson, Lezak, Jaspar & Dunn, a consulting firm which specializes in start-up situations and corporate turnarounds. He has also been a founder and officer of several start-up companies, including E.M.I., Inc.

     James R. (Dick) Iverson has an extensive background in technology development. Through 1982, he spent 19 years with Teledyne Ryan Electronics, the last 6 years as General Manager. From 1972-1976, he was General Manager of the Electronics Division of General Dynamics, managing projects ranging from satellite systems to aircraft test equipment. He was the developer of the first Global Positioning Satellite System (GPS). From 1976 through 1986, Mr. Iverson was Group Vice President for Gould, Inc., responsible for government and commercial electronics systems. In 1986, Mr. Iverson was elected President of the American Electronics Association (AEA), a 3,000 member national trade association, representing companies in semiconductors, computers, telecommunications and software. He recently retired from that position and is now an independent consultant to the electronics industry.

     Larry J. Wells is the founder and a director of Sundance Venture Partners, L.P., a venture capital fund, and is the Chairman of Anderson & Wells Company, which manages Sundance Venture Partners, L.P. and El Dorado Investment Company. Mr. Wells also has served as a director and President of Sundance Capital Corporation since May 1989. From 1983 to 1987, Mr. Wells served as Vice President of Citicorp Venture Capital and then became Senior Vice President of Inco Venture Capital. From May 1969 to June 1983, Mr. Wells was the founder and President of Creative Strategies International, a market research consulting firm specializing in emerging markets. Mr. Wells currently serves on the board of directors of Cellegy Pharmaceutical, Inc. and Indentix, Inc., which are publicly held companies. Mr. Wells also is a director of Upside Publishing, Inc., Plop Golf Company, VoiceCom Systems, Inc. and Murphex Corporation.

Executive Compensation

     The following information is presented with respect to the current directors and executive officers of Telegen who, pursuant to the terms of the Agreement, will serve as directors and executive officers of SERC, the acquiring corporation, upon consummation of the Acquisition:



      Summary Compensation Table

                                                                     Long Term Compensation
                            Annual Compensation                    Awards              Payouts
(a)             (b)       (c)         (d)         (e)            (f)        (g)          (h)
                                                 Other
Name                                             Annual       Restricted                             All Other
and                                              Compen-        Stock                    LTIP         Compen-
Principal                                        sation        Award(s)   Options/      Payouts       sation
Position        Year    Salary($)   Bonus($)       ($)           ($)      SAR's(#)        ($)           ($)


Jessica L.      1995    $29,167     $  -         $  -         $  -        20,004        $  -         $252,000
Stevens,        1994    $20,833     $  -         $  -         $  -        63,336        $  -         $  -
President,      1993    $  -        $  -         $  -         $  -          -           $  -         $  -
Chief Executive Officer
and Director

Bonnie A.       1995    $60,000     $  -         $  -         $  -        18,000        $  -         $  -
Crystal,        1994    $71,260     $  -         $  -         $  -        57,000        $  -         $  -
Executive       1993    $  -        $  -         $  -         $  -          -           $  -         $  -
Vice President,
Secretary and
Director

Warren M..      1995    $53,333     $  -         $  -         $  -        15,996        $  -         $  -
Dillard,        1994    $63,333     $  -         $  -         $  -        49,064        $  -         $  -
Chief           1993    $  -        $  -         $  -         $  -          -           $  -         $  -
Operating
Officer, Chief
Financial Officer
and Director


Certain Transactions with Management and Others

     The following information is presented with respect to the current directors and executive officers of Telegen, who, pursuant to the terms of the Agreement, will serve as directors and executive officers of SERC, the acquiring corporation, upon consummation of the Acquisition:

     Telegen has entered into agreements with each of its full-time employees (including its executive officers) that prohibit disclosure of confidential information to anyone outside of Telegen both during and subsequent to employment and require disclosure and assignment to Telegen of all proprietary rights to any ideas, discoveries or inventions relating to or resulting from the employee's work for Telegen.

     In order to preserve the cash resources of Telegen, Jessica L. Stevens, Bonnie A. Crystal and Warren M. Dillard have accepted Telegen stock options in connection with their agreement to accept reduced salary compensation.

     Telegen was advanced funds by Jessica L. Stevens in 1991 and 1992. The outstanding balance as of December 31, 1995 was $167,649. A note was issued to Ms. Stevens for such amount bearing interest at 8% per annum. The note remains unpaid.

     In August 1995, Jessica L. Stevens was issued warrants to purchase 50,500 shares of Telegen common stock for $.01 per share for a period of five years. The warrants can be exercised at any time. Compensation expense totaling $251,995 was recorded to reflect the difference between the fair value of the common stock and the exercise price.

     In late 1993, Telegen purchased furnishings and art work from Warren M. Dillard for 2,800 shares of Telegen common stock, then valued at $14,000.

     Mr. Frederick T. Lezak, Jr., a director of Telegen, is a principal of SynerNet, Inc., a marketer and distributor of telecommunications products and services, including products manufactured and sold by Telegen. During the last 12 months, SynerNet has purchased approximately $30,000 of such products on terms and conditions no more favorable than those granted to other such distributors.

     Telegen has granted a five-year option to purchase 5% of the capital stock of TDL after the completion of TDL's initial capitalization for $5,000 to
W. Edward Naugler, Jr., its executive vice president, in return for his uncompensated product development efforts over the past 1 1/2 years.

Market for Telegen Securities and Related Stockholder Matters

     No public market exists for the securities of Telegen. Telegen has never paid any cash dividends on its common stock, intends to retain any future earnings to fund the development of its business and therefore does not anticipate paying any cash dividends in the foreseeable future.

Legal Proceedings

     In 1994, Telegen was sued by Phonex Corporation, a Utah corporation, for patent infringement in connection with a product that Telegen allegedly intended to market. The Phonex patents at issue pertain to the use of power wiring to transmit telephone signals. In a complaint filed March 17, 1994, in U.S. District Court, Northern District of California, Phonex alleged that at the January 1993 Consumer Electronics Show, Telegen showed a product which allegedly infringed Phonex patents. A verdict was entered in Telegen's favor on August 24, 1995, including an award of attorney's fees. Phonex filed an appeal from the judgment on September 20, 1995.

     In August 1991, Telegen issued an aggregate of 208,592 shares of common stock to Sahara Associates, Inc. ("Sahara") in connection with a letter of credit and related financing to be obtained by Telegen. A letter of credit in the amount of $300,000 was issued in favor of Telegen by Bank Sadarat but Telegen was unable to realize any benefit from such letter of credit. On September 29, 1992, Bank Sadarat filed a complaint against Telegen for approximately $110,000 advanced under a separate letter of credit. On March 23, 1993, Telegen canceled the 208,592 shares issued to Sahara and on March 24, 1993, filed a cross-complaint for declaratory relief in the Superior Court of the State of California for the County of San Mateo against Sahara and others. In that action, Telegen sought a judicial declaration that the issuance of the aforementioned shares was void for lack of consideration, that the action of Telegen in canceling such shares was valid and that the persons to whom such shares were issued have no rights as shareholders of Telegen. The case has since been removed to the Federal District Court (Northern District, California) at the request of Telegen. There can be no assurance as to the ultimate result of this litigation. The number of shares and percentages of outstanding shares referred to in this Registration Statement reflect the cancellation of shares issued to Sahara. The monetary claim asserted by Bank Sadarat is reflected in Telegen's Financial Statements, included elsewhere herein. Such disclosure is not intended to be an admission or acknowledgment by Telegen with respect to the status of the canceled shares or the monetary claim by Bank Sadarat.

     In 1995, Telegen was sued by Rates Technology, Inc. ("Rates"), a New York corporation, for infringement of patents relating to "least cost" call routing. Rates claims that the ACS 2000 routes calls based upon the lowest cost carrier rates. Telegen has not yet answered the complaint, but believes that the claims made by Rates are without merit. Rates has offered to dismiss its action without prejudice. Negotiations regarding the final disposition of this matter are ongoing.

                                  LEGAL MATTERS

     An opinion as to the validity of the securities of SERC to be issued in connection with the Acquisition will be given for SERC by the firm of Cohen Brame & Smith Professional Corporation, 1700 Lincoln Street, Suite 1800, Denver, Colorado 80203. Cohen Brame & Smith Professional Corporation owns 10,000 shares of SERC common stock.

     The firm of Wilson, Sonsini, Goodrich & Rosati, Professional Corporation has rendered legal services in connection with certain issues related to the Acquisition.

                                     EXPERTS

     The financial statements included in this Prospectus to the extent and for the periods indicated in their reports, have been audited for SERC by Cordovano and Company, P.C. (whose report contained an explanatory paragraph indicating substantial doubt about SERC's ability to continue as a going concern); and for Telegen by Coopers & Lybrand L.L.P., Independent Accountants, and are included herein in reliance on the authority of such firms as experts in accounting and auditing.

                              FINANCIAL INFORMATION

                          INDEX TO FINANCIAL STATEMENTS

Unaudited Pro Forma Condensed Statements of Operations, Year Ended
  December 31, 1995 and for the Three-Month Period Ended March 31, 1996 Unaudited Pro Forma Condensed Balance Sheet, December 31, 1995 and
  March 31, 1996
Solar Energy Research Corp.
     Report of Independent Certified Public Accountants
     Consolidated Statement of Operations, for the Years Ended December 31,
       1995, 1994, and for the Period from January 1, 1992 (Inception) Through December 31, 1995
     Consolidated Balance Sheet at December 31, 1995
     Consolidated Statement of Cash Flows for the Years Ended December 31,
       1995, 1994, and for the Period from January 1, 1992 (Inception) Through December 31, 1995
     Consolidated Statement of Changes in Stockholders' Equity, for the Years
       Ended December 31, 1995, 1994, and for the Period from January 1,
       1992 (Inception) Through December 31, 1995
     Notes to Consolidated Financial Statements
     Condensed Balance Sheets as of March 31, 1996 and December 31, 1995
       (Unaudited)
     Condensed Statements of Operations for the Three-Month Periods Ended
       March 31, 1996 and March 31, 1995 and from January 1, 1992 (Inception) Through March 31, 1996 (Unaudited)
     Condensed Statements of Cash Flows for the Three-Month Periods Ended
       March 31, 1996 and March 31, 1995 and from January 1, 1992 (Inception) Through March 31, 1996 (Unaudited)
     Notes to Condensed Financial Statements
Telegen Corporation
      Report of Independent Certified Public Accountants
      Statements of Operations for the Years Ended December 31,
        1995 and 1994
      Balance Sheet as of December 31, 1995 and 1994
      Statements of Changes in Stockholders' Equity for the Years
        Ended December 31, 1995 and 1994
      Statement of Cash Flows for the Years Ended December 31,
        1995 and 1994
      Notes to Financial Statements
      Balance Sheet as of March 31, 1996 and 1995 (Unaudited)
      Statement of Operations for the Three-Month Periods Ended March 31,
        1996 and March 31, 1995 (Unaudited)
      Statement of Cash Flows for the Three-Month Periods Ended March 31,
        1996 and March 31, 1995 (Unaudited)

                                     Part II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

     The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of SERC or SERC California is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

     The Colorado Business Corporation Act gives each corporation the power to indemnify against liability any current or former directors, officers, employees and agents. A Director must show that (1) he conducted himself in good faith,
(2) that his conduct was not opposed to the corporation's best interests, or if acting in his official capacity, that his conduct was in the corporation's best interests and (3) that in a criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

     The Colorado Business Corporation Act also gives each corporation the power to eliminate or limit the personal liability of a Director to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director unless the breach of fiduciary duty involves breach of loyalty to the corporation or its shareholders, acts or omissions involving misconduct or a knowing violation of law, acts specified in the law or any transaction whereby the Director derived an improper personal benefit.

     California law does not permit the elimination of monetary liability of directors where such liability is based on: (a) intentional misconduct or knowing or culpable violation of law; (b) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders, or that involve the absence of good faith on the part of the director; (c) receipt of an improper personal benefit; (d) acts or omissions that show reckless disregard for the director's duty to the corporation or its shareholders, where the director in the ordinary course of performing a director's duties should be aware of a risk of serious injury to the corporation or its shareholders; (e) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation and its shareholders; (f) interested transactions between the corporation and a director in which a director has a material financial interest; and (g) liability for improper distributions, loans or guarantees.

     California law permits indemnification of expenses incurred in derivative or third-party actions, except that with respect to derivative actions (a) no indemnification may be made when a person is adjudged liable to the corporation in the performance of that person's duty to the corporation and its shareholders unless a court determines that such person is entitled to indemnity for expenses, and then such indemnification may be made only to the extent that such court shall determine, and (b) no indemnification may be made without court approval in respect of amounts paid or expenses incurred in settling or otherwise disposing of a threatened or pending action or amounts incurred in defending a pending action that is settled or otherwise disposed of without court approval.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling SERC and SERC California pursuant to the foregoing provisions, SERC and SERC California has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 21. Exhibits and Financial Statement Schedules

  Exhibit No.             Title

       1           Underwriting Agreement*
       2           Plan of Acquisition
       3           Articles of Incorporation and Bylaws
       4           Instruments Defining the Rights of Holders*
       5           Opinion re: Legality of Securities**
       7           Opinion re: Liquidation Preference*
       8           Opinion re: Tax Matters*
       9           Voting Trust Agreements*
      10           Material Contracts*
      11           Statement re: Computation of Per Share Earnings*
      12           Computation of Ratio of Earnings to Fixed Charges*
      13           Annual or Quarterly Reports*
      14           Material Foreign Patents*
      15           Letter on Unaudited Interim Financial Information*
      16           Letter on Change in Certifying Accountant*
      21           Subsidiaries of SERC and Telegen
      23           Consent of Experts and Counsel**
      24           Power of Attorney*
      25           Statement of Eligibility of Trustee*
      26           Invitations for Competitive Bids*
      27           Financial Data Schedules
      28           Information from Reports Furnished to State Insurance
                      Regulatory Authorities*
      99           Additional Exhibits*

*    Not Applicable

** Opinion re: Legality of Securities and Consent of Counsel to be filed by amendment.


Item 22. Undertakings

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, in the capacity and on the date indicated, thereunto duly authorized in the City of Denver, State of Colorado.

                                          SOLAR ENERGY RESEARCH CORP.


Signed:  May 17, 1996                     By: /s/  JAMES B. WIEGAND
                                           James B. Wiegand, President

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.


Date:  May 17, 1996                        By: /s/  JAMES B. WIEGAND
                                            James B. Wiegand, President, Chief
                                            Accounting Officer and Chairman of
                                            the Board of Directors


Date:  May 17, 1996                        By: /s/  MARK E. A. WIEGAND
                                            Mark E. A. Wiegand, Treasurer,
                                            Chief Financial Officer and Director


Date:  May 17, 1996                         By: /s/  JANET S. COLLINS
                                            Janet S. Collins, Secretary and
                                            Director




                          Telegen Corporation (NEWCO)
                       Pro Forma Condensed Balance Sheet
                               December 31, 1995
                                                  Historical                               Pro forma
                                                           Solar Energy                               Telegen
                                           Telegen           Research                                 (NEW CO)
                                         Corporation        Corporation          Adjustments        Corporation
                                                                                 (Unaudited)        (Unaudited)
Current Assets
Cash                                   $       177,094    $       12,509                  -       $       190,413
Accounts receivable, trade                       3,704                 -                  -                 3,704
Accounts receivable, other                       2,186            40,000      $     (40,000) A              2,186
Inventory                                      377,627                 -                  -               377,627
                                               -------            ------            --------              -------
        Total current assets                   561,421            52,509            (40,000)              573,930
Deferred financing cost, net                   197,248                 -                  -               197,248
Property and equipment, net                    147,243                 -                  -               147,243
Other assets                                    15,712             1,415                  -                17,127
                                               -------            ------            --------              -------
Total assets                           $       921,624    $       53,924      $     (40,000)       $      935,548
                                               -------            ------            --------              -------
Current Liabilities
Current maturities of notes payable    $       375,473                 -                  -        $      375,473
Current maturities of notes payable
        -shareholder                           279,343                 -                  -               279,343
Accounts payable, trade                      1,147,953    $        4,228                  -             1,152,181
Accounts payable, other                          2,102            17,997                  -                20,099
Accrued expenses                               518,732             4,551                  -               523,283
                                               -------            ------            --------              -------
Total current liabilities                    2,323,603            26,776                  -             2,350,379
Note payable-shareholder, long-term            167,649                 -                  -               167,649
                                               -------            ------            --------              -------
        Total liabilities                    2,491,252            26,776                  -             2,518,028
Shareholders' equity (deficit)
Series A convertible preferred stock,          922,526                 -                  -               922,526
Common stock                                 2,809,703           636,925      $    (609,777) B          2,836,851
Additional paid-in capital                           -           954,061           (954,061) B                  -
Accumulated deficit                         (5,301,857)       (1,563,838)          1,523,838 B         (5,341,857)
                                               -------            ------            --------              -------
        Total shareholder's deficit         (1,569,628)           27,148             (40,000)          (1,582,480)
Total liabilities and shareholder's
        deficit                        $       921,624    $       53,924      $      (40,000)       $     935,548
                                               -------            ------            --------              -------
Telegen Corporation (NEWCO)
Pro Forma Condensed Statement of Operations
for the year ended December 31, 1995


                                                  Historical                               Pro forma
                                                           Solar Energy                               Telegen
                                           Telegen           Research                                 (NEW CO)
                                         Corporation        Corporation          Adjustments        Corporation
                                                                                 (Unaudited)        (Unaudited)

Sales                                  $      145,795                -                    -       $      145,795
Cost of goods sold                           (170,421)               -                    -             (170,421)
                                               -------            ------            --------              -------
        Gross profit (loss)                   (24,626)               -                    -              (24,626)
Operating expenses
Selling and marketing                          84,467                -                    -               84,467
Research and development                      826,984                -                    -              826,984
General and administrative                  1,501,469       $   33,301         $    (33,301) C         1,501,469
General and administrative-related party            -           46,872              (46,872) C                 -
                                               -------          ------              --------              -------
Loss from operations                       (2,437,546)         (80,173)              80,173           (2,437,546)
Other income/(expense)
Interest income                                   725                -                    -                  725
Interest expense                              (81,105)          (1,556)                   -              (82,661)
                                               -------            ------            --------              -------
Net loss                               $   (2,517,926)    $    (81,729)          $   80,173         $ (2,519,482)
                                               -------            ------                                 -------
Weighted average shares outstanding         2,652,718        1,070,725                                 2,800,404
                                               -------            ------                                 -------
Net loss per common and common
        equivalent share                $       (0.95)    $      (0.08)                             $      (0.90)
                                               -------            ------                                 -------

The accompanying notes are an integral part of these pro forma financial statements.


                          Telegen Corporation (NEWCO)
                       Pro Forma Condensed Balance Sheet
                                 March 31, 1996
                                  (Unaudited)
                                                 Historical                               Pro forma
                                                           Solar Energy                               Telegen
                                           Telegen           Research                                 (NEW CO)
                                         Corporation        Corporation          Adjustments        Corporation
Cash                                $       4,125,607       $       729                   -       $     4,126,336
Accounts receivable, trade                     11,117                 -                   -                11,117
Accounts receivable, other                     21,579            40,000     $       (40,000) A             21,579
Inventory                                     367,436                 -                   -               367,436
Prepaid & other current assets                      -               915                   -                   915
                                           ----------           -------              ------             ---------
       Total current assets                 4,525,739            41,644             (40,000)            4,527,383
Deferred financing cost, net                  142,302               500                   -               142,802
Property and equipment, net                   134,407                 -                   -               134,407
Other assets                                   13,496                 -                   -                13,496
                                           ----------           -------              ------             ---------
        Total assets                $       4,815,944        $   42,144     $       (40,000)       $    4,818,088
                                           ----------           -------              ------             ---------
Current Liabilities
Current maturities of notes payable $         369,445                 -                   -        $      369,445
Current maturities of notes payable
        -shareholder                          502,373                 -                   -               502,373
Accounts payable, trade                       834,022     $       8,777                   -               842,799
Accounts payable, other                           461                 -                   -                   461
Accrued expenses                              285,353            27,476                   -               312,829
                                           ----------           -------              ------             ---------
Total current liabilities                   1,991,654            36,253                   -             2,027,907
Note payable-shareholder, long-term           121,772                 -                   -               121,772
                                           ----------           -------              ------             ---------
        Total liabilities                   2,113,426            36,253                   -             2,149,679
Shareholders' equity (deficit)
Series A convertible preferred stock,         922,526                 -                   -               922,526
Common stock                                7,554,779           651,925      $     (646,034) B          7,560,670
Additional paid in capital                          -           954,061            (954,061) B                  -
Accumulated deficit                        (5,774,785)       (1,600,095)          1,560,095 B          (5,814,785)
                                           ----------           -------              ------             ---------
        Total shareholder's equity
           (deficit)                        2,702,520             5,891             (40,000)            2,668,411
                                           ----------           -------              ------             ---------
Total liabilities and shareholder's
            deficit                 $       4,815,946      $     42,144      $      (40,000)         $  4,818,090
                                           ----------           -------              ------             ---------

The accompanying notes are an integral part of these pro forma financial statements.


                          Telegen Corporation (NEWCO)
                  Pro Forma Condensed Statement of Operations
                for the three-month period ended March 31, 1996
                                  (Unaudited)

                                                 Historical                               Pro forma
                                                           Solar Energy                               Telegen
                                           Telegen           Research                                 (NEW CO)
                                         Corporation        Corporation          Adjustments        Corporation
                                                                                 (Unaudited)        (Unaudited)
Sales                                 $       11,628                  -                   -       $       11,628
Cost of goods sold                           (10,013)                 -                   -              (10,013)
                                           ----------           -------              ------             ---------
        Gross profit (loss)                    1,615                  -                   -                1,615
Operating expenses
Selling and marketing                            877                  -                   -                  877
Research and development                      80,466                  -                   -               80,466
Proposed merger costs                              -      $       21,860       $    (21,860) C                 -
General and administrative                    360,534             10,258            (10,258) C           360,534
General and administrative-related party            -              3,750             (3,750) C                 -
Loss from operations                         (440,262)           (35,868)            35,868             (440,262)
                                           ----------           -------              ------             ---------
Other income/(expense)
Interest income                                 1,757                  -                  -                1,757
Interest expense                              (34,422)              (389)                 -              (34,811)
                                           ----------           -------              ------             ---------
Net loss                                $    (472,927)    $      (36,257)      $     35,868        $    (473,316)
Weighted average shares outstanding         3,687,436          1,292,183                               3,865,669
                                           ----------           -------              ------             ---------
Net loss per common and common
        equivalent share                $       (0.13)             (0.03)                          $       (0.12)
                                           ----------           -------              ------             ---------


     The accompanying notes are an integral part of these pro forma financial statements.


                          TELEGEN CORPORATION (NEW CO)
              NOTES TO THE PRO FORMA FINANCIAL STATEMENTS, Continued
                      for the year ended December 31, 1995
                 and the three-month period ended March 31, 1996


1.  Organization and Basis of Presentation:

     Solar Energy Research Corporation (SERC) intends to file a registration statement on Form S-4 with the Securities and Exchange Commission with respect to the acquisition of all outstanding capital stock of Telegen Corporation (Telegen) by Telegen Acquisition Company (TAC), a wholly owned subsidiary of SERC, through a merger of TAC with and into Telegen. Telegen will thereby become a wholly owned subsidiary of SERC. Effective upon closing, SERC (i) will issue one share of its common stock (after giving effect to the 7.25 to 1 reverse split of the currently issued and outstanding SERC common stock) for each share of Telegen common stock issued and outstanding at closing; (ii) will issue one share of Class A preferred stock for each share of Telegen preferred stock issued and outstanding at closing; and (iii) will issue one option to acquire a share of SERC's common stock in exchange for each outstanding option to acquire Telegen common stock.

     The acquisition has been treated as a recapitalization of Telegen with Telegen as the acquirer (reverse acquisition). The pro forma financial statements of Telegen Corporation (New Co) have been prepared based on the historical financial statements of Telegen considering the effects of the Agreement and Plan of Reorganization transactions. The pro forma balance sheet of the New Co. at December 31, 1995 and March 31, 1996 have been prepared as if the acquisition and the reorganization transactions had been consummated at December 31, 1995 and March 31, 1996, respectively. The pro forma income statement for the year ended December 31, 1995 and the three-month period ended March 31, 1996 have been prepared as if the acquisition and the reorganization transactions had been consummated at January 1, 1995. The pro forma financial statements should be read in conjunction with the historical financial statements, and related notes thereto, of SERC and of Telegen included elsewhere herein.

     The computation of the pro forma primary loss per common share is based upon the weighted average number of outstanding common shares for the year ended December 31, 1995 and for the period ended March 31, 1996 and excludes the anti-dilutive effect of contingent shares issuable upon the exercise of stock options, stock warrants and other contingent shares related to the price protection provisions. For the year ended December 31, 1995 and the period ended March 31, 1996, the pro forma fully diluted loss per common share is considered to be the same as the pro forma primary loss per common share since the effect of the common stock equivalents and any contingent shares associated with the price protection provisions would be anti-dilutive.

1.  Organization and Basis of Presentation, continued:

     The unaudited pro forma financial statements are not necessarily indicative of what the actual financial position would have been at December 31, 1995 or at March 31, 1996, nor of the actual results of operations for the year ended December 31, 1995 or the three-month period ended March 31, 1996, had the acquisition and the reorganization transactions occurred on December 31, 1995, March 31, 1996 and January 1, 1995, respectively, nor does it purport to present the future financial position or results of operations of the New Co.

2.  Assumptions:

     Certain assumptions regarding the operations of the New Co. have been made in connection with the preparation of the pro forma financial statements. Those assumptions are as follows:

     (a) Pro forma net income per share information for the year ended December 31, 1995 is calculated using weighted average shares outstanding of 147,686 shares for SERC (after giving effect to the 7.25 to 1 reverse split of the SERC outstanding common stock) prior to the merger plus the weighted average shares outstanding of 2,833,513 shares for Telegen.

     (b) Pro forma net income per share information for the three-month period ended March 31, 1996 is calculated using weighted average shares outstanding of 178,232 shares for SERC (after giving effect to the 7.25 to 1 reverse split of the SERC outstanding common stock) prior to the merger plus the weighted average shares outstanding of 3,868,231 shares for Telegen.

3.  The Pro Forma Adjustments:

     (A) Elimination of the deferred merger costs as part of the purchase price of Telegen.

     (B) Elimination of SERC common stock, additional paid-in capital and stockholders' deficit. The elimination of SERC common stock is offset by the SERC's net assets (pre acquisition) of $27,148 and $5,891 at December 31, 1995, and March 31, 1995, respectively, and the elimination of SERC's accumulated deficit is offset by SERC's prepaid acquisition costs of $40,000 (post acquisition) at December 31, 1995 and March 31, 1995.

     (C) Reflects the elimination of expenses incurred by SERC due to the Agreement and Plan of Reorganization. SERC's offices will be relocated to the office location of Telegen.

4.  Subsequent Events:

     In February 1996, Telegen initiated a private offering of up to 1,320,000 shares of common stock at $5 per share. The placement agent will receive a commission of 15% of the funds raised and will receive warrants to purchase a number of shares equal to 10% of the shares sold in the offering. The warrants would be exercisable at $3.50 per share. The placement agent may also be granted up to 136,000 shares of common stock based on certain parameters related to the offering. As of March 31, 1996, Telegen issued an additional 578,000 common shares from the private placement. As of April 1996, Telegen issued an additional _724,150 common shares from the private placement and granted 136,000 common shares to the placement agent.

     In April 1996, SERC received $5,000 in legal services in exchange for 10,000 shares of its common stock.

                   SOLAR ENERGY RESEARCH CORP. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS
                                      with
                          INDEPENDENT AUDITORS' REPORT
                                December 31, 1995

Item 7. Consolidated Financial Statements


              SOLAR ENERGY RESEARCH CORP. AND SUBSIDIARY
                    (A DEVELOPMENT STAGE COMPANY)

              Index to Consolidated Financial Statements


                                                               PAGE

Independent auditors' report.................................. F-2

Consolidated balance sheet as of December 31, 1995............ F-3

Consolidated statements of operations, for the years ended
  December 31, 1995 and 1994 and from January 1, 1992
   (inception) through December 31, 1995...................... F-4

Consolidated statements of cash flows, for the years ended
  December 31, 1995 and 1994 and from January 1, 1992
   (inception) through December 31, 1995...................... F-5

Consolidated statements of shareholders' equity,
  January 1, 1992 (inception) through December 31, 1995....... F-7

Summary of significant accounting policies.................... F-9

Notes to consolidated financial statements.................... F-10

Board of Directors
Solar Energy Research Corp. and subsidiary


                          INDEPENDENT AUDITORS' REPORT

     We have audited the accompanying consolidated balance sheet of Solar Energy Research Corp. and subsidiary (a development stage company) as of December 31, 1995, and the related consolidated statements of operations, shareholders' equity, and cash flows for the years ended December 31, 1995 and 1994 and from January 1, 1992 (inception of development stage) through December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Solar Energy Research Corp. and subsidiary as of December 31, 1995 and the results of its operations and its cash flows for the years ended December 31, 1995 and 1994 and from January 1, 1992 through December 31, 1995, in conformity with generally accepted accounting principles.

     The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note H to the consolidated financial statements, the Company has no operations as of December 31, 1995 and the Company's operating losses since inception raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note H. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.




Cordovano and Company, P.C.
Denver, Colorado
January 22, 1996

                   SOLAR ENERGY RESEARCH CORP. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

                           CONSOLIDATED BALANCE SHEET

                                December 31, 1995

                                     ASSETS

CURRENT ASSETS
  Cash.................................................    $  12,509
  Advances to merger candidate.........................       40,000
                                                           ---------
    TOTAL CURRENT ASSETS...............................       52,509

OTHER ASSETS
  Organization costs...................................          915
  Deferred offering costs..............................          500
                                                           ---------
                                                            $ 53,924

                 LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable.....................................     $  4,228
  Judgments payable (Note C)...........................       17,997
  Accrued interest payable on judgments................        4,551
                                                           ---------
    TOTAL CURRENT LIABILITIES..........................       26,776
                                                           ---------

COMMITMENT AND CONTINGENCY (Note F)....................            -

SHAREHOLDERS' EQUITY (Note D)
  Preferred stock, 25,000,000 shares authorized,
    no  par  value;   no  shares   outstanding.........            -
Common   stock,   100,000,000   shares
authorized,
    $.50 par value; 1,273,850 shares issued and
    outstanding........................................      636,925
  Additional   paid-in   capital.......................      954,061
  Accumulated   retained   deficit, ($221,170
  accumulated during development stage)................   (1,563,838)
                                                           ---------
     TOTAL SHAREHOLDERS' EQUITY........................       27,148
                                                           ---------
                                                          $   53,924
                                                           =========

     See accompanying summary of significant accounting policies and notes to consolidated financial statements.

                   SOLAR ENERGY RESEARCH CORP. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                       January 1, 1992
                                                         (inception)
                                                           Through
                               Years Ended December 31,   December 31,
                                  1995         1994          1995
COSTS AND EXPENSES

  General and administrative,
    Related parties (Note B).   $ 46,872     $ 42,462     $ 129,834
  General and administrative.     33,301        6,760        86,470

  Interest expense...........      1,556        1,555         4,551

     NET LOSS................   $(81,729)    $(50,777)    $(220,855)
                                _________    _________    __________

WEIGHTED AVERAGE SHARES
  OUTSTANDING................  1,070,725      908,195       405,662
                              ___________  ___________  ____________

NET LOSS PER SHARE........... $    (0.08)  $    (0.06)  $     (0.54)
                              ___________  ___________  ____________



     See accompanying summary of significant accounting policies and notes to consolidated financial statements.

                   SOLAR ENERGY RESEARCH CORP. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                          January 1, 1992
                                                            (inception)
                                                              Through
                                  Years Ended December 31,   December 31,
                                     1995         1994          1995
OPERATING ACTIVITIES
  NET LOSS..                  $ (81,729)    $ (50,777)   $ (220,855)

  Expenses not requiring cash
    Shares issued for
      services, (Note B).....     11,250       15,000        66,750

    Shares issued for
      compensation (Note B)..     26,250       35,000       104,250
                              ___________  ___________  ____________
                                 (44,229)        (777)      (49,855)

Changes in current assets and
  liabilities
    Advances to merger
      candidate and other
      current assets.........    (41,415)           -       (41,415)

    Accounts and interest
      payable................      3,153          777         8,779
                              ___________  ___________  ____________
      Cash used in operating
        activities...........    (82,491)           -       (82,491)
                              ___________  ___________  ____________
FINANCING ACTIVITIES
  Sale of common stock.......     95,000            -        95,000
                              ___________  ___________  ____________
      Cash provided by
       financing activities..     95,000            -        95,000
                              ___________  ___________  ____________
NET INCREASE (DECREASE) IN
  CASH AND CASH EQUIVALENTS..     12,509            -        12,509

Cash and cash equivalents at
  beginning of period........          -            -             -
                              ___________  ___________  ____________
CASH AND CASH EQUIVALENTS AT
  END OF PERIOD.............. $   12,509   $        -   $    12,509
                              ___________  ___________  ____________


     See accompanying summary of significant accounting policies and notes to consolidated financial statements.

                   SOLAR ENERGY RESEARCH CORP. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

                CONSOLIDATED STATEMENTS OF CASH FLOWS, CONCLUDED



                                                          January 1, 1992
                                                            (inception)
                                                                Through
                                  Years Ended December 31,     December 31,
                                     1995         1994            1995

SUPPLEMENTARY DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid during the year for:
    Interest.................   $      -       $      -       $       -
    Income taxes.............   $      -       $      -       $       -

NONCASH FINANCING ACTIVITIES

    Shares issued to the
      president of the Company
      in exchange for debt
      (Note B)...............   $      -       $      -       $  40,018

    Shares issued to related
      parties in exchange for
      debt (Note B)..........   $      -       $      -       $ 558,206

    Shares issued to judgment
      creditors in exchange
      for satisfaction of
      judgment................  $      -       $      -       $  21,815

    Shares issued for
      services (Note B)......   $ 11,250       $ 15,000       $  66,750

    Shares issued for
      compensation:
        President (Note B)...   $ 26,250       $ 35,000       $ 102,750
        Secretary (Note B)...   $      -       $      -       $   1,500

     See accompanying summary of significant accounting policies and notes to consolidated financial statements.



                   SOLAR ENERGY RESEARCH CORP. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

              January 1, 1992 (inception) through December 31, 1995

                                        Preferred                                  Additional
                                           Stock              Common Stock           Paid-in      Accumulated
                                           Shares        Shares       Par  Value     Capital        Deficit         Total
Balance, January 1, 1992...............         -       328,944      $   164,472   $   540,475    $(1,342,983)    $(638,036)

Shares issued in exchange
for judgment debt, July 13, 1992.......         -         3,445            1,722         3,274              -        4,996

Shares issued to related parties for
debt, September 10, 1992 (Note B)..             -       372,137          186,069       372,137                     558,206

Shares issued in exchange
for judgment debt, September 18, 1992           -         8,800            4,400         8,788                      13,188

Shares issued in exchange
for judgment debt, December 15, 1992.           -         2,500            1,250         2,381              -        3,631

Shares issued to president of Company
December 31, 1992(Note B)...........            -        26,679           13,340        26,678              -       40,018

Shares issued to an affiliate
December 31, 1992 (Note B)...........           -        25,345           12,672           328              -       13,000
Net loss.............................           -             -                -             -        (13,839)     (13,839)
                                         --------       -------          -------       -------     ----------      -------
BALANCE AT DECEMBER 31, 1992.........           -       767,850          383,925       954,061     (1,356,822)     (18,836)

Shares issued to an affiliate
December 31, 1993 (Note B)...........           -        55,000           27,500             -              -       27,500

Shares issued to the president of the
Company, December 31, 1993 (Note B)..           -        83,000           41,500             -              -       41,500

Shares issued to an officer December
31, 1993 (Note B)....................           -         3,000            1,500             -              -        1,500

Net loss.............................           -             -                -             -         (74,510)     (74,510)
                                         --------       -------          -------       -------       ----------     -------
BALANCE AT DECEMBER 31, 1993.........           -       908,850          454,425       954,061      (1,431,332)     (22,846)

Shares issued to an affiliate December
27, 1994 (Note B)....................           -        30,000           15,000             -               -       15,000

Shares issued to the president of the
Company, December 27, 1994 (Note B)..           -        70,000           35,000             -               -       35,000

Net loss...............................         -             -                -             -         (50,777)     (50,777)
                                         --------       -------          -------       -------      ----------      -------
BALANCE AT DECEMBER 31,1994............         -     1,008,850          504,425       954,061      (1,482,109)     (23,623)



     See accompanying  summary of significant  accounting  policies and notes to
consolidated   financial  statements.




                        SOLAR ENERGY RESEARCH CORP. AND
                    SUBSIDIARY (A DEVELOPMENT STAGE COMPANY)

            CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY, CONTINUED
              January 1, 1992 (Inception) through December 31, 1995

                                         Preferred                                  Additional
                                           Stock              Common Stock           Paid-in      Accumulated
                                           Shares        Shares       Par  Value     Capital        Deficit         Total
Shares issued to an affiliate
May 26, 1995 (Note B).................          -        15,000            7,500           -              -         7,500

Shares issued to president of the
Company, May 26, 1995 (Note B)........          -        35,000           17,500           -              -        17,500

Shares issued for cash
September 30,  1995...................          -        50,000           25,000           -              -        25,000

Shares issued for cash
October 3, 1995......................           -        50,000           25,000           -              -        25,000

Shares issued for cash
October 20, 1995.....................           -        20,000           10,000           -              -        10,000

Shares issued for cash
November 30, 1995....................           -        10,000            5,000           -              -         5,000

Shares issued for cash
December 16, 1995....................           -        10,000            5,000           -              -         5,000

Shares issued for cash
December 27, 1995....................           -        20,000           10,000           -              -        10,000

Shares issued for cash
December 28, 1995....................           -        30,000           15,000           -              -        15,000

Shares issued to an affiliate
December 31, 1995 (Note B)...........           -         7,500            3,750           -              -         3,750

Shares issued to the president of the
Company, December 31, 1995 (Note B)..           -        17,500            8,750           -              -         8,750

Net loss..............................          -             -                -           -        (81,729)      (81,729)
                                        _________   ___________     ____________   _________    ____________    _________
BALANCE AT DECEMBER 31, 1995.........           -     1,273,850       $  636,925  $  954,061    $(1,563,838)     $ 27,148
                                        _________   ___________     ____________   _________    ____________    _________


All share amounts restated for stock split (See Note D)


     See accompanying summary of significant accounting policies and notes to consolidated financial statements.

    SOLAR ENERGY RESEARCH CORP. AND SUBSIDIARY (A DEVELOPMENT STAGE COMPANY)

                   Summary of Significant Accounting Policies

                                December 31, 1995

Basis of presentation

     The accompanying consolidated financial statements include the transactions of Solar Energy Research Corp. and Telegen Acquisitions, Inc., a wholly owned subsidiary of Solar Energy Research Corp. All material intercompany transactions have been eliminated in the accompanying financial statements.

Development stage company

     The Company entered the development stage in accordance with SFAS No. 7 on January 1, 1992 and its purpose is to evaluate, structure and complete a merger with, or acquisition of a privately owned corporation.

Cash  equivalents

     For financial accounting purposes and the statement of cash flows, cash equivalents include time deposits, certificates of deposit, and all highly liquid debt instruments with original maturities of three months or less.

Net loss per  share

     Net loss per share is based on the weighted average number of common shares outstanding for the periods presented according to the rules of the Securities and Exchange Commission. Such rules require that any shares sold at a nominal value prior to a public offering, should be considered outstanding for all periods presented.

Organization costs

     Costs incurred in connection with the organization of a subsidiary company will be amortized over 60 months once the subsidiary has commenced operations.

Deferred offering costs

     Offering costs, consisting of legal fees, are deferred until completion of the Company's private placement offering. Upon completion, the deferred offering costs will be offset against the proceeds from the offering.

                   SOLAR ENERGY RESEARCH CORP. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

                   Notes To Consolidated Financial Statements

                                December 31, 1995

Note A: Nature of  organization

     Solar Energy Research Corp. and subsidiary (the Company) was incorporated under the laws of Colorado on December 19, 1973, for the purposes of designing, marketing and serving solar heating systems. Effective December 31, 1981, the Company began to wind down operations and from shortly after that date through December 31, 1991, the Company was inactive. Effective January 1, 1992, the Company returned to the development stage in accordance with SFAS No. 7. Principal activities since December 31, 1991 include organizational matters and the restructuring of debt relative to the discontinued solar energy operations. Currently, the Company is a "shell corporation" and is seeking financing to complete a merger with a privately owned company.

Note B: Related party  transactions

     The Company utilized office space on a rent-free basis from the president during all periods presented. The Company does not anticipate changing this arrangement until the Company's operations have commenced.

     Since the Company re-entered the development stage in 1992, it has issued 232,179 shares of its $0.50 par value common stock to the president of the Company for compensation valued at $142,768.

     Since the Company re-entered the development stage in 1992, certain expenses in connection with a search for a merger candidate have been paid by an affiliate of the Company. Since 1992, the Company issued 130,845 shares of its common stock for expenses totalling $66,750.

     In 1993, the Company issued 3,000 shares of its $0.50 par value common stock to an officer of the Company for compensation valued at $1,500.

     In 1992, the Company exchanged indebtedness, including accrued interest through 1985, to various officers and shareholders totalling $372,137 for 558,206 shares of its $0.50 par value common stock.

     In 1985, the Company liquidated debt to the president of the Company totalling $6,452, including accrued interest, from the proceeds of the sale of equipment.

                   SOLAR ENERGY RESEARCH CORP. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

              Notes To Consolidated Financial Statements, Continued

                                December 31, 1995

Note C: Judgments payable

     Outstanding judgments at December 31, 1995, resulting from trade payables, are as follows:

              No. 80002014........................... $ 1,123

              No. 80005430...........................   2,962

              No. 80002837...........................     895

              No. 80004601...........................   6,417

              No. 81008312 less
                amount forgiven by creditor..........   6,600
                                                      _______
                                                      $17,997
                                                      _______

Note D: Shareholders' equity

     Effective  October 23,  1993,  the Board of  Directors  declared a 1 for 50
reverse  stock  split.   All  common  shares   reflected  in  the   accompanying
consolidated financial statements have been restated.

     Shareholders have authorized a class of no par value, voting preferred stock. Series may be established by action of the Board of Directors designating dividend conversion, liquidation and redemption rights and privileges. No voting preferred shares have been issued.

     Beginning on September 28, 1995, the Company offered for sale 200,000 shares of $.50 par value common stock in a private placement offering at a price of $.50 per share. Proceeds from the offering will be used to pay the costs of acquisition of a privately held company. Anticipated costs include attorneys' and accountants' fees as well as registration filing costs. Should the acquisition be terminated, any remaining proceeds will be deposited to the Company's general account to be used for future transactional expenses and working capital.

                   SOLAR ENERGY RESEARCH CORP. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

              Notes To Consolidated Financial Statements, Continued

                                December 31, 1995

Note E: Income taxes
               At December 31, 1994, deferred taxes consisted of:

                                                   December 31,
                                                 1995        1994
           Deferred tax asset, net
             operating loss carryforward ... $  509,804  $  490,941
           Valuation allowance .............   (509,804)   (490,941)
                                             ___________ ___________
           Net deferred taxes .............. $        -  $        -
                                             ___________ ___________

     The valuation allowance offsets the net deferred tax asset for which there is no assurance of recovery.

     The Company has available, as of December 31, 1995, unused operating loss carryforwards for Federal and State purposes of approximately $1,533,983 each, which expire through the year 2010. The ability of the Company to utilize the carryforwards may be severely limited should its line of business (solar) or its ownership change.

Note F: Commitment

Pursuant to a letter of intent signed on August 9, 1995, to acquire a privately held operating company, the Company is committed to paying certain legal, accounting and other fees in connection with the acquisition. The Company estimates that its commitment for these costs at December 31, 1995 is approximately $23,400.

     Contingency The Company is contingently liable on judgment claims totalling $4,017, plus accrued interest, to creditors who are no longer in business.

Note G: Proposed merger

     The Company entered into a letter of intent dated August 9, 1995, to acquire a privately held operating company. Subject to the successful completion of a private placement of 200,000 shares of it's $.50 par value common stock, the Company plans to acquire 100 percent of the stock of the operating company by issuing approximately 19,669,366 shares of restricted common stock and
112,750 shares of voting preferred stock to shareholders of the operating company. Upon completion of the transaction, approximately 95 percent of the shares of the Company's common stock (fully diluted) will be held by shareholders of the operating company.

                         SOLAR ENERGY RESEARCH CORP. AND
                    SUBSIDIARY (A DEVELOPMENT STAGE COMPANY)

              Notes To Consolidated Financial Statements, Concluded

                                December 31, 1995

Note H: Basis of presentation

     In the course of its development activities, the Company has sustained continuing operating losses and expects such losses to continue for the foreseeable future. The Company plans to continue to finance its operations with a combination of stock sales and in the longer term, revenues from the operations of its proposed merger candidate. The Company's ability to continue as a going concern is dependent upon successful completion of its private placement and additional financings and, ultimately, upon achieving profitable operations.

Note I: Subsequent events

     On January 23, 1996, an individual purchased 10,000 shares of the Company's $.50 par value common stock for $5,000.

     On February 13, 1996, an individual purchased 20,000 shares of the Company's $.50 par value common stock for $10,000.

                   SOLAR ENERGY RESEARCH CORP. AND SUBSIDIARY
                        (a Development Stage Enterprise)

Part I. Item 1. Financial information

                            Condensed Balance Sheets

                                     ASSETS

                                               March 31,       December 31,
                                                 1996              1995
Assets
  Cash....................................    $     729     $     12,509
  Advances to merger candidate............       40,000           40,000
  Organization costs......................          915              915
  Deferred offering costs.................          500              500

                                              $  42,144      $    53,924
                                           ____________      ___________


                      LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
  Accounts payable........................    $   8,777      $     4,228
  Other current liabilities...............       27,476           22,548
                                           ____________      ___________
     Total liabilities....................       36,253           26,776
                                           ____________      ___________


Shareholders' equity
  Common stock............................       651,925      636,925
     Other shareholders' deficit..........      (646,034)    (609,777)
                                           ____________      ___________
  Total  shareholders'  equity............         5,891       27,148
                                           ____________      ___________

                                           $      42,144    $  53,924
                                           ____________  ____________

                  See accompany notes to financial statements.

                   SOLAR ENERGY RESEARCH CORP. AND SUBSIDIARY
                        (a Development Stage Enterprise)

                       Condensed Statements of Operations


                                                          January 1,
                                                            1992
                                 Three Months Ended        Through
                                       March 31,           March 31,
                                   1996        1995          1996
Costs and expenses
  General and administrative,
    related parties.......... $     3,750  $         -   $   133,584

  General and administrative.      10,258        3,737        44,290

  Costs of proposed
    acquisition..............      21,860            -        74,298

  Interest expense...........         389          389         4,940
                                   36,257        4,126       257,112

Net loss..................... $   (36,257) $    (4,126)  $  (257,112)
                              ____________ ____________  ____________

Weighted average shares
  outstanding................   1,292,183    1,008,759       416,150
                              ____________ ____________  ____________

Net loss per share........... $     (0.03)  $       *    $     (0.62)
                              ____________ ____________  ____________

*  Less than $0.01


                  See accompany notes to financial statements.

                   SOLAR ENERGY RESEARCH CORP. AND SUBSIDIARY
                        (a Development Stage Enterprise)

                       Condensed Statements of Cash Flows


                                                          January 1,
                                                            1992
                                 Three Months Ended        Through
                                       March 31,           March 31,
                                   1996        1995          1996
Cash flows from operating
activities:
  Cash used in operating
    activities............... $  (26,780) $          - $  (109,271)
                              ____________ ____________  ____________
Cash flows from financing
 activities:
  Sale of common stock.......     15,000             -     110,000
                              ____________ ____________  ____________
  Cash provided by financing
    activities...                 15,000             -     110,000
                              ____________ ____________  ____________
Net increase (decrease) in
cash and cash equivalents...     (11,780)            -         729

Cash and cash equivalents at
beginning of period.........      12,509             -           -
                              ____________ ____________  ____________
Cash and cash equivalents at
end of period............... $       729    $        -    $    729
                              ____________ ____________  ____________

Supplementary disclosure of
cash flow information:
  Cash paid during the
   period for:
     Interest................ $        -    $         -    $      -
     Income taxes............ $        -    $         -    $      -

 Noncash financing activities:
   Shares issued to the
    president of the Company
    in exchange for debt..... $        -    $          -   $  40,018

   Shares issued to related
    parties in exchange for
    debt..................... $        -    $          -   $ 558,206

   Shares issued to judgement
    creditors in exchange for
    satisfaction of judgement $        -    $          -   $  21,815

   Shares issued for services $        -    $          -   $  66,750

                  See accompany notes to financial statements.
                                      F-16

                   SOLAR ENERGY RESEARCH CORP. AND SUBSIDIARY
                        (a Development Stage Enterprise)

                  Condensed Statements of Cash Flows, Concluded


                                                          January 1,
                                                            1992
                                 Three Months Ended        Through
                                       March 31,           March 31,
                                   1996        1995          1996
Noncash financing activities,
  continued:

   Shares issued for
     compensation:
       President............. $         -  $         -   $   102,750
       Secretary............. $         -  $         -   $     1,500




                  See accompany notes to financial statements.

                   SOLAR ENERGY RESEARCH CORP. AND SUBSIDIARY
                        (a Development Stage Enterprise)

                     Notes to Condensed Financial Statements

                                 March 31, 1996

Note A: Basis of presentation

     The financial statements presented herein have been prepared by the Company in accordance with the accounting policies in its Form 10-KSB report dated December 31, 1995 and should be read in conjunction with the notes thereto.

     In the opinion of management, all adjustments (consisting only of normal recurring adjustments) which are necessary to a fair presentation of operating results for the interim periods presented have been made.

     Interim financial data presented herein are unaudited.

Note B: Shareholders' equity

     An unconsolidated affiliate advanced the Company cash totalling $382 for the three months ended March 31, 1996. During the three months ended March 31, 1996, the Company issued 30,000 shares of its $.50 par value common stock to an accredited investor for $15,000 cash. The Company has utilized this cash together with cash from the sale of its common stock to other accredited investors to pay certain expenses in connection with the reverse acquisition of Telegen Corporation, an operating California corporation.

Note C: Subsequent event

     On April 3, 1996, the Company issued 10,000 shares of its $.50 par value common stock for payment of $5,000 in legal fees.

                              TELEGEN CORPORATION

                    REPORT ON AUDITS OF FINANCIAL STATEMENTS

                 for the years ended December 31, 1995 and 1994

                              TELEGEN CORPORATION

                         INDEX TO FINANCIAL STATEMENTS

Report of Independent Accountants                                            F-1

Balance Sheets as of December 31, 1995 and 1994                              F-2

Statements of Operations for the years ended
 December 31, 1995 and 1994                                                  F-3

Statements of Shareholders' Equity (Deficit) for the years ended
 December 31, 1995 and 1994                                                  F-4

Statements of Cash Flows for the years ended
 December 31, 1995 and 1994                                                  F-5

Notes to Financial Statements                                                F-6

                       REPORT OF INDEPENDENT ACCOUNTANTS

The Shareholders
Telegen Corporation
Foster City, California


We have audited the balance sheets of Telegen Corporation as of December 31, 1995 and 1994, and related statements of operations, shareholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Telegen Corporation at December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the years then ended in conformity with generally accepted accounting principles.


Sacramento, California                           Coopers & Lybrand, L.L.P.
April 19, 1996

                       TELEGEN CORPORATION BALANCE SHEETS
                        as of December 31, 1995 and 1994

              ASSETS
                                                         1995           1994
Current assets:
         Cash and cash equivalents                     $177,904       $ 97,725
         Restricted cash                                      -         20,000
         Accounts receivable, trade                       3,704          9,407
         Accounts receivable, other (net of allowance
         for doubtful accounts of $14,113 and $0 at 1995
         and 1994, respectively)                          2,186         18,978
         Inventory                                      377,627        145,290
         Prepaid expenses and other current assets            -         28,044
                                                        -------        -------
            Total current assets                        561,421        319,444

Property and equipment, net                             147,243        218,527
Deferred financing costs, net                           197,248              -
Other assets                                             15,712         28,981
                                                        -------        -------
                                                      $ 921,624     $  566,952
                                                        -------        -------
LIABILITIES & SHAREHOLDERS' EQUITY

Current liabilities:
         Current maturities of notes payable        $   279,343     $  158,851
         Current maturities of notes payable
         - shareholder                                  375,473         14,515
         Accounts payable, trade                      1,147,953        332,521
         Accounts payable, other                          2,102          8,117
         Accrued expenses                               518,732        195,457
                                                        -------        -------
             Total current liabilities                2,323,603        709,461

Notes payable - shareholder, long-term portion          167,649         178,976
                                                        -------        -------
             Total liabilities                        2,491,252         888,437
                                                        -------        -------
Commitments and contingencies (Notes 6, 12 and 13)

Shareholders' equity (deficit):
         Series A Convertible preferred stock, $10
         liquidation preference, authorized 550,000
         shares, 112,750 and 47,500 shares issued
         and outstanding at 1995 and 1994,
         respectively (Note 7)                          922,526         350,704
         Common stock, no par value; authorized
         10 million shares, 2,717,927 and 2,621,642 shares
         issued and outstanding at 1995 and 1994,
         respectively                                 2,809,703       2,111,742
         Accumulated deficit                         (5,301,857)     (2,783,931)
                                                        -------        -------
            Total shareholders' deficit              (1,569,628)       (321,485)
                                                        -------        -------
                                                    $   921,624     $   566,952
                                                        -------        -------

   The accompanying notes are an integral part of these financial statements

                  TELEGEN CORPORATION STATEMENTS OF OPERATIONS
                 for the years ended December 31, 1995 and 1994

                                                   1995                 1994

Sales                                         $   145,795          $   432,972

Cost of goods sold                               (170,421)            (314,239)
                                                  -------              -------
         Gross profit (loss)                      (24,626)             118,733

Operating expenses:
  Selling and marketing                            84,467               92,170
  Research and development                        826,984              830,913
  General and administrative                    1,501,469            1,118,312
                                                  -------              -------
         Loss from operations                  (2,437,546)          (1,922,662)

Other income/(expense):
  Interest income                                     725                9,608
  Interest expense                                (81,105)             (30,658)
                                                  -------              -------
         Net loss                             $(2,517,926)         $(1,943,712)
                                                  -------              -------

   The accompanying notes are an integral part of these financial statements



        TELEGEN CORPORATION STATEMENTS OF SHAREHOLDERS' EQUITY/(DEFICIT) for the years ended December 31, 1995 and 1994

                                       Preferred Stock              Common Stock           Accumulated
                                     Shares       Amount        Shares        Amount         Deficit       Total

Balance, December 31, 1993                -              -   2,532,657    $ 1,708,166       $(840,219)   $  867,947

Preferred stock issued               47,500      $ 350,704           -              -               -       350,704

Common stock issued                       -              -      88,985        403,576               -       403,576

Net loss                                  -              -           -              -      (1,943,712)   (1,943,712)
                                    -------        -------   ---------       ---------     ----------    ----------
Balance, December 31, 1994           47,500        350,704   2,621,642       2,111,742     (2,783,931)     (321,485)

Preferred stock issued, net of
 offering cost of $80,678            65,250        571,822           -              -               -       571,822

Common stock issued, net of
 offering costs of $70,933                -              -      96,285         445,966              -       445,966

Issuance of common stock
 warrants                                 -              -           -         251,995              -       251,995

Net loss                                  -              -           -               -     (2,517,926)   (2,517,926)
                                    -------        -------   ---------       ---------     ----------    ----------
Balance, December 31, 1995          112,750       $922,526   2,717,927      $2,809,703    $(5,301,857)  $(1,569,628)
                                    -------        -------   ---------       ---------     ----------    ----------

    The accompanying notes are an integral part of these financial statements

                  TELEGEN CORPORATION STATEMENTS OF CASH FLOWS
                 for the years ended December 31, 1995 and 1994

                                                        1995            1994

Cash flows from operating activities:
         Net loss                                  $(2,517,926)     $(1,943,712)

Adjustments to reconcile net loss to net
 cash used in operating activities:
         Depreciation                                   58,784           53,509
         Amortization                                   13,269           13,251
         Amortization of deferred financing costs       22,529                -
         Accretion of bridge loan discount              17,833                -
         Allowance for doubtful accounts                14,113                -
         Provision for inventory write-downs            19,381                -
         Operating expenses paid with issuance of
           common stock and common stock equivalents   536,964          209,219
         Interest expense added to note payable
           principal                                    20,853           28,162
         Changes in assets and liabilities:
              Decrease (increase) in accounts
                receivable                               8,382          167,089
              Decrease (increase) in prepaid expenses   28,044          (28,044)
              (Increase) in inventory                 (251,718)        (130,885)
              Decrease in other assets                       -            5,497
              Increase in trade and other accounts
                payable                                672,435          204,314
              Increase in accrued expenses             323,275          147,999
                                                     ---------          -------
                Total adjustments                    1,484,144          670,111
                                                     ---------          -------
                Net cash used in operating
                  activities                        (1,033,782)      (1,273,601)
                                                     ---------          -------
Cash flows used in investing activities:
         Insurance proceeds on fixed assets             12,500                -
         Purchase of fixed assets                            -         (117,125)
         Purchase of intangible assets                       -           (1,120)
                                                     ---------          -------
          Net cash provided by (used in)
            investing activities                        12,500         (118,245)
                                                     ---------          -------
Cash flows from financing activities:
         Proceeds from borrowings                      457,640           19,311
         Principal payments on notes payable           (26,203)               -
         Issuance of common stock                      163,165          142,320
         Issuance of preferred stock, net of
           offering costs                              571,822          350,704
         Bridge loan offering costs                    (84,963)               -
                                                     ---------          -------
            Net cash provided by financing
             activities                              1, 081,461         512,335
                                                     ---------          -------
Net increase (decrease) in cash and cash
 equivalents                                             60,179        (879,511)

Cash and cash equivalents at beginning of year          117,725         997,236
                                                     ---------          -------
Cash and cash equivalents at end of year            $   177,904    $    117,725
                                                     ---------          -------
Supplemental disclosures:
         Cash paid for interest                     $        98    $          -
                                                     ---------          -------
         Cash paid for income taxes                 $       800    $        800
                                                     ---------          -------

    The accompanying notes are an integral part of these financial statements

             TELEGEN CORPORATION BALANCE SHEET AS OF MARCH 31, 1996
                                  (unaudited)

ASSETS
  CURRENT ASSETS:
  CASH EQUIVALENTS                  $  4,125,607.00
  ACCT REC TRADE                    $     11,117.00
  ACCT REC OTHER                    $     21,579.00
  INVENTORY                         $    367,436.00
                                      _____________

   TOTAL CURRENT ASSETS             $  4,525,739.00

PROPERTY & EQUIPMENT (NET)          $    134,407.00

OTHER ASSETS                        $    155,800.00
                                    _____________

                                    $  4,815,946.00
                                      _____________
                                      _____________

LIABILITIES & SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  CURRENT MAT. NOTES PAYABLE        $   871,818.00
  TRADE ACCOUNTS PAYABLE            $   834,022.00
  ACCOUNTS PAYABLE OTHER            $       461.00
  ACCRUED EXPENSES                  $   285,353.00
                                     _____________

   TOTAL CURRENT LIABILITIES        $ 1,991,654.00

NOTES PAYABLE LONG TERM             $   121,772.00
                                     _____________

TOTAL LIABILITIES                    $2,113,426.00
                                     _____________

SHAREHOLDERS' EQUITY
  SERIES A CONVERTIBLE
  PREFERRED STOCK                   $   922,526.00
  COMMON STOCK                      $ 7,554,779.00
  ACCUMULATED DEFICIT               $(5,774,785.00)
                                     _____________

TOTAL SHAREHOLDERS' EQUITY          $ 2,702,520.00

                                    $ 4,815,946.00
                                     _____________
                                     _____________

           TELEGEN CORPORATION CORPORATION BALANCE SHEET AS OF 3/31/95
                                  (unaudited)

    ASSETS
CURRENT ASSETS:
  CASH EQUIVALENTS              $       29,300.00
  ACCT REC TRADE                $       41,614.00
  ACCT REC OTHER                $       21,343.00
  INVENTORY                     $       97,899.00
                                    _____________

   TOTAL CURRENT ASSETS         $      190,156.00

PROPERTY & EQUIPMENT (NET)      $      191,380.00

OTHER ASSETS                    $       31,242.00
                                    _____________

                                $      412,778.00
                                    _____________
                                    _____________

LIABILITIES & SHAREHOLDERS EQUITY

CURRENT LIABILITIES:
  CURRENT MAT. NOTES PAYABLE    $      413,198.00
  TRADE ACCOUNTS PAYABLE        $      285,284.00
  ACCOUNTS PAYABLE OTHER        $        6,888.00
  ACCRUED EXPENSES              $      337,723.00
                                    _____________

TOTAL CURRENT LIABILITIES       $   1,043,093.00

NOTES PAYABLE LONG TERM         $             --
                                    _____________

TOTAL LIABILITIES               $   1,043,093.00
                                    _____________

SHAREHOLDER'S EQUITY
  SERIES A CONVERTIBLE
  PREFERRED STOCK               $      421,447.00
  COMMON STOCK                  $    2,174,157.00
  ACCUMULATED DEFICIT           $   (3,225,919.00)
                                    _____________

TOTAL SHAREHOLDER'S EQUITY      $     (630,315.00)
                                    _____________

                                $      412,778.00
                                    _____________
                                    _____________

           TELEGEN CORPORATION STATEMENT OF OPERATIONS 1/1/96-3/31/96
                                  (unaudited)

SALES                          $   11,628.00

COST OF GOODS                  $   10,013.00
                                 ___________

  GROSS PROFIT                 $    1,615.00

OPERATING EXPENSE:
  SALES & MARKET               $      877.00
  RESEARCH & DEV               $   80,466.00
  GEN & ADMIN                  $  360,534.00
                                 ___________

  LOSS FROM OPER               $ (440,262.00)

OTHER INC & EXP
  INTEREST INC                 $    1,757.00
  INTEREST EXP                 $   34,422.00
                                 ___________

LOSS BEFORE TAXES              $ (472,927.00)

PROVISION FOR TAXES            $          --
                                  ___________

NET LOSS                       $ (472,927.00)
                                  ___________
                                  ___________

           TELEGEN CORPORATION STATEMENT OF OPERATIONS 1/1/95-3/31/95
                                  (unaudited)

SALES                          $   68,936.00

COST OF GOODS                  $   49,656.00
                                 ___________

  GROSS PROFIT                 $   19,280.00

OPERATING EXPENSE:
  SALES & MARKET               $   55,583.00
  RESEARCH & DEV               $  195,702.00
  GEN & ADMIN                  $  206,133.00
                                 ___________

LOSS FROM OPER                 $ (438,138.00)

OTHER INC & EXP
  INTEREST INC                 $      119.00
  INTEREST EXP                 $    3,969.00
                                 ___________

LOSS BEFORE TAXES              $ (441,988.00)

PROVISION FOR TAXES            $          --
                                 ___________

NET LOSS                       $ (441,988.00)
                                 ___________
                                 ___________

   TELEGEN CORPORATION STATEMENT OF CASH FLOWS FOR THE QUARTER ENDING 3/31/96
                                  (Unaudited)

CASH FLOW FROM OPERATING ACTIVITIES
  NET LOSS                                                   $   (472,927.00)

ADJUSTMENTS TO RECONCILE NET LOSS TO NET
CASH USED IN OPERATING ACTIVITIES:
  DEPRECIATION                                               $     14,696.00
  AMORTIZATION                                               $      2,217.00
  AMORTIZATION OF DEFERRED FINANCE COST                      $     54,944.00
  OPERATING EXPENSES PAID WITH
   ISSUANCE OF COMMON STOCK                                  $     42,251.00
  INTEREST EXPENSE ADDED TO NOTE PAYABLE                     $     11,917.00
  CHANGES IN ASSETS & LIABILITIES
   DECREASE (INCREASE) IN ACCOUNTS RECEIVABLE                $    (26,806.00)
   DECREASE (INCREASE) IN INVENTORY                          $     10,191.00
   DECREASE (INCREASE) OTHER ASSETS                          $            --
   INCREASE (DECREASE) IN ACCOUNTS PAYABLE                   $   (315,573.00)
   INCREASE (DECREASE) IN ACCRUED EXPENSES                   $   (233,379.00)

    TOTAL ADJUSTMENTS                                        $   (439,542.00)

NET CASH USED IN OPERATING ACTIVITIES                        $   (912,469.00)

CASH FLOWS USED IN FINANCING ACTIVITIES:
PURCHASE OF FIXED ASSETS                                     $     (1,860.00)
PURCHASE OF INTANGIBLE ASSETS                                $            --

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES          $     (1,860.00)

CASH FLOWS FROM FINANCING ACTIVITIES:
  NET PROCEEDS FROM BORROWINGS                               $     207,900.00
  PRINCIPAL PAYMENTS ON NOTES PAYABLE                        $     (48,692.00)
  ISSUANCE OF COMMON STOCK                                   $   4,702,824.00
  ISSUANCE OF PREFERRED STOCK, NET OF OFFERING COSTS         $             --

   NET CASH PROVIDED BY FINANCING ACTIVITIES                 $   4,862,032.00

NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS           $   3,947,703.00

CASH & CASH EQUIVALENTS AT BEGINNING OF QUARTER              $     177,904.00

CASH & CASH EQUIVALENTS AT END OF QUARTER                    $   4,125,607.00

SUPPLEMENTAL DISCLOSURES:
   CASH PAID FOR INTEREST                                    $             --

   CASH PAID FOR INCOME TAXES                                $             --

   TELEGEN CORPORATION STATEMENT OF CASH FLOWS FOR THE QUARTER ENDING 3/31/95
                                  (unaudited)

CASH FLOW FROM OPERATING ACTIVITIES
  NET LOSS                                                  $   (441,988.00)

ADJUSTMENTS TO RECONCILE NET LOSS TO NET
CASH USED IN OPERATING ACTIVITIES:
  DEPRECIATION                                              $     14,696.00
  AMORTIZATION                                              $      3,317.00
  AMORTIZATION OF DEFERRED FINANCE COST                     $            --
  OPERATING EXPENSES PAID WITH
    ISSUANCE OF COMMON STOCK                                $      6,610.00
  INTEREST EXPENSE ADDED TO NOTE PAYABLE                    $      3,871.00
  CHANGES IN ASSETS & LIABILITIES
    DECREASE (INCREASE) IN ACCOUNTS RECEIVABLE              $    (34,572.00)
    DECREASE (INCREASE) IN INVENTORY                        $     47,391.00
    DECREASE (INCREASE) OTHER ASSETS                        $     22,466.00
    INCREASE (DECREASE) IN ACCOUNTS PAYABLE                 $    (48,466.00)
    INCREASE (DECREASE) IN ACCRUED EXPENSES                 $    142,266.00

TOTAL ADJUSTMENTS                                           $    157,579.00

NET CASH USED IN OPERATING ACTIVITIES                       $   (284,409.00)

CASH FLOWS USED IN FINANCING ACTIVITIES:
PURCHASE OF FIXED ASSETS                                    $     12,451.00
PURCHASE OF INTANGIBLE ASSETS                               $            --

 NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES        $     12,451.00

CASH FLOWS FROM FINANCING ACTIVITIES:
  NET PROCEEDS FROM BORROWINGS                              $     56,985.00
  PRINCIPAL PAYMENTS ON NOTES PAYABLE                       $            --
  ISSUANCE OF COMMON STOCK                                  $     55,805.00
  ISSUANCE OF PREFERRED STOCK, NET OF OFFERING COSTS        $     70,743.00

NET CASH PROVIDED BY FINANCING ACTIVITIES                   $    183,533.00

NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS          $    (88,425.00)

CASH & CASH EQUIVALENTS AT BEGINNING OF QUARTER             $    117,725.00

CASH & CASH EQUIVALENTS AT END OF QUARTER                   $     29,300.00

SUPPLEMENTAL DISCLOSURES:
CASH PAID FOR INTEREST                                      $         98.00

CASH PAID FOR INCOME TAXES                                  $            --

                         NOTES TO FINANCIAL STATEMENTS

1. Summary of Significant Accounting Policies:

Nature of Business

     Telegen Corporation (the Company) was incorporated in the state of California on May 3, 1990. The Company designs, develops and manufactures intelligent telecommunication, internet hardware, and flat panel display products. Currently, the Company is only marketing its telecommunications products. Subsequent to year-end the Company formed a subsidiary, Telegen Display Laboratories to oversee the development of the Company's flat panel products.

Cash and Cash Equivalents

     Cash equivalents are defined as highly liquid investments which have original maturities of three months or less from the date acquired.

Inventory

     Inventory of telephone accessory products and component parts is stated at the lower of cost (weighted average method) or market value.

Property and Equipment

     Property and equipment are stated at cost. Depreciation of equipment is provided using the straight-line method over the estimated useful lives of five years. Amortization of leasehold improvements is provided on the straight-line method over the shorter of the estimated useful life of the improvement or the term of the lease. Furniture and equipment received in exchange for stock is recorded at the stockholder's basis. Costs of maintenance and repairs are expensed while major improvements are capitalized. Gains or losses from disposals of property and equipment are reflected in current operations.

Deferred Financing Costs

     Deferred financing costs, which were incurred by the Company in connection with the Bridge Financing (Note 6), are charged to operations as additional interest expense over the life of the underlying debt using the interest method.

Other Assets

     Other assets consist of deposits, trademarks, patents and organization costs. The trademarks, patents and organization costs are carried at cost and are amortized on a straight-line basis over five years.

Research and Development Costs

     Expenditures relating to the development of new products and processes, including significant improvements to existing products, are expensed as incurred.

Income Taxes

     The Company reports income taxes in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, which requires the liability method in accounting for income taxes. Deferred tax assets and liabilities arise from the differences between the tax basis of an asset or liability and its reported amount in the financial statements.

     Deferred tax amounts are determined by using the tax rates expected to be in effect when the taxes will actually be paid or refunds received, as provided under currently enacted tax law. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense or credit is the tax payable or refundable, respectively, for the period plus or minus the change during the period in deferred tax assets and liabilities.

Concentration of Credit Risk

     Most of the Company's revenues are derived from sales to a few major telecommunications companies with significant cash resources. Therefore, the Company considers its credit risk related to these transactions to be minimal.

     The Company invests its excess cash in certificates of deposits and depository accounts of banks with strong credit ratings. These certificates of deposits and the Company's cash deposits typically bear minimal risk and the Company has not experienced any losses on its investments due to institutional failure or bankruptcy.

New Accounting Pronouncement

     In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation. SFAS No. 123 establishes fair value based accounting and reporting standards for stock-based employee compensation plans. The statement defines a fair value based method of accounting for an employee stock option or similar equity instrument and allows parties to elect to continue to measure compensation costs using the intrinsic value based method of accounting prescribed by APB Opinion No. 25 Accounting for Stock Issued to Employees. SFAS No. 123 requires, for those electing to remain with the APB Opinion No. 25 accounting, pro forma disclosure of net income and earnings per share as if the fair value based method had been applied.

     The Company will adopt SFAS No. 123 for 1996 and is expected to elect to continue to measure and record compensation costs as defined in APB Opinion No.
25. The Company is currently determining the impact of the adoption of SFAS No. 123 on its disclosures in its financial statements.

Accounting Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from the estimates.

Reclassifications

     The Company has made certain reclassifications to prior year amounts in order to conform with the current presentation. The reclassifications have no impact on net income or common shareholders' equity.


2. Inventory:

Inventories at December 31, consist of the following:

                                              1995           1994

           Raw materials and supplies      $360,046        $118,255
           Finished goods - Teleblocker      11,043          27,035
           Finished goods - ACS               6,538               -
                                           --------        --------
                                           $377,627        $145,290
                                           --------        --------


3.       Property and Equipment:

     Property and equipment are stated at cost and consist of the following at December 31:

                                              1995             1994

         Machinery and equipment           $ 136,762         $ 151,762
         Leasehold improvements                3,453             3,453
         Office furniture and fixtures       156,437           156,437
                                             -------         ---------
                                             296,652           311,652

         Less accumulated depreciation      (149,409)          (93,125)
                                             -------         ---------
                                           $ 147,243         $ 218,527
                                             -------         ---------

4. Other Assets:

Other assets are stated at cost and consist of the following:

                                               1995             1994

         Organizational costs              $   5,930        $   5,930
         Trademarks                           47,755           47,755
         Patents                              13,225           13,225
                                             -------         ---------
                                              66,910           66,910
         Less accumulated amortization       (64,694)         (51,425)
                                             -------         ---------
                                               2,216           15,485

         Deposits                             13,496           13,496
                                             -------         ---------
                                            $ 15,712         $ 28,981
                                             -------         ---------

5. Notes Payable:

Notes payable consist of the following at December 31:

                                                     1995              1994
       Note payable to shareholder,
        interest at 8%, principal and
        accrued interest due July 1,
        1997, without  collateral.                $ 167,649         $ 193,491

       Note payable (line of credit),
        including accrued interest
        to a bank with interest at
        13%, without collateral.                    172,370           152,540

       Note payable (Bridge Loans) to
        shareholders, interest at 15%,
        principal due October 1996 through
        December 1996, interest due quarterly
        beginning March 1996, collateralized
        by equipment, receivables, and
        inventory (see Note 6).                     350,473                 -

       Convertible subordinated note payable,
        interest at 18%, principal and accrued
        interest due August 1995, without
        collateral.                                 100,000                 -

       Note payable to shareholder, interest at
        10%, principal and accrued interest due
        February 1995, without collateral.           25,000                 -

       Note payable to others, including,
        accrued interest                              6,973             6,311
                                                    --------          --------
                                                    822,465           352,342

       Less current maturities                     (654,816)         (173,366)
                                                   --------          --------
                                                  $ 167,649         $ 178,976
                                                    --------          --------

     The terms of the note payable to a shareholder for $167,649 were amended in November 1995. As a result of the amendment, this balance has been recorded as long-term. Accrued interest totaling $1,023 and $13,514 at December 31, 1995 and 1994, respectively, are included in the note balances above.

     The principal balance of the convertible subordinated note payable is convertible, at the holder's discretion, into common stock of the Company at a rate of $7 per share.

     The note payable to a bank is the subject of litigation between the lender and the Company. The lender has sued the Company for non-payment. The Company alleges that the lender did not perform under the terms of the original note. Common stock totaling 208,000 shares originally issued to intermediaries in the transaction were canceled in 1993 due to failure to perform and conflict of interest. Such shares are not recorded as issued or outstanding. While the ultimate outcome of this litigation cannot be determined at this time, the Company believes it has meritorious defenses under the terms of the note and the outcome will not have a materially adverse effect on its financial condition or results of operations. The full balance of the note and interest accrued thereon at 13% per annum are reflected as current liabilities as of December 31, 1995 and 1994.

6.  Bridge Financing:

     On October 23, 1995, the Company entered into a Bridge Loan and Consulting Agreement with a Placement Agent (Agent) pursuant to which the Agent assisted the Company in obtaining new capital in the form of one-year notes (see Note 5) bearing interest at 15% per annum (Bridge Loan). The Company granted to the purchasers of the notes, common stock of Telegen in an amount equal to one percent of the then outstanding common stock. The Agent has guaranteed the payment of the principal and accrued interest of the notes. The Company has issued common stock to the Agent in an amount determined by formula and paid the Agent commissions totaling 15% of the gross amount raised.

     As of December 31, 1995, the Company had received gross Bridge Loan proceeds of $440,000 from the issuance of one-year notes and 21,472 shares of the Company's common stock. Of the total proceeds, $107,360 was allocated to common stock and $332,640 was allocated to debt. The Agent received $69,390 from the proceeds and 41,149 shares of common stock. Other offering expenses were approximately $15,600. Aggregate financing costs of $290,710 were allocated to debt financing costs and common stock in the amounts of $219,777 and $70,933, respectively.

     Subsequent to year end, the Company received an additional $275,000 from the issuance of one-year notes and 13,420 shares of the Company's common stock. Of the total proceeds, $67,100 was allocated to common stock and $207,900 was allocated to debt. The Agent received $42,540 from the proceeds and 25,719 shares of common stock as commission on the transaction. Other offering expenses were approximately $17,500. Aggregate financing costs of $188,668 were allocated to debt financing costs and common stock in the amounts of $142,633 and $46,035, respectively.

7.  Shareholders' Equity:

Convertible Preferred Stock

     The Company has 1,000,000 shares of Preferred Stock authorized of which 550,000 shares are designated Series A. Each share of Series A Convertible Noncumulative Preferred Stock is entitled to one vote per share of common stock into which the Preferred is convertible into common stock at the holder's discretion. The Series A Preferred Stock will automatically convert into Common Stock in the event of 1) a public offering of not less than $15 per share, or 2) the affirmative vote of 67% of the outstanding Preferred Shares. In all cases, the conversion rate will initially be 1:1, subject, in certain circumstances, to anti-dilutive adjustments. Each share of Series A Preferred Stock is entitled to receive noncumulative dividends at a rate of 8% per annum if declared by the directors of the Company and in preference to the Common Stock. In the event of liquidation, each share of Preferred is entitled to receive, in preference to the Common shareholders, an amount equal to $10 per Preferred Share, which depending on circumstances, may be paid in cash or securities of any entity surviving the liquidation.

Stock Option and Incentive Plan

     On October 29, 1993, the Company authorized a stock option plan under which options to purchase shares of common stock may be granted to full time employees. The number of options granted is based on employee performance. The plan provides that the option price shall not be less than the fair market value of the shares on the date of grant. Options are exercisable on the date of the grant, expire five years from the date of grant and vest over varying lengths of time, up to twelve months.

     In addition, on October 29, 1993, the Company's Board of Directors authorized granting to full time employees who successfully complete a probationary period a number of shares of common stock or an option to purchase a number of shares of common stock whose total market value on the date of grant is equal to five percent of the employee's annual salary. In 1995 and 1994, respectively 1,582 shares and 7,392 shares were issued to employees and $7,910 and $36,960 was recorded as an expense. Options granted under this plan are included in the table below.

     The following summarizes the stock option transactions for the two-year period ended December 31, 1995:

                                            Number of       Option Price Per
                                             Shares              Share

           Outstanding and exercisable at
              December 31, 1993              13,216

        Issued                                1,873             $ 1.00
                                              2,266             $ 4.00
                                            346,499             $ 5.00
        Exercised                              (150)            $ 5.00
        Canceled                                  -
                                            -------
          Outstanding and exercisable at
                 December 31, 1994          363,704

        Issued                               92,195            $ 5.00
        Exercised                            (1,061)           $ 5.00
        Canceled                                  -
                                            -------
        Outstanding and exercisable at
          December 31, 1995                 454,838

     In February 1996, the Company's Board of Directors approved granting to non-employee members of the Board $1,000 per Board meeting attended. The Board members may elect to receive their compensation in the form of common stock of the Company or options to purchase shares of the Company's common stock at an exercise price equal to the fair value of the shares at the beginning of the calendar year the options are granted. Also, the Board approved granting to non-employee members of the Board, options to purchase, on an annual basis, 20,000 shares of the Company's common stock. The options will be granted at the beginning of each calendar year at fair value and vest ratably over the year, unless the member is discharged from the Board due to a merger, buyout or other event not in the ordinary course of business, in which case the options will vest immediately.

     In February 1996, the Board granted certain officers of the company options to purchase shares of the Company's common stock at a price of $5.00 per share for a period of five years. A total of 200,000 options were granted, of which 100,000 vest immediately and the remaining options vest in 50,000 share increments upon the Company achieving certain performance goals.

     In February 1996, the Board authorized the granting of 17,000 options to an employee to purchase company stock at $5 per share, exercisable for a period of up to five years. In addition, options to purchase additional shares would be granted in certain circumstances.

Warrants

     In August 1995, a shareholder and officer of the Company was issued warrants to purchase 50,500 shares of common stock for $.01 per share for a period of five years. The warrants can be exercised at any time. Compensation expense totaling $251,995 was recorded to reflect the difference between the fair value of the common stock and the exercise price.


8.  Income Taxes:

     The income tax effect of temporary timing differences between financial and income tax reporting that give rise to deferred income tax assets at December 31, 1995 and 1994, under the provisions of SFAS No. 109 are as follows:

                                                         1995          1994

      Federal net operating loss carryforward       $ 1,658,234    $    873,684
      State operating loss carryforward                 292,630         154,084
                                                      ---------       ---------
                                                      1,950,864       1,027,768
      Less valuation allowance                       (1,950,864)     (1,027,768)
                                                      ---------       ---------
                                                    $         -    $          -
                                                      ---------       ---------
     Net operating loss carryforwards of $4,877,159 expire from 2005 to 2010 for federal income tax reporting purposes and from 1998 to 2000 for state tax reporting purposes.

     The Company has recorded a valuation allowance equal to the full value of the deferred tax asset to reflect the uncertain nature of the ultimate realization of the deferred tax asset based on past performance.


9.  Disclosure about the Fair Value of Financial Instruments:

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

Cash and Cash Equivalents

     The carrying amount approximates fair value due to the short maturity of these instruments.

Line of Credit

     The carrying value of the Company's line of credit is assumed to approximate fair values due to its short-term maturities.

Notes Payable

     The fair value of the Company's notes payable is estimated by discounting the future cash flows using rates currently available for debt of similar terms and maturity. The carrying value of these instruments approximates fair value.


10. Supplemental Disclosure of Non-Cash Investing and Financing Activities:

     The Company received approximately $217,000 and $166,000 in legal services, $7,900 and $37,000 in employee services, $49,500 and $0 in deferred financing costs and $61,000 and $19,000 in other services in exchange for common stock during 1995 and 1994, respectively. In addition, approximately $3,300 and $52,000 in accounts payable were exchanged for common stock during 1995 and 1994, respectively. Furthermore, approximately $106,000 in deferred financing costs and $34,000 in common stock offering costs are included in accounts payable at December 31, 1995. Also, approximately $252,000 in employee services was received in exchange for common stock warrants (Note 7). Common stock issued in exchange for services were recorded at estimated fair market value.

     In 1994, the Company received a vehicle in exchange for $5,000 in cash and a note payable to the seller for $10,000.

11.  Proposed Merger:

     The Company has entered into an agreement dated November 16, 1995, as amended by Amendment No. 1, dated January 18, 1996, and Amendment No. 2, dated April 9, 1996, whereby the Company would merge with a SEC registrant (Registrant). Pursuant to the merger agreement, among other things, each share of common and preferred stock of the Company would be converted into shares of common stock and preferred stock of the Registrant (after giving effect to a 7.25:1 reverse split of the Registrant's common stock). The surviving company would be known as Telegen Corporation and the directors of the Company immediately prior to the merger will be the directors of the surviving company. Additionally, certain key employees of the Company will enter into employment contracts, effective upon the consummation of the merger. Among other conditions, the proposed merger is subject to the approval of the majority of the outstanding voting shares of the Registrant. Under certain circumstances, if the agreement is terminated, the Company may be liable for up to $200,000 in expenses incurred by the Registrant related to this transaction. Additional shares may be issued to shareholders of the Registrant if certain post-merger stock price parameters are not met over the period occurring between the merger closing date and December 31, 1997.

12. Commitments:

     The Company leases its facilities and certain equipment under long-term, noncancelable lease agreements which have been accounted for as operating leases. The leases require that the Company pay all property taxes, insurance costs, repairs and common area maintenance expenses associated with its portion of the facilities. The Company's noncancelable lease agreement expires during 1996. Minimum payments during 1996 under the lease terms are $97,698.

     Rental  expense  charged  to  operations  for  all  operating   leases  was
approximately $202,000 and $189,000 for the years ended December 31, 1995 and 1994, respectively.

     Subsequent to December 31, 1995, the Company's Board of Directors approved the future grant of a 5% interest in the Company's subsidiary, Telegen Display Laboratories, to a director of the subsidiary.

     In March 1996, the Company consummated an Agreement to sell a minimum of $360,000 in products and services to a telecommunications company by March 1997. Currently, all of the Company's telecommunication products are manufactured in Hong Kong and The People's Republic of China by a single manufacturer. The Company contracts with the manufacturer on a purchase order basis and does not have a long-term agreement with the manufacturer. The Company is currently pursuing additional assembly sources which meet the Company's quality specifications. Nonetheless, the Company believes that it has adequate capacity through its current manufacturer to meet its requirements through the next year.

13. Contingencies:

     The Company is subject to various legal actions and claims arising in the ordinary course of business. Management believes the outcome of these matters will have no material adverse effect on the Company's financial position.


14. Related Party Transactions:

     Revenues for the year ended December 31, 1995, includes approximately $30,000 in sales to a business whose principal is a director of the Company.

15. Subsequent Events:

     In February 1996, the Company initiated a private offering of up to 1,320,000 shares of common stock at $5 per share. The placement agent will receive a commission of 15% of the funds raised and will pay $100 for warrants to purchase a number of shares equal to 10% of the shares sold in the offering. The warrants would be exercisable at $3.50 per share. The placement agent may also be granted up to 136,000 shares of common stock based on certain parameters related to the offering. Through April 1996, Telegen had received gross proceeds of approximately $6,500,000 and had paid approximately $990,000 in fees to the placement agent.

                      AGREEMENT AND PLAN OF REORGANIZATION

                           SOLAR ENERGY RESEARCH CORP.

                               TELEGEN CORPORATION


                      AGREEMENT AND PLAN OF REORGANIZATION

                           SOLAR ENERGY RESEARCH CORP.

                               TELEGEN CORPORATION

     This Agreement and Plan of Reorganization is entered into this 16th day of November 1995, by and among Solar Energy Research Corp., a Colorado corporation (the "Acquiror"), Telegen Corporation, a California corporation ("Telegen"), and Telegen Acquisition Corporation, a California corporation and wholly-owned subsidiary of Acquiror ("Merger Sub").

                                    RECITALS

     A. The Boards of Directors of each of the Acquiror, Telegen, and Merger Sub believe it to be in the best interests of each such company and each such company's respective shareholders that Telegen and Merger Sub combine into a single company through the statutory merger of Merger Sub with and into Telegen (the "Merger") and, in furtherance thereof, have approved the Merger.

     B. Pursuant to the Merger, among other things, all the outstanding shares of Common Stock of Telegen ("Telegen Common") will be converted into shares of Common Stock of Acquiror, par value $.50 per share ("Acquiror Common"), and all the outstanding shares of Preferred Stock of Telegen ("Telegen Preferred") will be converted into shares of Preferred Stock of Acquiror ("Acquiror Preferred"), at the rate determined herein.

     C.   Telegen,   the   Acquiror,   and  Merger  Sub  wish  to  make  certain
representations and other agreements in connection with the Merger.

     D. The parties intend that this Plan of Reorganization be a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

     In order to consummate such plan of reorganization, the parties hereto, in consideration of the mutual agreements and on the basis of the representations and warranties hereinafter set forth, do hereby agree as follows:

                                     ARTICLE

                                   THE MERGER

     Section . The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement, an Agreement of Merger to be prepared consistent with this Agreement (the "Merger Agreement"), and the applicable provisions of the General Corporation Law of the State of California ("California Law"), Merger Sub shall be merged with and into Telegen, the separate corporate existence of Merger Sub shall cease, and Telegen shall continue as the surviving corporation. Telegen as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

     Section . Effective Time of the Merger. As soon as practicable on or after the Closing Date (as defined in Article 2), the parties hereto shall cause the Merger to be consummated by filing the Merger Agreement and required officers' certificates with the Secretary of State of California in such form as required by and executed in accordance with the relevant provisions of California Law (the "Merger Documents"). The Merger shall become effective as of the time and date such Merger Documents are so filed (the "Effective Time").

     Section . Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of California Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all rights, privileges, powers, and franchises of Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, and duties of Merger Sub shall become the debts, liabilities, and duties of the Surviving Corporation.

     Section . Articles of Incorporation; Bylaws.

     (a) At the Effective Time, the Amended and Restated Articles of Incorporation of Telegen, as in effect immediately prior to the Effective Time (the "Telegen Articles"), shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by California Law and such Articles of Incorporation.

     (b) The Bylaws of Telegen, as in effect immediately prior to the Effective Time (the "Telegen Bylaws"), shall be the Bylaws of the Surviving Corporation until thereafter amended.

     Section 1.5. Directors and Officers. The director(s) of Telegen immediately prior to the Effective Time shall be the director(s) of the Surviving Corporation, each to hold office in accordance with the Articles of
Incorporation and Bylaws of the Surviving Corporation, and the officers of Telegen immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

     Section 1.6 Effect on Capital Stock. As of the Effective Time, by virtue of the Merger, and without any action on the part of the holder of any shares of the issued and outstanding shares of Telegen Common or Telegen Preferred:

     (a) Cancellation of Acquiror-Owned and Telegen-Owned Stock. All shares of Telegen Common or Telegen Preferred that are owned directly or indirectly by Telegen or any subsidiary of Telegen, or by Acquiror or any subsidiary of Acquiror, shall be cancelled and extinguished, and no stock of the Acquiror or other consideration shall be delivered in exchange therefor.

     (b) Conversion of Telegen Common and Telegen Preferred. Other than shares to be cancelled pursuant to Section 1.6(a) above, Dissenting Shares (as defined in Section 1.7(a) below), and fractional shares, if any, as provided in Section 1.6(e) below, each share of Telegen Common issued and outstanding immediately prior to the Effective Time shall be cancelled and extinguished and shall be converted automatically, without any action on the part of the holder thereof, into the right to receive 7.25 shares of Acquiror Common (the "Common Exchange Ratio"), and each share of Telegen Preferred issued and outstanding immediately prior to the Effective Time shall be converted automatically, without any action on the part of the holder thereof, into the right to receive 7.25 shares of Acquiror Preferred (the "Preferred Exchange Ratio"), respectively, each upon surrender in the manner provided in Section 1.8 hereof of the certificate representing such shares of Telegen Common or Telegen Preferred. The Common Exchange Ratio and the Preferred Exchange Ratio are referred to collectively herein as the "Exchange Ratios."

     (c) Capital Stock of Merger Sub. Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid, and nonassessable share of common stock, without par value, of the Surviving Corporation.

     (d) Adjustments to Exchange Ratios. The Exchange Ratios shall be adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Acquiror Common or Telegen Common), reorganization, recapitalization, or other like change with respect to Acquiror Common, Acquiror Preferred, Telegen Common, or Telegen Preferred occurring after the date hereof and prior to the Effective Time.

     (e) Fractional Shares. No fractional shares of Acquiror Common shall be issued, but in lieu thereofe, each holder of shares of Telegen Common or Telegen Preferred who would otherwise be entitled to receive a fraction of a share of Acquiror Common or Acquiror Preferred (after aggregating all fractional shares of Acquiror Common or Acquiror Preferred to be received by such holder) shall be entitled to receive from Acquiror a whole share, as the case may be, of Acquiror Common or Acquiror Preferred.

     Section 1.7 Dissenting Shares.

     (a) Notwithstanding any provision of this Agreement to the contrary, any shares ("Dissenting Shares") of Telegen's capital stock held by a holder ("Dissenting Shareholder") who has demanded and perfected dissenter's rights for such shares in accordance with Chapter 13 of California Law and who, as of the Effective Time, has not effectively withdrawn or lost such dissenter's rights, shall not be converted into Acquiror Common or Acquiror Preferred, as the case may be, pursuant to Section 1.6(b), and the holder thereof shall only be entitled to such rights as are granted by California Law.

     (b) Notwithstanding the provisions of subsection (a) above, if any Dissenting Shareholder shall effectively withdraw or lose (through failure to perfect or otherwise) the right to dissent, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the shares of Acquiror Common or Acquiror Preferred to which such Dissenting Shareholder is then entitled under this Agreement and California Law, without interest thereon and upon surrender of the certificate representing such shares.

     Section 1.8 Exchange of Certificates.

     (a) Exchange Agent. Prior to the Effective Time, Acquiror shall appoint United Stock Transfer, Inc. to act as exchange agent (the "Exchange Agent") in the Merger.

     (b) Acquiror to Provide Stock. Promptly after the Effective Time, Acquiror shall make available to the Exchange Agent for exchange in accordance with this
Article 1, the shares of Acquiror Common and Acquiror Preferred issuable pursuant to Section 1.6 in exchange for outstanding shares of Telegen Common and Telegen Preferred.

     (c) Exchange Procedures. As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Telegen Common or Telegen Preferred (the "Certificates") whose shares were converted into Acquiror Common or Acquiror Preferred pursuant to Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Acquiror may reasonably specify) and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for Acquiror Common or Acquiror Preferred, as the case may be. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Acquiror, together with such letter of transmittal, duly executed, and subject to the requirements and restrictions of any other agreement entered into between Acquiror and any holder of Telegen Common or Telegen Preferred on or before the Effective Time, the holder of such Certificate shall be entitled to receive in exchange therefor the number of whole shares of Acquiror Common or Acquiror Preferred to which the holder of Telegen Common or Telegen Preferred is entitled pursuant to Section 1.6 and is represented by the Certificate so surrendered. The Certificate so surrendered shall forthwith be cancelled. Until surrendered as contemplated by this Section 1.8, each outstanding Certificate that, prior to the Effective Time, represented Telegen Common or Telegen Preferred shall be deemed from and after the Effective Time, for all corporate purposes to represent solely the right to receive upon such surrender the number of shares of Acquiror Common or Acquiror Preferred as provided by this Agreement and the provisions of California Law.

     (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Acquiror Common or Acquiror Preferred with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Acquiror Common or Acquiror Preferred represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Acquiror Common or Acquiror Preferred issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Acquiror Common or Acquiror Preferred.

     (e) No Liability. Notwithstanding anything to the contrary in this Section 1.8, none of the Exchange Agent, the Surviving Corporation, or any party hereto shall be liable to a holder of shares of Acquiror Common, Acquiror Preferred, Telegen Common, or Telegen Preferred for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat, or similar law.

     Section 1.9 No Further Ownership Rights in Telegen Common or Telegen Preferred. All Acquiror Common or Acquiror Preferred delivered upon the surrender for exchange of shares of Telegen Common or Telegen Preferred in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such shares of Telegen Common or Telegen Preferred. There shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Telegen
Common or Telegen Preferred which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article 1.

     Section 1.10 Lost, Stolen or Destroyed Certificates. In the event any certificates evidencing shares of Telegen Common or Telegen Preferred shall have been lost, stolen, or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen, or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Acquiror Common as may be required pursuant to Section 1.6; provided, however, that Acquiror may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Acquiror or Exchange Agent with respect to the certificates alleged to have been lost, stolen, or destroyed.

     Section 1.11 Telegen Options. By virtue of the Merger and without any further action on the part of any person or entity, options to acquire shares of the Telegen Common outstanding immediately prior to the Effective Time (the "Telegen Options") will be treated as follows:

     (a) Each separate Telegen Option will be converted into a separate option, each a "New Acquiror Option," and collectively, the "New Acquiror Options," to purchase a number of shares of Acquiror Common equal to the product of the number of shares of Telegen Common for which such Telegen Option was exercisable immediately prior to the Effective Time (without regard to vesting provisions, if any) multiplied by the Common Exchange Ratio. The aggregate exercise price for any shares of Acquiror Common covered by each such New Acquiror Option will be equal to the aggregate exercise price for any shares of Telegen covered by such Telegen Option. The per-share exercise price for each New Acquiror Option will equal the aggregate exercise price of such option divided by the number of shares of Acquiror Common issuable in connection with such New Acquiror Option. All of the other terms and conditions of such New Acquiror Option will be identical to the terms and conditions of such Telegen Option immediately prior to the Effective Time. The intention of such conversion is for Acquiror to assume the Telegen Options to the extent such Telegen Options are not exercised prior to the Closing Date.

     (b)  Notwithstanding  the  foregoing,   no  New  Acquiror  Option  will  be
exercisable with respect to fractional shares of Acquiror Common. In lieu thereof, the number of shares otherwise issuable under any New Acquiror Option shall be rounded up to the next whole number.

     Section 1.12 Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations. No party shall take any action that would cause the Merger to fail to qualify as such a reorganization.

     Section1.13. Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title, and possession to all assets, property, rights, privileges, powers and franchises of Telegen and Merger Sub, the officers and directors of Telegen and Merger Sub shall be fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.


                                     ARTICLE

                                     CLOSING

     Section 2.1 The Closing and the Closing Date. The closing (the "Closing") shall be held at the offices of Cohen Brame & Smith, Professional Corporation, at 10:00 a.m. on January 15, 1996, or such other date as the parties shall agree following the receipt of a permit from the California Department of Corporations qualifying the issuance of the Acquiror Common and Acquiror Preferred pursuant to Section 25110 of California Law (the "Closing Date").

     Section 2.2 Filing Date. Subject to the provisions of this Agreement, on the Closing Date, the Merger Documents shall be filed with the Secretary of State of California, all in accordance with the provisions of this Agreement, the Merger Agreement, and California Law.


                                     ARTICLE

                         REPRESENTATIONS AND WARRANTIES

     Section 3.1 Representations and Warranties by Telegen. As a material inducement to the Acquiror to execute and perform its obligations under this Agreement, Telegen represents and warrants to the Acquiror, subject to the exceptions specifically disclosed in the schedules, referencing the appropriate section number, delivered by Telegen to Acquiror prior to signing this Agreement (the "Telegen Schedules") as follows:

     (a) Organization and Standing of Telegen. Telegen is a corporation duly organized and validly existing and in good standing under the laws of the State of California. It has all requisite corporate power and authority to carry on its business as now being conducted, to enter into this Agreement, and to carry out and perform the terms and provisions of this Agreement. Telegen is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the condition (financial or otherwise),business, net worth, assets (including intangible assets), properties or operations ("Material Adverse Effect") of Telegen. Telegen has no subsidiaries and, further, has no direct or indirect interest, either by way of stock ownership or otherwise, in any other firm, corporation, association, or business other than as disclosed in Schedule 3.1(a).

     (b) (i) Capitalization and Indebtedness for Borrowed Moneys. Telegen is duly and lawfully authorized by the Telegen Articles to issue 10,000,000 shares of Telegen Common, no par value per share, of which 2,713,061 shares are validly issued and outstanding on the date of this Agreement. Telegen has no treasury stock. Further, Telegen has authorized 2,000,000 shares of Telegen Preferred, of which 550,000 shares have been designated as Series A Preferred Stock. 112,750 shares of Series A Preferred Stock are issued and outstanding. All the outstanding shares of Telegen Common and Telegen Preferred have been duly authorized and validly issued and are fully paid and nonassessable.

     (ii) Telegen is not presently liable on account of any indebtedness for borrowed moneys, except as reflected in the financial statements described in subparagraph (e) below. The borrowed indebtedness of Telegen as of the Closing Date is set forth in Schedule 3.1(b)(ii).

     (iii) Except for conversion rights of Telegen Preferred, there are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities, or other agreements or arrangements of any character or nature whatever under which Telegen is or may be obligated to issue or purchase shares of its capital stock, other than options to purchase 486,200 shares of Telegen Common at a weighted average exercise price of $4.86 per share issued to then-current employees of Telegen in connection with their performance of services.

     (c) Ownership of Telegen Common and Telegen Preferred. Schedule 3.1(c) sets forth a complete and accurate list of all issued and outstanding shares of Telegen Common and Telegen Preferred and outstanding warrants, options, or similar rights to acquire Telegen Common or Telegen Preferred and the names of the holders thereof.

     (d) Telegen's Authority. Telegen has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement has been duly authorized by all requisite corporate action. This Agreement has been duly executed and delivered by Telegen and constitutes a valid and binding obligation of Telegen enforceable in accordance with its terms (except as limited by bankruptcy, insolvency, or other laws affecting the enforcement of creditors' rights). The execution and delivery of this Agreement by Telegen and the consummation of the transactions contemplated hereby will not conflict with or result in any violation of or default under (with or without notice or lapse of time or both) or give right to a right of termination, cancellation, acceleration of any obligation or to loss of a material benefit under (i) any provision of the Telegen Articles or the Telegen Bylaws or (ii) any mortgage, indenture, lease, contract, or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Telegen or its properties or assets. No consent, approval, order, or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Telegen in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby and thereby, except for (i) the filing of the Merger Documents with the Secretary of State of California and the filing of appropriate documents with the relevant authorities of other states in which Telegen is qualified to do business and
(ii) such consents, approvals, orders, authorizations, registrations, declarations, and filings as may be required under applicable state securities laws, including the filing of the permit application contemplated by Section 4.3.

     (e) Financial Statements. Telegen has furnished the Acquiror with unaudited financial statements of Telegen as of December 31, 1994 and September 30, 1995, and audited financial statements as of December 31, 1992 and 1993. All such financial statements present fairly the financial condition of Telegen at such date, and the results of its operations for the period therein specified, and the audited Financial Statements were prepared in accordance with generally accepted accounting principles applied upon a basis consistent with prior accounting periods. Telegen's unaudited balance sheet at September 30, 1995 is hereinafter referred to as the "Telegen Balance Sheet," and all such financial statements are hereinafter referred to as the "Telegen Financial Statements."

     Except as set forth in Schedule 3.1(g), Telegen has no liabilities or obligations, fixed, contingent, or otherwise not reflected on the Telegen Balance Sheet, except for (i) liabilities incurred in the ordinary course business since the date of the Telegen Balance Sheet which in the aggregate do not exceed $10,000 and which in the aggregate do not exceed $50,000 and are usual and normal for Telegen and (ii) liabilities and obligations as may have arisen in the ordinary course of business prior to the date of the Telegen Balance Sheet which under generally accepted accounting principles were not required to be reflected on the Telegen Balance Sheet and which individually do not exceed $25,000.

     (f) Present Status. Since the date of the Telegen Balance Sheet (or such other date specifically set forth herein), except as otherwise contemplated by this Agreement and except as described in Schedule 3.1(f), Telegen has conducted its business only in the ordinary and usual course and, without limiting the generality of the foregoing:

     (i) Telegen has not sustained any damage, destruction, or loss by reason of fire, explosion, earthquake, casualty, labor trouble (including but not limited to any claim of wrongful discharge or other unlawful labor practice), requisition or taking of property by any government or agent thereof, windstorm, embargo, riot, act of God or public enemy, flood, accident, revocation of license or right to do business, total or partial termination, suspension, default or modification of contracts, governmental restriction or regulation, other calamity, or other similar or dissimilar event (whether or not covered by insurance) that would result in a Material Adverse Effect on Telegen.

     (ii) There have been no changes in the condition (financial or otherwise), business, net worth, assets, properties, operations, obligations or liabilities (fixed or contingent) of Telegen which, individually or in the aggregate, have resulted or may be reasonably expected (whether before or after the Effective
Time) to result in a Material Adverse Effect on Telegen.

     (iii) Telegen has not issued, or authorized for issuance, any equity security, bond, note or other security of Telegen. Telegen has not granted or entered into any commitment or obligation to issue or sell any such equity security, bond, note or other security of Telegen, whether pursuant to offers, stock option agreements, stock bonus agreements, stock purchase plans, incentive compensation plans, warrants, calls, conversion rights or otherwise.

     (iv) Telegen has not incurred any additional debt for borrowed money, nor incurred any obligation or liability (fixed, contingent or otherwise) except in the ordinary and usual course of the business of Telegen.

     (v) Telegen has not paid any obligation or liability (fixed, contingent or otherwise), or discharged or satisfied any lien or encumbrance, or settled any liability, claim, dispute, proceeding, suit, or appeal, pending or threatened against it or any of its assets or properties, except for current liabilities included in Telegen Balance Sheet and current liabilities incurred since the date of Telegen Balance Sheet in the ordinary and usual course of the business of Telegen.

     (vi) Telegen has not declared, set aside for payment, or paid any dividend, payment, or other distribution on or with respect to any share of capital stock of Telegen.

     (vii) Telegen has not purchased, redeemed or otherwise acquired or committed itself to acquire, directly or indirectly, any share or shares of capital stock of Telegen.

     (viii) Telegen has not mortgaged, pledged, otherwise encumbered or subjected to lien any of its assets or properties, tangible or intangible, nor has it committed itself to do any of the foregoing, except for liens for current taxes which are not yet due and payable and purchase money liens arising out of the purchase or sale of products or services made in the ordinary and usual course of business.

     (ix) Telegen has not disposed of, or agreed to dispose of, any asset or property, tangible or intangible, except in the ordinary and usual course of business, and in each case for a consideration at least equal to the fair value of such asset or property, nor has Telegen leased or licensed to others (including officers and directors of Telegen), or agreed so to lease or license, any asset or property.

     (x) Telegen has not purchased or agreed to purchase or otherwise acquire any debt or equity securities of any corporation, partnership, joint venture, firm or other entity. Telegen has not made any expenditure or commitment for the purchase, acquisition, construction or improvement of a capital asset.

     (xi) Telegen has not entered into any transaction or contract, or made any commitment to do the same. Telegen has not waived any right of substantial value or cancelled any debts or claims or voluntarily suffered any extraordinary losses, which individually or in the aggregate would result in a Material Adverse Effect on Telegen.

     (xii) Telegen has not effected or agreed to effect any amendment or supplement to any employee profit sharing, stock option, stock purchase, pension, bonus, incentive, retirement, medical reimbursement, life insurance, deferred compensation or any other employee benefit plan or arrangement.

     (xii) Telegen has not effected or agreed to effect any change, including by way of hiring or involuntary termination, in its directors, executive officers, or key employees.

     (xiv) Telegen has not effected or committed itself to effect any amendment or modification of the Telegen Articles or the Telegen Bylaws.

     (xv) To the knowledge of Telegen, no statute has been enacted nor has any rule or regulation been adopted (whether before or after the date of Telegen Balance Sheet) which may reasonably be expected to result in a Material Adverse Effect on Telegen.

     (xvi) Telegen has not changed in any way its accounting methods or practices (including any change in depreciation or amortization policies or rates, or any changes in policies in making or reversing accruals).

     (xvii) Telegen has not made any loan to any person or entity, and Telegen has not guaranteed the payment of any loan or debt of any person or entity.

     (xviii) Telegen has not negotiated or agreed to do any of the things described in the preceding clauses (i) through (xvii) (other than negotiations with Telegen and its representatives regarding the transactions contemplated by this Agreement).

     (g) Litigation. Except as set forth in Schedule 3.1(g), there is no claim, dispute, action, proceeding, suit or appeal, or investigation, at law or in equity, pending against Telegen, or involving any of its assets of properties, before any court, agency, authority, arbitration panel or other tribunal, and, to the knowledge of Telegen, none have been threatened against Telegen. To the knowledge of Telegen, there are no facts which, if known to shareholders, customers, governmental authorities, or other persons, would result in any such claim, dispute, action, proceeding, suit or appeal or investigation which would have a Material Adverse Effect on Telegen. Telegen is not subject to any order, writ, injunction or decree of any court, agency, authority, arbitration panel or other tribunal, and Telegen is not in default with respect to any notice, order, writ, injunction or decree.

     (h) Compliance With the Law and other Instruments. The business operation of Telegen has been and is being conducted in all material respects in accordance with all applicable laws, rules, and regulations of all authorities. Telegen has not received any notice of violation with respect to any applicable laws, regulations, orders, or other requirements of a Governmental Entity or other authority, including, without limiting the generality of the foregoing, the Employee Retirement Income Security Act of 1974, as amended. Telegen is not in violation of, or in default under, any term or provision of the Telegen Articles or the Telegen Bylaws. Telegen has in all material respects performed, or is now performing the obligations of, and Telegen is not in default (and would not by the lapse of time or giving of notice be in default) in respect of any note, debt instrument, lien, mortgage, lease, order, judgment, or decree, or any other contract, agreement, or commitment binding upon it or its assets or properties or material to the conduct of its business. There is no agreement (assuming the parties thereto other than Telegen performed their respective obligations thereunder as required), judgment, injunction, order or decree binding upon Telegen which has or could reasonably be expected to have the effect of materially prohibiting or materially impairing any business practice of Telegen, any acquisition of property by Telegen, or the conduct of business by Telegen as currently conducted or as proposed to be conducted following the Merger. Schedule 3.1(h) contains a full and complete list of all necessary consents, waivers, and approvals of third parties that are required to be obtained by Telegen in connection with the execution and delivery by Telegen of this Agreement and the performance of the Telegen's obligations hereunder.

     (i) Title to Properties and Assets. Telegen has good and marketable title to all its properties and assets, including without limitation those reflected in the Telegen Financial Statements and those used or located on property controlled by Telegen in its business on the date of the Telegen Balance Sheet and acquired thereafter (except assets sold in the ordinary course of business), subject to no mortgage, pledge, lien, charge, security interest, encumbrance, or restriction except those which (i) are disclosed in the Telegen Balance Sheet as securing specified liabilities; or (ii) do not materially adversely affect the use thereof. The buildings and equipment of Telegen are in good condition and repair, reasonable wear and tear excepted. Telegen has not been, to the knowledge of any officer of Telegen, threatened with any action or proceeding under any building or zoning ordinance, regulation, or law. Except as otherwise provided in Schedule 3.1(i) of this Agreement, Telegen owns, free and clear of any liens, claims, encumbrances, royalty interests, or other restrictions or limitations of any nature whatsoever, any and all patents, trade secrets, copyrights, procedures, techniques, business plans, methods of management, or other information utilized in connection with Telegen's business and set forth in Schedule 3.1(i). To the best of Telegen's knowledge, the products Telegen manufactures and/or markets, or plans to market, and its plan of operation do not infringe on the patents, copyrights, trade secrets, or other proprietary rights of any third person. Telegen owns or is licensed to use all intellectual property necessary to develop and sell products based on the intellectual property embodied in the telecommunications products currently marketed and sold by Telegen and in the flat panel display and voice recognition products under development by Telegen. All current Telegen research and business development activities related to Telegen's business are listed on Schedule 3.1(i) and, except as noted on Schedule 3.1(i), have been conducted and are currently owned by Telegen.

     (j) Telegen Leases. There are no related party leases, and all leases have been negotiated at "arm's length."

     (k) Schedule of Leases and Insurance. Schedule 3.1(k) contains a true and complete description of each indenture, lease, sublease, or any instrument under which Telegen claims or holds a leasehold interest for either equipment, automobiles, or real property. Telegen has good and valid leasehold interests in such properties and all such instruments are in effect and enforceable according to their respective terms; and a complete schedule of all fire and other casualty and liability policies of Telegen in effect at the time of delivery of said schedule.

     (l) Creditor's Arrangements. Telegen has not made any assignment for the benefit of creditors nor has any involuntary or voluntary petition in bankruptcy been filed by or against Telegen.

     (m)  Contracts  and  Other   Obligations.   Except  with  respect  to  this
transaction, Telegen is not a party to, or otherwise bound by, any written or oral:

     (i) Contract or agreement not made in the ordinary course of business, except as disclosed on Schedule 3.1(m)(i);

     (ii) Employment or consultant contract which is not terminable at will without cost or other liability to Telegen or any successor, except as disclosed on Schedule 3.1(m)(ii);

     (iii) Contract with any labor union, except as disclosed on Schedule 3.1(m)(iii);

     (iv) Bonus, pension, profit-sharing, retirement, share purchase, stock option, hospitalization, group insurance, or similar plan providing employee benefits except as disclosed on Schedule 3.1(m)(iv);

     (v) Advertising contract or contract for public relations services, except as disclosed on Schedule 3.1(m)(v);

     (vi) Purchase, supply, or service contracts in excess of $25,000 each, or in the aggregate of $150,000 for all such contracts whether below or above $25,000, except as disclosed on Schedule 3.1(m)(vi);

     (vii) Deed of trust, mortgage, conditional sales contract, security agreement, pledge agreement, trust receipt, or any other agreement or arrangement whereby any of the assets or properties of Telegen are subjected to a lien, encumbrance, charge, or other restriction, except as disclosed on
Schedule 3.1(m)(vii);

     (viii) Contract or other commitment continuing for a period of more than 30 days and which is not terminable without cost or other liability to Telegen or its successor, except as disclosed on Schedule 3.1(m)(viii);

     (ix) Contract which (a) contains a redetermination of price or similar type of provision; or (b) provides for a fixed price for goods or services sold, except as disclosed on Schedule 3.1(m)(i); or

     (x) Contract or arrangement containing any covenant limiting the right of Telegen to compete in any business or with any person.

     Telegen has in all material respects performed all obligations required to be performed by it to date and is not in material default under any of the contracts, agreements, leases, documents, or other arrangements to which it is a party or by which it is otherwise bound. To the best of Telegen's knowledge, all parties with whom Telegen has contractual arrangements are in material compliance therewith and are not in default thereunder.

     (n) Changes in Compensation. Since the date of the Telegen Balance Sheet, there has not been any general pay increase to employees or any change in the rate of compensation, commission, bonus, or other remuneration payable to any officer, employee, director, agent, or shareholder of Telegen other than in the ordinary course of business.

     (o) Inventories. Since the date of the Telegen Balance Sheet, Telegen has continued to replenish its inventories in a normal and customary manner consistent with prior practice and prudent practice prevailing in the businesses of Telegen, and will continue to do so until the Closing Date.

     (p) Records. The books of account, minute books, stock certificate books, and stock transfer ledgers of Telegen are complete and correct, and there have been no transactions involving the business of Telegen which properly should have been set forth in said respective books, other than those set forth therein.

     (q) Brokers or Finders. All negotiations on the part of Telegen relative to this Agreement and the transactions contemplated hereby have been carried on by Telegen without the intervention of any person or as the result of any act of Telegen in such manner as to give rise to any valid claim against Telegen or the Acquiror for a brokerage commission, finder's fee, or other like payment.

     (r) Taxes. Except as disclosed in Schedule 3.1(r), Telegen has accurately prepared and timely filed all federal, state, county and local income, franchise, excise, real and personal property and other tax returns and reports (including, but not limited to, those relating to social security, withholding, unemployment insurance, and occupation (sales) and use taxes) required to have been filed by Telegen up to the date hereof. All of the foregoing returns are true and correct in all material respects and Telegen has paid all taxes, interest and penalties shown on such returns or reports as being due. Telegen has withheld with respect to its employees all federal and state income taxes, FICA, FUTA, and other taxes that Telegen is required to withhold. The accruals for Telegen's taxes on the books and records of Telegen are sufficient to discharge the taxes for all periods (or the portion of any period) ending on or prior to the Closing Date. Telegen has not been delinquent in the payment of any tax nor is there any tax deficiency outstanding, proposed, or assessed against Telegen, nor has Telegen executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any tax. No audit or other examination of any return of Telegen filed with any taxing authority is presently in progress. Telegen does not have any liabilities for unpaid, federal, state, local, or foreign taxes, whether asserted or unasserted, known or unknown, contingent or otherwise, and Telegen has no knowledge of any basis for the assertion of any such liability attributable to Telegen, its assets, or operations. Telegen is not (and has never been) required to join with any other entity in the filing of a consolidated tax return for federal tax purposes or a consolidated or combined return or report for state tax purposes. Telegen is not a party to or bound by any tax indemnity, tax sharing, or tax allocation agreement. Telegen has provided to Telegen or its legal counsel copies of all federal and state income and all state sales and use tax returns for all periods since December 31, 1990. There are (and as of immediately following the Closing there will be) no liens on the assets of Telegen relating to or attributable to taxes). Telegen has no knowledge of any basis for the assertion of any claim which, if adversely determined, would result in liens on the assets of Telegen.

     (s) Environmental Matters. Telegen's operations of its business and assets has been in material compliance with and Telegen has complied in all material respects with and is not in violation of applicable federal, state, and local laws, ordinances, regulations and orders relating to environmental matters, including but not limited to matters related to air pollution, water pollution, and the handling of hazardous substances (as defined in the Comprehensive Environmental Response, compensation, and liability Act of 1990 ("CERCLA")). There are no actions, proceedings or investigations pending or, to the actual knowledge of Telegen, threatened before any federal or state environmental regulatory body, or before any federal or state court, alleging noncompliance by Telegen with CERCLA or any other Environmental Law (as hereinafter defined). To the actual knowledge of Telegen: (i) there is no reasonable basis for the institution of any action, proceeding or investigation against Telegen under any Environmental Law; (ii) Telegen is not responsible under any environmental law for any release by any person at or in the vicinity of real property of any hazardous substance (as defined by CERCLA), caused by the spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of any such hazardous substance into the environment; (iii) Telegen is not responsible for any costs of any remedial action required by virtue of any release of any toxic or hazardous substance, pollutant or contaminant into the environment including, without limitation, costs arising from security fencing, alternative water supplies, temporary evacuation and housing and other emergency assistance undertaken by any environmental regulatory body; (iv) Telegen is in compliance with all applicable Environmental Laws; and (v) no real property used, owned, managed or controlled by Telegen contains any toxic or hazardous substance including, without limitation, any asbestos, PCBs or petroleum products or byproducts in any form, the presence, location or condition of which (a) violates any Environmental Law, or (b) otherwise would pose any significant health or safety risk unless remedial measures were taken. For purposes of this Agreement, "Environmental Law" shall mean any federal, state, local or municipal statute, ordinance or regulation, or order, ruling or other decision of any court, administrative agency, or other governmental authority pertaining to the release of hazardous substances (as defined in CERCLA) into the environment.

     (t) Indemnification Liabilities. There are no existing liabilities or facts know to Telegen which would require Telegen to indemnify its officers or directors for acts or omissions by such persons acting in behalf of Telegen.

     (u) Accounts Receivable. All accounts receivable of Telegen shown on the Telegen Balance Sheet or thereafter acquired arose and are collectible in the ordinary and usual course of its business, except that the value of any account receivable, the collection of which is doubtful or which is subject to a defense or set-off, has been written down to an amount not in excess of net realizable value or adequate reserves or allowances therefor have been provided. The values at which accounts receivable are carried reflect the accounts receivable valuation policy of Telegen, which is consistent with its past practice and in accordance with generally accepted accounting principles applied on a consistent basis. To the knowledge of Telegen, none of the receivables of Telegen is subject to any claim of offset, recoupment, set off, or counterclaim, and there are no facts or circumstances (whether asserted or unasserted) that would give rise to any claim. No receivables are contingent upon the performance by Telegen of any obligation or contract. No person or entity has any lien, charge, pledge, security interest, or other encumbrance on any such receivables, and no agreement for deduction or discount has been made with respect to any of such receivables.

     (v) Bank Accounts. Schedule 3.2(v) constitutes a full and complete list of all the bank accounts of Telegen, together with the names of the persons authorized to draw thereon. All cash in such accounts is held in demand deposits and is not subject to any restriction or limitation as to withdrawal.

     (w) Certain Advances. There are no receivables of Telegen owing by directors or officers of Telegen, or owing by any Affiliate of any director or officer of Telegen. For purposes of this Agreement, "Affiliate" shall mean the officers and directors of Telegen and any stockholder of Telegen who owns five percent (5%) or more the outstanding capital stock of Telegen.

     (x) Insurance. Schedule 3.2(x) lists all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers, and directors of Telegen as well as all claims made under any insurance policy by Telegen since December 31, 1990. There is no claim by Telegen pending under any of such policies or bonds as to which coverage has been questioned, denied, or disputed by the underwriters of such policies or bonds. All premiums payable under all such policies and bonds have been paid, and Telegen is otherwise in compliance in all material respects with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). Such policies of insurance and bonds are of the type and in amounts customarily carried by persons conducting businesses similar to those of Telegen. Telegen does not know of any threatened termination of or material premium increase with respect to any of such policies. Telegen has never been denied insurance coverage nor has any insurance policy of Telegen ever been cancelled for any reason.

     (y) FIRPTA Status. Telegen is not, and has not been at any time during the five year period preceding the date hereof, a "United States real property holding corporation" as defined in Section 897 of the Internal Revenue Code of 1954, as amended, and the regulations promulgated thereunder.

     (z) Representations Complete. None of the representations or warranties made by Telegen, nor any statement made in any schedule, exhibit, or certificate furnished by Telegen pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

     Section 3.2 Representations and Warranties by the Acquiror and Merger Sub. As a material inducement to Telegen to execute and perform its obligations under this Agreement, the Acquiror and Merger Sub represent and warrant to Telegen, subject to the exceptions specifically disclosed in the schedules, referencing the appropriate section number, delivered by Acquiror to Telegen prior to signing this Agreement (the "Acquiror Schedules") as follows:

     (a) Organization and Standing of Acquiror. The Acquiror is a corporation duly organized and validly existing and in good standing under the laws of the State of Colorado. It has all requisite corporate power and authority to carry on its business as now being conducted and as proposed to be conducted, to enter into this Agreement and to carry out and perform the terms and provisions of this Agreement. The Acquiror is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on the Acquiror. The Acquiror does not now and has not within the two years prior to the date of this Agreement conducted business in any jurisdiction other than the State of Colorado such as to require it to seek authority from such state to do business as a foreign corporation. The Acquiror has delivered a true and correct copy of its Articles of Incorporation (the "Acquiror Articles") and its Bylaws (the "Acquiror Bylaws"), each as amended to date, to counsel for Telegen. The Acquiror has one wholly owned subsidiary, Merger Sub, and, further, has no direct or indirect interest, either by way of stock ownership or otherwise, in any other firm, corporation, association, or business other than as disclosed in
Schedule 3.2(a).

     (b) (i) Capitalization and Indebtedness for Borrowed Moneys. The Acquiror is duly and lawfully authorized by the Acquiror Articles to issue 100,000,000 shares of Acquiror Common Stock, of which 1,178,759 shares are issued and outstanding as of the date hereof and 25,000,000 shares of Acquiror Preferred, of which no shares are issued and outstanding. Additionally, there are outstanding warrants to acquire 60,000 shares of Acquiror Common (the "Warrants"). The Acquiror has no treasury stock and no other authorized series or class of stock. All the outstanding shares of Acquiror Common have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights. All of the shares of Acquiror Common and Acquiror Preferred to be issued by Acquiror in connection with the Merger shall be duly authorized, validly issued, fully paid, nonassessable, and not subject to preemptive rights created by statute, the Acquiror Articles, or any agreement to which the Acquiror is a party or bound. The Acquiror Common and Acquiror Preferred will be issued in compliance with all applicable state and federal securities laws and, upon compliance with the exemption set forth in Section 3(a)(10) of the Securities Act of 1933, as amended (the "1933 Act"), will be freely tradeable subject to the resale limitations of Rules 144 and 145 under the 1933 Act, and the provisions of Sections 6.1 and 6.2 of this Agreement.

     (ii) The Acquiror is not presently liable on account of any indebtedness for borrowed moneys, except as reflected in the financial statements described in subparagraph (e) below. The borrowed indebtedness of the Acquiror as of the Closing Date is set forth in Schedule 3.1(b)(ii).

     (iii) With the exception of an ongoing private placement of 200,000 shares of Common Stock and the Warrants, there are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities, or other agreements or arrangements of any character or nature whatever under which the Acquiror is or may be obligated to issue or purchase shares of its capital stock other than as disclosed in Schedule 3.2(b)(iii).

     (c) Ownership of Acquiror Capital Stock. Schedule 3.2(c) sets forth a complete and accurate list of all issued and outstanding shares and warrants, options, or similar rights to acquire such shares of the Acquiror's capital stock and the names of the holders thereof.

     (d) Organization and Capitalization of Merger Sub. Merger Sub is a corporation duly organized, validly existing, and in good standing under the laws of the State of California, and at the Effective Time, will have full power and authority to carry out the transactions contemplated in this Agreement to be carried out by it. The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, all of which, as of the date of this Agreement, are issued and outstanding and held by Acquiror. As of the date hereof, Merger Sub has no assets and Merger Sub does not and will not have any liabilities, except liabilities for organizational expenses. Acquiror has delivered true and correct copies of the Articles of Incorporation of Merger Sub (the "Merger Sub
Articles") and the Bylaws of Merger Sub (the "Merger Sub Bylaws"), each as amended to date, to counsel for Telegen.

     (e) Acquiror's Authority. Acquiror has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement shall have been duly authorized by all requisite corporate action. This Agreement has been duly executed and delivered by Acquiror and constitutes a valid and binding obligation of the Acquiror enforceable in accordance with its terms (except as limited by bankruptcy, insolvency, or other laws affecting the enforcement of creditors' rights). The execution and delivery of this Agreement by the Acquiror does not and the consummation of the transactions contemplated hereby will not conflict with or result in any violation of or default under (with or without notice or lapse of time, or both) or give rise to a right of termination, cancellation, or acceleration of any obligation or to loss of a material benefit under (i) any provision of the Acquiror Articles or the Acquiror's Bylaws or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquiror or its properties or assets. No consent, approval, order, or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Acquiror in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Merger Documents with the Secretary of State of California and the filing of appropriate documents with the relevant authorities of other states in which the Acquiror is qualified to do business and (ii) such consents, approvals, orders, authorizations, registrations, declarations, and filings as may be required under applicable state securities laws, including the filing of the permit application contemplated by Section 4.3.

     (f) Financial Statements. The Acquiror has timely filed with the Securities and Exchange Commission (the "Commission") all reports and other document required to be filed by the Acquiror with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations promulgated thereunder. The Acquiror has delivered to Telegen and Telegen's counsel true and complete copies of all reports and other filings made by the Acquiror with the Commission pursuant to the 1933 Act, or the 1934 Act since December 31, 1992 and through the date hereof (collectively, the "SEC Documents"). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Acquiror contained in the SEC Documents (the "Acquiror Financial Statements") are complete and correct, comply as to form in all respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved, and fairly present the consolidated financial position of the Acquiror and the results of its operations and cash flows as of the respective dates and for the periods indicated thereon (subject, in the case of the unaudited statements, to normal recurring accounting adjustments). There has been no change in the Acquiror's accounting policies or estimates except as described in the notes to the Acquiror Financial Statements. Acquiror has no liabilities or obligations, fixed, contingent, or otherwise not reflected on the most recent balance sheet included in the Acquiror Financial Statements (the "Acquiror Balance Sheet"), except for (i) liabilities incurred in the ordinary course of the Acquiror's business since the date of the Acquiror Balance Sheet which individually do not exceed $5,000 and in the aggregate do not exceed $25,000 and are usual and normal for the Acquiror and (ii) liabilities and obligations as may have arisen in the ordinary course of business prior to the date of the Acquiror Balance Sheet, which under generally accepted accounting principles were not required to be reflected on the Acquiror Balance Sheet, and which do not exceed $5,000 individually or $25,000 in the aggregate. All such financial statements present fairly the financial condition of the Acquiror at such date, and the results of its operations for the period therein specified, and were prepared in accordance with generally accepted accounting principles applied upon a basis consistent with prior accounting periods.

     (g) Present Status. Since the date of the Acquiror Balance Sheet (or such other date specifically set forth herein), except as otherwise contemplated by this Agreement and except as described in Schedule 3.2(g), the Acquiror has conducted its business in the usual and ordinary course and without limiting the generality of the foregoing:

     (i) The Acquiror has not sustained any damage, destruction, or loss by reason of fire, explosion, earthquake, casualty, labor trouble (including but not limited to any claim of wrongful discharge or other unlawful labor practice), requisition or taking of property by any government or agent thereof, windstorm, embargo, riot, act of God or public enemy, flood, accident, revocation of license or right to do business, total or partial termination, suspension, default or modification of contracts, governmental restriction or regulation, other calamity, or other similar or dissimilar event (whether or not covered by insurance) that would result in a Material Adverse Effect on the Acquiror.

     (ii) There have been no changes in the condition (financial or otherwise), business, net worth, assets, properties, operations, obligations or liabilities (fixed or contingent) of the Acquiror which, individually or in the aggregate, have resulted or may be reasonably expected (whether before or after the Effective Time) to result in a Material Adverse Effect on the Acquiror.

     (iii) The Acquiror has not issued, or authorized for issuance, any equity security, bond, note or other security of the Acquiror. The Acquiror has not granted or entered into any commitment or obligation to issue or sell any such equity security, bond, note or other security of the Acquiror, whether pursuant to offers, stock option agreements, stock bonus agreements, stock purchase plans, incentive compensation plans, warrants, calls, conversion rights or otherwise.

     (iv) The Acquiror has not incurred any additional debt for borrowed money, nor incurred any obligation or liability (fixed, contingent or otherwise) except in the ordinary and usual course of the business of the Acquiror.

     (v) The Acquiror has not paid any obligation or liability (fixed, contingent or otherwise), or discharged or satisfied any lien or encumbrance, or settled any liability, claim, dispute, proceeding, suit, or appeal, pending or threatened against it or any of its assets or properties, except for current liabilities included in the Acquiror Balance Sheet and current liabilities incurred since the date of the Acquiror Balance Sheet in the ordinary and usual course of the business of the Acquiror.

     (vi) The Acquiror has not declared, set aside for payment, or paid any dividend, payment, or other distribution on or with respect to any share of capital stock of the Acquiror.

     (vii) The Acquiror has not purchased, redeemed or otherwise acquired or committed itself to acquire, directly or indirectly, any share or shares of capital stock of the Acquiror.

     (viii) The Acquiror has not mortgaged, pledged, otherwise encumbered or subjected to lien any of its assets or properties, tangible or intangible, nor has it committed itself to do any of the foregoing, except for liens for current taxes which are not yet due and payable and purchase money liens arising out of the purchase or sale of products or services made in the ordinary and usual course of business.

     (ix) The Acquiror has not disposed of, or agreed to dispose of, any asset or property, tangible or intangible, except in the ordinary and usual course of business, and in each case for a consideration at least equal to the fair value of such asset or property, nor has the Acquiror leased or licensed to others (including officers and directors of the Acquiror), or agreed so to lease or license, any asset or property.

     (x) The Acquiror has not purchased or agreed to purchase or otherwise acquire any debt or equity securities of any corporation, partnership, joint venture, firm or other entity. The Acquiror has not made any expenditure or commitment for the purchase, acquisition, construction or improvement of a capital asset.

     (xi) The Acquiror has not entered into any transaction or contract, or made any commitment to do the same. The Acquiror has not waived any right of substantial value or cancelled any debts or claims or voluntarily suffered any extraordinary losses, which individually or in the aggregate would result in a Material Adverse Effect on the Acquiror.

     (xii) The Acquiror has not effected or agreed to effect any amendment or supplement to any employee profit sharing, stock option, stock purchase, pension, bonus, incentive, retirement, medical reimbursement, life insurance, deferred compensation or any other employee benefit plan or arrangement.

     (xiii) The Acquiror has not effected or agreed to effect any change, including by way of hiring or involuntary termination, in its directors, executive officers, or employees.

     (xiv) The Acquiror has not effected or committed itself to effect any amendment or modification of the Acquiror Articles or the Acquiror Bylaws.

     (xv) To the knowledge of the Acquiror, no statute has been enacted nor has any rule or regulation been adopted (whether before or after the date of the Acquiror Balance Sheet) which may reasonably be expected to result in a Material Adverse Effect on the Acquiror.

     (xvi) The Acquiror has not changed in any way its accounting methods or practices (including any change in depreciation or amortization policies or rates, or any changes in policies in making or reversing accruals).

     (xvii) The Acquiror has not made any loan to any person or entity, and the Acquiror has not guaranteed the payment of any loan or debt of any person or entity.

     (xviii) The Acquiror has not negotiated or agreed to do any of the things described in the preceding clauses (i) through (xvii) (other than negotiations with Telegen and its representatives regarding the transactions contemplated by this Agreement).

     (h) Litigation. Except as disclosed in the Acquiror Financial Statements or
Schedule 3.2(h), there is no claim, dispute, action, proceeding, suit or appeal, or investigation, at law or in equity, pending against the Acquiror, or involving any of its assets or properties, before any court, agency, authority, arbitration panel or other tribunal, and, the knowledge of the Acquiror, none have been threatened against the Acquiror. To the knowledge of the Acquiror, there are no facts which, if known to stockholders, customers, governmental authorities or other persons, would result in any such claim, dispute, action, proceeding, suit or appeal or investigation which would have a Material Adverse Effect on the Acquiror. The Acquiror is not subject to any order, writ, injunction or decree of any court, agency, authority, arbitration panel or other tribunal, and the Acquiror is not in default with respect to any notice, order, writ, injunction or decree.

     (i) Compliance With the Law and Other Instruments. The business operation of the Acquiror has been and is being conducted in all material respects in accordance with all applicable laws, rules, and regulations of all authorities. The Acquiror has not received any notice of violation with respect to any applicable laws, regulations, orders, or other requirements of a Governmental Entity or other authority, including, without limiting the generality of the foregoing, the Employee Retirement Income Security Act of 1974, as amended. The Acquiror is not in violation of, or in default under, any term or provision of the Acquiror Articles, or the Acquiror Bylaws, as amended. The Acquiror has in all material respects performed, or is now performing the obligations of, and the Acquiror is not in default (and would not by the lapse of time or giving of notice be in default) in respect of any note, debt instrument, lien, mortgage, lease, order, judgment, or decree, or any other contract, agreement, or commitment binding upon it or its assets or properties or material to the conduct of its business. There is no agreement (assuming the parties thereto other than the Acquiror performed their respective obligations thereunder as required), judgment, injunction, order or decree binding upon the Acquiror which has or could reasonably be expected to have the effect of materially prohibiting or materially impairing any business practice of the Acquiror, any acquisition of property by the Acquiror, or the conduct of business by the Acquiror as currently conducted or as proposed to be conducted following the Merger.
Schedule 3.2(i) contains a full and complete list of all necessary consents, waivers, and approvals of third parties that are required to be obtained by the Acquiror in connection with the execution and delivery of this Agreement by the Acquiror and the performance of the Acquiror's obligations hereunder.

     (j) Title to Properties  and Assets.  The Acquiror has good and  marketable title to all its  properties  and assets,  including  without  limitation  those reflected in the Acquiror's Financial Statements and those used or located on property controlled by the Acquiror in its business on the date of the Acquiror Balance Sheet and acquired thereafter (except assets sold in the ordinary course of business), subject to no mortgage, pledge, lien, charge, security interest, encumbrance, or restriction except those which (i) are disclosed in the Acquiror Financial Statements as securing specified liabilities; or (ii) do not materially adversely affect the use thereof. The buildings and equipment of the Acquiror are in good condition and repair, reasonable wear and tear excepted. The Acquiror has not been, to the knowledge of any officer of Acquiror, threatened with any action or proceeding under any building or zoning ordinance, regulation, or law. The Acquiror does not currently, nor has it in the past, owned any real property.

     (k) Acquiror Leases. The Acquiror is not liable on any lease for property, equipment, or real estate.

     (l) Creditor's Arrangements. The Acquiror has not made any assignment for the benefit of creditors, nor has any involuntary or voluntary petition in bankruptcy been filed by or against the Acquiror.

     (m) Contracts and Other Obligations. Schedule 3.2(m) constitutes a full and complete list (subject to the dollar amounts set forth in clause (vii) below) of each partially or totally executory contract or agreement to which the Acquiror is a party or by which it is bound. Other than as set forth on Schedule 3.2(m), the Acquiror is not a party to or otherwise bound by, any written or oral:

     (i) Contract or agreement not made in the ordinary course of business;

     (ii) Employment or consultant contract which is not terminable at will without cost or other liability to the Acquiror or any successor, except as disclosed on Schedule 3.2(m)(ii) hereto;

     (iii) Contract with any labor union;

     (iv) Bonus, pension, profit-sharing, retirement, share purchase, stock option, hospitalization, group insurance, or similar plan providing employee benefits, except as disclosed in its filings with the Securities and Exchange Commission;

     (v) Lease with respect to any property, real or personal, whether as lessor or lessee;

     (vi) Advertising contract or contract for public relations services;

     (vii) Purchase, supply, or service contracts in excess of $1,000 each, or in the aggregate of $10,000 for all such contracts whether below or above $1,000;

     (viii)  Deed of  trust,  mortgage,  conditional  sales  contract,  security
agreement,   pledge  agreement,   trust  receipt,  or  any  other  agreement  or
arrangement whereby any of the assets or properties of the Acquiror are subjected to a lien, encumbrance, charge, or other restriction, except as disclosed on Schedule 3.2(m)(viii) thereto;

     (ix) Contract or other commitment continuing for a period of more than 30 days and which is not terminable without cost or other liability to the Acquiror or its successor; or

     (x) Contract which (a) contains a redetermination of price or similar type of provision or (b) provides for a fixed price for goods or services sold.

     (xi) Contract or arrangement which will result in an excess parachute payment under Code Section 280G of the Internal Revenue Code.

     (xii) Contract or arrangement containing any covenant limiting the right of the Acquiror to compete in any business or with any person.

     The Acquiror has performed all obligations required to be performed by it to date and is not in default under any of the contracts, agreements, leases, documents, or other arrangements to which it is a party or bound. To the best of Acquiror's knowledge, all parties with whom the Acquiror has contractual arrangements are in compliance therewith and are not in default thereunder.

     (n) Changes in Compensation. Schedule 3.2(n) constitutes a full and complete list of all directors, officers, employees of or consultants to the Acquiror as of the date of the Acquiror Balance Sheet and specifies each of their names and job designations, the total amount paid or payable to such director, officer, employee, or consultant in their prior fiscal year and from the beginning of the current fiscal year through the date of the Acquiror Balance Sheet and the basis of such compensation, whether fixed or commission or a combination thereof. Since September 30, 1995, there has not been any general pay increase to employees or any change in the rate of compensation, commission, bonus, or other remuneration payable to any officer, employee, director, agent, or stockholder of the Acquiror.

     (o) Inventories. Acquiror has no inventories.

     (p) Records. The books of account, minute books, stock certificate books, and stock transfer ledgers of the Acquiror are complete and correct, and there have been no transactions involving the business of the Acquiror which properly should have been set forth in said respective books, other than those set forth therein.

     (q) Brokers or Finders. All negotiations on the part of the Acquiror relative to this Agreement and the transactions contemplated hereby have been carried on by Acquiror without the intervention of any person or as the result of any act of the Acquiror in such manner as to give rise to any valid claim against Telegen for a brokerage commission, finder's fee, or other like payment.

     (r) Taxes. The Acquiror has accurately prepared and timely filed all federal, state, county and local income, franchise, excise, real and personal property and other tax returns and reports (including, but not limited to, those relating to social security, withholding, unemployment insurance, and occupation (sales) and use taxes) required to have been filed by the Acquiror up to the date hereof. All of the foregoing returns are true and correct in all material respects and the Acquiror has paid all taxes, interest and penalties shown on such returns or reports as being due. The Acquiror has withheld with respect to its employees all federal and state income taxes, FICA, FUTA, and other taxes that the Acquiror is required to withhold. The accruals for the Acquiror's taxes on the books and records of the Acquiror are sufficient to discharge the taxes for all periods (or the portion of any period) ending on or prior to the Closing Date. The Acquiror has not been delinquent in the payment of any tax nor is there any tax deficiency outstanding, proposed, or assessed against the Acquiror, nor has the Acquiror executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any tax. No audit or other examination of any return of the Acquiror filed with any taxing authority is presently in progress. The Acquiror does not have any liabilities for unpaid, federal, state, local, or foreign taxes, whether asserted or unasserted, known or unknown, contingent or otherwise, and the Acquiror has no knowledge of any basis for the assertion of any such liability attributable to the Acquiror, its assets, or operations. The Acquiror is not (and has never been) required to join with any other entity in the filing of a consolidated tax return for federal tax purposes or a consolidated or combined return or report for state tax purposes. The Acquiror is not a party to or bound by any tax indemnity, tax sharing, or tax allocation agreement. The Acquiror has provided to Telegen or its legal counsel copies of all federal and state income and all state sales and use tax returns for all periods since December 31, 1990. There are (and as of immediately following the Closing there will be) no liens on the assets of the Acquiror relating to or attributable to taxes). The Acquiror has no knowledge of any basis for the assertion of any claim which, if adversely determined, would result in liens on the assets of the Acquiror.

     (s) Environmental Matters. The Acquiror's operations of its business and assets has been in material compliance with and the Acquiror has complied in all material respects with and is not in violation of applicable federal, state, and local laws, ordinances, regulations, and orders relating to environmental matters, including but not limited to matters related to air pollution, water pollution, and the handling of hazardous substances (as defined by CERCLA). There are no actions, proceedings or investigations pending or, to the actual knowledge of the Acquiror, threatened before any federal or state environmental regulatory body, or before any federal or state court, alleging noncompliance by the Acquiror with CERCLA or any other Environmental Laws. To the actual knowledge of the Acquiror: (i) there is no reasonable basis for the institution of any action, proceeding or investigation against the Acquiror under any Environmental Law; (ii) the Acquiror is not responsible under any Environmental Law for any release by any person at or in the vicinity of real property of any hazardous substance (as defined by CERCLA), caused by the spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of any such hazardous substance into the environment; (iii) the Acquiror is not responsible for any costs of any remedial action required by virtue of any release of any toxic or hazardous substance, pollutant or contaminant into the environment including, without limitation, costs arising from security fencing, alternative water supplies, temporary evacuation and housing and other emergency assistance undertaken by any environmental regulatory body; (iv) the Acquiror is in compliance with all applicable Environmental Laws; and (v) no real property used, owned, managed or controlled by the Acquiror contains any toxic or hazardous substance including, without limitation, any asbestos, PCBs or petroleum products or byproducts in any form, the presence, location, or condition of which (a) violates any Environmental Law or (b) otherwise would pose any significant health or safety risk unless remedial measures were taken.

     (t) Indemnification Liabilities. There are no existing liabilities or facts known to Acquiror which would require Acquiror to indemnify its officers or directors for acts or omissions by such persons acting on behalf of Acquiror.

     (u) Accounts Receivable. All accounts receivable of the Acquiror shown on the Acquiror Balance Sheet or thereafter acquired arose and are collectible in the ordinary and usual course of its business, except that the value of any account receivable, the collection of which is doubtful or which is subject to a defense or set-off, has been written down to an amount not in excess of net realizable value or adequate reserves or allowances therefor have been provided. The values at which accounts receivable are carried reflect the accounts receivable valuation policy of the Acquiror, which is consistent with its past practice and in accordance with generally accepted accounting principles applied on a consistent basis. To the knowledge of the Acquiror, none of the receivables of the Acquiror is subject to any claim of offset, recoupment, set off, or counterclaim, and there are no facts or circumstances (whether asserted or unasserted) that would give rise to any claim. No receivables are contingent upon the performance by the Acquiror of any obligation or contract. No person or entity has any lien, charge, pledge, security interest, or other encumbrance on any such receivables, and no agreement for deduction or discount has been made with respect to any of such receivables.

     (v) Bank Accounts. Schedule 3.2(v) constitutes a full and complete list of all the bank accounts of the Acquiror, together with the names of the persons authorized to draw thereon. All cash in such accounts is held in demand deposits and is not subject to any restriction or limitation as to withdrawal.

     (w) Certain Advances. There are no receivables of the Acquiror owing by directors, officers, employees, consultants or stockholders of the Acquiror, or owing by any Affiliate of any director or officer of the Acquiror.

     (x) Insurance. Schedule 3.2(x) lists all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers, and directors of the Acquiror as well as all claims made under any insurance policy by the Acquiror since December 31, 1990. There is no claim by the Acquiror pending under any of such policies or bonds as to which coverage has been questioned, denied, or disputed by the underwriters of such policies or bonds. All premiums payable under all such policies and bonds have been paid, and the Acquiror is otherwise in compliance in all material respects with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). Such policies of insurance and bonds are of the type and in amounts customarily carried by persons conducting businesses similar to those of the Acquiror. The Acquiror does not know of any threatened termination of or material premium increase with respect to any of such policies. The Acquiror has never been denied insurance coverage nor has any insurance policy of the Acquiror ever been cancelled for any reason.

     (y) FIRPTA Status. The Acquiror is not, and has not been at any time during the five year period preceding the date hereof, a "United States real property holding corporation" as defined in Section 897 of the Internal Revenue Code of 1954, as amended, and the regulations promulgated thereunder.

     (z) Representations Complete. None of the representations or warranties made by the Acquiror, nor any statement made in any schedule, exhibit, or certificate furnished by the Acquiror pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.


                                     ARTICLE 4

                         ACTIONS AND OBLIGATIONS OF THE
                         ACQUIROR AND TELEGEN BEFORE AND
                  AFTER THE CLOSING AND SECURITIES ACT MATTERS

     Section 4.1 Actions of Telegen Pending Closing. Telegen covenants with the Acquiror that from the date hereof to and including the Closing Date:

     (a) Correct as of Closing. Each representation and warranty of Telegen set forth in Section 3.1 of this Agreement shall be true and correct on and as of the Closing Date.

     (b) Operations. Except with the prior written consent of the Acquiror, which consent will not be unreasonably withheld, Telegen will:

     (i) Conduct its affairs and business only in the ordinary course of business;

     (ii) Not create or incur any material liabilities other than current liabilities incurred in the ordinary course of business, except as set forth in the Telegen Schedules;

     (iii) Not create or incur, or suffer to exist, any mortgage, lien, pledge, hypothecation, charge, encumbrance, or restriction of any kind which is not otherwise disclosed in this Agreement or the Telegen Schedules;

     (iv) Not make any capital expenditures, or capital additions or betterment, except as many be involved in ordinary repairs, maintenance, and replacement;

     (v) Not enter into, renew, extend, amend, or modify any contract or commitment, except in the ordinary course of business, pursuant to which it will be obligated to expend, or entitled to receive, in excess of $100,000 annually;

     (vi) Maintain its assets and properties in good condition and repair, and not sell, lease, license, or otherwise dispose of, any of its material assets or properties, except sales out of inventory in the ordinary course of business;

     (vii) Not declare or pay any dividend on, or make any other distribution upon, or purchase, retire, or redeem, any shares of Telegen Common or Telegen Preferred, or set aside any funds for any such purpose;

     (viii) Not issue or sell, or obligate itself to issue or sell any additional shares of Telegen Common or Preferred, whether or not such shares have been previously authorized or issued, or issue or sell any warrants, rights, or options to acquire any such shares, or acquire any stock of any corporation, or any interest in any business enterprise, except as set forth in the Telegen Schedules;

     (ix) Not amend the Telegen Articles or the Telegen Bylaws;

     (x) Not pay, or agree to pay, conditionally or otherwise, any bonus, extra compensation, pension, or severance pay to any director, shareholder, officer, consultant, agent, or employee under any pension plan or otherwise, or increase the compensation paid by it (except increases in the ordinary course of business in accordance with Telegen's employee appraisal and salary adjustment programs currently in effect or pursuant to written agreements outstanding on the date hereof) at the date of the Telegen Balance Sheet to any officer, director, agent, consultant, or employee;

     (xi) Not discharge or satisfy any material lien, charge, or encumbrance, nor pay any obligation or liability, absolute or contingent, except (i) current liabilities shown on the Telegen Balance Sheet or current liabilities incurred since such date in the ordinary course of business and (ii) expenses incurred in connection with the transactions contemplated by this Agreement (including, without limitation, reasonable attorneys' fees, accounting fees, and costs);

     (xii) Except with respect to the transactions contemplated by this Agreement, not merge or consolidate, or obligate itself to do so, with, or into any other entity;

     (xiii)  Use  reasonable   commercial   efforts  to  preserve  its  business
organization in tact;

     (xiv) Use reasonable commercial efforts to preserve the goodwill of its suppliers, customers, and those having business relations with it;

     (xv) Not enter into any transactions, or take any acts which if effected or performed prior to the date of this Agreement, would constitute a breach of the representations, warranties, and agreements contained herein; and

     (xvi) Not institute, settle, or agree to settle any action or proceeding before any court or governmental body;

     (xvii) Not effect or agree to effect, including by way of hiring or involuntary termination, any change in the directors or officers of Telegen;

     (xviii) Not take, or agree to take, any of the actions described in (i) through (xvii) above, or any action that would make any of the representations, covenants, or warranties of Telegen set forth herein untrue and incorrect.

     (c) Access to Records. Telegen will afford the Acquiror, its representatives, counsel, agents, and employees, at reasonable times, and in a manner and under circumstances which will not cause unreasonable interference with the operation of Telegen's business, access to all of the properties of Telegen, and its books, files, records, insurance policies, and other corporate books and records, for the purpose of audit, inspection, and examination thereof, and will do, and cause Telegen to do, everything reasonably necessary to enable the Acquiror to make a complete examination of the assets and properties of Telegen, and the condition thereof. No such examination, however, shall constitute a waiver or relinquishment, on the part of the Acquiror, of its right to rely upon the covenants, representations, and warranties made by Telegen and the Stockholders in the provisions of this Agreement.

     (d) Consultation. Telegen will endeavor to keep the Acquiror apprised with respect to the operation and conduct of Telegen's business prior to the Closing Date.

     Section 4.2 Actions of Acquiror Pending Closing. The Acquiror covenants with Telegen that from the date hereof to and including the Closing Date:

     (a) Correct as of Closing. Each representation and warranty of the Acquiror set forth in Section 3.2 of this Agreement shall be true and correct on and as of the Closing Date.

     (b) Operations. Except with the prior written consent of Telegen, which consent will not be unreasonably withheld, the Acquiror will:

     (i) Conduct its affairs and business only in the ordinary course of business;

     (ii) Not create or incur any liabilities other than current liabilities incurred in connection with the transactions contemplated by this Agreement;

     (iii) Not create or incur, or suffer to exist, any mortgage, lien, pledge, hypothecation, charge, encumbrance, or restriction of any kind;

     (iv) Not make any capital expenditures or capital additions or betterment except as many be involved in ordinary repairs, maintenance, and replacement;

     (v) Except in connection with the transactions contemplated by this Agreement, not enter into, renew, extend, amend, or modify any contract or commitment pursuant to which it will be obligated to expend, or entitled to receive, in excess of $5,000 in amount;

     (vi) Maintain its assets and properties in good condition and repair, and not sell, lease, license, or otherwise dispose of any of its assets or properties;

     (vii) Not declare or pay any dividend on or make any other distribution upon, or purchase, retire or redeem, any shares of Acquiror Common or Acquiror Preferred, or set aside any funds for any such purpose;

     (viii) Not issue or sell or obligate itself to issue or sell any additional shares of Acquiror Common or Acquiror Preferred, whether or not such shares have been previously authorized or issued, or issue or sell any warrants, rights, or options to acquire any such shares, or acquire any stock of any corporation or any interest in any business enterprise;

     (ix) Not amend the Acquiror Articles or the Acquiror Bylaws;

     (x) Not pay or agree to pay, conditionally or otherwise, any bonus, extra compensation, pension, or severance pay to any director, stockholder, officer, consultant, agent, or employee under any pension plan or otherwise, or increase the compensation paid by it at the date of the Acquiror Balance Sheet (other than as identified on Schedule 3.2(b)) to any officer, director, agent, consultant, or employee;

     (xi) Not discharge or satisfy any lien, charge or encumbrance, nor pay any obligation or liability, absolute or contingent, except (i) current liabilities shown on the Acquiror Balance Sheet or current liabilities incurred since said date in the ordinary course of business and (ii) expenses incurred in connection with the transactions contemplated by this Agreement (including, without limitation, reasonable attorneys' fees, accounting fees, and costs);

     (xii)  Use   reasonable   commercial   efforts  to  preserve  its  business
organization in tact;

     (xiii) Except with respect to the transactions contemplated by this Agreement, not merge or consolidate with or into, or acquire the assets of, with or into any other entity;

     (xiv) Use reasonable commercial efforts to preserve the goodwill of its suppliers, customers, and those having business relations with it;

     (xv) Not enter into any transactions or take any acts which if effected or performed prior to the date of this Agreement, would constitute a breach of the representations, warranties, and agreements contained herein; and

     (xvi) Not institute, settle, or agree to settle any action or proceeding before any court or governmental body;

     (xvii) Not effect or agree to effect, including by way of hiring or involuntary termination, any change in the directors, officers, or employees of the Acquiror;

     (xviii) Not take, or agree to take, any of the actions described in (i) through (xvii) above, or any action that would make any of the representations, covenants, or warranties of the Acquiror set forth herein untrue or incorrect.

     (c) Access to Records. The Acquiror will afford Telegen, its representatives, counsel, agents, and employees, at reasonable times and in a manner and under circumstances which will not cause unreasonable interference with the operation of the Acquiror's business, access to all of the properties of the Acquiror and its books, files, records, insurance policies, and other corporate books and records, for the purpose of audit, inspection, and examination thereof, and will do, and cause the Acquiror to do, everything reasonable necessary to enable the Acquiror to make a complete examination of the assets and properties of the Acquiror and the condition thereof. No such examination, however, shall constitute a waiver or relinquishment on the part of the Acquiror of its right to rely upon the covenants, representations, and warranties made by the Acquiror in the provisions of this Agreement.

     (d) Consultation. The Acquiror will endeavor to keep Telegen apprised with respect to the operation and conduct of the Acquiror's business prior to the Closing Date.

     Section 4.3 Fairness Hearing. The Acquiror Common and the Acquiror Preferred to be issued pursuant to this Agreement will not be registered under the 1933 Act in reliance on the exemption from registration set forth in Section 3(a)(10) thereof. Promptly following the execution of this Agreement, the Acquiror shall file an application for permit (the "Permit") with the California Department of Corporations for the purpose of qualification of the issuance of the shares of Acquiror Common and Acquiror Preferred to be issued hereunder pursuant to Section 25110 of California Law and in connection therewith shall request that a hearing be held on the fairness of the transaction pursuant to
Section 25142 of California Law (the "Fairness Hearing") in order to qualify the shares of Acquiror Common and Acquiror Preferred for the exemption from registration provided in Section 3(a)(10) of the 1933 Act. Telegen shall use its reasonable efforts to assist the Acquiror and its counsel in filing such application to obtain the Permit. The Acquiror and Telegen shall each use its best efforts to prosecute such application and hearing.

     Section 4.4 Undertakings of Acquiror and Telegen.

     (a) The Acquiror and Telegen each will hold, and will cause its respective officers, directors, employees, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the parties furnished to any other party in connection with the transactions contemplated by this Agreement, except to the extent that such information can be shown to have been (i) previously known on a non-confidential basis by the disclosing party; (ii) in the public domain; or (iii) later lawfully acquired by the closing party from sources other than as a result of the transactions contemplated herein; provided that each party may disclose such information to its officers, directors, employees, consultants, advisors and agents in connection with the transactions contemplated by this Agreement, so long as such persons are informed of the confidential nature of such information and are directed to treat such information confidentially in accordance herewith. Each party's obligation to hold any such information in confidence shall be satisfied if it exercises the same care with respect to such information as it would take to preserve the confidentiality of its own similar information. Subject to the foregoing and Section 4.4(b) below, each party shall keep confidential the terms of this Agreement and of the transactions contemplated hereby except to the extent such information is legally required to be disclosed. If this Agreement is terminated, such confidence shall be maintained and each party will, and will use its best efforts to cause its officers, directors, employees, consultants, advisors and agents to, destroy or deliver to each other party, upon request, all documents and other materials, and all copies thereof, obtained by such party in connection with this Agreement, that are subject to such confidence. The parties obligations under this Section 4.4(a) shall terminate on the Closing Date.

     (b) No press release or other public disclosure of matters related to this Agreement or any of the transactions contemplated hereby shall be made by the Acquiror or Telegen unless the other parties shall have provided its consent to the form and substance thereof; provided, however, that nothing herein shall be deemed to prohibit any party hereto from making any disclosure which its counsel deems necessary or advisable in order to fulfill such party's disclosure obligations imposed by law.

     (c) Each party shall provide the others with adequate opportunity to conduct such reviews and examinations of the business, properties and conditions (financial and otherwise) of the others as each party shall deem prudent, provided that such investigations shall not interfere unreasonably with the normal operations of the party being reviewed.


                                    ARTICLE 5

                              CONDITIONS PRECEDENT

     Section 5.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

     (a) Shareholder Approval. This Agreement and the Merger and the other transactions contemplated hereby shall have been approved and adopted by the vote or consent of the requisite number of shareholders of Telegen. Shareholders of Telegen holding not less than 66-_% of the outstanding voting stock of Telegen shall have delivered to Acquiror an agreement pursuant to which such shareholders agree to vote all shares of Telegen Common or Telegen Preferred held by such shareholders in favor of the Merger, this Agreement, the Merger Agreement, and the transactions contemplated hereby and thereby. Each such shareholder of Telegen shall, in connection with the execution and delivery of such agreement, deliver to Acquiror an irrevocable proxy which shall cover all shares of Telegen Common or Telegen Preferred held by such shareholder, which shall be irrevocable to the maximum extent provided by California Law, and which shall be executed in accordance with Section 705 of California Law. In addition, approval of the shareholders of Acquiror, if and to the extent required under the laws of the State of Colorado, shall also have been obtained.

     (b) Government Approvals. All authorizations, consents, orders, or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any Governmental Entity necessary for the consummation of the transactions contemplated by this Agreement, including but not limited to the filing of the Merger Documents with the Secretary of State of California and the issuance of the Permit by the California Department of Corporations, and such requirements under applicable state securities laws, shall have been filed, occurred, or been obtained, other than filings with and approvals by foreign governments relating to the Merger if failure to make such filings or obtain such approvals would not be materially adverse to Telegen or the Acquiror.

     (c) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation, or order enacted, entered, enforced, or deemed applicable to the Merger which makes the consummation of the Merger illegal.

     Section 5.2 Conditions Precedent to Obligations of Telegen. Except as may be waived in writing by Telegen, the obligations of Telegen are subject to the fulfillment, prior to or at the Closing on the Closing Date, of each of the following conditions:

     (a) No Material Errors. The representations and warranties of the Acquiror in Section 3.2 hereof shall be true and correct in all material respects as of the Closing Date, subject to any changes contemplated by this Agreement.

     (b) Opinion of Acquiror's Counsel. The Acquiror shall have delivered to Telegen the opinion, dated the Closing Date, of Acquiror's counsel, Cohen Brame & Smith, P.C., in form attached hereto as Schedule 5.2(b).

     (c) Directors' Approval. Consummation of the transactions contemplated herein shall have been approved by the Board of Directors of Acquiror at special meetings of the Board of Directors to be held for the purpose of obtaining such approvals.

     (d) Third-Party Consents. On or before the Closing Date, all material consents or approvals by any third party, if any, which are required to be obtained by Acquiror in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated herein shall have been obtained.

     (e) Compliance with Agreements. The Acquiror shall have performed and complied with all agreements or conditions required by this Agreement to be performed and complied with by it prior to or on the Closing Date.

     (f) Certificate of Officers. The Acquiror shall have delivered to Telegen a certificate dated the Closing Date, executed in its corporate name by, and verified by, the oath of its President and Chief Financial Officer certifying to the fulfillment of the conditions specified in this Section 5.1.

     (g) Post-Closing Officers and Directors. The Acquiror shall have delivered to Telegen the written resignations, effective as of the Closing, of all officers and directors of Acquiror, and Acquiror shall have taken such actions prior to the Closing as Telegen shall reasonably determine in order to appoint persons designated by Telegen to such positions immediately after the Closing; provided, however, that two of the directors designated by Telegen to be appointed to the Board of Directors of Acquiror shall be independent directors, as defined in the Rules of the National Association of Securities Dealers, Inc., and such independent directors shall be appointed to the Audit and Compensation Committees of Acquiror's Board of Directors.

     (h) Tax Opinion. Telegen shall have received from its legal counsel, Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, an opinion, dated the Closing Date, to the effect that the acquisition of Telegen by Acquiror pursuant hereto will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel may rely upon representations and certificates of Acquiror, Merger Sub, Telegen, and certain shareholders of Telegen.

     (i) Indemnity and Share Escrow. James B. Wiegand shall have executed an indemnity agreement in regard to breaches of representations and warranties or covenants hereunder by Acquiror. Telegen's sole and exclusive recourse under such indemnity agreement shall be to an escrow established for such purpose into which Mr. Wiegand shall have contributed 70,000 shares of Acquiror Common Stock. Mr. Wiegand and Telegen shall execute such indemnity agreement and escrow agreement and shall have contributed such shares prior to the Closing Date.

     Section 5.3 Conditions Precedent to Obligations of Acquiror. Except as may be waived in writing by the Acquiror, all of the obligations of the Acquiror under this Agreement are subject to fulfillment, prior to or at the Closing on the Closing Date, of each of the following conditions:

     (a) No Material Errors.  The  representations  and warranties of Telegen in
Section 3.1 hereof shall be true and correct as of the Closing Date, subject to any changes contemplated by this Agreement.

     (b) Third-Party Consents. On or before the Closing Date, all material consents or approvals by any third party, if any, which are required to be obtained, including the Stockholders of Telegen in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated herein shall have been obtained.

     (c) Dissenters' Rights. Holders of Telegen Common or Telegen Preferred representing no more than ten percent of Telegen's outstanding capital stock shall have exercised, nor shall they continue to have the right to exercise dissenters rights with respect to the transactions contemplated by this Agreement.

     (d) Compliance With Agreement. Telegen shall have performed and complied with all agreements or conditions required by this Agreement to be performed and complied with by them prior to or on the Closing Date.

     (e) Certificate of Officers. Telegen shall have delivered to the Acquiror a certificate, dated the Closing Date, executed in its corporate name by, and verified by, the oath of its President or any Vice President and its Secretary or an Assistant Secretary, certifying to the fulfillment of the conditions specified in this Section 5.3 and certifying specifically as to the accuracy of the Company's representations set forth in Sections 3.1(f)(i) and 3.1(i) and that no contract of Telegen has been terminated if such termination would have a Material Adverse Effect on Telegen.

     (f) Opinion of Telegen's Counsel. Telegen shall have delivered to the Acquiror an opinion of Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, dated the Closing Date, in the form attached hereto as Schedule 5.3(f).

     (g) Employment Agreements. Jessica Stevens, Warren Dillard, and Bonnie Crystal shall all be living on the Closing Date, shall not be incapacitated so as to render them unavailable for employment by the Acquiror and shall execute or assign to the Acquiror on the Closing Date, Employment Agreements in the form mutually acceptable to the Acquiror, Stevens, Dillard, and Crystal as set forth on Schedule 5.3(g).

                                    ARTICLE 6

                             POST-CLOSING COVENANTS

     Section 6.1 Reports Under Securities Exchange Act of 1934. With a view to making available to the Shareholders of Telegen the benefits of Rule 144 and 145 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Shareholder to sell securities of the Acquiror to the public without registration, the Acquiror agrees to:

     (a) make and keep public information available, as those terms are understood and defined in Rule 144;

     (b) file with the SEC in a timely manner all reports and other documents required of the Acquiror under the 1933 Act and the 1934 Act; and

     (c) furnish to any Stockholder, so long as the Stockholder owns any Common Stock, forthwith upon request (i) a written statement by the Acquiror that it has complied with the reporting requirements of Rule 144, the Act and the 1934 Act, (ii) a copy of the most recent annual report of the Acquiror and such other reports and documents so filed by the Acquiror, and (iii) such other information as may be reasonably requested in availing any Stockholder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

      Section 6.2 Price Protection Provisions. During negotiations of this Agreement, certain representations were made by Telegen to the Acquiror, relating to its projected net earnings on a fully diluted post-Merger basis of the combined companies, upon which Acquiror relied in determining the number of shares to be issued to Telegen's shareholders. Based on these representations, the parties hereto have agreed that additional shares will be issued to those persons who are shareholders of Acquiror immediately prior to the Effective Time if the closing bid price of Acquiror post-Merger (as adjusted for stock splits and similar events), as reported in the Pink Sheets, the Bulletin Board maintained by Nasdaq, or on the Nasdaq Stock Market or on a national stock exchange, does not equal or exceed $2.00 per share on any ninety (90) trading days over the period occurring between the Closing Date and December 31, 1997 (the "Price Protection Period"). If the closing bid price does not exceed $2.00 for any ninety (90) trading days over the Price Protection Period, then additional shares will be issued under this Section 6.2 based on the average closing bid price for those ninety (90) trading days during the Price Protection Period with the highest average closing bid price (the "Bid Price Factor"). These additional shares will be issued from the Acquiror's authorized but unissued Common Stock, and distributed to the shareholders set forth on Schedule
6.2 on a pro rata basis based on the number of shares owned by such shareholder immediately prior to the Effective Time. The number of additional shares to be distributed to the shareholders, if any, in accordance with Schedule 6.2, shall be based on a formula whereby:

                      N = the number of shares to be issued
                                       and
                          N = 1,308,758 x 2 - 1,308,758
                                Bid Price Factor

     The Acquiror agrees to make a determination, pursuant to this provision, within ten (10) days subsequent to December 31, 1997, and to issue the necessary certificates on a pro rata basis, pursuant to Schedule 6.2, and to, at all times pertinent hereto, maintain a reserve of authorized but unissued shares of not less than 2,000,000 shares to fulfill this obligation (as adjusted for stock splits and similar events). This provision shall automatically expire on the day after the date the closing bid price has exceeded $2.00 per share for any ninety
(90) trading days during the Price Protection Period.

     Section 6.3 Nasdaq Qualification. It is the understanding of the parties hereto that, as soon as practicable subsequent to the Closing Date, the parties will undertake such actions as will allow the Acquiror to qualify for a Nasdaq listing.


                                     ARTICLE 7

                       TERMINATION, AMENDMENT AND WAIVER:

     Section 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the shareholders of Telegen:

     (a) by mutual consent of Telegen and the Acquiror;

     (b) by either Telegen or the Acquiror if there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the other party set forth in this Agreement and such breach of a covenant or agreement has not been promptly cured;

     (c) by either the Acquiror or Telegen if the Merger shall not have been consummated before March 31, 1996;

     (d) by either the Acquiror or Telegen if (i) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger or (ii) there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity which would make consummation of the Merger illegal;

     (e) by either the Acquiror or Telegen if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity, which would (i) prohibit Telegen's or the Acquiror's ownership or operation of all or a material portion of the business or assets of Telegen or the Acquiror , or compel the Acquiror or Telegen to dispose of or hold separate all or a material portion of the business or assets of Telegen or the Acquiror as a result of the Merger or
(ii) render the Acquiror or Telegen unable to consummate the Merger, except for any waiting period provisions; or

     (e) by either party if any required approval of the shareholders of Telegen shall not have been obtained.

     Where action is taken to terminate this Agreement pursuant to this Section 7.1, it shall be sufficient for such action to be authorized by the Board of Directors of the party taking such action.

     Section 7.2 Effect of Termination. In the event of termination of this Agreement by either the Acquiror or Telegen as provided in Section 7.1, this Agreement shall forthwith become void, and there shall be no liability or obligation on the part of the Acquiror, Merger Sub, or Telegen, or their respective officers or directors except as set forth in Sections 4.4(a) and 8.7 and except to the extent that such termination results from the willful breach by a party hereto of any of its representations, warranties, covenants, or agreements set forth in this Agreement.

     Section 7.3 Amendment. This Agreement may be amended by the parties hereto at any time before or after approval of matters presented in connection with the Merger by the shareholders of Telegen and Merger Sub but, after any such shareholder approval, no amendment shall be made which by law requires the further approval of shareholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 7.4 Extension; Waiver. At any time prior to the Effective Time, any party hereto, by action taken by its Board of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

                                    ARTICLE 8

                                  MISCELLANEOUS

     Section 8.1 Assignment. Neither this Agreement nor any right created hereby shall be assignable by Telegen (or their successors in interest) or the Acquiror without the prior written consent of the others. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their respective successors, assigns, heirs, executors, administrators, or personal representations, any rights or remedies under or by reason of this Agreement.

     Section 8.2 Notices. Any notice, communication, request, reply, or advice, hereinafter severally and collectively called "notice," in this Agreement provided or permitted to be given, made, or accepted by either party to the other must be in writing and may be given or be served by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person to an officer of such party. Notice deposited in the mail in the manner hereinabove described shall be effective only if and when received by the parties to be notified. For purposes of notice the addresses of the parties shall, until changed as hereinafter provided, be as follows:

                  (a)       If to Acquiror:

                           James Wiegand, President
                           Solar Energy Research Corp.
                           10075 East County Line Road
                           Longmont, Colorado 80501

                           with a copy to:

                           Roger V. Davidson, Esq.
                           Cohen Brame & Smith, P.C.
                           1700 Lincoln Street, Suite 1800
                           Denver, Colorado 80203

                  (b)       If to Telegen:

                           Warren M. Dillard
                           Chief Operating and Financial Officer
                           Telegen Corporation
                           353 Vintage Park Drive
                           Foster City, California 94404

                           with a copy to:

                           Thomas C. DeFilipps, Esq.
                           Wilson, Sonsini, Goodrich & Rosati, P.C.
                           650 Page Mill Road
                           Palo Alto, California 94304-1050

     or at such other addresses as any party may have advised the others in writing.

     Section 8.3 Paragraph and Other Headings. Paragraph and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 8.4 Severability. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect other provisions of this Agreement, but this Agreement shall be constructed as if such invalid, illegal, or unenforceable provisions had never been contained therein.

     Section 8.5 California Law to Apply. This Agreement shall be construed under and in accordance with the laws of the State of California as applied to agreements between California residents entered into and to be performed entirely within California.

     Section 8.6 Parties in Interest. This Agreement shall be binding on and inure to the benefit of and be enforceable by the stockholders and the Acquiror, their respective heirs, executors, administrators, legal representatives, successors, and assigns except as otherwise expressly provided herein.

     Section 8.7 Cancellation by Telegen. Should this Agreement be cancelled by Telegen prior to Closing, for any reason other than a failure of Acquiror to cure a breach of its representations and warranties contained in Section 3.2 or to timely close, then Telegen shall promptly reimburse to Acquiror all expenses incurred by Acquiror on its behalf, and advanced to Telegen, to assist Telegen in the completion of this Agreement, including its legal and accounting fees, in order to compensate Acquiror for its efforts and expenses prior to cancelling or terminating this transaction. Any dispute relative to a breach by Acquiror, or in the amount of the reimbursement (which shall not exceed $100,000), shall be submitted to binding arbitration by the American Arbitration Association in Denver, Colorado, in accordance with the rules then pertaining. Any decision by the arbitration panel may include the expenses and attorneys' fees of the successful party, and such decision shall be final and may be made a judgment of any court of competent jurisdiction. Should arbitration proceedings be commenced and Telegen desire to complete an alternate transaction pending the arbitration award, Telegen may do so on the condition that it shall deposit into escrow, in accordance with escrow terms approved by the parties hereto and the arbitration panel, all of the outstanding claimed expenses of the Acquiror, not to exceed $100,000, plus $15,000 to cover the possibility of an award of attorneys' fees and the arbitration expenses. The escrow provision shall provide that the escrow shall break and the funds shall be delivered by the escrow agent to the party in accordance with the award of the arbitration panel, or upon a settlement of the dispute by the parties hereto.

     Section 8.8 Attorneys' Fees. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorney's fees from the other party, which fees may be set by the court in the trial of such on or may be enforced in a separate action brought for that purpose, and which fees shall be in addition to any other relief which may be awarded.

     Section 8.9 Counterparts. This Agreement and all other copies of this Agreement insofar as they relate to the rights, duties, and remedies of parties, shall be deemed to be one agreement. This Agreement may be executed concurrently in one or more counterparts, each which shall be deemed an original, but all which together shall constitute one and the same instrument. Facsimile signatures shall be treated as original until replaced by the original copy which shall then be substituted.

     Section 8.10 Integrated Agreement. This Agreement constitutes the entire agreement between the parties hereto, and there are no agreements, understandings, restrictions, warranties, or representations between the parties other than those set forth herein or herein provided for.


     IN WITNESS WHEREOF, this Agreement and Plan of Reorganization has been executed the day and year set forth above.

                                           ACQUIROR:

                                           SOLAR ENERGY RESEARCH CORP.



                                          By:
                                          James B. Wiegand, President



                                          TELEGEN:

                                          TELEGEN CORPORATION



                                          By:
                                          Jessica L. Stevens, President



                                          MERGER SUB:

                                          TELEGEN ACQUISITION CORPORATION


                                          By:
                                         James B. Wiegand, President



            [SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION]




                                 FIRST AMENDMENT

                          DATED AS OF JANUARY 18, 1996

                                     TO THE

                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                          SOLAR ENERGY RESEARCH CORP.,

                             TELEGEN CORPORATION AND

                         TELEGEN ACQUISITION CORPORATION

     WHEREAS, the parties hereto desire to amend certain provisions of that certain Agreement and Plan of Reorganization by and among Solar Energy Research Corp. ("Acquiror"), Telegen Corporation ("Telegen") and Telegen Acquisition Corporation ("Merger Sub") dated November 16, 1995 ("Reorganization Agreement") in order to provide for, among other things, (i) the addition of the conditions that the Shareholders of the Acquiror shall have approved a 7.25 reverse stock split of its capital stock and a name change to Telegen Corporation effective upon the closing as conditions precedent to the obligation of Telegen to effect the closing; (ii) the increase from $100,000 to $130,000 in the amount Telegen shall reimburse to Acquiror should Telegen cancel the Reorganization Agreement for any reason other than a failure of Acquiror to cure a breach of its representations and warranties or to promptly close; (iii) the extension of the date beyond which either Acquiror or Telegen may terminate the Reorganization Agreement from March 31, 1996 to April 30, 1996; (iv) the addition to the Telegen Schedule of information relating to a private placement of Telegen Common Stock pursuant to a letter of engagement with Capitol Bay Securities, Inc. to offer up to 1,200,000 shares of the Common Stock of Telegen at an offering price of $5.00 per share; and (v) the completed addition to the Acquiror's year end Shareholder List relating to issuance of an aggregate of 125,000 shares of Acquiror Common Stock and agreements to issue up to 17,500 shares of Acquiror Common Stock to James Wiegand and up to 7,500 shares of Acquiror Common Stock to Norrlanska Kross, Inc. at the end of each quarter, in lieu of any unpaid salary and fees for services, respectively.

                                    AGREEMENT

     NOW, THEREFOR, pursuant to Section 7.3 of the Reorganization Agreement, the undersigned being the parties to the Reorganization Agreement, hereby agree to the following amendments (together "Amendment") to the Reorganization Agreement:

     1 . Section 5.2 is hereby amended by adding the following entry immediately following 5.2(i):

     " (j) Reverse Split of Acquiror Common Stock. The shareholders of the Acquiror shall have approved a 7.25 to 1 reverse stock split of all outstanding Acquiror Common Stock to be effective upon the Closing.

     (k) Change of Name of Acquiror. The shareholders of the Acquiror shall have approved a name change to "Telegen Corporation" to be effective upon the Closing."

     2. Section 7.1(c) is hereby amended in its entirety and is amended by substituting therefore the following:

     " (c) by either the Acquiror or Telegen if the Merger shall have not been consummated before April 30, 1996 (except that the deadline shall be further extended automatically because of delays caused as a result of governmental shutdowns or other acts of God or government beyond the control of the parties hereto or their counsel)."

     3 . Section 8.7 is hereby amended in its entirety and is amended by substituting therefore the following:

     " Section 8.7 Cancellation by Telegen. Should this Agreement be canceled by Telegen prior to Closing, for any reason other than a failure of Acquiror to cure a breach of its representations and warranties contained in Section 3.2 or to timely close, or should the shareholders executing Voting Agreements in the form attached hereto as Exhibit A fail to vote their shares in favor of the Agreement which failure should cause the Agreement not to be approved, then Telegen shall promptly reimburse to Acquiror all expenses incurred by Acquiror on its behalf, and advanced to Telegen, to assist Telegen in the completion of this Agreement, including its legal and accounting fees, in order to compensate Acquiror for its efforts and expenses prior to canceling or terminating this transaction. Any dispute relative to a breach by Acquiror, or in the amount of the reimbursement (which shall not exceed $130,000), shall be submitted to binding arbitration by the American Arbitration Association in Denver, Colorado, in accordance with the rules then pertaining. Any decision by the arbitration panel may include the expenses and attorneys' fees of the successful party, and such decision shall be final and may be made a judgment of any court of competent jurisdiction. Should arbitration proceedings be commenced and Telegen desire to complete an alternate transaction pending the arbitration award, Telegen may do so on the condition that it shall deposit into escrow, in accordance with escrow terms approved by the parties hereto and the arbitration panel, all of the outstanding claimed expenses of the Acquiror, not to exceed $130,000, plus $15,000 to cover the possibility of an award of attorneys' fees and the arbitration expenses. The escrow provision shall provide that the escrow shall break and the funds shall be delivered by the escrow agent to the party in accordance with the award of the arbitration panel, or upon a settlement of the dispute by the parties hereto."

     4 . Section 5.1(a) is hereby amended in its entirety and is amended by substituting therefore the following:

     " (a) Shareholder Approval. This Agreement and the Merger and the other transactions contemplated hereby shall have been approved and adopted by the vote or consent of the requisite number of shareholders of Telegen. Shareholders of Telegen holding not less than 66-_% of the outstanding voting stock of Telegen shall have delivered to Acquiror an agreement in the form attached to this Agreement as Exhibit A ("Voting Agreement") pursuant to which such shareholders agree to vote all shares of Telegen Common or Telegen Preferred held by such shareholders in favor of the Merger, this Agreement, the Merger Agreement, and the transactions contemplated hereby and thereby. In addition, approval of the shareholders of Acquiror, if and to the extent required under the laws of the State of Colorado, shall also have been obtained."

     5 . Section 5.2(i) is hereby amended in its entirety and is amended by substituting therefore the following:

     " (i) Indemnity and Share Escrow. James B. Wiegand shall have executed an indemnity agreement in the form attached to this Agreement as Exhibit B ("Indemnification Agreement") in regard to breaches of representations and warranties or covenants hereunder by Acquiror. Telegen's sole and exclusive recourse under such Indemnity Agreement shall be to an escrow established for such purpose into which Mr. Wiegand shall have contributed 70,000 shares of Acquiror Common Stock, which number of shares is subject to adjustment from stock splits or other adjustments. Mr. Wiegand and Telegen shall execute such Indemnity Agreement and an escrow agreement in the form attached to this Agreement as Exhibit C ("Escrow Agreement") and shall have contributed such shares, as adjusted, prior to the Closing Date."

     6 . Schedule 3.1(f) is hereby amended in its entirety and is amended by substituting therefore the following:

                                "Schedule 3.1(f)

                      Bridge Loan and Consulting Agreement

     On October 23, 1995, Telegen entered into a "Bridge Loan and Consulting Agreement" with Pacific Acquisition Group, Inc. ("PAG") under which PAG will assist Telegen in obtaining up to $575,000 of new capital in the form of one-year notes bearing interest at 15% per annum. Telegen will additionally grant the purchasers of the notes Common Stock of Telegen in an amount equal to 1% of the outstanding stock of Telegen if all the notes are subscribed, such additional consideration to total 28,045 shares if the loan program is fully subscribed. Further, Telegen will pay to brokers placing the notes commissions of 15% of the gross amount raised and will pay to PAG Common Stock of Telegen equal to 1.9% of the outstanding stock of Telegen for its services in the placement of these notes, such additional consideration to total 53,775 shares if the loan program is fully subscribed.


                    Private Placement of Telegen Common Stock

     Upon completion of the bridge loan offering, PAG will directly or through an affiliate arrange for a private placement of the Common Stock of Telegen adequate to net Telegen $5 million, and for such services be compensated by a grant of Common Stock of Telegen equal to 2% of the then outstanding stock (estimated to be approximately 100,000 shares), the details of which are more particularly outlined in the Bridge Loan and Consulting Agreement.

     On December 28, 1995, Telegen entered into a letter of engagement with Capitol Bay Securities, Inc. ("Capitol"), an affiliate of PAG for the purposes above, to offer up to 1,200,000 shares of the Common Stock of Telegen at an offering price of $5.00 per share, and that Capitol be compensated with a cash commission of 15% of the funds raised, less all expenses of the offering, plus warrants to purchase a number of shares equal to 10% of those shares actually sold (up to a maximum of 120,000 shares of the Common Stock of Telegen), such warrants exercisable at $3.50 per share. Further, Telegen will issue 136,000 shares of its Common Stock as compensation to Capitol and other finders."

                          Common Stock or Option Grants

     Telegen may grant up to 20,000 shares of Common Stock or options to purchase Common Stock to certain employees or consultants as compensation for services rendered prior to December 31, 1995.

     7. Schedule 3.2(c) is hereby amended by adding the following entry:

     "In addition to the shareholders listed in the Shareholders List, which was
Schedule 3.2(c), since November 16, 1995, the following shares of SERC have been issued:

  To J.B. Wiegand (salary)                    -                 17,500
  To Norrlanska Kross, Inc. (services)        -                  7,500
  100,000 shares to private placement
   participants, as follows:

           Larry Johnson                      -                 20,000
           Lo Family Limited Partnership      -                 40,000
           Yu-Chinh Chen                      -                 40,000

     SERC has agreements to issue up to 17,500 shares to Mr. Wiegand and up to 7,500 shares to Norrlanska Kross, Inc. at the end of each quarter, in lieu of any unpaid salary and fees for services, respectively."

     8. Price Protection Provisions. Section 6.2 shall be amended to update the formula to account for the issuance of additional shares of the Acquiror as follows:

                         "N = 1,363,850 x 2 - 1,363,850"
                                Bid Price Factor

     Additionally, upon putting into effect the proposed reverse split of Acquiror's Common Stock, the parties acknowledge that the number of shares and the price protection are subject to automatic adjustment.



     [Remainder of page intentionally blank]


     IN WITNESS WHEREOF, the undersigned have executed this Amendment to the Reorganization Agreement as of the date first written above.

                                   ACQUIROR:

                                   SOLAR ENERGY RESEARCH CORP.



                                     By:
                                     James B. Wiegand, President



                                     TELEGEN:

                                     TELEGEN CORPORATION



                                      By:
                                      Jessica L. Stevens, President



                                      MERGER SUB:

                                      TELEGEN ACQUISITION CORPORATION



                                       By:
                                       James B. Wiegand, President


                    SIGNATURE PAGE TO AMENDMENT TO AGREEMENT
                           AND PLAN OF REORGANIZATION


                   SECOND AMENDMENT DATED AS OF APRIL 9, 1996
                              TO THE AGREEMENT AND
                       PLAN OF REORGANIZATION BY AND AMONG
                           SOLAR ENERGY RESEARCH CORP.
                             TELEGEN CORPORATION AND
                         TELEGEN ACQUISITION CORPORATION

     WHEREAS, the parties hereto desire to amend certain provisions of that certain Agreement and Plan of Reorganization by and among Solar Energy Research Corp. ("Acquiror"), Telegen Corporation ("Telegen") and Telegen Acquisition Corporation ("Merger Sub") dated November 16, 1995 ("Reorganization Agreement") in order to provide among other things:

     (i) the addition of the conditions that a registration statement on Form S-4 must be filed by Acquiror, be declared effective by the Commission and shareholder approval of Acquiror shall be obtained prior to closing as conditions precedent to the obligation of Telegen to effect the closing;

     (ii) providing for the reincorporation of Acquiror as a California corporation at or prior to the Effective Time of the Merge and substituting the newly formed California corporation as the corporatoin subject to the reporting requirements of the '34 Act;

     (iii) the increase from $130,000 to $200,000 in the amount Telegen shall reimburse to Acquiror should Telegen cancel the Reorganization Agreement for any reason other than failure of Acquiror to cure a breach of its representations and warranties or to promptly close and permitting additional fund raising activity on behalf of both Acquiror and Telegen;

     (iv) the extension of the date beyond which either Telegen or Acquiror may terminate the Reorganization Agreement from April 30, 1996 to August 31, 1996; and

     (v) the addition to the Telegen financial statements of the audit for the year ended December 31, 1995.

     NOW THEREFORE, pursuant to Section 7.3 of the Reorganization Agreement, the undersigned being the parties to the Reorganization Agreement, hereby agree to the following amendments (together "Second Amendment") to the Reorganization Agreement as amended:

     1. Section 1.7 - Dissenting Shareholders shall be deleted in its entirety. Additionally, any provision elsewhere in the Agreement relating to dissenting shareholders shall be treated as having been deleted.

     2. Section 2.1 - The Closing and Closing Date shall be amended by deleting the first paragraph and replacing it as follows:

     The closing ("Closing") shall be held at the offices of Cohen Brame & Smith Professional Corporation on Friday, July 12, 1996 or such other date as the parties shall agree after (i) the Securities and Exchange Commission (the "Commission") has declared the Acquiror's registration statement on Form S-4 effective, (ii) all Blue Sky filings including registration and/or exemption in those states where Telegen shareholders reside have been declared effective or otherwise are in effect, (iii) the Acquiror having received approval of all matters submitted to a shareholder vote pursuant to the Registration/Information Statement on Form S-4 and (iv) the Acquiror having accomplished a reincorporation pursuant to the laws of the state of California (the "Closing Date").

     3. Section 3.1(e) - Financial Statements shall be amended by deleting the first paragraph and replacing it as follows:

     Telegen has furnished the Acquiror with audited financial statements of Telegen as of December 31, 1994 and 1995. All such financial statements present fairly the financial condition of Telegen at such date, and the results of its operations for the period therein specified and the audited financial statements were prepared in accordance with generally accepted accounting principles applied upon a basis consistent with prior accounting periods. Telegen's audited balance sheet at December 31, 1995 is hereinafter referred to as "Telegen Balance Sheet," and all such financial statements are hereinafter referred to as the "Telegen Financial Statements."

     4. Section 4.3 shall be amended by deleting it in its entirety and replacing it with the following:

     Registration of Acquiror's Shares. The Acquiror Common and the Acquiror Preferred to be issued pursuant to this Agreement will be registered pursuant to the 33 Act as part of a Registration Information Statement on Form S-4. Promptly following the execution of this Second Amendment, the Acquiror shall draft the Registration/Information Statement and deliver such draft to Telegen for its review. Once Acquiror has obtained the agreement of Telegen to file the Registration/Information Statement, it shall promptly take what action is deemed necessary to accomplish same and use its best efforts to have said Registration/Information Statement declared effective at the earliest practicable date. Telegen agrees to use its best efforts to provide Acquiror with all information necessary to accomplish Acquiror's obligation pursuant to this section 4.3 including the delivery of the Telegen Financial Statements and necessary reports and consents of its auditors. Acquiror agrees to deliver to Telegen copies of each filing of the Registration/Information Statements, including all correspondence it receives from the Commission and Telegen agrees to cooperate fully with Acquiror's efforts to respond to any comments received from the Commission in order to allow it to refile the Registration/Information Statement expeditiously.

     5. Article 5 - Conditions Precedent shall be amended generally to delete reference to any requirements for shareholder approval of the transaction on behalf of Telegen, the requirement for the receipt of a permit from the California Department of Corporations and any reference to dissenter's rights on behalf of the shareholders of Telegen.

     6. Schedule 3.1(f) shall be allowed to be further amended to provide for the issuance of an additional 400,000 shares of common stock and additional shares as may be necessary compensation to the Placement Agent to raise an additional $3,000,000 in a private placement. Additionally, authority is hereby given to Telegen to complete the sale of up to 10% of its subsidiary, Telegen Display Laboratories, Inc., for $5,000,000 at or prior to the Closing Date.

     7. Section 6.2 shall be amended as necessary to reflect additional shares being issued and outstanding as a result of funds being raised by Acquiror to pay the additional expenses of the parties to the Agreement, as amended, up to a total of 400,000 common shares ($200,000). The parties agree that the Acquiror shall be permitted to amend Schedule 3.2(c) at or immediately prior to Closing to reflect the final capitalization of Acquiror.

     8. Section 7.1(c) shall be amended to read as follows:

     "by either the Acquiror or Telegen if the Merger shall not have been consummated before August 31, 1996."

     9. Section 8.7 - Cancellation by Telegen shall be amended as necessary to provide that "$200,000" shall be substituted wherever the amended agreement sets forth "$130,000."

     IN WITNESS WHEREOF, the undersigned have executed this Second Amendment to the Reorganization Agreement as of the date first written above.

                            ACQUIROR:
                            SOLAR ENERGY RESEARCH


                            By:______________________________
                            James B. Wiegand, President



                            TELEGEN:
                            TELEGEN CORPORATION CORP.


                            By:______________________________
                            Jessica L. Stephens, President


                            MERGER SUB:
                            TELEGEN ACQUISITION CORPORATION
CORPORATION

                            By:_____________________________________
                            James B. Wiegand, President


                    SIGNATURE PAGE TO AMENDMENT TO AGREEMENT
                          AND PLAND OF REORGANIZATION



                              ARTICLES OF AMENDMENT
                                     to the
                            ARTICLES OF INCORPORATION
                                       of
                           SOLAR ENERGY RESEARCH CORP.


     Pursuant to the provisions of the Colorado Corporation Code the undersigned Corporation adopts the following Articles of Amendment to its Articles of
Incorporation:

     FIRST: The name of the Corporation is Solar Energy Research Corp.

     SECOND: The following amendments to the Articles of Incorporation were adopted by the Stockholders of the Corporation on January 7, 1994, in the manner prescribed by the Colorado Corporation Code:

     Article FOURTH of the Articles of Incorporation of Solar Energy Research Corp. is hereby amended to increase the par value of the Company's Common Stock to $0.50 per share, which amendment shall be effected immediately and simultaneously with the one-for-fifty reverse split.

     Article FOURTH of the Articles of Incorporation is hereby repealed so that Article FOURTH would read in its entirety as follows:

     FOURTH, The total number of shares of stock which the Corporation shall have authority to issue is one hundred twenty five million (125,000,000) divided into one hundred million (100,000,000) shares of Common Stock with a par value of $.50 per share and twenty five million (25,000,000) shares of voting Preferred Stock with no par value.

     Article NINTH, sub-section 4, of the Articles of Incorporation of Solar Energy Research Corp. is hereby amended to reduce the necessary vote of shareholders from two-thirds of the outstanding shares to a majority of the outstanding shares.

     A new Article, ELEVENTH, is hereby added to the Articles of Incorporation of Solar Energy Research Corp. as follows:

     ELEVENTH, VOTING OF SHAREHOLDERS. With respect to any action to be taken by shareholders by this Corporation, a vote or concurrence of the holders of a majority of the outstanding shares of the shares entitled to vote thereon, or of any class or series, shall be required.

     THIRD: The number of shares of the Corporation outstanding at the time of such adoption was 37,100,327 shares and the number of shares entitled to vote thereon was 37,100,327 shares.

     FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows: none.

     FIFTH: The number of shares voted for the amendment were:

        Increase Par Value                          24,873,411

        Authorize Voting Preferred                  24,873,411

        Additional Common                           24,873,411

        Adopt Majority Vote                         24,873,411

     The number of shares voted against the amendment were:

        Increase Par Value                              -0-

        Authorize Voting Preferred                      -0-

        Additional Common                               -0-

        Adopt Majority Vote                             -0-

     SIXTH: The number of shares of each class entitled to vote thereon as a class for or against the amendments was: none.

     SEVENTH: The manner if not set forth in such amendment, in which any exchange, reclassification or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

     The Company's transfer agent is immediately authorized by virtue of the one-for-fifty reverse split to exchange all share certificates of $.01 par value common stock presented for $.50 par value share certificates. The transfer agent is authorized to charge ten dollars for each certificate issued. Shareholder payments for exchange are to be made by check payable to United Stock Transfer, Inc. and are to accompany the tendered share certificate. Any fractional shares will be rounded up.

     EIGHTH: The manner in which such amendments effect a change in the amount of stated capital, and the amount of stated capital as changed by such amendments, are as follows:

     Stated capital is unchanged as a result of the increase in par value.

     Dated as of the 7th day of January, 1994.

                                          SOLAR ENERGY RESEARCH CORP.


                                          By
Janet S. Collins, Secretary               James B. Wiegand, President



                            CERTIFICATE OF CORRECTION
                          TO THE ARTICLES OF AMENDMENT
                       TO THE ARTICLES OF INCORPORATION OF
                           SOLAR ENERGY RESEARCH CORP.



     This Certificate of Correction is being filed pursuant to C.R.S. 7-10-205 (formerly 7-2-115) of the Colorado Business Corporation Act. The following changes should be made to the original Articles of Amendment to the Articles of Incorporation for Solar Energy Research Corp.

     1. Article IV fails to completely set forth the proposal which was approved by the shareholders at the Special Meeting of Shareholders held on January7, 1994 and should therefore be amended as set forth below:

     Fourth: The aggregate number of shares which this corporation shall have the authority to issue is One Hundred Million (100,000,000) shares, with a par value of $.50 per share, which shares shall be designated common stock. No share shall be issued until it has been paid for, and it shall thereafter be nonassessable. The corporation may also issue up to Twenty-Five Million (25,000,000) shares of no par value preferred stock. The preferred stock of the corporation shall be issued in one or more series as may be determined from time to time by the Board of Directors. In establishing a series, the Board of Directors shall give to it a distinctive designation so as to distinguish it from the shares of all other series and classes, shall fix the number of shares in such series, and the preferences, rights and restrictions thereof. All shares in a series shall be alike. Each series may vary in the following respects: (1) the rate of the dividend; (2) the price at the terms and conditions on which shares shall be redeemed; (3) the amount payable upon shares in the event of involuntary liquidation; (4) the amount payable upon shares in the event of voluntary liquidation; (5) sinking fund provisions for the redemption of shares;
(6) the terms and conditions on which shares may be converted if the shares of any series are issued with the privilege of conversion; and (7) voting powers.

     Dated this 11th day of October, 1995.

                                       SOLAR ENERGY RESEARCH CORP.,
                                       a Colorado corporation


                                       By:
                                            James B. Wiegand, President

                                       ATTEST:


                                       By:
                                            Janet S. Collins, Secretary



                 BY-LAWS OF SOLAR ENERGY RESEARCH CORP.ARTICLE I

                                    Offices

     Section 1. Principal Office. The principal place of business of the corporation shall be Longmont, Colorado.The corporation may also have one or more offices at such other place or places within or without the State of Colorado as the Board of Directors may from time to time determine or as the business of the corporation may require. Section 2. Registered Office. The registered office of the corporation shall be as set forth in the Articles of Incorporation, unless changed as provided by the Colorado Corporation Code.ARTICLE II Section 1. Stock Certificates. The certificates for shares of the capital stock of the corporation shall be in such form, not inconsistent with the Colorado Corporation Code and the Articles of Incorporation, as shall be approved by the Board of Directors. Each certificate shall be signed by the President or a Vice President and also by the Secretary or an Assistant Secretary. All certificates shall be consecutively numbered and the names of the persons owning shares represented thereby, with the number of such shares and the date of issue, shall be entered on the corporation's books. In case any officer or officers who shall have signed a certificate ceases to hold such office prior to the issuance or delivery of the certificate, whether because of death, resignation, or otherwise such certificate may nevertheless be issued and delivered by the corporation as though the officer who signs such certificate, or whose facsimile signature shall have been used thereon, had not cease to be such officer of the corporation. Section 2. Transfer of Stock. Transfers of the shares of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by Power of Attorney duly executed and filed with the Secretary and upon the surrender of certificate or certificates for such shares. The corporation, under the articles of Incorporation, has the right to impose restrictions upon the transfer of any shares of stock of the corporation, or any interest therein, from time to time issued, and any transfer or transfers of any of the shares of the stock of the corporation, or any interest therein, shall be made in accordance with the subject to any such restrictions from time to time so imposed. Section 3. Lost and Destroyed Certificates. In case any certificate of stock of the corporation shall be alleged to have been destroyed or lost, the corporation shall not be required to issue a new certificate in lieu thereof, except upon receipt of evidence satisfactory to the Board of Directors of the destruction or the loss of such certificate, and if so required by the Board of Directors, upon receipt also on a bond in such sum as the Board of Directors may direct, not exceeding double the value of such stock, and if so required, with surety or sureties satisfactory to the Board, to indemnify the corporations against any claim that may be made against it on account of the alleged destruction or loss of such certificate. Section 4. Dividends. The Board of Directors may, from time to time, declare and the corporation may pay dividends on its outstanding shares in cash, property, or its own shares, except when the corporation is insolvent or when the declaration or payment thereof would be contrary to any restrictions contained in the Articles of Incorporation or the laws of the State of Colorado. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conductive to the interest of the corporation, and the directors may abolish any such reserve in the manner in which it was created. ARTICLE IIIStockholders and Meetings

     Section 1. Annual Meeting. The annual meeting of shareholders of the corporation for the election of directors to succeed those whose terms expire and for the transaction of such other business as may come before the meeting shall be held each year on the 4th day of June, at 2:00 o'clock p.m. If the day so fixed for such annual meeting shall be a legal holiday, then such meeting shall be held on the next succeeding business day.

     Section 2. Special Meetings. Special meetings of shareholders for any purpose or purposes, unless otherwise prescribed by the Colorado Corporation Code or by the articles of incorporation, may be called at any time by the President, or the Board of Directors, and shall be called by the President or Secretary upon the request (which shall state the purpose or purposes thereof) of the holders of not less than one-tenth (1/10th) of the outstanding shares of the corporation entitled to vote at the meeting.

     Section 3. Place of Meeting. Meetings of shareholders, whether annual or special, shall be held at the principal office of the corporation or at such other place or places, within or without the State of Colorado, as may be from time to time determined by the Board of Directors.

     Section 4. Notice of Meetings. Notice of each meeting of shareholders, whether annual or special, shall be given not less than ten (10) days or more than fifty (50) days prior thereto to each shareholder of record entitled to vote thereat by delivering written or printed notice thereof to such shareholder personally or by mailing the same to his address as it appears on the stock transfer book of the corporation; provided, however, that if the authorized shares of the corporation are proposed to be increased, at least thirty (30) days' notice in like manner shall be given. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, properly addressed to the shareholder, with postage thereon prepaid. The notice of a special meeting shall, in addition, state the purposes thereof, and not other business shall be transacted at such special meeting unless it is in accord with the purpose or purposes stated in such notice.

     Section 5. Record Date Closing Stock Books. The Board of Directors may fix in advance a date, not less than ten (10) nor more than fifty (50) days preceding the date of any meeting of shareholders, or the day for payment of any dividend, or the date for the allotment of rights or the date when any change or conversion or exchange of authorized shares shall go into effect, or a date fixed as the final date for obtaining such consent, or a record date for the determination of the shareholders entitled to notice thereof, and to vote at, any such meeting and any adjournment thereof, if entitled to receive any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion, or exchange of capital stock, or to give such consent, and in such case any such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give consent, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after such record date fixed as aforesaid. The Board of Directors may alternatively order the stock transfer books of the corporation closed against transfers of shares during the whole or any part of the period of not less than ten (10) nor more than fifty (50) days prior to the date of a stockholders' meeting, the date when the right to any dividend, distribution, or allotment or rights vest, or the effective date of any change, conversion, or exchange of shares.

     Section 6. Shareholders Entitled to Vote. Registered shareholders only shall be entitled to be treated by the corporation as holders in fact of the stock standing in their respective names; and the corporation shall not be bound to recognize any equitable or other claim to or interest in any shares on the part of any person, firm, or corporation, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Colorado.

     Section 7. Adjourned Meetings and Notice Thereof. Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum no other business may be transacted at such meeting; provided, however, that any one adjournment may be for a period not to exceed sixty (60) days. When any shareholders' meeting, either annual or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid, it shall not be necessary to give any notice of any adjournment or of the business to be transacted at the adjourned meeting other than by announcement at the meeting at which such adjournment is taken.

     Section 8. List of Shareholders. A complete list of the shareholders entitled to vote at any meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, shall be prepared by the officer or agent having charge of the stock transfer books at least ten (10) days before each meeting of shareholders. Such shareholder list, for a period of ten (10) days prior to such meeting, shall be kept on file at the principal office of the corporation, whether within or without Colorado, and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to the shareholders who are entitled to examine such list of stock transfer books or to vote at any meetings of shareholders.

     Section 9. Quorum. The holders of a majority of the shares issued and outstanding and entitled to vote thereat shall, when present in person or represented by proxy, be requisite to and shall constitute a quorum at all meetings of shareholders for the transaction of business except as otherwise provided by statute, or by the Articles of Incorporation. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting entitled to vote on the subject matter shall be necessary for share holder action, unless the vote of a greater number is required by law.

     Section 10. Organization. The President or Vice President shall call meetings of shareholders to order and act as Chairman of such meeting. In the absence of the Secretary and Assistant Secretary of the corporation, any person appointed by the Chairman shall act as Secretary of such meeting. Section 11. Voting. At every meeting of shareholders each shareholder having the right to vote shall be entitled to vote in person or by proxy executed in writing by such shareholder or by his duly authorized attorney-in-fact; provided, however, that no such proxy shall be valid after eleven (11) months from the date of its execution, unless such proxy expressly provides for a longer period. In all elections of directors there shall not be cumulative voting.

                                   ARTICLE IV

                                   Directors


     Section 1. Number of Directors. The Board of Directors shall consist of not less than three persons, who need not be either shareholders or residents of the State of Colorado, and who shall be elected at the annual meeting of shareholders, or any adjournment thereof, and shall hold office for one year or until their successors shall be duly elected and qualified.

Section 2. Increase
or Decrease in Number of Directors. The number of directors may be increased or decreased from time to time by amendment to the By-Laws, but no decrease shall have the effect of shortening the term of any incumbent director.

     Section 3. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any Directorship to be filled by reason of an increase in the number of directors, shall be filled by the affirmative vote of a majority of the directors then in office, or by an election at an annual meeting, or at a special meeting of shareholders called for that purpose. A director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next annual meeting of shareholders.

     Section 4. Removals. At any meeting of the shareholders called expressly for that purpose, the entire Board of Directors, or any lesser number, may be removed, with or without cause, by vote of the holders of the majority of the shares entitled to vote at an election of directors' provided, however, that in the case of cumulative voting, if less than the entire Board of Directors is to be removed, no one of the directors may be removed if the votes of a sufficient number of shares are cast against his removal which, if then cumulatively voted at an election of the entire Board of Directors, or at an election of the class of directors of which he is a part, would be sufficient to elect him.

     Section 5. Resignations. Any director may resign at any time by mailing or delivering or by transmitting by telegraph or cable written notice of his resignation to the President or the Secretary of the corporation. Any such resignation shall be effective at the time specified therein, or if not stated in such resignation, the effective date shall be the date said resignation is received.

     Section 6. Powers. Subject to limitations of the Articles of Incorporation, of the By-Laws, and of the laws of the State of Colorado as to action which shall be authorized or approved by the shareholders, all corporate powers shall be exercised by or under the authority of, and the business affairs of the corporation shall be controlled by, the Board of Directors. Without prejudice, to such general powers, but subject to the same limitations, it is hereby expressly declared that the directors shall have the following powers, to-wit:

     (a) To select and remove all the officers, agents, and employees of the corporation, prescribe such powers and duties for them as may not be inconsistent with law, with the Articles of Incorporation, or the By-Laws, and fix their compensation.

     (b) To conduct, manage, and control the affairs and business of the corporation, and to make such rules and regulations therefore not inconsistent with law, or with the Articles of Incorporation, or the By-Laws, as they may deem best.

     (c) To change the principal office for the transaction of the business of the corporation and to fix and locate, from time to time, one or more subsidiary offices of the corporation within or without the State of Colorado.

     (d) To adopt, make, and use a corporate seal, and to prescribe to form of certificates of stock, and to alter the form of such seal and of such certificate, from time to time, as in their judgment they may deem best, provided such seal and such certificate shall at all times comply with the provisions of the law.

     (e) To authorize the issuance of shares of stock of the corporation from time to time upon such terms and for such considerations as may be lawful.

     (f) To borrow money and incur indebtedness for the purposes of the corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecation's or other evidence of debt and securities therefor.

     (g) To declare dividends pursuant to the provisions of the laws of the State of Colorado.

     A majority of the Board of Directors may, by resolution, designate two or more directors to constitute an executive committee, which, to the extent provided in such resolution, shall and may exercise all of the authority of the Board of Directors in the management of the corporation; provided, however, the designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof of any responsibility imposed upon it or him by law.

     Section 7. Annual Meeting. A meeting of each newly elected Board of Directors may be held without notice in each year immediately following the annual meeting of shareholders.

     Section 8. Regular Meeting. Regular meetings of the Board of Directors may be held without notice at such time and place which, from time to time, may be determined by the Board of Directors.

     Section 9. Special Meeting. Special meetings of the Board of Directors may be called at any time and at any place within or without the State of Colorado.

     Section 10. Quorum. At all meetings of the Board of Directors, a quorum shall consist of a majority of the members, and the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice until a quorum shall be present

     Section 11. Fees and Compensation. Directors shall not receive any stated salary for the services as directors, but, by resolution of the Board of Directors, a fixed fee, with or without expenses of attendance, may be allowed one or more of the directors for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation therefor.

     Section 12. Chairman of the Board. The Board of Directors may elect one of their number to fill the office of the Chairman of the Board of Directors. In the event the President of the corporation is also on the Board of Directors and no Chairman of the Board of Directors is elected, the President will act as ex officio Chairman of the Board of Directors.

     The Chairman of the Board of Directors, if such officer shall be chosen by the Board of Directors, shall preside at all meetings of the Board of Directors at which he is present. He shall, subject to the direction of the Board of Directors, have general oversight over the affairs of the corporation and shall, from time to time, consult and advise with the President in the direction and management of the corporation's business and affairs. He shall also do and perform such other duties as may, from time to time, be assigned to him by the Board of Directors.

                                   ARTICLE V

                                    Officers

     Section 1. Officers. The officers of the corporation shall be a President, a Secretary and a Treasurer. The corporation may also have, at the discretion of the Board of Directors, one or more Vice Presidents, one or more Executive Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers, and such other officers and/or agents as may be appointed and as the business or the corporation may require. Any two or more offices may be held by the same person, except the offices of President and Secretary.

     Section 2. Election. The Board of Directors at its first meeting after each annual meeting of shareholders, shall choose the officers, and may, not inconsistent with the By-Laws, fix the powers and duties of any officer. Each officer so chosen shall hold office until his successor shall be chosen and shall qualify, unless he shall sooner resign or be removed as herein in these By-Laws provided.

     Section 3. Salaries. The salaries of the President, each Vice President, the Secretary, and the Treasurer shall be fixed by the Board of Directors. The salaries and wages of all other officers, agents, and employees of the corporation shall be fixed in regular course by the active management of the corporation subject to approval of the Board of Directors.

     Section 4. Removals, Resignations, and Vacancies. Any officers or agents may be removed, with or without cause, at any time by the Board of Directors then in office.

     Any officer may resign at any time by giving written notice to the Board of Directors or to the President, or to the Secretary of the corporation. Any such resignation shall take effect at the date of the receipt of such notice by the Board of Directors, the President, or the Secretary of the corporation, unless a later time is specified in such notice of resignation; and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective.

     A  vacancy  in  any  office   because  of  death,   resignation,   removal,
disqualification, or any other cause shall be filled in the manner prescribed in the By-Laws for regular appointments to such office.

     Section 5. President. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and officers of the corporation. He shall have the general powers and duties as may be prescribed by the Board of Directors or these By-Laws.

     Section 6. Vice Presidents. In the absence or disability of the Presidents, the Vice Presidents, or Executive Vice Presidents, in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President or Executive Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon the President. The Vice Presidents and Executive Vice Presidents shall have such other powers and perform such other duties as, from time to time, may be prescribed for them respectively by the Board of Directors or these By-Laws.

     In the event no individual or individuals have been designated as Vice President, or Executive Vice President, the Secretary or the Treasurer, in that order, shall, in the absence or disability of the President, perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon the President.

     Section 7. Secretary. The Secretary shall attend all sessions of the Board of Directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. He shall keep, or cause to be kept, a stock register showing the names of the shareholders, number and date of certificates issued, and the number and date of cancellation of every certificate surrendered for cancellation. He shall give, or cause to be given, notice of all meetings of the shareholders and meetings of the Board of Directors as required. He shall perform such other duties as may be prescribed by the Board of Directors.


     Section 8. Treasurer. The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounting records affecting the cooperation. The books of account shall at all reasonable times be open to inspection by any director.

     The Treasurer shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President and directors, whenever they request it, an account of all of his transactions as Treasurer, and of the financial condition of the corporation. He shall have such other powers and perform such other duties as may be prescribed by the Board of Directors of these By-Laws.

     If required by the Board of Directors, the Treasurer shall give the corporation a bond in such sum with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatsoever kind in his possession or under his control belonging to the corporation.

     Section 9. Assistants. Any assistant officer shall, in the order of their seniority, unless otherwise designated by the Board of Directors, and in the absence or disability of the officer to whom they are an assistant, perform the duties of such officer, and when so acting they shall have all the powers of, and be subject to all the restrictions upon such officer. They shall have such other powers, and perform such other duties as, from time to time, may be prescribed for them respectively by the Board of Directors, the officers of the corporation, or these By-Laws.



                AMENDED AND RESTATED ARTICLES OF INCORPORATION OF
                               TELEGEN CORPORATION



     Jessica Stevens and Bonnie Crystal certify that:

     1.  They  are  the  President  and  Secretary,   respectively,  of  Telegen
Corporation, a California corporation.

     2. The articles of incorporation of this corporation are hereby amended and restated to read as follows:

                                       "I.

     The name of the Corporation is Telegen Corporation.

                                       II.

     The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than die banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                      III.

     A. This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is twelve million (12,000,000) shares, ten million (10,000,000) shares of which shall be Common Stock and two million (2,000,000) shares of which shall be Preferred Stock.

     B. Five hundred fifty thousand (550,000) of the authorized shares of Series A Preferred Stock are hereby designated "Series A Preferred Stock."

     C. The rights, preferences, privileges, restrictions and other matters relating to the five hundred fifty thousand (550,000) shares of Series A Preferred Stock are as follows:

     1. Dividends. In each fiscal year of the Corporation, the holders of Series A Preferred Stock shall be entitled to receive, out of funds legally available therefor, when and if declared by the Board of Directors, before any cash dividends shall be declared and paid upon or set aside for the Common Stock in such fiscal year, a dividend at the rate of $0.80 per annum on each outstanding share of Series A Preferred Stock (as adjusted for any stock split, stock dividend, recapitalization or the like with respect to such shares). No dividends (other than those payable solely in the Common Stock of the Corporation) shall be declared or paid on any Common Stock of the Corporation during any fiscal year of the Corporation until the full annual dividend on the Series A Preferred Stock shall have been paid or declared and set apart. The right to any dividends under this paragraph I shall not be cumulative, and no right shall accrue to holders of Series A Preferred Stock by reason of the fact that dividends on such shares are not declared or paid in any prior year. Dividends, if paid, or if declared and set apart for payment, must be paid on, or declared and set apart for payment on, all outstanding shares of Series A Preferred Stock.

     2. Liquidation Preference.

     (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership thereof, the amount equal to ten dollars ($10.00) per share for each share of Series A Preferred Stock then held by them (as adjusted for any combinations, consolidations, stock distributions or stock dividends with respect to such shares) plus all declared but unpaid dividends on their respective shares of Series A Preferred Stock then held by them and no more (the "Series A Preferred Liquidation Preference"). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the shares then held by them.

     (b) After payment to the holders of Series A Preferred Stock of the amounts set forth in subparagraph (a) above, the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed among the holders of the Common Stock, in proportion to the shares of Common Stock then held by them.

     (c) A consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Corporation shall be deemed a liquidation, dissolution or winding up within the meaning of this Section if more than fifty percent (50%) of the surviving entity is not owned by persons who were holders of capital stock or securities convertible into capital stock of the Corporation immediately prior to such merger, consolidation or sale. In such event, the Series A Preferred Liquidation Preference may be paid in cash or securities of any entity surviving such liquidation event.

     (d) As authorized by Section 402.5(c) of the California Corporations Code, the provisions of Sections 502 and 503 of the California Corporations Code shall not apply with respect to distributions made by the Corporation in connection with the repurchase of shares of Common Stock issued to or held by employees, directors or consultants of or to the Corporation or any of its subsidiaries upon termination of their employment or services pursuant to agreements providing for the right of such repurchase between the Corporation and such persons.

     (e) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any security or right convertible into or entitling the holder thereof to receive Additional Shares of Common Stock, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series A Preferred Stock at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, security or right, and the amount and character of such dividend, distribution, security or right.

     3. Voting Rights. Except as otherwise expressly provided herein or as required by law, the holder of each share of the Series A Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Series A Preferred Stock could be converted and shall have voting rights and powers equal to the voting rights and powers of the Common Stock (except as otherwise expressly provided herein or as required by law, voting together with the Common Stock as a single class) and shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of the Corporation. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series A Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

     4. Conversion. The holders of the Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

     (a) Right to Convert.

     (i) Optional Conversion. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at the office of the Corporation or any transfer agent for the Series A Preferred Stock, into Common Stock. The number of shares of Common Stock into which one share of Series A Preferred will be converted will be equal to $10.00 (the "Series A Original Purchase Price") divided by the Series A Conversion Price (as hereinafter defined) then in effect, such conversion ratio being referred to as the "Series A Conversion Rate." The initial Series A Conversion Price will be the Series A Original Purchase Price and will be subject to adjustment as provided herein. Upon any decrease or increase of the Series A Conversion Price or the Series A Conversion Rate as described in this Section C.4, the Series A Conversion Rate or Series A Conversion Price, as the case may be, will be increased or decreased appropriately.

     (ii) Automatic Conversion of Series A Preferred Stock. Each share of Series A Preferred Stock will be converted into shares of Common Stock at the then effective Series A Conversion Rate immediately upon the closing of the sale of stock pursuant to a registration statement under the Securities Act of 1933, as amended, for a bona fide, firm commitment underwritten public offering (other than a registration on Form S-8, Form S-4 or comparable forms) of the Corporation's Common Stock that has a public offering price of not less than $15.00 per share (as adjusted for any Recapitalization Events).

     (iii) Fractional Shares Upon Conversion. No fractional shares of Common Stock will be issued upon conversion of Series A Preferred Stock, and any fractional share that otherwise would result from conversion by a holder of all of such holder's shares of Series A Preferred Stock (in the aggregate) will be redeemed by payment in an amount equal to such fraction of the then effective Series A Conversion Price as promptly as funds legally are available therefor.

     (b) Mechanics of Conversion. Any holder of Series A Preferred Stock wishing to convert shares of Series A Preferred Stock into Common Stock pursuant to Section C.4(a)(i) shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the Series A Preferred Stock and will give the Corporation written notice stating the name or names in which the holder wishes the certificate or certificates for shares of Common Stock to be issued. Any conversion pursuant to Section C.4(a)(i) shall be deemed to be effective for all purposes upon receipt by the-Corporation or a transfer agent for the Series A Preferred Stock of such certificates, duly endorsed, and such written notice and shall be deemed to have been made immediately prior to the close of business on the date thereof. As soon as practicable after the effectiveness of any conversion of Series A Preferred Stock and receipt by the Corporation or the appropriate transfer agent of certificates representing such Series A Preferred Stock, duly endorsed, together with written notice stating the name or names in which the holder wishes the certificate or certificates for shares of Common Stock to be issued, the
Corporation shall cause to be issued and delivered pursuant to the written instructions of the holder of the converted Series A P - referred Stock certificates representing the Common Stock into which such Series A Preferred Stock has been converted; provided, however, that the Corporation shall not be required to issue certificates for Common Stock in any name other than that of the holder in the absence of assurances reasonably satisfactory to the Corporation that all stamp and other transfer taxes relating to the transfer of such securities have been or will be paid. Notwithstanding any issuance or lack thereof of certificates representing Common Stock, from and after the effectiveness of any conversion of Series A Preferred Stock, the person or persons entitled to receive the, shares of Common Stock issuable upon conversion shall be treated by the Corporation for all purposes as the record holders of the Common Stock obtainable upon such conversion and shall cease to have any other rights of holders of Series A Preferred Stock.

     (c) Adjustment for Subdivisions or Combinations of Common Stock. In the event the Corporation at any time or from time to time effects a subdivision or combination of its outstanding Common Stock into a greater or lesser number of shares without a proportionate and corresponding subdivision or combination of Series A Preferred Stock, then the existing Series A Conversion Price will be decreased or increased proportionately.

     (d) Adjustment for Dividends, Distributions and Common Stock Equivalents. In the event the Corporation at any time or from time to time makes or issues, or fixes a record date for the determination of holders of Common Stock (but not holders of Series A Preferred Stock) entitled to receive, a dividend or other distribution payable in additional shares of Common Stock or other securities or rights (hereinafter referred to as "Common Stock Equivalents") convertible into or entitling the holder thereof to receive additional shares of Common Stock without payment of any consideration by such holder for such Common Stock Equivalents or the additional shares of Common Stock, then and in each such event the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable in payment of such dividend or distribution or upon conversion or exercise of such Common Stock Equivalents will be deemed to be issued and outstanding as of the time of such issuance or, in the event such a record date has been fixed, as of the close of business on such record date. In each such event, the then existing Series A Conversion Rate will be increased as of the time of such issuance or, in the event such a record date has been fixed, as of the close of business on such record date, by multiplying the then effective Series A Conversion Rate by a fraction,

     (i) the numerator of which will be the total number of shares of Common Stock issued and outstanding immediately prior-to the time of such issuance on the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution or upon conversion or exercise of such Common Stock Equivalents, and

     (ii) the denominator of which will be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; provided, however, that if such record date has been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Conversion Rate will be recomputed accordingly as of the close of business on such record date and thereafter the Series A Conversion Rate will be adjusted pursuant to this Section C.4(d) as of the time of actual payment of such dividends or distribution.

     (e) Adjustment for Sale of Additional Stock. If at any time the Corporation issues or sells any Additional Stock (as defined below) without consideration or at a price per share less than the Series A Conversion Price in effect immediately prior to the issuance of such Additional Stock, then and in each such case, the Series A Conversion Price in effect immediately prior to such issuance shall automatically (except as otherwise provided below) be reduced, concurrently with such issue, to a price determined by multiplying such Series A Conversion Price by a fraction, the numerator of which shall be the number of shares of Series A Preferred Stock outstanding immediately prior to such issue plus the number of shares of Series A Preferred Stock which the aggregate consideration received by the Corporation for the total number of shares of Additional Stock so issued would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Series A Preferred Stock outstanding immediately prior to such issue plus the number of such shares of Additional Stock so issued.

     (i) No adjustment of the Series A Conversion Price shall be made in an amount less than one cent per share, provided that any adjustment that is not required to be made by reason of this Section C(4)(e)(i) shall be carried forward and taken into account in any subsequent adjustment.

     (ii)   Except   to  the   limited   extent   provided   for   in   Sections
C.4(e)(iii)(D)(3) and C.4(e)(iii)(D)(4), no adjustment of the Series A Conversion Price shall have the effect of increasing the Series A Conversion Price above the Series A Conversion Price in effect immediately prior to such adjustment.

     (iii) For the purpose of making any adjustment in the Series A Conversion Price as provided above, the consideration received by the Corporation for any issue or sale of Additional Stock will be computed as follows:

     (A) To the extent it consists of cash, the amount of cash received by the Corporation before deduction of any offering expenses payable by the Corporation and any reasonable underwriting or similar commissions, compensation, or concessions paid or allowed by the Corporation in connection with such issue or sale.

     (B) To the extent it consists of consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be at the fair market value of that property as determined in good faith by the Corporation's Board of Directors.

     (C) If Additional Stock is issued or sold together with other stock or securities or other assets of the Corporation for a consideration which covers both, as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Stock.

     (D) In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities (where the shares of Common Stock issuable upon exercise of such options or rights or upon conversion or exchange of such securities are not excluded from the definition of Additional Stock), the following provisions shall apply:

     (1) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections C.4(e)(iii)(A)-(C), if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

     (2) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections C.4(e)(iii)(A)(C);

     (3) in the event of any change in the number of shares of Common Stock deliverable upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Series A Conversion Price in effect at the time shall forthwith be readjusted to such Series A Conversion Price as would have been obtained had the adjustment that was made upon the issuance of such options, rights or securities not converted prior to such change or the options or rights related to such securities not converted prior to such change been made upon the basis of such change, but no further adjustment shall be made for the actual issuance of Common Stock upon the exercise of any such options or rights or the conversion or exchange of such securities; and

     (4) upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Series A Conversion Price shall forthwith be readjusted to such Series A Conversion Price as would have been obtained had the adjustment which was made upon the issuance of such options, rights or securities or options or rights related to such securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

     (E) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to Section C.4(e)(iii)(D) by this Corporation after the date of filing of these Articles of Incorporation (the "Effective Date"), other than:

     (1) Common Stock issued to effect any stock split or stock dividend by the Corporation.

     (2) Common Stock issued or issuable to employees, directors or consultants of this Corporation for the purpose of incentive or under any stock option, stock purchase or similar plan which is approved by a majority of the Board.

     (3) Common Stock issued or issuable upon conversion of shares of Series A Preferred Stock.

     (4) Common Stock issued in connection with the acquisition of another corporation.

     (f) No Impairment. The Corporation, whether by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, will not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but at all times in good faith will assist in the carrying out of all of such action as may be necessary or appropriate in order to protect the conversion rights pursuant to this Section C.4 of the holders of Series A Preferred Stock against impairment.

     (g) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Rate pursuant to this Section C.4, the Corporation at its expense will compute such adjustment or readjustment in accordance with the terms hereof and prepare and promptly furnish to each holder of Series A Preferred Stock a certificate setting forth (i) such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, (ii) the Series A Conversion Rate at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Series A Preferred Stock held by such holder.

     (h) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any Common Stock Equivalents or any right to subscribe for or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation will deliver to each holder of Series A Preferred Stock at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or rights, and the amount and character of such dividend, distribution or right.

     (i) Reservation of Stock Issuable Upon Conversion. The Corporation at all times will reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock such number of its shares of Common Stock as from time to time will be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock is not sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, in addition to such other remedies as may be available to the holders of Series A Preferred Stock for such failure, the Corporation will take such corporate action as, in the opinion of its counsel, may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as will be sufficient for such purpose.

     (j) Notices. Any notices required by the provisions of this Section C.4 to be given to the holders of shares of Series A Preferred Stock must be in writing and will be deemed given when delivered at the address of the recipient; provided, however, that such address shall have been furnished in writing to the person giving notice and the address shall be at an entity that maintains regular business hours (except for holidays) throughout the entire year. In the event that the address furnished is not at an entity that maintains regular business hours, notice shall be deemed given upon the earlier of personal delivery or, if sent by registered or certified mail, at the earlier of its receipt or seventy-two (72) hours after deposit in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

     5. Amendment. Any term relating to the Series A Preferred Stock may be amended only with the vote or written consent of holders of not less am sixty-seven percent (67%) of all Series A Preferred Stock then outstanding. Any amendment so effected shall be binding upon the Corporation and any holder of Series A Preferred Stock.

                                       IV.

     (a) The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

     (b) The Corporation is authorized to indemnity the directors and officers of the Corporation to the fullest extent permissible under California law.

     (c) Any repeal or modification of this Article shall only be prospective and shall not affect the rights under this Article in effect at the time of the alleged occurrence of any action or omission to act giving rise to liability."

     3. The foregoing amendment and restatement of the articles of incorporation has been duly approved by the Board of Directors of this Corporation.

     4. The foregoing amendment and restatement of the articles of incorporation has been duly approved by the required vote of shareholders in accordance with
Section 902 of the Corporations Code. The total number of outstanding shares of the Corporation is 2,594,058 shares of Common Stock. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than fifty percent (50%) of the outstanding shares of Common Stock.

     We further declare under penalty of perjury that the matters set forth in the foregoing certificate are true and correct of our own knowledge.

     Executed at Palo Alto, California, on September 2, 1994.




                                Jessica Stevens, President




                                Bonnie Crystal, Secretary



                                     BYLAWS
                                       OF
                               TELEGEN CORPORATION

                                    SECTION I

                                     Offices

     1.1 Principal Executive Office. The Board of Directors shall designate the location of the first principal executive office and may change the principal executive office from one location to another within the State of California.

     1.2 Other Offices. Branch or subordinate offices may at any time be established by the Board of Directors at any place or places where the Corporation is qualified to do business.

                                   SECTION II

                            Meetings of Shareholders

     2.1 Place of Meetings. All annual meetings of shareholders and all other meetings of shareholders shall be held either at the principal executive office or at any other place within or without the State of California which may be designated either by the Board of Directors or by the written consent of all shareholders entitled to vote at the meeting, given either before or after the meeting and filed with the Secretary of the Corporation.

     2.2 Annual Meetings. An annual meeting of shareholder shall be held on the 1st day of May in each year at the hour of 10:00 a.m. to elect Directors and to transact any other proper business. If the day provided herein should fall upon a Saturday, Sunday or legal holiday, then the annual meeting shall be held at the same time and place on the next succeeding business day which is not a legal holiday. If an annual meeting is not held as provided herein, the Directors may be elected at any meeting of the shareholders thereafter called in the manner provided herein.

     2.3 Special Meetings. Special meetings of the shareholders, for any purpose or purposes whatsoever, may be called at any time by the Board, the Chairperson of the Board, the President, or by one or more of the shareholders entitled to cast, in the aggregate, not less than 10% of the votes at the meeting.

     To call a special meeting, the person(s) entitled to call such meeting shall submit a request for such meeting in writing to the Chairperson of the Board, the President, the Vice President, or Secretary of the Corporation, and such officer shall, within 20 days of receipt of such request, cause notice to be given to all shareholders entitled to vote thereat that a meeting will be held at the time requested by the person or persons calling the meeting. This request shall be given not less than 35 nor more than 60 days prior to the date of the special meeting being called.

     2.4 Notice of Annual and Special Meetings. Written notice of any annual or special meetings of shareholders shall be given not than 10 nor more than 60 days before the date of the meeting to each shareholder entitled to vote at such meeting. Such notice shall state the place, date and hour of the meeting and (1) in the case of a special meeting, the general nature of the business to be transacted and no other business may be transacted, or (2) in the case of the annual meeting, those matters which the Board, at the time of the mailing of the notice, intends to present for action by the shareholders. Notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by management for election. Any shareholder approval at the meeting, other than unanimous approval by those entitled to vote, shall be valid only if the general nature of the proposal so approved was stated in the notice of meeting or in any written waiver of notice.

     Such notice shall be given either personally or by first class mail or other means of written communication, addressed to the shareholder at the address of such shareholder appearing on the books of the Corporation or given by the shareholder to the Corporation for the purpose of notice; or if no such address appears or is given, at the place where the principal executive office of the Corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. The notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication.

     If a notice addressed to a shareholder at the address of the shareholder appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service, marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at such address, all future notices shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand at the principal executive office of the Corporation for a period of one year from the date of the giving of the notice to all other shareholders.

     2.5 Adjourned Meetings and Notice Thereof. When any shareholders' meeting is adjourned to another time or place, notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which it might have transacted at the original meeting. If adjournment is for more than 45 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

     2.6 Voting. Except as otherwise provided in the Articles of Incorporation and except for cumulative voting as is provided for in paragraph 2.7 below, each outstanding share, regardless of class, is entitled to one vote on each matter submitted to a vote of shareholders and any shareholder may vote part of his shares in favor of a proposal and refrain from voting his remaining shares or vote them against the proposal. Such vote may be viva voce or by ballot; provided, however, that all elections for Directors must be by ballot upon demand made by any share holder before the voting begins.

     2.7 Cumulative Voting. Every shareholder entitled to vote at any election for Directors may cumulate his votes and give one candidate a number of votes equal to the number of Directors to be elected multiplied by the number of votes to which his shares are normally entitled, or to distribute his votes on the same principle among as many candidates as he thinks fit, provided that no shareholder shall be entitled to cumulate votes unless such candidate or candidates' names have been placed in nomination prior to the voting and at least one shareholder has given notice at the meeting prior to the voting of his intention to cumulate his votes. The candidates receiving the highest number of votes of shares entitled to vote for them up to the number of Directors to be elected shall be elected.

     2.8 Quorum. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders. Shares shall not be counted to constitute a quorum if voting of them has been enjoined or they cannot lawfully be voted at the meeting. The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders so as to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

     2.9 Consent of Absentees - Waiver of Notice. The transactions of any meeting of shareholders, either annual or special, however called and noticed, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     Attendance of a person at a meeting shall constitute waiver of notice of and presence at the meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by law to be included in the notice but not so included, if such objection is expressly made at the meeting.

     2.10 Action Without Meeting. Except as otherwise provided in the Articles of Incorporation, any action which may be taken at any annual or special meeting of the shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting where all shares entitled to vote thereon were present and voted; provided that unless the consents of all shareholders entitled to vote have been solicited in writing, notice of any shareholder approval pursuant to Section 310, 317, 1201 or 2007 of the California General Corporation Law without a meeting by less than unanimous written consent shall be given each shareholder as provided in paragraph 2.4 at least 10 days before consummation of the action authorized by such approval, and prompt notice shall be given of the taking of any other corporate action approved by shareholders without a meeting by less than unanimous written consent; and provided, further, that Directors may not be elected by written consent unless such consent is unanimous. Section 310 relates to interested directors' transactions; Section 317 relates to indemnification of officers and directors; Section 1201 relates to reorganizations; Section 2007 relates to certain distributions to shareholders during liquidation.

     2.11 Proxies. Every person entitled to vote shares may authorize another person or persons to act by proxy with respect to such shares. Every proxy continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto, provided that no proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Revocation of a proxy may be effected by a writing delivered to the Corporation stating that the proxy is revoked or by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting or, as to any meeting by attendance at such meeting and voting in person by the person executing the proxy. The dates contained and the forms of proxy presumptively determine the order of execution regardless of the postmarked dates on the envelopes in which they are mailed.

     2.12 Procedures for Conduct of Meeting. The chairman of the meeting shall establish the procedural rules to govern a meeting of shareholders and shall have the power to make final and binding decisions on any procedural questions raised at the meeting. In advance of any meeting of shareholders the Board may appoint inspectors of election to act at the meeting and any adjournment thereof. If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of any meeting of shareholders may, and on the request of any shareholder or shareholder's proxy shall, appoint inspectors of election (or persons to replace those who so fail or refuse) at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one or three inspectors are to be appointed.

                                   SECTION III

                                    Directors

     3.1 Powers. Subject to any limitations in the Articles of Incorporation, these Bylaws, and the California General Corporation Law as to action required to be approved by the shareholders, or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. The Board may delegate the management of the day-to-day operation of the business of the Corporation to a management company or other person provided that the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board.

     3.2 Number of Directors. The authorized number of Directors shall be no less than five (5) and no more than nine (9), with the precise number to be set by a duly adopted resolution of the Board of Directors.

     3.3 Election and Term of Office. The Directors shall be elected at each annual meeting of shareholders to hold office until the next annual meeting, but if any such annual meeting is not held, or the Directors are not elected thereat, the Directors may be elected at any special meeting of shareholders held for that purpose. Each Director, including a Director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor is elected and qualified.

     3.4 Vacancies. A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any Director, or if a vacancy is declared by the Board as provided in paragraph 3. 5 below, or if the authorized number of Directors is increased. No reduction of the authorized number of Directors shall have the effect of removing any Director prior to the expiration of his term of office. Except for a vacancy created by the removal of a Director, vacancies in the Board of Directors may be filled by majority of the remaining directors, though less than a quorum, or by a sole remaining Director. Vacancies created by the removal of a Director may be filled only by approval of the shareholders. The shareholders may elect a Director at any time to fill any vacancy not filled by the Directors. Any such election by written consent other than to fill a vacancy created by removal requires the consent of. a majority of the outstanding shares entitled to vote.

     3.5 Removal. The Board of Directors may declare vacant the office of a Director who has been declared of unsound mind by order of court or who has been convicted of a felony. The entire Board of Directors or any individual Director may be removed from office without cause if such removal is approved by the outstanding shares; provided, however, that unless the entire Board is removed, no individual Director may be removed when the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such Director if voted cumulatively at an election at which the same total number of votes cast were cast (or, if such removal is taken by written consent, all shares entitled to vote were voted) and the entire number of Directors authorized at the time of the Directors' most recent election were then being elected.

     3.6 Resignations. Any Director may resign effective upon giving written notice to the Chairperson of the Board, the President, the Secretary or to the entire Board of Directors, unless such notice specifies a later time for the effectiveness of such resignation. If such resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

     3.7 Place of Meeting. Meetings of the Board of Directors may be held at any place within or without the State of California which has been designated in the notice of the meeting, or if not stated in the notice, or if there is no notice, designated herein or by resolution of the Board. In the absence of such designation, regular meetings shall be held at the principal executive office.

     3.8 Organization Meeting. Immediately following each annual meeting of shareholders, the Board of Directors shall hold a regular meeting for the purpose of organization, election of officers and the transaction of other business. Notice of such meeting is hereby dispensed with.

     3.9 Special Meetings. Special meetings of the Board for any purpose may be called at any time by the Chairperson of the Board, the President or any Vice President or the Secretary, or any two Directors. Notice of the time and place of all special meetings of the Board of Directors shall be delivered personally or by telephone or telegraph to each Director at least 48 hours prior to the meeting or sent to each Director by first class mail, postage prepaid, at least four days before the meeting. Notice of any meeting need not be given to any Director who signs a waiver of notice, whether before or' after the meeting, or who attends a meeting and does not object to the lack of notice either prior to or at the commencement of that meeting.

     3.10 Participation by Telephone. Members of the Board of Directors may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members of the Board participating in such meeting can hear one another.

     3.11 Waiver of Notice. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice of a quorum be present and if, either before or after the meeting, each of the Directors not present signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     3.12 Quorum. A majority of the authorized number of Directors constitutes a quorum of the Board for the transaction of business. Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number be required by these Bylaws, by the California General Corporation Law or by the Articles of Incorporation. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Directors, if any action taken is approved by at least a majority of the required quorum for such meeting. A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If a meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the Directors who were not present at the time of the adjournment.

     3.13 Action Without Meeting. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such Directors.

     3.14 Fees and Compensation. Directors shall not receive any stated salary for their services as Directors, but, by resolution of the Board, a fixed fee, with or without expenses of attendance, may be allowed the Directors for attendance at each meeting. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation therefor.

     3.15 Committees. The Board of Directors may, by resolution adopted by a majority of the authorized number of Directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the Board of Directors. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of Directors. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have all the authority of the Board of Directors in the management of the business and the affairs of the Corporation except with respect to (a) the approval of any action also requiring shareholders' approval or approval of the outstanding shares, (b) the filling of vacancies on the Board of Directors or any committee, (c) the fixing of compensation of Directors for serving on the Board of Directors which by its express terms is not so amendable or repealable, (d) a distribution to shareholders, except at a rate or in a periodic amount or within a price range determined by the Board, or (e) the appointment of other committees of the Board of Directors or the members thereof.

     3.16 Right of Inspection. Every Director shall have the absolute right to inspect and copy at any reasonable time all books, records, documents of every kind, and to inspect the physical properties of the Corporation and of its subsidiaries, domestic or foreign. Such inspection by a Director may be made in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts.

     3.17 Standard of Care. Directors shall perform the duties of a Director including duties as a member of any committee of the Board on which the Director may serve, in good faith, in a manner which Director believes to be in 'the best interests of the Corporation and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances. SECTION IV

                                    Officers

     4.1 Officers. The officers of the Corporation shall be a Chairperson of the Board, or a President, or a Chief Executive Officer, or all of the foregoing, a Secretary and a Chief Financial Officer. The Corporation may also have, at the discretion of the Board of Directors, such other officers as may be appointed in accordance with the provisions of paragraph 4.3. Any number of offices may be held by the same person.

     4.2 Subordinate Officers, Etc. The Board of Directors may appoint such other officers with such titles and duties as are provided in these Bylaws or as the Board of Directors may from time to time specify.

     4.3 Removal and Resignation. Any officer may be removed at any time, with or without cause, by a majority of the Directors at the time in office, at any regular or special meeting of the Board. Any officer may resign at any time by giving written notice of such resignation to the Corporation. The giving of such resignation shall not operate to waive any rights the Corporation may have under any employment agreements or understandings with such officers. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     4.4 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the Bylaws for regular appointment to such office.

     4.5 Chairperson of the Board. The Chairperson of the Board shall, if present, preside at all meetings of the Board of Directors, and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by these Bylaws.

     4.6 President. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairperson of the Board, and if the Corporation does not have a Chief Executive Officer, the President shall be the chief executive officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and affairs of the Corporation. She or he shall preside at all meetings of the shareholders and, in the absence of the Chairperson of the Board, at all meetings of the Board of Directors.

     4.7 Vice President. In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or these Bylaws.

     4.8 Secretary. The Secretary shall record, or cause to be recorded, actions taken at meetings of shareholders and Directors and committees in a book of written minutes to be kept at the principal executive office and such other places as the Board of Directors may order, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at Directors' and committee meetings, the number of shares present or represented at shareholders' meetings and the proceedings thereof.

     The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation's transfer agent, a record of its shareholders, giving the names and addresses of shareholders, the number and class of shares held by each, and the number and date of cancellation of every certificate surrendered for cancellation. The aforementioned information may be maintained either in written form or in any other form capable of being converted into written form, including without limitation, punch cards, magnetic tape or any other information storage device related to electronic data processing equipment, provided that such card, tape or other equipment is capable of reproducing the information in written form.

     Unless another officer is designated by the Board of Directors or these Bylaws, the Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors required by these Bylaws or the California General Corporation Law to be given, shall keep the Seal of the Corporation in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws. If for any reason the Secretary shall fail to give notice of any special meeting of the Board of Directors called by one or more of the persons identified in paragraph 3.9, or if she or he shall fail to give notice of any special meeting of the shareholders called by one or more of the persons identified in paragraph 2.3, then any such person or persons may give notice of any such special meeting.

     If there is no Vice President, then in the absence or disability of the President, the Secretary shall perform all the duties of the President and when so acting shall have all the powers of, and be subject to all the restrictions on, the President.

     4.9 Chief Financial Officer. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of account of the properties and business transactions of the Corporation. The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. She or he shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the Chairperson of the Board, the President and Board of Directors, whenever any of them request it, an account of all financial transactions of the Corporation and of the financial condition of the Corporation and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

                                    SECTION V

                                  Miscellaneous


     5.1 Record Date and Closing Stock Books. The Board of Directors may fix, in advance, a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders or entitled to receive any dividend or distribution, or any allotment of rights or entitled to exercise any rights in respect of any other lawful action. The record date so fixed shall be not more than 60 days nor less than 10 days prior to the date of the meeting nor more than 60 days prior to the event for the purposes of which it is fixed. When a record date is so fixed, only shareholders of record on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment of rights, or to exercise any rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date. If no record date is fixed, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given, or if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, should be the day on which the first written consent is given. The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the sixtieth day prior to the date of such action, whichever is later.

     5.2 Share Certificates. Every holder of shares in the Corporation shall be entitled to have a certificate signed in the name of the Corporation by the Chairperson of the Board, or vice Chairperson of the Board, or the President or Vice President and by the Chief Financial Officer, or an Assistant Treasurer, or the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue. The foregoing notwithstanding, in the event that the corporation is an issuer of securities registered under the Securities and Exchange Act of 1934 or which is registered under the Investment Company Act of 1940, the Corporation may adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of certificates, including provisions for notice to purchasers in substitution of the statements required to be placed upon the certificates pursuant to Sections 417 and 418 of the California General Corporation Law, which system has been approved by the Commissioner of Corporations or the Securities and Exchange commission or which is authorized by any statute of the United States.

     5.3 Inspection of Corporate Records. Any shareholder or shareholders holding in the aggregate at least five percent (5%) of the outstanding voting shares of the Corporation or who hold at least one percent (1%) of such voting shares and have filed Schedule 14B with the Securities and Exchange Commission, shall have an absolute right to do either or both of the following: (1) inspect and copy the records of shareholders' names and addresses and shareholdings during usual business hours upon five business days, prior written demand upon the Corporation; or (2) obtain from the transfer agent for the Corporation upon five (5) days' prior written demand and upon the tender of its usual charges for such a list (the amount of which charges shall be stated to the shareholder by the transfer agent upon request), a list of the shareholders' names and addresses who are entitled to vote for the election of Directors, and their shareholdings, as of the most recent record date for which it has been compiled or as of the date specified by the shareholders subsequent to the date of demand. The Corporation shall have the responsibility to cause its transfer agent to comply with such demand. The record of shareholders shall also be open to inspection and copying by any shareholder or holders of a voting trust certificate at any time during usual business hours upon written demand on the Corporation for a purpose reasonably related to such holders' interests as a shareholder or holder of a voting trust certificate. The accounting books and records and minutes of proceedings of the shareholders, the Board of Directors and committees of the Board of Directors shall be open to inspection upon the written demand on the Corporation of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours for a purpose reasonably related to such holder's interest as a shareholder or as a holder of such voting trust certificate. This right of inspection shall extend to the records of each subsidiary of the Corporation. The right of inspection includes the right to copy and make extracts. Any inspection and copying under this section may be made in person or by an agent or attorney.

     5.4 Checks, Drafts, Etc. All checks, drafts or other orders for payment of money, notes or other evidence of indebtedness, issued in the name of, or payable to, the Corporation shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

     5.5 Annual Report. So long as this Corporation has less than 100 holders of record of its shares, in the manner determined by Section 605 of the California General Corporation Law, the annual report to shareholders referred to in
Section 1501(a) of the California General Corporation Law is dispensed with. The Board of Directors may cause annual or other periodic reports to be sent to the shareholders in any form that it considers appropriate. 5.6 Contract, Etc., How Executed. The Board of Directors, except as these Bylaws otherwise provide, may authorize any officer or officer's agent or agents to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; but, unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount.

     5.7 Representation of Shares of Other Corporations. The Chairperson of the Board, or the President or any Vice President, and the Secretary, or the Assistant Secretary, of this Corporation are authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation. The authority herein granted to said officers to vote or represent on behalf of this Corporation any and all shares held by this Corporation in any other corporation or corporations may be exercised either by such officers in person or by any person authorized so to do by proxy or power of attorney duly executed by said officers.

     5.8 Accounting Period. The accounting period of the Corporation shall be the twelve-month period beginning on January 1 of each year and ending on December 31 of the same year.

     5.9 Indemnification of Directors, Officers, Employees and Other Agents. (a) Agents, Proceedings, and Expenses. For the purposes of this section, "agent" means any person who is or was a director, officer, attorney, agent or employee of this Corporation, or is or was serving at the request of this Corporation as a director, officer, attorney, agent or employee of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, attorney, agent or employee of a domestic corporation which was a predecessor corporation of this Corporation or of another enterprise at the request of such. predecessor Corporation; "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative, or investigative; and "expenses" includes, without limitation, attorneys' fees and any expenses of establishing a right to indemnification under (a) or (e) of this section.

     (b) Actions Other than by the Corporation. This Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding (other than an action by or in the right of this Corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of this Corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of this Corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of this Corporation or that the person had reasonable cause to believe that the person's conduct was unlawful.

     (c) Actions by or in the right of the Corporation. This Corporation shall indemnify' any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of this Corporation to procure a judgment in its favor by reason of the fact that such person is or was an agent of this Corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith, in a manner such person believed to be in the best interests of this Corporation and its shareholders. No indemnification shall be made under (c) of this section for any of the following:

     i. In respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to this Corporation in the performance of such person's duty to the Corporation and its shareholders, unless and only to the extent that the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which the court shall determine; or

     ii. Of amounts paid in settling or otherwise disposing of a pending action without a court approval; or

     iii. of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

     (d) Successful Defense by Agent. To the extent that any agent of this Corporation has been successful on the merits in defense of any proceeding referred to in (b) or (c) above or in defense of any claim, issue or matter herein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

     (e) Required Approval. Except as provided in (d) above, any indemnification under this section shall be made by this Corporation only if authorized in the specific case, upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in (b) or (c) above, by any of the following:

     i. A majority vote of a quorum consisting of directors who are not parties to such proceeding;

     ii. If such a quorum of directors is not obtainable, by independent legal counsel in written opinion;

     iii. Approval of the shareholders, with the shares owned by the person to be indemnified not being entitled to vote thereon. For the purposes of this subsection, "approval of the shareholders" means approved or ratified by the affirmative vote of a majority of the shares of this Corporation represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively shall also constitute at least a majority of the required quorum) or by the written consent signed by the holders of a majority of the outstanding shares entitled to vote, which written consent shall be procedurally procured in the manner provided by law; or

     iv. The court in which the proceeding is or was pending upon application made by this Corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney, or other person is opposed by this Corporation.

     (f) Advance of Expenses. Expenses incurred in defending any proceeding shall be advanced by this Corporation prior to the final disposition of the proceedings on receipt of an undertaking by or on behalf of the agent to repay the amount of the advance if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized in this section.

     (g) Other Rights Authorized. The indemnification provided by this section shall not be exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of shareholders, or vote of disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent such additional rights to indemnification are authorized in the Articles of Incorporation of this Corporation. The right to indemnify hereunder shall continued as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of the person. Nothing contained in this section shall affect any right to indemnification to which any director, officer, attorney, agent and employee of this Corporation or any subsidiary hereof may be entitled by contract, written agreement or under these bylaws.

     (h) Limitations. No indemnification or advance shall be made under this section, except as provided in (d) or (e)(iii), in any circumstances where it appears:

     i. That it would be inconsistent with a provision of the articles or bylaws, a resolution of the shareholders of an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

     ii. That it would be inconsistent with any condition expressly imposed by the court in approval a settlement.

     (i) Insurance. Upon and in the event of a determination by the Board of Directors of this Corporation to purchase such insurance, this Corporation may purchase and maintain insurance on behalf of any agent of the Corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not this Corporation would have the power to indemnify the agent against that liability under the provisions of this section.

     (j) Fiduciaries of Corporate Employee Benefit Plan. This section does not apply to any proceeding against any trustee, investment manager or other fiduciary of an employee benefit plan in that person's capacity as such, even though that person may also be an agent of the Corporation as defined in (a) of this section. Nothing contained in this section shall limit any right to indemnification to which such a trustee, investment manager or other fiduciary may be entitled by contract or otherwise, which shall be enforceable to the extent permitted by applicable law.

     (k) Authorization for Contract. The Board of Directors may authorize the Corporation to enter into agreements, including any amendments or modifications thereto, with any of its directors, officers or other persons described in (a) of this section providing for indemnification of such persons to the maximum extent permitted under applicable law or the Corporation's Articles of Incorporation and Bylaws. SECTION VI

                                   Amendments

     6.1 Shareholders. New Bylaws may be adopted, or these Bylaws may be amended or repealed, by the affirmative vote of a majority of the shares entitled to vote represented at a meeting duly held at which a quorum is present or by the written consent of shareholders as provided in paragraph 2.101 of these Bylaws.

     6.2 Power of Directors. Subject to the right of shareholders as provided in paragraph 6.1 of these Bylaws, Bylaws other than a bylaw or amendment thereof changing the authorized number of Directors may be adopted, amended or repealed by the Board of Directors.

                           SOLAR ENERGY RESEARCH CORP.

                       REGISTRATION STATEMENT ON FORM S-4

             Exhibit 21 - Subsidiaries of the Small Business Issuer

The subsidiaries of Solar Energy Research Corp., a Colorado corporation, are as follows:

     1.   Telegen  Acquisition  Corporation,  a Californai  corporation

     2.   Solar Energy Research Corp. of California, a California corporation

The subsidiaries of Telegen Corporation, a California corporation, are as follows:

     1.   Telegen Display Laboratories, Inc., a California corporation

                         CONSENT OF INDEPENDENT AUDITORS

Solar Energy Research Corp.
615 N. Main Street, Suite 678
Longmont, Colorado 80501

     We hereby consent to the use and the inclusion of our report dated January 22, 1996, in this Form S-4 Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.



                                              Cordovano and Company, P.C.
                                              Certified Public Accountants


Denver, Colorado
May 14, 1996

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the includion in this registration statement on Form S-4 (File No. 33____) of our report dated April 19, 1996, on our audits of the financial statements of Telegen Corporation. We also consent to the reference to our firm under the caption "Experts."

                                              Coopers & Lybrand, L.L.P.